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As filed with the Securities and Exchange Commission on August 23, 2017

Registration No. 333-219488

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Forestar Group Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6531 (Primary Standard Industrial Classification Code Number)	26-1336998 (I.R.S. Employer Identification Number)

6300 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746
(512) 433-5200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Matthew S. Stark, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Forestar Group Inc.
6300 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746
(512) 433-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jeremy D. London, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue NW Washington, District of Columbia (202) 371-7000	Ted I. Harbour, Esq. Thomas B. Montano, Esq. D.R. Horton, Inc. 1341 Horton Circle Arlington, Texas 76011 (817) 390-8200	Jeffrey A. Chapman, Esq. Eduardo Gallardo, Esq. Gibson, Dunn & Crutcher LLP 2100 McKinney Avenue, Suite 1100 Dallas, Texas 75201 (214) 698-3100

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger contemplated by the Agreement and Plan of Merger, dated as of June 29, 2017, described in the enclosed proxy statement/prospectus, have been satisfied or waived.

              If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

              If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

              If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

              Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

              If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

              If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

              Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

              Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $1.00 per share	11,192,751 (1)	N/A	$728,566,017 (2)	$84,440.81 (3)

(1)
The number of shares of common stock of the registrant being registered is based upon an estimate of the maximum number of shares of common stock of the registrant expected to be issued at the time of the proposed merger of a wholly owned subsidiary of D.R. Horton, Inc. ("D.R. Horton") with and into registrant (the "merger") to persons other than D.R. Horton, which will be equal to (i) 42,643,814, which is the estimated maximum number of shares of common stock of the registrant outstanding at the effective time of the merger less (ii) 31,451,063, the number of shares to be issued to D.R. Horton.

(2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rule 457(c) and (f)(1) under the Securities Act. The proposed maximum aggregate offering price for the common stock in the initial filing of the Registration Statement was $179,271,065. Consistent with Rule 457(f)(1) under the Securities Act, the maximum aggregate offering price is being increased by $549,294,952 to reflect the cancellation of all of the common stock of the registrant in the merger, which increase is the product of (i) $17.08, the average of the high and low sales prices of the registrant's common stock, as quoted on the New York Stock Exchange, on August 22, 2017, computed in accordance with Rule 457(c) under the Securities Act, multiplied by (ii) 32,160,126, the difference between 42,643,814 (the estimated maximum number of shares of the common stock of the registrant outstanding at the effective time of the merger) and 10,483,688 (the number of shares for which the registration fee was paid in the initial filing of the Registration Statement).

(3)
A registration fee of $20,777.52 was previously paid upon the initial filing of the Registration Statement on July 26, 2017. The additional filing fee of $63,663.29 is being paid herewith.

              The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer, solicitation or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED AUGUST 23, 2017

[    •    ], 2017

PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

Dear Stockholder:

          You are cordially invited to attend a special meeting of stockholders of Forestar Group Inc., which we refer to as "Forestar" or the "Company," to be held on October 3, 2017, at 9:00 a.m. (Central time), at 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746.

          At the special meeting, you will be asked to consider and vote upon (1) a proposal to adopt the Agreement and Plan of Merger, dated as of June 29, 2017, as it may be amended from time to time (which we refer to as the "Merger Agreement"), among D.R. Horton, Inc. (which we refer to as "D.R. Horton"), Force Merger Sub, Inc. (which we refer to as "Merger Sub"), a wholly owned subsidiary of D.R. Horton, and Forestar, pursuant to which Merger Sub will merge with and into Forestar (which we refer to as the "merger") and Forestar will continue as the surviving entity in the merger; (2) a non-binding advisory proposal to approve specified compensation that may be paid or become payable to Forestar's named executive officers in connection with the merger; and (3) a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

          If the merger is completed, for each existing share of common stock, par value $1.00 per share, of Forestar (which we refer to as "Forestar common stock") that you own, unless you have properly exercised your appraisal rights with respect to such shares, you will be entitled to elect to receive $17.75 in cash (which we refer to as the "cash consideration"), without interest and less applicable withholding taxes, or one new share of Forestar common stock (which we refer to as the "stock consideration"), subject to proration such that D.R. Horton will buy approximately 75% of the new shares of Forestar common stock for cash. Forestar will remain a public company following completion of the merger.

          Forestar's board of directors has unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Forestar and its stockholders, and approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement. Forestar's board of directors unanimously recommends that you vote (i) "FOR" the proposal to adopt the Merger Agreement, (ii) "FOR" the proposal to approve, by non-binding advisory vote, specified compensation that may be paid or become payable to Forestar's named executive officers in connection with the merger and (iii) "FOR" the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

          The enclosed proxy statement/prospectus provides detailed information about the special meeting, the Merger Agreement and the merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement/prospectus. The proxy statement/prospectus also describes the actions and determinations of Forestar's board of directors in connection with its evaluation of the Merger Agreement and the merger. We encourage you to read the proxy statement/prospectus and its annexes, including the Merger Agreement, carefully and in their entirety. You should also carefully consider the risks that are described in the section entitled "Risk Factors" beginning on page 16. You may also obtain more information about Forestar from documents we file with the Securities and Exchange Commission from time to time.

          Whether or not you plan to attend the special meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in "street name," you should instruct your broker how to vote in accordance with the voting instruction form you will receive from your broker, bank or other nominee.

          Your vote is very important, regardless of the number of shares that you own. We cannot complete the merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of Forestar common stock entitled to vote thereon. Failure to complete, sign, date and return a signed proxy card, grant a proxy electronically over the internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement. If you hold your shares in "street name," the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement.

          If you have any questions or need assistance voting your shares of Forestar common stock, please contact D. F. King & Co., Inc., our proxy solicitor, by calling 800-290-6431 toll-free.

          Thank you for your support of Forestar.

Sincerely,
James A. Rubright Chairman of the Board

          Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

          The accompanying proxy statement/prospectus is dated [    •    ], 2017 and, together with the enclosed form of proxy card, is first being mailed to Forestar stockholders on or about [    •    ], 2017.

6300 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 3, 2017

To the stockholders of Forestar Group Inc.:

        A special meeting of stockholders of Forestar Group Inc. will be held on October 3, 2017, at 9:00 a.m. (Central time), at 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, to consider and vote upon the following proposals:

  1.
  to adopt the Agreement and Plan of Merger, dated as of June 29, 2017, as it may be amended from time to time, among D.R. Horton, Inc., Force Merger Sub, Inc. and Forestar;

  2.
  to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Forestar's named executive officers in connection with the merger contemplated by the Merger Agreement; and

  3.
  to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

        Your vote is very important.    We cannot complete the merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of Forestar common stock entitled to vote thereon.

        Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant a proxy electronically over the internet or by telephone prior to the special meeting to ensure that your shares of Forestar common stock will be represented and voted at the special meeting if you are unable to attend. Failure to complete, sign, date and return a signed proxy card, grant a proxy electronically over the internet or by telephone or to vote in person by ballot at the special meeting will result in your shares of Forestar common stock not being counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement. For more information concerning the special meeting, the Merger Agreement and the merger, please review the accompanying proxy statement/prospectus and the copy of the Merger Agreement attached as Annex A thereto.

        Only stockholders of record as of the close of business on August 21, 2017 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof. A list of stockholders entitled to vote at the special meeting will be available in our offices located at 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, during regular business hours for a period of at least 10 days before the special meeting and at the place of the special meeting during the meeting.

        Forestar's board of directors unanimously recommends that you vote (i) "FOR" the proposal to adopt the Merger Agreement, (ii) "FOR" the proposal to approve, by non-binding advisory vote, specified compensation that may be paid or become payable to Forestar's named executive officers in connection with the merger and (iii) "FOR" the proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

By Order of the Board of Directors,
[•], 2017 Austin, Texas	Matthew S. Stark Senior Vice President, General Counsel and Secretary

ADDITIONAL INFORMATION

        This proxy statement/prospectus incorporates important business and financial information about Forestar from documents filed with the Securities and Exchange Commission (which we refer to as the "SEC") that are not included in or delivered with this proxy statement/prospectus. You can obtain any reports, proxy statements or other information that we file with the SEC from the internet website maintained by the SEC at www.sec.gov. You may also request copies of these documents, including documents incorporated by reference into this proxy statement/prospectus, by contacting Forestar at the following address and phone number: Forestar Group Inc., 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, Attention: Corporate Secretary, telephone (512) 433-5200. In order to ensure timely delivery of such documents before the special meeting, any such request should be made promptly, and in no event later than September 26, 2017. Forestar will make available a copy of its public reports, without charge, on its website at www.forestargroup.com as soon as reasonably practicable after it files the reports electronically with the SEC. Information included on this website is not incorporated by reference into this proxy statement/prospectus. See the section entitled "Where You Can Find More Information" for more details.

ABOUT THIS DOCUMENT

        This document, which forms part of a registration statement on Form S-4 filed by Forestar with the SEC (File No. 333-219488), constitutes a prospectus of Forestar under Section 5 of the Securities Act of 1933, as amended (which we refer to as the "Securities Act"), with respect to the new shares of Forestar common stock to be issued to Forestar stockholders in connection with the merger. This document also constitutes a proxy statement of Forestar under Section 14(a) of the Securities Exchange Act of 1934, as amended (which we refer to as the "Exchange Act"). It also constitutes a notice of meeting with respect to the special meeting, at which Forestar stockholders will be asked to consider and vote upon, among other things set forth in this proxy statement/prospectus, the approval of the Merger Agreement.

        You should rely only on the information contained in, or incorporated by reference into, this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated [    •    ], 2017, and you should not assume that the information in this document is accurate as of any other date. The information contained in, or incorporated by reference into, this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies. Neither the mailing of this proxy statement/prospectus to Forestar stockholders, nor the issuance by Forestar of the new shares of Forestar common stock in connection with the merger, will create any implication to the contrary.

        This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding Forestar has been provided by Forestar and information contained in this document regarding D.R. Horton has been provided by D.R. Horton.

i

QUESTIONS AND ANSWERS ABOUT THE FORESTAR SPECIAL MEETING

        The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting, the Merger Agreement and the transactions contemplated thereby. These questions and answers may not address all questions that may be important to you as a Forestar stockholder. Please refer to the "Summary" section and the more detailed information contained elsewhere in this proxy statement/prospectus, the annexes to this proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus, all of which you should read carefully.

Q:
Why am I receiving this proxy statement/prospectus?

A:
On June 29, 2017, Forestar and D.R. Horton entered into the Merger Agreement providing for the merger of Merger Sub with and into Forestar, with Forestar surviving the merger. You are receiving this proxy statement/prospectus in connection with the solicitation of proxies by Forestar's board of directors (which we refer to as the "Board") in favor of the proposal to adopt the Merger Agreement and to approve the other proposals to be voted on at the special meeting.

Q:
What is the proposed transaction?

A:
The proposed transaction is the acquisition of approximately 75% of Forestar's common stock by D.R. Horton through the merger pursuant to the Merger Agreement. Following the effective time of the merger, as a result of the merger, D.R. Horton will own approximately 75% of Forestar common stock and Forestar stockholders immediately prior to the merger will own approximately 25% of Forestar common stock.

  In connection with the execution of the Merger Agreement, Forestar and D.R. Horton entered into a Stockholder's Agreement (which we refer to as the "Stockholder's Agreement") and a Master Supply Agreement (which we refer to as the "Master Supply Agreement"), each dated as of June 29, 2017, each of which will become effective at the effective time of the merger. The Stockholder's Agreement establishes, among other things, certain rights of the Company and D.R. Horton concerning the corporate governance of the Company following completion of the merger, restrictions on transfers and acquisitions of new shares of Forestar common stock held by D.R. Horton and its affiliates, preemptive rights and registration rights for new shares of Forestar common stock, and allocation of corporate opportunities between the Company and D.R. Horton. For more information, see the section entitled "The Stockholder's Agreement." The Master Supply Agreement establishes a strategic relationship between the Company and D.R. Horton for the supply of developed lots following completion of the merger. Under the Master Supply Agreement, the Company will, and D.R. Horton may, present lot development opportunities that it desires to develop to the other party, subject to certain exceptions. The parties will collaborate with respect to such opportunities and, if they elect to develop such opportunities, D.R. Horton will have a right of first refusal to acquire some or all of the lots developed by the Company, as set forth in the Master Supply Agreement, on market terms as determined by the parties. For more information, see the section entitled "The Master Supply Agreement."

Q:
What will I receive in the merger?

A:
If the merger is completed, each share of common stock, par value $1.00 per share, of Forestar ("Forestar common stock") will be converted into the right to receive, either

•
an amount in cash equal to $17.75 (the "cash consideration"), or

•
one new share of Forestar common stock (the "stock consideration"),

  in each case at the election of the applicable Forestar stockholder, subject to proration procedures applicable to oversubscription and undersubscription for the cash consideration described below,

  which, as described below, may result in a Forestar stockholder not receiving the form of merger consideration that such stockholder elects. We refer to the cash consideration and the stock consideration as the "merger consideration."

  The Company will not issue any fractional shares of Forestar common stock in the merger, and the paying agent will round amounts of the cash consideration and the stock consideration, as provided in the Merger Agreement.

  The Merger Agreement provides that the aggregate cash consideration is fixed at $558,256,373 (which we refer to as the "cash component").

  Each Forestar stockholder may elect to receive the cash consideration or the stock consideration, or, to the extent the stockholder holds multiple shares, a combination of the two (for example, a Forestar stockholder who holds 100 shares of Forestar common stock could make a cash election with respect to 50 shares and a stock election with respect to the other 50 shares), in exchange for shares of Forestar common stock. Please note that Forestar stockholders will not be receiving any interest in D.R. Horton or D.R. Horton's common stock in connection with the merger or the other transactions described in this proxy statement/prospectus.

Q:
Will Forestar stockholders receive the form of consideration they elect?

A:
A Forestar stockholder may not receive the form of consideration that such stockholder elects in the merger. The proration and adjustment procedures in the Merger Agreement will result, regardless of the elections made, in the aggregate cash consideration being equal to the cash component (i.e., $558,256,373). Accordingly, the number of shares of Forestar common stock to be converted into the right to receive the cash consideration (which we refer to as the "cash conversion number") will be determined by dividing the cash component by the per share cash consideration (resulting in a cash conversion number of 31,451,063), and the balance of the shares will be converted into the right to receive the stock consideration. Pursuant to proration and adjustment procedures in the Merger Agreement, if the number of shares of Forestar common stock for which a cash election has been made exceeds the cash conversion number, a pro rata portion of all those shares for which a cash election has been made will instead be converted into the right to receive the stock consideration. Similarly, if the number of shares of Forestar common stock for which a cash election has been made is less than the cash conversion number, a pro rata portion of all the shares of Forestar common stock for which a stock election has been made will instead be converted into the right to receive the cash consideration. In each case, outstanding shares of Forestar common stock with respect to which no election has been made (i.e., "non-election" shares) will be converted to the undersubscribed form of merger consideration first. To the extent there is an increase, if any, in the number of outstanding shares of Forestar common stock between the date of the Merger Agreement and the effective time of the merger (to the extent permitted by the Merger Agreement), the aggregate number of shares issued as stock consideration will be increased accordingly, but the aggregate amount of the cash component will not change. The allocation of the consideration payable to Forestar stockholders in the merger will not be known until the results of the merger consideration elections made by Forestar stockholders are tallied, which will not occur until near the closing of the merger. See the section entitled "The Merger Agreement—Merger Consideration."

Q:
How will Forestar stockholders make their election to receive either the cash consideration or the stock consideration in the merger?

A:
An election form has been mailed to each holder of record of Forestar common stock as of the record date for the special meeting together with this proxy statement/prospectus. The election deadline is expected to be 5:00 p.m. New York time on the date that is six business days before the expected closing date of the merger (which we refer to as the "closing date"). Forestar will use

v

  reasonable best efforts to make an election form available to each Forestar stockholder who requests such form before the election deadline. Each Forestar stockholder should complete and return the election form, together with any Forestar stock certificate(s) (or a properly completed notice of guaranteed delivery), or, in the case of uncertificated shares, all additional documents specified in the instructions included with the election form.

  If you own shares of Forestar common stock in "street name" through a bank, broker or other nominee and you wish to make an election, you should seek instructions from the bank, broker or other nominee holding your shares concerning how to make an election. If the paying agent does not receive the election form, together with any Forestar stock certificate(s) (or a properly completed notice of guaranteed delivery) or, in the case of uncertificated shares, all additional documents specified in the instructions included with the election form, by the election deadline, you will be treated as though you did not make an election.

  You may change your election by delivering a later dated election form before the election deadline. You may revoke your election by written notice of revocation before the election deadline.

  None of Forestar, the Board or D.R. Horton makes any recommendation about whether any Forestar stockholder should make an election to receive the cash consideration, the stock consideration or, if electing for multiple shares, a combination of the two, or no election. Each holder of shares of Forestar common stock must make his or her own decision about whether to make an election and, if so, what election to make.

Q:
What happens if a Forestar stockholder does not make a valid election to receive either the cash consideration or the stock consideration?

A:
If the paying agent does not receive a properly completed election form from a Forestar stockholder, together with any Forestar stock certificate(s) (or a properly completed notice of guaranteed delivery) or, in the case of uncertificated shares, all additional documents specified in the instructions included with the election form, by the election deadline specified in the instructions included with the election form, such stockholder's shares of Forestar common stock will be considered "non-election" shares and will be converted into the right to receive the stock consideration or the cash consideration according to the allocation procedures specified in the Merger Agreement. Generally, in the event one form of merger consideration (i.e., cash or new shares of Forestar common stock) is undersubscribed, shares of Forestar common stock for which no election was validly made will be allocated to that form of merger consideration pursuant to the proration and adjustment procedures. Although electing one form of merger consideration will not guarantee that you will receive that form of merger consideration for all of your shares of Forestar common stock, in the event proration is necessary, electing shares will be allocated the undersubscribed form of merger consideration only after such form of merger consideration is allocated to "non-election" shares.

Q:
What will happen to Forestar's outstanding equity awards?

A:
For information regarding the treatment of Forestar's outstanding equity awards, see the section entitled "The Merger Agreement—Treatment of Forestar Equity Awards."

Q:
What is included in these materials?

A:
These materials include:

•
this proxy statement/prospectus for the special meeting,

•
a proxy card (enclosed with this proxy statement/prospectus),

  •
  an election form (enclosed with this proxy statement/prospectus),

  •
  a copy of the Merger Agreement (attached as Annex A to this proxy statement/prospectus),

  •
  a copy of the Stockholder's Agreement (attached as Annex B to this proxy statement/prospectus),

  •
  a copy of the Master Supply Agreement (attached as Annex C to this proxy statement/prospectus),

  •
  the written opinion of JMP Securities LLC (attached as Annex D to this proxy statement/prospectus), and

  •
  the full text of Section 262 of the Delaware General Corporation Law (attached as Annex E to this proxy statement/prospectus).

Q:
Where and when is the special meeting?

A:
The special meeting will take place at 9:00 a.m. (Central time), on October 3, 2017 at 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746.

Q:
What proposals will be voted on at the special meeting?

A:
There are three proposals scheduled to be voted on at the special meeting:

•
the proposal to adopt the Merger Agreement;

•
the proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Forestar's named executive officers in connection with the merger; and

•
the proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

Q:
What is the Forestar board of directors' voting recommendation?

A:
The Board recommends that you vote your shares:

•
"FOR" the proposal to adopt the Merger Agreement;

•
"FOR" the approval, on a non-binding advisory basis, of specified compensation that may be paid or become payable to Forestar's named executive officers in connection with the merger; and

•
"FOR" the proposal regarding adjournment of the special meeting.

  For a discussion of the factors that the Board considered in determining to recommend the adoption of the Merger Agreement, please see the section entitled "The Merger—Recommendation of the Forestar Board of Directors and Reasons for the Merger." In addition, in considering the recommendation of the Board with respect to the Merger Agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Forestar stockholders generally. For a discussion of these interests, please see the section entitled "The Merger—Interests of Forestar's Directors and Executive Officers in the Merger."

Q:
Who is entitled to vote at the special meeting?

A:
All shares of Forestar common stock owned by you as of the record date, which is the close of business on August 21, 2017, may be voted by you. You may cast one vote per share of Forestar common stock that you held on the record date. These shares include shares that are:

•
held directly in your name as the stockholder of record; and

•
held for you as the beneficial owner through a broker, bank or other nominee.

  On the record date, there were 41,934,751 shares of Forestar common stock issued and outstanding.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

  Stockholders of Record.    If your shares of Forestar common stock are registered directly in your name with Forestar's transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and this proxy statement/prospectus was sent directly to you by Forestar. As the stockholder of record, you have the right to grant your voting proxy directly to certain officers of Forestar or to vote in person at the special meeting.

  Beneficial Owner.    If your shares of Forestar common stock are held in an account at a broker, bank or other nominee, like many of our stockholders, you are considered the beneficial owner of shares held in street name, and this proxy statement/prospectus was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, and you are also invited to attend the special meeting, although only your broker, bank or other nominee will have the right to vote your shares at the special meeting, and only to the extent you have previously instructed it to do so.

Q:
What must I do if I want to attend the special meeting in person?

A:
Attendance at the special meeting is limited to individuals who were Forestar stockholders as of the record date. Registration and seating will begin at 8:30 a.m. (Central time). Each stockholder will be asked to present proof of identification, such as a driver's license or passport, prior to admission to the special meeting. Beneficial owners of shares held in "street name" will need to bring proof of share ownership as of the record date, such as a bank or brokerage firm account statement or a letter from the intermediary holding your shares. Cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Q:
If I am a stockholder of record of shares of Forestar common stock, how do I vote?

A:
If you are a stockholder of record, there are four ways you can vote or have your shares voted by submitting a proxy:

•
by submitting a proxy via the internet, at the internet address provided on the proxy card;

•
by submitting a proxy by telephone, by calling 800-690-6903;

•
by submitting a proxy by mail, by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope; or

•
by voting in person at the special meeting.

Q:
If I am a beneficial owner of shares of Forestar common stock held in street name, how do I vote?

A:
If you are a beneficial owner of shares of Forestar common stock held in street name, you will receive instructions from the holder of record as to how to vote your shares. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the special meeting, you should contact your broker, bank or other nominee to obtain a "legal proxy" or broker's proxy card and bring it to the special meeting in order to vote. Please note that if you hold your shares through broker, bank or other nominee, such nominee cannot vote your shares unless you have given your nominee specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker, bank or other nominee.

Q:
Will my shares of Forestar common stock held in "street name" or another form of record ownership be combined for voting purposes with shares I hold of record?

A:
No. Because any shares of Forestar common stock you may hold in "street name" will be deemed to be held by a different stockholder of record than any shares of Forestar common stock you hold of record, any shares held in "street name" will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card or submit a proxy separately by telephone or internet with respect to those shares because they are held in a different form of record ownership. Shares of Forestar common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Shares of Forestar common stock held in an individual retirement account must be voted under the rules governing such account.

Q:
What is the quorum requirement for the special meeting?

A:
A quorum is necessary to hold a valid special meeting. A quorum exists if the holders of a majority of Forestar common stock issued and outstanding and entitled to vote at the special meeting are present in person or represented by proxy. If a quorum is not present at the special meeting, the special meeting may be adjourned or postponed from time to time until a quorum is obtained.

  If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the special meeting.

  If your shares are held in "street name" by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Q:
What happens if I do not give specific voting instructions?

A:
Stockholders of Record.    If you are a Forestar stockholder of record and you submit a signed proxy card or submit your proxy by telephone or the internet, but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board on all matters presented in this proxy statement/prospectus.

  Beneficial Owners.    If you are a beneficial owner of shares of Forestar common stock held in "street name," under the rules of the New York Stock Exchange (which we refer to as the "NYSE") the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote without instructions on non-routine matters. The proposals to (i) adopt the Merger Agreement, (ii) approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Forestar's named executive officers in connection with the merger and (iii) approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies, are considered non-routine matters under applicable rules. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the representative counting votes that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." Therefore, we urge you to give voting instructions to your broker, bank or other nominee. Shares represented by such "broker non-votes" will not be counted in determining whether there is a quorum. A "broker non-vote" will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement.

Q:
What is the voting requirement to approve each of the proposals?

A:
Adoption of the Merger Agreement requires Forestar stockholders holding a majority of the shares of Forestar common stock outstanding at the close of business on the record date for the special meeting to vote "FOR" the proposal to adopt the Merger Agreement. A failure to vote your shares of Forestar common stock or an abstention from voting will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement. If your shares are held in "street name" by your broker, bank or other nominee and you do not instruct the broker, bank or other nominee how to vote your shares, a "broker non-vote" will arise and will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement.

  The approval, on a non-binding advisory basis, of the proposal regarding specified compensation that may be paid or become payable to Forestar's named executive officers in connection with the merger requires the affirmative vote of a majority of the votes cast at the special meeting at which a quorum is present. Assuming a quorum is present at the special meeting, failure to vote your shares of Forestar common stock, an abstention from voting or a "broker non-vote" will have no effect on this proposal.

  The affirmative vote of a majority of the votes cast at the special meeting, whether or not a quorum is present, is required to approve the proposal to approve the adjournment of the special meeting, if necessary or appropriate. A failure to vote your shares of Forestar common stock, an abstention from voting or a "broker non-vote" will have no effect on this proposal.

Q:
How do Forestar's directors and executive officers intend to vote?

A:
We currently expect that Forestar's directors and executive officers will vote their shares of Forestar common stock in favor of the proposal to adopt the Merger Agreement and the other proposals to be considered at the special meeting, although they have no obligation to do so.

Q:
What effects will the merger have on Forestar?

A:
Forestar common stock is currently registered under the Exchange Act and is listed on the NYSE under the symbol "FOR." Following completion of the merger, the Company will remain a public company, and shares of Forestar common stock will continue to be registered under the Exchange Act, as well as listed and traded on the NYSE.

Q:
When is the merger expected to be completed?

A:
We and D.R. Horton are working toward completing the merger as quickly as possible. We cannot be certain when or if the conditions to the merger will be satisfied (or, to the extent permitted, waived). The merger cannot be completed until the conditions to closing are satisfied (or, to the

x

  extent permitted, waived), including the adoption of the Merger Agreement by Forestar stockholders. Assuming timely satisfaction of the closing conditions, we currently expect to complete the merger in the fourth quarter of 2017.

Q:
What happens if the merger is not completed?

A:
If the Merger Agreement is not adopted by Forestar stockholders, or if the merger is not completed for any other reason, Forestar stockholders will not receive any payment for their shares of Forestar common stock in connection with the merger. Upon a termination of the Merger Agreement prior to consummation of the merger, under certain circumstances, we will be required to pay D.R. Horton a termination fee of $20 million. In addition, under certain circumstances, we will be required to reimburse D.R. Horton for up to $4 million of its transaction expenses. See the section entitled "The Merger Agreement—Termination."

Q:
What will happen if stockholders do not approve, on a non-binding advisory basis, the proposal on specified compensation that may be paid or become payable to Forestar's named executive officers in connection with the merger?

A:
The inclusion of this proposal is required by the SEC rules; however, the approval of this proposal is not a condition to the completion of the merger and the vote on this proposal is an advisory vote and will not be binding on Forestar or D.R. Horton. If the Merger Agreement is adopted by Forestar stockholders and the merger is completed, the merger-related compensation may be paid to Forestar's named executive officers even if stockholders fail to approve this proposal.

Q:
Can I revoke my proxy or change my vote?

A:
Yes. You may revoke or change your proxy for any reason by:

•
providing a written notice that is received before the meeting to Forestar's Corporate Secretary, Matthew S. Stark, at Forestar Group Inc., 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746;

•
delivering a valid, later-dated proxy either by telephone or online (your last delivery before the meeting begins will be counted); or

•
if you are a registered stockholder (or if you hold your shares in "street name" and have a proper legal proxy from your broker), attending the special meeting and voting in person.

  Please note that simply attending the special meeting in person will not cause your previously granted proxy to be revoked. Shares held in "street name" may be voted in person by you at the special meeting only if you obtain a signed "legal proxy" from the stockholder of record giving you the right to vote the shares.

Q:
What happens if I do not vote or if I abstain from voting on the proposals?

A:
The requisite number of shares to approve the proposal to adopt the Merger Agreement is based on the total number of shares of Forestar common stock outstanding on the record date, not just the shares that are voted. If you do not vote or abstain from voting on the proposal to adopt the Merger Agreement, it will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement and will have no effect on the non-binding advisory proposal to approve specified compensation that may be paid or become payable to Forestar's named executive officers in connection with the merger and the proposal regarding adjournment of the special meeting.

Q:
What happens if I sell my shares of Forestar common stock before completion of the merger?

A:
In order to receive the merger consideration, you must hold your shares of Forestar common stock through completion of the merger. Consequently, if you transfer your shares of Forestar common stock before completion of the merger, you will have transferred your right to receive the merger consideration in the merger.

  The record date for stockholders entitled to vote at the special meeting is earlier than the consummation of the merger. If you transfer your shares of Forestar common stock after the record date but before the closing of the merger, you will have the right to vote at the special meeting but will have transferred your right to receive the merger consideration in the merger.

Q:
Should I send in my stock certificates or other evidence of ownership now?

A:
No. Please do not send any Forestar stock certificates with your proxy. You should submit your Forestar stock certificates, if any, with your election form to the address specified in the instructions received with your election form. Any Forestar stockholder who has not submitted their physical stock certificate(s), if any, with an election form will be sent materials after completion of the merger with detailed written instructions for exchanging their shares of Forestar common stock evidenced by stock certificates for the merger consideration. If your shares of Forestar common stock are held in "street name" by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take in order to effect the surrender of your "street name" shares in exchange for the merger consideration. See the section entitled "The Merger Agreement—Exchange of Shares; Elections as to Form of Consideration."

Q:
If I do not know where my stock certificates are, how will I get the merger consideration for my shares?

A:
The election form includes the procedures that you must follow if you cannot locate your stock certificates, including an affidavit that you will need to sign attesting to the loss of your stock certificates. You may also be required to post a bond as indemnity against any potential loss.

Q:
Am I entitled to exercise dissenters' or appraisal rights instead of receiving the merger consideration for my shares of Forestar common stock?

A:
Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the Delaware General Corporation Law (which we refer to as the "DGCL"). Under Delaware law, if the merger is completed, Forestar stockholders who do not vote in favor of adopting the Merger Agreement and who meet the other requirements set forth in Section 262 of the DGCL will have the right to receive payment of the fair value of their shares of Forestar common stock as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value as determined by the court (subject, in the case of interest payments, to any voluntary cash payments made by the surviving entity pursuant to subsection (h) of Section 262 of the DGCL). Your appraisal rights are subject to a number of restrictions and technical requirements (including minimum aggregate share requirements for stockholders seeking appraisal). Appraisal rights will only be available to Forestar stockholders that deliver to Forestar a written demand for appraisal of their shares prior to the special meeting, do not vote in favor of the proposal to adopt the Merger Agreement, hold their shares continuously through the effective time of the merger, do not submit their shares for payment of the merger consideration (or make an election to receive the cash consideration or the stock consideration), and otherwise comply with the statutory procedures and requirements set forth in Section 262 of the DGCL, which are summarized in this proxy statement/prospectus. The amount determined by the Delaware Court of Chancery to be the fair value of Forestar stock as of the effective time of the merger could be more than, the same as, or less than the merger consideration a stockholder would be entitled to receive under the terms of the Merger Agreement. A summary of Section 262 of the DGCL can be found, along with additional information about appraisal rights, in the section entitled "The Merger—Appraisal Rights." The discussion of appraisal rights contained in this proxy statement/prospectus is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached as Annex E to this proxy statement/prospectus. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel.

Q:
Will I be subject to U.S. federal income tax upon the exchange of Forestar common stock for cash pursuant to the merger?

A:
If you are a U.S. Holder (as defined in the section entitled "U.S. Federal Income Tax Consequences of the Merger"), whether you will be required to recognize gain or loss for U.S. federal income tax purposes pursuant to the merger will depend on whether you receive new shares of Forestar common stock, cash or a combination thereof in exchange for your existing Forestar common stock. If you receive solely new shares of Forestar common stock, you generally will not recognize gain or loss pursuant to the merger. If you receive solely cash, you generally will recognize gain or loss in an amount equal to the difference, if any, between such cash and your adjusted tax basis in your existing shares of Forestar common stock surrendered in exchange therefor. If you receive a combination of new shares of Forestar common stock and cash pursuant to the merger, you generally will (i) not recognize gain or loss on the receipt of the new shares of Forestar common stock pursuant to the merger, and (ii) recognize gain or loss on the receipt of cash pursuant to the merger in an amount equal to the difference, if any, between such cash and your adjusted tax basis in your existing shares of Forestar common stock surrendered in exchange therefore. A Non-U.S. Holder (as defined in the section entitled "U.S. Federal Income Tax Consequences of the Merger") generally will not be subject to U.S. federal income tax with respect to the exchange of existing shares of Forestar common stock for merger consideration in the merger unless such Non-U.S. Holder exceeds certain ownership levels in Forestar or has certain connections to the United States. Because your particular circumstances may differ, you should consult your tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete discussion of U.S. federal income tax consequences of the merger is provided in the section entitled "U.S. Federal Income Tax Consequences of the Merger."

Q:
What does it mean if I get more than one proxy card?

A:
If your shares of Forestar common stock are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction form. Please complete and return all of the proxy cards you receive (or submit each of your proxies by telephone or the internet, if available to you) to ensure that all of your shares of Forestar common stock are voted.

Q:
How many copies should I receive if I share an address with another stockholder?

A:
Some banks, brokers and other nominee record holders may participate in the practice of "householding" proxy statements, annual reports and notices of internet availability of proxy materials. This means that a single set of our proxy materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our proxy materials to you if you write or call our Corporate Secretary, Matthew S. Stark, at Forestar Group Inc., 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, telephone: (512) 433-5200.

Q:
Who will count the vote?

A:
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes.

Q:
Who will solicit and bear the cost of soliciting votes for the special meeting?

A:
Forestar will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Forestar has engaged D. F. King & Co., Inc. (which we refer to as "D. F. King") to assist in the solicitation of proxies for the special meeting. Forestar estimates that it will pay D. F. King a fee of approximately $20,000, plus reimbursement of certain expenses. In addition, Forestar may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of Forestar common stock for their expenses in forwarding solicitation material to such beneficial owners.

Q:
Where can I find the voting results of the special meeting?

A:
Forestar will announce preliminary voting results at the special meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K filed with the SEC within four business days after the special meeting.

Q:
Where can I find more information about Forestar?

A:
You can find more information about us from various sources described in the section entitled "Where You Can Find More Information."

Q:
Who can help answer my other questions?

A:
If you have more questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement/prospectus or the enclosed proxy card, please contact D. F. King, which is acting as the proxy solicitation agent and information agent for Forestar in connection with the merger, or Forestar.

48 Wall Street
New York, New York 10005
Banks and brokers may call: 212-269-5550
Stockholders may call toll free: 800-290-6431
forestar@dfking.com

or

Forestar Group Inc.
6300 Bee Cave Road
Building Two, Suite 500
Austin, Texas 78746
Attention: Matthew S. Stark
(512) 433-5200

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

SUMMARY

        This summary highlights selected information contained in this proxy statement/prospectus and does not contain all the information that may be important to you. Forestar and D.R. Horton urge you to read carefully this proxy statement/prospectus in its entirety, including the annexes. Additionally, important information, which Forestar and D.R. Horton also urge you to read, is contained in the documents incorporated by reference into this proxy statement/prospectus. See the section entitled "Where You Can Find More Information." Unless stated otherwise, all references in this proxy statement/prospectus to Forestar are to Forestar Group Inc., all references to D.R. Horton are to D.R. Horton, Inc., all references to Merger Sub are to Force Merger Sub, Inc. and all references to the Merger Agreement are to the Agreement and Plan of Merger, dated as of June 29, 2017, as it may be amended from time to time, among D.R. Horton, Merger Sub and Forestar, a copy of which is attached as Annex A to this proxy statement/prospectus and incorporated by reference herein.

Parties Involved in the Merger (page [    •    ])

Forestar Group Inc.

        Forestar Group Inc., which we refer to as "Forestar," the "Company," "we," "us," or "our," is a residential and mixed-use real estate development company. As of June 30, 2017, in our core community development business we own, directly or through ventures, interests in 48 residential and mixed-use projects comprised of 4,400 acres of real estate located in 10 states and 14 markets. In addition, we own interests in various other assets that have been identified as non-core that we are divesting opportunistically over time. In the first six months of 2017, we had revenues of $50.3 million and net income of $22.6 million. Forestar's principal executive offices are located at 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, and our telephone number is (512) 433-5200.

        Forestar is a Delaware corporation and Forestar common stock, par value $1.00 per share, trades on the NYSE under the symbol "FOR."

        Additional information about Forestar is contained in our public filings, which are incorporated by reference herein. See the section entitled "Where You Can Find More Information."

D.R. Horton, Inc.

        D.R. Horton, Inc., which we refer to as "D.R. Horton," is the largest homebuilding company in the United States as measured by number of homes closed and revenues. Founded in 1978 in Fort Worth, Texas, D.R. Horton constructs and sells homes through its operating divisions in 79 markets in 26 states, under the names of D.R. Horton, America's Builder, Emerald Homes, Express Homes, Freedom Homes and Pacific Ridge Homes. During the twelve months ended June 30, 2017, D.R. Horton closed 44,833 homes, which is 59% more than its next largest competitor based on publicly reported information as of July 27, 2017. In addition, during this same twelve month period, D.R. Horton made investments in land, lots and land development in excess of $3.5 billion. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries. D.R. Horton's principal executive offices are located at 1341 Horton Circle, Arlington, Texas 76011, and its telephone number is (817) 390-8200.

        Additional information about D.R. Horton is contained in its public filings, which are not incorporated by reference herein. D.R. Horton's public filings can be found on the "Investor Relations" page of D.R. Horton's website, www.drhorton.com, under "Financial Information." D.R. Horton's public filings are also available to the public on the SEC's website at www.sec.gov, and the public may read and copy documents filed by D.R. Horton at the SEC's public reference room located at 100 F Street NE, Washington, D.C. 20549. Further information on the operation of the public reference room can be obtained by calling the SEC at 1-800-SEC-0330.

Force Merger Sub, Inc.

        Force Merger Sub, Inc., which we refer to as "Merger Sub," is a newly formed Delaware corporation and a wholly owned subsidiary of D.R. Horton. Merger Sub was formed in connection with the merger.

The Merger (page [    •    ])

        At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 29, 2017, as it may be amended from time to time (the "Merger Agreement") among D.R. Horton, Merger Sub and Forestar. Pursuant to the Merger Agreement, Merger Sub will merge with and into Forestar (the "merger") and Forestar will continue as the surviving entity following the merger. Each share of Forestar common stock issued and outstanding immediately prior to the effective time of the merger (except for shares of Forestar common stock that are held by Forestar as treasury shares or by Forestar or D.R. Horton or their respective subsidiaries or that are dissenting shares) will be converted into the right to receive, at the election of the holders of such shares of Forestar common stock, either the cash consideration or the stock consideration, subject to proration procedures applicable to oversubscription and undersubscription for the cash consideration. Following the effective time of the merger, as a result of the merger, D.R. Horton will own approximately 75% of Forestar common stock and Forestar stockholders immediately prior to the merger will own approximately 25% of Forestar common stock. Because Merger Sub will have no material assets or liabilities at the effective time of the merger, we do not consider the merger to be a significant business combination for accounting and presentation purposes.

Consideration to be Received in the Merger (page [    •    ])

        If the merger is completed, each share of Forestar common stock will be converted into the right to receive, either

  •
  an amount in cash equal to $17.75 (the "cash consideration"), or

  •
  one new share of Forestar common stock (the "stock consideration),

in each case at the election of the applicable Forestar stockholder, subject to proration procedures applicable to oversubscription and undersubscription for the cash consideration described below, which, as described below, may result in a Forestar stockholder not receiving the form of merger consideration that such stockholder elects.

        The Company will not issue any fractional shares of Forestar common stock in the merger, and the paying agent will round amounts of the cash consideration and the stock consideration, as provided in the Merger Agreement.

        The Merger Agreement provides that the aggregate cash consideration is fixed at $558,256,373 (the "cash component").

        Each Forestar stockholder may elect to receive the cash consideration or the stock consideration, or, to the extent the stockholder holds multiple shares, a combination of the two (for example, a Forestar stockholder who holds 100 shares of Forestar common stock could make a cash election with respect to 50 shares and a stock election with respect to the other 50 shares), in exchange for shares of Forestar common stock. Please note that Forestar stockholders will not be receiving any interest in D.R. Horton or D.R. Horton's common stock in connection with the merger or the other transactions described in this proxy statement/prospectus.

Proration Procedures (page [    •    ])

        A Forestar stockholder may not receive the form of consideration that such stockholder elects in the merger. The proration and adjustment procedures in the Merger Agreement will result, regardless of the elections made, in the aggregate cash consideration being equal to the cash component (i.e., $558,256,373). Accordingly, the number of shares of Forestar common stock to be converted into the right to receive the cash consideration (the "cash conversion number") will be determined by dividing the cash component by the per share cash consideration (resulting in a cash conversion number of 31,451,063), and the balance of the shares will be converted into the right to receive the stock consideration. Pursuant to proration and adjustment procedures in the Merger Agreement, if the number of shares of Forestar common stock for which a cash election has been made exceeds the cash conversion number, a pro rata portion of all those shares for which a cash election has been made will instead be converted into the right to receive the stock consideration. Similarly, if the number of shares of Forestar common stock for which a cash election has been made is less than the cash conversion number, a pro rata portion of all the shares of Forestar common stock for which a stock election has been made will instead be converted into the right to receive the cash consideration. In each case, outstanding shares of Forestar common stock with respect to which no election has been made will be converted to the undersubscribed form of merger consideration first. The allocation of the consideration payable to Forestar stockholders in the merger will not be known until the results of the merger consideration elections made by Forestar stockholders are tallied, which will not occur until near the closing of the merger. See the section entitled "The Merger Agreement—Merger Consideration."

Election Procedures (page [    •    ])

        An election form has been mailed to each holder of record of Forestar common stock as of the record date for the special meeting together with this proxy statement/prospectus. The election deadline is expected to be 5:00 p.m. New York time on the date that is six business days before the expected closing date of the merger (the "closing date"). Forestar will use reasonable best efforts to make an election form available to each Forestar stockholder who requests such form before the election deadline. Each Forestar stockholder should complete and return the election form, together with any Forestar stock certificate(s) (or a properly completed notice of guaranteed delivery) or, in the case of uncertificated shares, all additional documents specified in the instructions included with the election form.

        If you own shares of Forestar common stock in "street name" through a bank, broker or other nominee and you wish to make an election, you should seek instructions from the bank, broker or other nominee holding your shares concerning how to make an election. If the paying agent does not receive the election form, together with any Forestar stock certificate(s) (or a properly completed notice of guaranteed delivery) or, in the case of uncertificated shares, all additional documents specified in the instructions included with the election form, by the election deadline, you will be treated as though you did not make an election.

        You may change your election by delivering a later dated election form before the election deadline. You may revoke your election by written notice of revocation before the election deadline.

None of Forestar, the Board or D.R. Horton makes any recommendation about whether any Forestar stockholder should make an election to receive the cash consideration, the stock consideration or, if electing for multiple shares, a combination of the two, or no election. Each holder of shares of Forestar common stock must make his or her own decision about whether to make an election and, if so, what election to make.

The Special Meeting (page [    •    ])

        The special meeting will be held on October 3, 2017, at 9:00 a.m. (Central time), at 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746.

Record Date and Quorum (page [    •    ])

        Only Forestar stockholders of record as of the close of business on August 21, 2017 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof.

        The presence at the special meeting, in person or by proxy, of the holders of record of a majority of Forestar common stock outstanding at the close of business on the record date will constitute a quorum, permitting Forestar to conduct its business at the special meeting.

Required Vote (page [    •    ])

        Each share of Forestar common stock outstanding at the close of business on the record date is entitled to one vote at the special meeting.

        For Forestar to complete the merger, Forestar stockholders holding a majority of the shares of Forestar common stock outstanding at the close of business on the record date must vote "FOR" the proposal to adopt the Merger Agreement. A failure to vote your shares of Forestar common stock or an abstention from voting for the proposal to adopt the Merger Agreement will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement.

        The approval, on a non-binding advisory basis, of the proposal regarding specified compensation that may be paid or become payable to Forestar's named executive officers in connection with the merger requires the affirmative vote of a majority of the votes cast at the special meeting at which a quorum is present. Assuming a quorum is present, a failure to vote your shares of Forestar common stock, an abstention from voting or a "broker non-vote" will have no effect on this proposal.

        The affirmative vote of a majority of the votes cast at the special meeting, whether or not a quorum is present, is required to approve the proposal to approve the adjournment of the special meeting, if necessary or appropriate. A failure to vote your shares of Forestar common stock, an abstention from voting or a "broker non-vote" will have no effect on this proposal.

        As of the record date, there were 41,934,751 shares of Forestar common stock outstanding.

        We currently expect that Forestar's directors and executive officers will vote their shares of Forestar common stock, representing approximately 3.03% of the outstanding shares of Forestar common stock, in favor of the proposal to adopt the Merger Agreement and the other proposals to be considered at the special meeting, although they have no obligation to do so.

Conditions to Completion of the Merger (page [    •    ])

        The following are some of the conditions that must be satisfied or, where permitted by law, waived before each party is required to consummate the merger:

  •
  no applicable law, temporary restraining order, injunction or other judgment, order or decree of a governmental entity shall be in effect which has the effect of prohibiting the consummation of the merger or making consummation of the merger illegal;

  •
  the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Forestar common stock (which we refer to as the "Company stockholder approval");

  •
  the accuracy of the representations and warranties of Forestar, on the one hand, and D.R. Horton and Merger Sub, on the other hand, in the Merger Agreement, subject in some instances to materiality, material adverse effect or other qualifiers, as of the date of the Merger Agreement and as of the closing date of the merger;

  •
  the performance or compliance in all material respects by Forestar, on the one hand, and D.R. Horton and Merger Sub, on the other hand, of their respective obligations required to be performed or complied with by them under the Merger Agreement at or prior to the closing date of the merger;

  •
  the number of dissenting shares representing less than 20% of the shares of Forestar common stock outstanding immediately prior to the closing;

  •
  the effectiveness of the registration statement of which this proxy statement/prospectus is a part and such registration statement not being the subject of any stop order or proceedings seeking a stop order;

  •
  the new shares of Forestar common stock to be issued in the merger shall have been approved for listing on the NYSE, subject to official notice of issuance; and

  •
  the absence of a "Company material adverse effect" since the date of the Merger Agreement.

        While it currently is anticipated that the merger will be completed in the fourth quarter of 2017, there can be no assurance that such conditions will be satisfied in a timely manner or at all, or that an effect, event, development or change will not transpire that could delay or prevent these conditions from being satisfied.

When the Merger Becomes Effective (page [    •    ])

        The respective obligations of the parties to complete the merger are subject to the adoption of the Merger Agreement by Forestar stockholders and the satisfaction or waiver of the other closing conditions. The Merger Agreement provides that the closing of the merger is to occur on the third business day after the satisfaction or waiver of the last of the closing conditions set forth in the Merger Agreement, unless another date is agreed to in writing by Forestar and D.R. Horton.

Recommendation of the Forestar Board of Directors and Reasons for the Merger (page [    •    ])

        The Board unanimously recommends that the stockholders of Forestar vote "FOR" the proposal to adopt the Merger Agreement. For a description of the reasons considered by the Board in deciding to recommend the adoption of the Merger Agreement, see the section entitled "The Merger—Recommendation of the Forestar Board of Directors and Reasons for the Merger."

Opinion of Forestar's Financial Advisor (page [    •    ])

        In connection with the merger, the Board received a written opinion, dated June 28, 2017, from JMP Securities LLC (which we refer to as "JMP") as to the fairness, from a financial point of view and as of the date of the opinion, to holders of Forestar common stock (other than D.R. Horton and its affiliates) of the aggregate merger consideration to be received by such holders in the merger.

The full text of JMP's written opinion, which is attached to this proxy statement/prospectus as Annex D, sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken. JMP's opinion was provided to the Board (in its capacity as such) in connection with its consideration of the merger. JMP's opinion did not address the underlying decision of Forestar to proceed with or effect the merger or the relative merits of the merger as compared to any alternative strategy or transaction that might exist for Forestar (including, without limitation, the previously proposed Starwood merger). JMP's opinion does not constitute a recommendation as to how the Board or any stockholder should act or vote with respect to the merger or any other matter, including whether any stockholder should elect to receive either the cash consideration or the stock consideration or make no election. Forestar stockholders are urged to read carefully JMP's opinion in its entirety.

        For a more complete description, please see the section of this proxy statement/prospectus entitled "The Merger—Opinion of Forestar's Financial Advisor."

Treatment of Forestar Equity Awards (page [    •    ])

        The Merger Agreement provides that each equity incentive compensation award denominated in shares of Forestar common stock (which we refer to as an "equity award") that is outstanding immediately prior to the effective time of the merger will be cancelled as of the effective time. In exchange for such cancellation, the holders of equity awards will receive from Forestar the cash consideration for each share of Forestar common stock underlying the equity award (plus payment in cash, without interest, of all accrued dividend equivalents, if any, with respect thereto and, in the case of equity awards that are stock options, less the aggregate exercise or strike price thereunder, but not less than $0), whether or not such equity award was vested as of the effective time of the merger, with such payment subject to applicable tax withholding.

        With respect to any equity award that is a market-leveraged stock unit, the number of shares of Forestar common stock subject to such equity awards will be determined according to the terms set forth in the applicable award agreements, with the vesting date fair market value (as used in such agreements) equal to the sum of the cash consideration and reinvested dividends (as defined in such agreement).

        Such payments with respect to the equity awards will be made as soon as practicable, and in any event within 10 business days, after the closing of the merger.

Interests of Forestar's Directors and Executive Officers in the Merger (page [    •    ])

        You should be aware that Forestar's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Forestar stockholders generally. These interests are described in more detail in the section entitled "The Merger—Interests of Forestar's Directors and Executive Officers in the Merger." The Board was aware of these interests and considered them, among other matters, in approving the merger and in making its recommendations that Forestar stockholders adopt the Merger Agreement. These interests include the following, among others:

  •
  the accelerated vesting, cancellation and cash-out of equity awards;

  •
  a cash retention incentive award for current executive officers;

  •
  the entitlement of the current executive officers to receive severance benefits under their respective change in control/severance agreements upon a qualifying termination of employment following completion of the merger (and, in the case of Mr. Grimm, to receive the benefits that would have been provided under such agreement in those circumstances had his employment with Forestar not already terminated); and

  •
  continued indemnification and directors' and officers' liability insurance to be provided by the surviving entity.

Financing (page [    •    ])

        D.R. Horton and Merger Sub have represented to Forestar that D.R. Horton will have sufficient funds at the closing of the merger to pay all cash amounts required to be paid by D.R. Horton and Merger Sub under the Merger Agreement.

        D.R. Horton anticipates that the funds needed to close the merger will be funded through cash on hand and other immediately available capital.

        The consummation of the merger is not subject to any financing conditions.

U.S. Federal Income Tax Consequences of the Merger (page [    •    ])

        If you are a U.S. Holder (as defined in the section entitled "U.S. Federal Income Tax Consequences of the Merger"), whether you will be required to recognize gain or loss for U.S. federal income tax purposes pursuant to the merger will depend on whether you receive new shares of Forestar common stock, cash or a combination thereof in exchange for your existing Forestar common stock. If you receive solely new shares of Forestar common stock, you generally will not recognize gain or loss pursuant to the merger. If you receive solely cash, you generally will recognize gain or loss in an amount equal to the difference, if any, between such cash and your adjusted tax basis in your existing shares of Forestar common stock surrendered in exchange therefor. If you receive a combination of new shares of Forestar common stock and cash pursuant to the merger, you generally will (i) not recognize gain or loss on the receipt of the new shares of Forestar common stock pursuant to the merger, and (ii) recognize gain or loss on the receipt of cash pursuant to the merger in an amount equal to the difference, if any, between such cash and your adjusted tax basis in your existing shares of Forestar common stock surrendered in exchange therefore. A Non-U.S. Holder (as defined in the section entitled "U.S. Federal Income Tax Consequences of the Merger") generally will not be subject to U.S. federal income tax with respect to the exchange of existing shares of Forestar common stock for merger consideration in the merger unless such Non-U.S. Holder exceeds certain ownership levels in Forestar or has certain connections to the United States.

        Because your particular circumstances may differ, you should consult your tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete discussion of U.S. federal income tax consequences of the merger is provided in the section entitled "U.S. Federal Income Tax Consequences of the Merger."

Regulatory Matters (page [    •    ])

        We are not aware of any material U.S. federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the completion of the merger, other than the filing of a Certificate of Merger with respect to the merger with, and the acceptance of such Certificate of Merger for record by, the Secretary of State of the State of Delaware.

Appraisal Rights (page [    •    ])

        Under Delaware law, you are entitled to appraisal rights in connection with the merger, in lieu of the merger consideration.

        If you comply with the requirements of Section 262 of the DGCL, you will have the right under Delaware law to receive, in lieu of the merger consideration, the fair value of your shares of Forestar common stock as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value as determined by the court (subject, in the case of interest payments, to any voluntary cash payments made by the surviving entity pursuant to subsection (h) of Section 262 of the DGCL). The amount determined by the Delaware Court of Chancery to be the fair value of Forestar common stock as of the effective time of the merger could be more than, the same as or less than the merger consideration a stockholder would be entitled to receive under the terms of the Merger Agreement. Your appraisal rights are subject to a number of restrictions and technical requirements (including minimum aggregate share requirements for stockholders seeking appraisal).

Generally, in order to perfect your appraisal rights, you must, among other things, comply with the following procedures:

  •
  prior to the vote on the merger proposal at the special meeting, you must deliver to Forestar a written demand for appraisal of your shares that complies with the applicable statutory requirements;

  •
  you must not vote "FOR" the proposal to adopt the Merger Agreement, approving the transactions contemplated thereby, including the merger, either by proxy or in person, at the special meeting;

  •
  you must continue to hold your shares through the effective time of the merger;

  •
  if the proposal to adopt the Merger Agreement is approved at the special meeting, you must not submit your shares for payment of the merger consideration or otherwise make an election to receive the cash consideration or the stock consideration; and

  •
  within 120 days of the effective time of the merger, you must file a petition in the Court of Chancery of the State of Delaware, requesting a determination of the fair value of your shares of Forestar common stock as of the effective time of the merger.

        Merely voting against the merger proposal will not perfect your appraisal rights. If you hold your shares in "street name," you must instruct your broker or other nominee to take action in strict compliance with the DGCL to exercise your appraisal rights. Requirements under Delaware law for exercising appraisal rights are described in further detail in the section entitled "The Merger—Appraisal Rights." The discussion of appraisal rights contained in this proxy statement/prospectus is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL regarding appraisal rights available to stockholders of Delaware corporations in certain mergers and consolidations that is reproduced and attached as Annex E to this proxy statement/prospectus. If you wish to avail yourself of your appraisal rights, you should consult your legal advisor due to the complexity of the appraisal process. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights.

Non-Solicitation; Takeover Proposals (page [    •    ])

        Except as expressly permitted by the Merger Agreement, Forestar has agreed that it shall, and shall cause each of its subsidiaries and its and their respective directors, officers, employees, auditors, attorneys financial advisors and other agents (referred to as "representatives") to (i) immediately cease and terminate all existing activities, discussions or negotiations with any person with respect to an acquisition proposal, as described in the section entitled "The Merger Agreement—Non-Solicitation; Acquisition Proposals," (ii) cease providing information with respect to Forestar, its subsidiaries or any acquisition proposal, (iii) terminate access to physical or electronic data rooms for such persons, (iv) request that persons in possession of confidential information about Forestar, furnished by Forestar in connection with previous discussions, to destroy such information, and (v) not, directly or indirectly:

  •
  solicit, request, initiate or knowingly facilitate or encourage any proposal, offer or inquiry that constitutes or could reasonably be expected to lead to an acquisition proposal;

  •
  participate in discussions with, furnish any information to, or afford access to the business of Forestar to, any third persons in connection with an acquisition proposal;

  •
  grant any waiver or release under or fail to enforce any standstill or similar agreement with respect to any class of equity securities of Forestar or any of its subsidiaries, unless the Board decides that the failure to grant such waiver or release would be inconsistent with its fiduciary duties;

  •
  approve any third person becoming an "interested stockholder" under Section 203 of the DGCL;

  •
  enter into any agreement in principle, letter of intent or other agreement relating to an acquisition proposal; or

  •
  propose publicly to do any of the foregoing,

as described in the section entitled "The Merger Agreement—Non-Solicitation; Acquisition Proposals."

        Under the Merger Agreement, generally, the Board may not: (i) withdraw, modify, or propose publicly or resolve to withhold or modify, in any manner adverse to D.R. Horton or Merger Sub, the Board's recommendation that the Forestar stockholders vote in favor of the proposal to adopt the Merger Agreement (referred to as a "change in Company recommendation"), (ii) adopt, approve, authorize, recommend or declare advisable any acquisition proposal, (iii) take or fail to take any formal action or make or fail to make any public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a "stop, look and listen" communication by the Board to Forestar stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or (iv) enter into an agreement relating to an acquisition proposal.

        However, prior to receipt of Company stockholder approval, the Board, in certain circumstances and subject to certain limitations set forth in the Merger Agreement, may, (i) make a change in Company recommendation in connection with an acquisition proposal that constitutes a "superior proposal" or in connection with an intervening event that was not known to or reasonably foreseeable by the Board as of the date of the Merger Agreement, or (ii) cause Forestar to terminate the Merger Agreement in order to enter into a definitive agreement relating to an acquisition proposal that constitutes a "superior proposal," in each case as more fully described in the section entitled "The Merger Agreement—Non-Solicitation; Acquisition Proposals," and in each case, subject to specified notice obligations to D.R. Horton and specified obligations to negotiate and consider in good faith any revisions proposed by D.R. Horton to the Merger Agreement, as more fully described in the section entitled "The Merger Agreement—Non-Solicitation; Acquisition Proposals—Notice of Acquisition Proposal."

Termination (page [    •    ])

        The Merger Agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger:

  •
  by mutual written agreement of Forestar and D.R. Horton;

  •
  by either Forestar or D.R. Horton:

  •
  if the effective time shall not have occurred by 5:00 p.m. (Eastern Time) on January 25, 2018 (referred to as the "outside date"); provided, however, that the right to terminate the Merger Agreement on this basis shall not be available to any party whose failure to fulfill any covenant contained in the Merger Agreement has been a principal cause of the failure of the effective time to have occurred by such date;

  •
  if any judgment shall have become final that permanently restrains, prior to the closing, the consummation of the merger; provided that the party terminating the Merger Agreement shall have used its reasonable best efforts to resist such judgment, and shall have complied in all material respects with the covenant requiring reasonable best efforts in obtaining requisite approvals by applicable governmental entities or other third parties;

  •
  if the Company stockholder approval shall not have been obtained at the special meeting; or

  •
  by Forestar:

  •
  if there shall have been a material breach by D.R. Horton or Merger Sub of any of its representations, warranties or covenants set forth in the Merger Agreement, such that either of the conditions relating to the truth and correctness of D.R. Horton's representations and warranties and D.R. Horton's performance of all of its obligations would not be satisfied, which breach is incapable of being cured by the outside date or is not cured within 10 business days after D.R. Horton receives written notice of such breach from Forestar;

  •
  at any time prior to obtaining the Company stockholder approval, in order to enter into a definitive, written agreement for a superior proposal, and prior to or concurrently with such termination, Forestar pays to D.R. Horton the Company termination fee, as described below under "—Termination Fee; Expense Reimbursement."

  •
  by D.R. Horton:

  •
  at any time prior to the closing, if there shall have been a material breach by Forestar of any of its representations, warranties or covenants set forth in the Merger Agreement, such that either of the conditions relating to the truth and correctness of Forestar's representations and warranties and Forestar's performance of all of its obligations would not be satisfied, which breach is incapable of being cured by the outside date or is not cured by Forestar within 10 business days after Forestar receives written notice of such breach from D.R. Horton or Merger Sub; or

  •
  at any time prior to obtaining the Company stockholder approval, if the Board shall effect a change in Company recommendation or fail to publicly reaffirm the Board's recommendation within 10 business days after D.R. Horton or Merger Sub so requests in writing.

Termination Fee; Expense Reimbursement (page [    •    ])

        If the Merger Agreement is terminated in specified circumstances, Forestar will be required to pay D.R. Horton a termination fee of $20 million (which we refer to as the "Company termination fee").

        Forestar will be required to pay the Company termination fee if the Merger Agreement is terminated:

  •
  by Forestar, in order to enter into a definitive, written agreement for a superior proposal;

  •
  by D.R. Horton, if the Board effects a change in Company recommendation or fails to reaffirm the Board's recommendation within 10 business days after D.R. Horton or Merger Sub so requests; or

  •
  (i) (A) by either D.R. Horton or Forestar, if the merger has not closed by the outside date, (B) by either D.R. Horton or Forestar, if the Company stockholder approval has not been obtained, or (C) by D.R. Horton, if there has been a material breach by Forestar of any of its representations, warranties or covenants, (ii) there has been publicly disclosed or proposed an acquisition proposal that remains outstanding as of the date of termination of the Merger Agreement, and (iii) if within 12 months after such termination, Forestar enters into a definitive agreement with respect to an acquisition proposal (provided that references to "15%" in the definition of "acquisition proposal" shall be deemed to be references to "50%").

        If the Merger Agreement is terminated:

  •
  by either party if the Company stockholder approval is not been obtained; or

  •
  by D.R. Horton if there has been a material breach by Forestar of any of its representations, warranties or covenants such that certain conditions are not satisfied,

then Forestar shall reimburse D.R. Horton for its actual and reasonable out-of-pocket expenses in an amount not to exceed $4,000,000. In no event shall Forestar be required to reimburse D.R. Horton's expenses on more than one occasion and in no event shall the sum of the amount reimbursed and Company termination fee payable by Forestar exceed the amount of the Company termination fee.

The Stockholder's Agreement (page [    •    ])

        In connection with the execution of the Merger Agreement, Forestar and D.R. Horton entered into the Stockholder's Agreement, dated as of June 29, 2017, which will become effective at the effective time of the merger. The Stockholder's Agreement establishes, among other things, certain rights of the Company and D.R. Horton concerning the corporate governance of the Company following completion of the merger, restrictions on transfers and acquisitions of new shares of Forestar common stock held by D.R. Horton and its affiliates, preemptive rights and registration rights for new shares of Forestar common stock, and allocation of corporate opportunities between the Company and D.R. Horton. For more information, see the section entitled "The Stockholder's Agreement."

The Master Supply Agreement (page [    •    ])

        In connection with the execution of the Merger Agreement, Forestar and D.R. Horton entered into the Master Supply Agreement, dated as of June 29, 2017, which will become effective at the effective time of the merger. The Master Supply Agreement establishes a strategic relationship between the Company and D.R. Horton for the supply of developed lots following completion of the merger. Under the Master Supply Agreement, the Company will, and D.R. Horton may, present lot development opportunities that it desires to develop to the other party, subject to certain exceptions. The parties will collaborate with respect to such opportunities and, if they elect to develop such opportunities, D.R. Horton will have a right of first refusal to acquire some or all of the lots developed by the Company, as set forth in the Master Supply Agreement, on market terms as determined by the parties. For more information, see the section entitled "The Master Supply Agreement."

SELECTED HISTORICAL FINANCIAL DATA OF FORESTAR

        The selected historical consolidated financial data of Forestar for each of the years ended December 31, 2016, 2015 and 2014 and as of December 31, 2016 and 2015 have been derived from Forestar's audited consolidated financial statements and related notes thereto contained in Forestar's Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this proxy statement/prospectus. The financial data for each of the six month periods ended June 30, 2017 and June 30, 2016 and as of June 30, 2017 have been derived from Forestar's unaudited interim consolidated financial statements and related notes thereto contained in Forestar's Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which is incorporated by reference into this proxy statement/prospectus.

        The information set forth below is only a summary and is not necessarily indicative of the results of future operations of Forestar, and you should read the following information together with (i) Forestar's audited consolidated financial statements, the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Forestar's Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference herein, (ii) Forestar's unaudited interim consolidated financial statements, the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Forestar's Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which is incorporated by reference herein and (iii) Forestar's unaudited interim consolidated financial statements, the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Forestar's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which is incorporated by reference herein. For more information, see the section entitled "Where You Can Find More Information."

	Six Months Ended June 30,		Year Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
	(in thousands, except per share amounts)
Revenues:
Real estate	$48,744	$82,479	$190,273	$202,830	$213,112	$248,011	$120,115
Mineral resources	1,502	2,419	5,076	9,094	15,690	21,419	34,086
Other	74	712	1,965	6,652	9,362	10,721	8,256

Total revenues	$50,320	$85,610	$197,314	$218,576	$238,164	$280,151	$162,457

Segment earnings (loss):
Real estate(a)	$22,018	$93,514	$121,420	$67,678	$96,906	$68,454	$53,582
Mineral resources	37,468	1,486	3,327	4,230	9,116	14,815	29,190
Other	(691)	(778)	(4,625)	(608)	5,499	6,507	29

Total segment earnings	58,795	94,222	120,122	71,300	111,521	89,776	82,801
Items not allocated to segments:
General and administrative expense(b)	(31,577)	(9,487)	(18,274)	(24,802)	(21,229)	(20,597)	(25,176)
Share-based compensation and long-term incentive compensation expense	(2,343)	(1,956)	(4,425)	(4,474)	(3,417)	(16,809)	(14,929)
Gain on sale of assets(c)	28,049	—	48,891	—	—	—	16
Interest expense	(4,401)	(14,557)	(19,985)	(34,066)	(30,286)	(20,004)	(19,363)
Loss on extinguishment of debt, net(d)	—	(35,864)	(35,864)	—	—	—	—
Other corporate non-operating income	595	225	350	256	453	119	191

Income from continuing operations before taxes attributable to Forestar Group Inc.	49,118	32,583	90,815	8,214	57,042	32,485	23,540
Income tax expense(e)	(28,139)	(17,081)	(15,302)	(35,131)	(20,850)	(5,780)	(9,016)

Net income (loss) from continuing operations attributable to Forestar Group Inc.	20,979	15,502	75,513	(26,917)	36,192	26,705	14,524
Income (loss) from discontinued operations, net of taxes(e)(f)	1,647	(10,264)	(16,865)	(186,130)	(19,609)	2,616	(1,582)

Net income (loss) attributable to Forestar Group Inc.	$22,626	$5,238	$58,648	$(213,047)	$16,583	$29,321	$12,942

Net income (loss) per diluted share:
Continuing operations	$0.49	$0.37	$1.78	$(0.79)	$0.83	$0.73	$0.41
Discontinued operations	$0.04	$(0.24)	$(0.40)	$(5.43)	$(0.45)	$0.07	$(0.05)

Net income (loss) per diluted share	$0.53	$0.13	$1.38	$(6.22)	$0.38	$0.80	$0.36

Average diluted shares outstanding(g)	42,454	42,372	42,334	34,266	43,596	36,813	35,482
At period end:(h)
Assets	$768,119	$681,833	$733,208	$972,246	$1,247,606	$1,168,027	$917,869
Debt	113,368	114,185	110,358	381,515	422,151	353,282	293,498
Noncontrolling interest	1,455	2,127	1,467	2,515	2,540	5,552	4,059
Forestar Group Inc. shareholders' equity	584,306	504,903	560,651	501,600	707,202	709,845	529,488
Ratio of total debt to total capitalization	16%	18%	16%	43%	37%	33%	35%

(a)
Real estate segment earnings (loss) includes gain on sale of assets of $117,856,000 in 2016, $1,585,000 in 2015, $25,981,000 in 2014 and $25,273,000 in 2012. Segment earnings also includes non-cash impairments of $56,453,000 in 2016, $1,044,000 in 2015, $399,000 in 2014 and $1,790,000 in 2013. Real estate segment earnings (loss) also include the effects of net (income) loss attributable to noncontrolling interests.

(b)
In the six months ended June 30, 2017, General and administrative expense includes a $20,000,000 termination fee related to terminating the Starwood merger agreement and entering into the D.R. Horton Merger Agreement and $4,070,000 in professional fees and other costs associated with the proposed transactions. General and administrative expense includes severance-related charges of $3,314,000 in 2015 and $6,323,000 in costs associated with our acquisition of Credo in 2012.

(c)
Gain on sale of assets in the six months ended June 30, 2017 and in 2016 represents gains in accordance with our key initiatives to divest non-core timberland and undeveloped land.

(d)
Loss on extinguishment of debt, net is related to retirement of $225,245,000 of our 8.5% Senior Secured Notes due 2022 and $5,000,000 of our 3.75% of Convertible Senior Notes due 2020 in 2016.

(e)
In 2015, income tax expense from continuing and discontinued operations includes an expense of $97,068,000 for valuation allowance on a portion of our deferred tax asset that was determined to be more likely than not to be unrealizable. In 2013, income tax expense includes a benefit from recognition of $6,326,000 of previously unrecognized tax benefits upon lapse of the statute of limitations for a previously reserved tax position.

(f)
Income (loss) from discontinued operations includes non-cash impairment charges of $612,000 in 2016, $163,029,000 in 2015, $32,665,000 in 2014 and $473,000 in 2013 related to proved properties and unproved leasehold interests related to our non-core oil and gas working interests. Income (loss) from discontinued operations also includes losses of $13,664,000 in 2016 and $706,000 in 2015 and gains of $8,526,000 in 2014 associated with sale of working interest oil and gas properties.

(g)
Our 2015 weighted average diluted shares outstanding excludes the dilutive effect of equity awards and 7,857,000 shares issuable upon settlement of the prepaid stock purchase contract component of our 6.00% tangible equity units, due to our net loss attributable to Forestar Group Inc.

(h)
Data as of June 30, 2016 have been derived from Forestar's unaudited interim consolidated financial statements and related notes thereto contained in Forestar's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which is not incorporated by reference into this proxy statement/prospectus.

 MARKET PRICES AND DIVIDEND DATA

        Forestar common stock is traded on the NYSE under the symbol "FOR."

        As of the close of business on the record date for the special meeting, there were 41,934,751 shares of Forestar common stock outstanding and entitled to vote, held by approximately 2,593 holders of record of Forestar common stock. The following table sets forth during the periods indicated the high and low sales prices of Forestar common stock as reported on the NYSE for the periods indicated:

Quarter	Trade High	Trade Low
Q1 2015	$16.15	$12.91
Q2 2015	$16.35	$13.03
Q3 2015	$13.84	$11.45
Q4 2015	$14.87	$10.42
Q1 2016	$13.12	$7.95
Q2 2016	$13.98	$11.10
Q3 2016	$12.97	$11.28
Q4 2016	$14.05	$10.60
Q1 2017	$13.90	$12.30
Q2 2017	$17.78	$13.62
Q3 2017(1)	$17.58	$16.95

(1)
Provided through August 22, 2017

        We have never declared or paid any cash dividends on our common stock. Under our current dividend policy, we intend to retain any future earnings to support our business. The declaration and payment of any future dividends will be at the discretion of the Board after taking into account various factors, including without limitation, our financial condition, earnings, capital requirements of our business, the terms of any credit agreements or indentures to which we may be a party at the time, legal requirements, industry practice, and other factors that the Board deems relevant. Under the terms of the Merger Agreement, from the date of the Merger Agreement until the earlier of the effective time of the merger or the termination of the Merger Agreement, we may not declare or pay any dividends on Forestar common stock without D.R. Horton's written consent.

        The closing sale price of Forestar common stock on June 2, 2017, the last trading day prior to announcement of D.R. Horton's initial submission of a non-binding proposal, was $14.20, and the closing sale price of Forestar common stock on June 28, 2017, which was the last trading day prior to announcement of the Merger Agreement, was $17.45 per share. On [    •    ], 2017, the most recent practicable date before this proxy statement/prospectus was mailed to our stockholders, the closing price for Forestar common stock was $[    •    ] per share. No assurance can be given concerning the market prices of Forestar common stock before the completion of the merger or the market price of Forestar common stock after the completion of the merger. Immediately following completion of the merger, D.R. Horton will hold approximately 75% of outstanding shares of Forestar common stock and Forestar stockholders will hold the remaining approximately 25% of the outstanding shares of Forestar common stock. These percentages are fixed in the Merger Agreement and will not be adjusted for changes in the business, financial condition or operating results of Forestar or changes in the market price of Forestar common stock. As a result, the stock price of the shares of Forestar common stock that Forestar stockholders will receive in the merger may vary significantly from the prices set forth above. You are encouraged to obtain current market quotations for Forestar common stock in connection with voting your existing shares of Forestar common stock.

RISK FACTORS

        In addition to the other information included and incorporated by reference in this proxy statement/prospectus, including the matters addressed in the section entitled "Cautionary Statement Regarding Forward-Looking Statements," you should carefully consider the following risks before deciding how to vote for the proposals presented in this proxy statement/prospectus. You should also read and consider the other information in this proxy statement/prospectus and the other documents incorporated by reference in this proxy statement/prospectus. See the section entitled "Where You Can Find More Information."

        Additional risks and uncertainties not presently known to Forestar or D.R. Horton or that are not currently believed to be important to Forestar stockholders, if they materialize, also may adversely affect the merger and Forestar as the surviving entity in the merger.

Risks Relating to the Merger

         In the event you receive new shares of Forestar common stock as merger consideration, whether by reason of electing the stock consideration or as a result of the proration and allocation rules described in this proxy statement/prospectus, the number of new shares of Forestar common stock you receive will be a fixed number and will not vary based on the market price of existing Forestar common stock before the effective time of the merger.

        At the effective time of the merger, each existing share of Forestar common stock will be exchanged for either one new share of Forestar common stock or $17.75 in cash, subject to proration and allocation rules. The dollar value of the new shares of Forestar common stock that Forestar stockholders receive (whether by electing to receive stock or, even if they have not elected to receive new shares of Forestar common stock, as a result of proration or allocation rules) as merger consideration at the effective time of the merger will be based upon the market value of Forestar common stock at such time, which may be different from, and lower than, the closing price of Forestar common stock prior to the public announcement of the merger or at any time thereafter. The market value of Forestar common stock has ranged from $[    •    ] to $[    •    ] during the period from June 22, 2017, the last trading day prior to the issuance by Forestar of a press release relating to a potential transaction between Forestar and D.R. Horton including cash consideration of $17.75 per share, to [    •    ], 2017, the last full trading day prior to the date of this proxy statement/prospectus. Based on these market values, and assuming that approximately 25% of the market value of Forestar common stock represents the value of the aggregate stock consideration and approximately 75% of the market value of the Forestar common stock represents the cash component (because those percentages represent the approximate stock/cash mix of the aggregate merger consideration, in each case, based on the number of outstanding shares of Forestar common stock as of the date of the Merger Agreement), and assuming no other market or other factors that affect the value of the Forestar common stock after completion of the merger differently from the effect of such factors on Forestar common stock before completion of the merger, the implied market value of the new shares of Forestar common stock to be issued in connection with the merger has ranged from $[    •    ] to $[    •    ] during this period. Further, the market value of Forestar common stock will continue to vary in the future due to changes in the business, operations or prospects of Forestar after completion of the merger, market assessment of the merger, market and economic considerations and other factors. As a result of the foregoing and other factors, the value of Forestar common stock at the effective time of the merger and at any time thereafter cannot be predicted.

        There will be no adjustment to the stock consideration or the cash consideration, and the parties do not have a right to terminate the Merger Agreement, solely based upon changes in the market price of Forestar common stock. Forestar stockholders are urged to obtain recent market quotations for Forestar common stock.

        The value of a new share of Forestar common stock that you may receive in the merger may be less than the $17.75 cash consideration, and the trading price of Forestar common stock immediately following the effective time of the merger may be different from, and lower than, the closing price of Forestar common stock at the time of the first public announcement of the merger or at any time thereafter. See the section entitled "—Risks Relating to the Company After Completion of the Merger—New shares of Forestar common stock issued in connection with the merger may have a value that is less than the cash consideration and the value could fluctuate significantly."

         Forestar stockholders may receive merger consideration that is different from that which they elected to receive.

        At the effective time of the merger, each existing share of Forestar common stock will be exchanged for either one new share of Forestar common stock or $17.75 in cash, subject to proration and allocation rules, such that at the effective time of the merger, D.R. Horton will hold approximately 75% of Forestar common stock and former Forestar stockholders will hold approximately 25% of Forestar common stock. Because the cash component is fixed, we cannot assure you that a Forestar stockholder will receive the form of merger consideration that such stockholder elects to receive with respect to all shares of Forestar common stock held by such stockholder. If elections are made by Forestar stockholders that would result in an oversubscription of the cash consideration, those electing to receive the cash consideration will have the cash component of their merger consideration reduced by a pro rata amount and will receive the remainder of their merger consideration in the form of new shares of Forestar common stock. If elections are made by Forestar stockholders that would result in an oversubscription of the stock consideration, those electing to receive stock will have the stock component of their merger consideration reduced by a pro rata amount and will receive the remainder of their merger consideration in the form of cash. Accordingly, even if you make a cash or stock election, there is a risk that you will receive a portion of the merger consideration in a form that you do not elect, which could result in, among other things, tax consequences that differ from those that would have resulted had you received only the form of merger consideration you elected (including with respect to the recognition of taxable gain to the extent cash is received). For more information about the tax consequences, see the section entitled "U.S. Federal Income Tax Consequences of the Merger."

         None of Forestar, the Board or D.R. Horton makes any recommendation regarding the new shares of Forestar common stock to be issued in connection with the merger or with respect to whether any Forestar stockholder should make an election to receive cash, new shares of Forestar common stock or, if electing for multiple shares, a combination of the two, or no election.

        None of Forestar, the Board or D.R. Horton makes any recommendation regarding the new shares of Forestar common stock to be issued in connection with the merger or as to whether any Forestar stockholder should make an election to receive cash, new shares of Forestar common stock or, if electing for multiple shares, a combination of the two, or no election. A stockholder's determination to make an election to receive cash, new shares of Forestar common stock or, if electing for multiple shares, a combination of the two is a purely voluntary decision, and in certain circumstances, you may receive new shares of Forestar common stock in exchange for some of your existing shares of Forestar common stock, despite that you elected only cash or did not make any election. The per share value of the new shares of Forestar common stock that you may receive in the merger may have a value less than the cash consideration, and the trading price of Forestar common stock immediately following the effective time of the merger may be different from, and lower than, the closing price of Forestar common stock prior to the first public announcement of the merger or at any time thereafter. See the section entitled "—Risks Relating to the Company After Completion of the Merger—New shares of Forestar common stock issued in connection with the merger may have a value that is less than the cash consideration and the value could fluctuate significantly." You should carefully consider all of the information included or incorporated in this proxy statement/prospectus, including the risk factors set forth in this section.

         If you deliver shares of Forestar common stock to make an election, you will not be able to sell those shares unless you revoke your election prior to the election deadline.

        If you are a holder of Forestar common stock and want to elect to receive the cash consideration or stock consideration in the merger, you will have to deliver your Forestar stock certificate(s), if any, and a properly completed election form by the election deadline. Following the delivery of a completed election form, you will not be able to transfer such shares unless you revoke your election before the election deadline by providing written notice to the paying agent. If you do not revoke your election before the election deadline, you will not be able to liquidate your investment in Forestar common stock for any reason until you receive the merger consideration. In the time between the election deadline and the closing of the merger, the trading price of Forestar common stock may decrease, and you might otherwise want to sell your shares of Forestar common stock to gain access to cash, make other investments or reduce the potential for a decrease in the value of your investment. The date that you will receive your merger consideration depends on the completion date of the merger, which is uncertain. The completion date of the merger might be later than expected due to events not within the control of Forestar or D.R. Horton.

         Officers and directors of Forestar may have certain interests in the merger that are different from, or in addition to or in conflict with, interests of Forestar stockholders. These interests may be perceived to have affected their decision to support or approve the merger.

        Forestar's officers and directors may have certain interests in the merger that are different from, or in addition to or in conflict with, interests of Forestar stockholders. Forestar stockholders should be aware that certain of Forestar's directors and executive officers have agreements or arrangements that provide them with interests in the merger, including financial interests, that may be different from, or in addition to, the interests of the other Forestar stockholders. The Board was aware of these interests during its deliberations of the merits of the merger and in determining to recommend to Forestar stockholders that they vote for the proposal to adopt the Merger Agreement and thereby approve the transactions contemplated thereby, including the merger. See the section entitled "The Merger—Interests of Forestar's Directors and Officers in the Merger."

         The Merger Agreement contains provisions that could affect the decisions of a third party considering making an alternative acquisition proposal to the merger.

        Under the terms of the Merger Agreement, in certain circumstances Forestar may be required to pay to D.R. Horton a termination fee of $20 million, or to reimburse certain fees of D.R. Horton in connection with termination of the Merger Agreement not to exceed $4 million. In addition, the Merger Agreement limits the ability of Forestar to initiate, solicit, encourage or facilitate acquisition or merger proposals from a third party. These provisions could affect the decision by a third party to make a competing acquisition proposal, or the structure, pricing and terms proposed by a third party seeking to acquire or merge with Forestar. See the sections entitled "The Merger Agreement—Termination" and "The Merger Agreement—Non-Solicitation; Acquisition Proposals."

         Lawsuits may be filed against Forestar, D.R. Horton, their respective directors or Merger Sub challenging the merger, and an adverse ruling in such lawsuits may prevent the merger from becoming effective or from becoming effective within the expected timeframe.

        Forestar, D.R. Horton, their respective directors and Merger Sub may be named as defendants in putative class action lawsuits challenging the proposed merger and seeking, among other things, equitable relief to enjoin consummation of the merger, rescission of the merger and/or rescissory damages. One of the conditions to the closing of the merger is that no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree entered, enacted, promulgated, enforced or issued by an governmental entity of competent jurisdiction in the United States or any material foreign jurisdictions shall be and remain in effect prohibiting the consummation of the merger or the other transactions contemplated by the Merger Agreement, the Stockholder's Agreement or the Master Supply Agreement or making consummation of the merger illegal. As such, if any such lawsuits are filed and any potential plaintiffs are successful in obtaining at temporary restraining order, preliminary or permanent injunction or other judgment, order or decree prohibiting the consummation of the merger or the other transactions contemplated by the Merger Agreement, the Stockholder's Agreement or the Master Supply Agreement or making consummation of the merger illegal, then such injunction may prevent the merger from being completed or from being completed within the expected timeframe.

         The merger is subject to various closing conditions, and uncertainties related to the merger or the failure to complete the merger could negatively impact Forestar's business or share price.

        The merger is subject to the satisfaction of a number of conditions beyond Forestar's or D.R. Horton's control, and there is no assurance that the merger and the respective related transactions will occur on the terms and timeline currently contemplated or at all, or that the conditions to the merger will be satisfied or waived in a timely manner or at all. Any delay in completing the merger could cause Forestar not to realize, or delay the realization of, some or all of the benefits that Forestar expects to achieve from the merger. In addition, the efforts to satisfy the closing conditions of the merger may place a significant burden on Forestar's management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the merger process could adversely affect Forestar's business, results of operations and financial condition.

        The Merger Agreement limits Forestar's ability to pursue alternatives to the merger. These restrictions may prevent Forestar from pursuing attractive business opportunities and making other changes to its business prior to the effective time of the merger or termination of the Merger Agreement. Forestar could also be subject to litigation related to any failure to complete the merger.

        Uncertainty about the completion and effect of the merger on Forestar or its employees, customers or joint venture partners may have an adverse effect on Forestar's share price and business, including with respect to customer or joint venture partner uncertainty regarding the operations of the Company after completion of the merger. These uncertainties may also impair Forestar's ability to preserve employee morale and attract, retain and motivate key employees until the merger is completed. If key employees depart because of uncertainty about their future roles and the potential complexities of the merger or a desire not to remain with the business after the completion of the merger, the Company's business could be harmed.

        If the proposed merger is not completed, the share price of Forestar's common stock may decline to the extent that the current market price of Forestar common stock reflects an assumption that the merger and related transactions will be completed. In addition, upon termination of the Merger Agreement, under specified circumstances (including in connection with a superior offer), Forestar may be required to pay a termination fee of $20 million. Also, if the Merger Agreement is terminated under specified circumstances, Forestar may be required to reimburse D.R. Horton for its fees and expenses incurred in connection with the Merger Agreement not to exceed $4 million. See the section entitled "—The Merger Agreement contains provisions that could affect the decisions of a third party considering making an alternative acquisition proposal to the merger."

        Further, a failed or significantly delayed merger may result in negative publicity and a negative impression of Forestar in the investment community. Any disruptions to Forestar's business resulting from the announcement and pendency of the merger, including any adverse changes in its relationships with its customers, joint venture partners, vendors, suppliers and employees or recruiting and retention efforts, could continue or accelerate in the event of a failed transaction. There can be no assurance that Forestar's business, these relationships or its financial condition will not be negatively impacted, as compared to the condition prior to the announcement of the merger, if the merger is not consummated.

         The projected financial information included in this proxy statement/prospectus is presented for informational purposes only and may not be an indication of Forestar's financial condition or results of operations before or after completion of the merger.

        The projected financial information contained in this proxy statement/prospectus is presented for informational purposes only based on various adjustments, assumptions and preliminary estimates and may not be an indication of the Company's financial condition or results of operations following completion of the merger for several reasons. The projected financial information was prepared during the period prior to the execution of the Merger Agreement on June 29, 2017 and has not been updated. See the section entitled "The Merger—Projected Financial Information." The actual financial condition and results of operations of the Company following completion of the merger may not be consistent with, or evident from, the projected financial information. In addition, the assumptions used in preparing the projected financial information may not prove to be accurate, and other factors may affect the Company's financial condition or results of operations following completion of the merger. Any potential decline in the Company's financial condition or results of operations may cause significant variations in the stock price of the Company after completion of the merger.

         The opinion of Forestar's financial advisor to the Forestar Board was delivered prior to the signing of the Merger Agreement and does not reflect changes in circumstances since such opinion was delivered.

        The opinion of Forestar's financial advisor to the Board was delivered prior to the signing of the Merger Agreement. Changes in the operations and prospects of Forestar, general market and economic conditions and other factors that may be beyond the control of Forestar may significantly alter the value or prices of shares of Forestar common stock by the time the merger is completed. The opinion does not speak as of the date of this proxy statement/prospectus, as of the time the merger will be completed, or as of any date other than the date of such opinion.

Risks Relating to the Company After Completion of the Merger

         So long as D.R. Horton controls the Company, other holders of Forestar common stock after completion of the merger will have limited ability to influence matters requiring stockholder approval, and if you are a holder of Forestar common stock after completion of the merger, D.R. Horton's interest may conflict with yours.

        Following completion of the merger, D.R. Horton will beneficially own approximately 75% of the Company. As a result, until such time as D.R. Horton and its controlled affiliates hold shares representing less than a majority of the votes entitled to be cast by the holders of outstanding Forestar common stock at a stockholder meeting, D.R. Horton generally will have the ability to control the outcome of any matter submitted for the vote of Company stockholders, except in certain circumstances set forth in the Company's new certificate of incorporation or bylaws. In addition, under the terms of the Stockholder's Agreement, so long as D.R. Horton or its affiliates own 35% or more of the voting securities of the Company, the Company may not take certain actions without D.R. Horton's approval, including certain actions with respect to equity issuances, indebtedness, acquisitions and executive hiring, termination and compensation. See "The Stockholder's Agreement—Approval Rights."

        In addition, pursuant to the Stockholder's Agreement, the Company will be subject to certain requirements and limitations regarding the composition of the Board. However, many of those requirements and limitations expire 15 months after the effective time of the merger. Thereafter, for so long as D.R. Horton and its controlled affiliates hold shares of Forestar common stock representing at least a majority of the votes entitled to be cast by the holders of Forestar common stock at a stockholder meeting, D.R. Horton will be able to nominate and elect all the members of the Board, subject to a requirement that D.R. Horton and the Company use reasonable best efforts to cause at least three directors qualify as "independent directors," as such term is defined in the NYSE listing rules, and applicable law. The directors elected by D.R. Horton will have the authority to make decisions affecting the capital structure of the Company, including the issuance of additional capital stock or options, the incurrence of additional indebtedness, the implementation of stock repurchase programs and the declaration of dividends.

        The interests of D.R. Horton may not coincide with the interests of the other Company stockholders, and the other Company stockholders will not have received any interest in D.R. Horton or D.R. Horton's common stock in connection with the merger or the other transactions described herein. The business, financial and operating policies of Forestar in effect prior to the effective time of the merger may not continue following the effective time of the merger. D.R. Horton's ability, subject to the limitations in the Stockholder's Agreement and the Company's new certificate of incorporation and bylaws, to control matters submitted to the Company's stockholders for approval will limit the ability of other stockholders to influence corporate matters, and the Company may take actions that its stockholders do not view as beneficial. In such circumstances, the market price of Forestar common stock could be adversely affected. In addition, the existence of a controlling stockholder of the Company may have the effect of making it more difficult for a third party to acquire, or discouraging a third party from seeking to acquire, the Company. A third party would be required to negotiate any such transaction with D.R. Horton, and the interests of D.R. Horton with respect to such transaction may be different from the interests of other Company stockholders. See the sections entitled "Comparison of Rights of Stockholders Before and After the Merger" and "Control and Management of the Company After the Merger."

        Subject to limitations in the Stockholder's Agreement and the Company's new certificate of incorporation, as will be in effect at the effective time of the merger, that limit D.R. Horton's ability to take advantage of certain corporate opportunities, D.R. Horton is not restricted from competing with the Company or otherwise taking for itself or its other affiliates certain corporate opportunities that may be attractive to the Company.

         The rights of Forestar stockholders will be different before and after completion of the merger.

        The rights of Forestar stockholders who receive new shares of Forestar common stock in the merger will be governed by the Second Amended and Restated Certificate of Incorporation (which we refer to as the "new charter") and Second Amended and Restated Bylaws (which we refer to as the "new bylaws") of the Company. As a result, there will be material differences between the current rights of Forestar stockholders and the rights they can expect to have as stockholders following completion of the merger. You should carefully review the forms of the Company's new charter and new bylaws to be in effect following completion of the merger, copies of which are attached as Exhibits A and B, respectively, to Annex A to this proxy statement/prospectus. By becoming a holder of new shares of Forestar common stock issued in connection with the merger, Forestar stockholders are deemed to have notice of and to have consented to the provisions of the Company's new charter and new bylaws, including with respect to the provisions that are described above and elsewhere in this proxy statement/prospectus, including in the sections entitled "Comparison of Rights of Stockholders Before and After the Merger" and "Control and Management of the Company After the Merger."

         New shares of Forestar common stock issued in connection with the merger may have a value that is less than the cash consideration, and the value could fluctuate significantly.

        The new shares of Forestar common stock for which Forestar stockholders may make an election in the merger may have a value that differs from the cash consideration of $17.75 per existing share of Forestar common stock. No third-party appraisal or other determination of value was requested or obtained by the Board with respect to the value of the new shares of Forestar common stock to be issued in connection with the merger. Accordingly, holders of existing shares of Forestar common stock who receive new shares of Forestar common stock, whether by reason of electing stock or as a result of the proration and allocation rules described in this proxy statement/prospectus, instead of the cash consideration of $17.75 per share, in connection with the merger will be subject to the risk that the per share value of the new shares of Forestar common stock may be less than the amount of the cash consideration, and the trading price of new shares of Forestar common stock immediately following the effective time of the merger may be different from, and lower than, the closing price of existing shares of Forestar common stock at the time of the first public announcement of the merger or at any time thereafter. In addition, the value of new shares of Forestar common stock could fluctuate significantly for many reasons, including:

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  the risks described in this proxy statement/prospectus;

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  the Company's operating and financial performance and prospects, including based on the implementation of the terms of the Master Supply Agreement;

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  changes to the competitive landscape;

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  the arrival or departure of key personnel;

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  speculation in the press or the investment community; and

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  general market conditions.

         Any inability to resolve favorably any disputes that may arise between the Company and D.R. Horton may result in a significant reduction of the Company's revenues and earnings.

        Disputes may arise between D.R. Horton and the Company in a number of areas, including:

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  business combinations involving the Company;

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  sales or dispositions by D.R. Horton of all or any portion of its ownership interest in the Company;

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  performance under the Master Supply Agreement;

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  arrangements with third parties that are exclusionary to D.R. Horton or the Company; and

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  business opportunities that may be attractive to both D.R. Horton and the Company.

        The Company may not be able to resolve any potential conflicts, and even if it does, the resolution may be less favorable than if the Company were dealing with an unaffiliated party.

        New agreements may be entered into between the Company and D.R. Horton, including under the Master Supply Agreement, and agreements the Company enters into with D.R. Horton may be amended upon agreement between the parties. While the Company is controlled by D.R. Horton, it may not have the leverage to negotiate these agreements, or amendments thereto if required, on terms as favorable to the Company as those that the Company would negotiate with an unaffiliated third party.

         D.R. Horton's ability to control the Board may make it difficult for the Company to recruit independent directors.

        For so long as D.R. Horton and its controlled affiliates hold shares of Forestar common stock representing at least a majority of the votes entitled to be cast by the holders of Forestar common stock at a stockholders' meeting, D.R. Horton will be able to elect all of the members of the Board, subject to the requirement to nominate one individual from the current Board at the Company's 2018 annual meeting of stockholders. Further, the interests of D.R. Horton and the Company's other stockholders may diverge. Under these circumstances, persons who might otherwise accept an invitation to join the Board may decline.

         After completion of the merger, the Company will be a "controlled company" within the meaning of the NYSE rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to stockholders of companies that are not "controlled companies."

        Following completion of the merger, D.R. Horton will own more than 50% of the total voting power of Forestar common stock and, as a result, the Company will be a "controlled company" under the NYSE corporate governance standards. As a controlled company, the Company will be exempt under the NYSE standards from the obligation to comply with certain NYSE corporate governance requirements, including the requirements:

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  that a majority of the Board consists of independent directors;

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  that the Company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities;

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  that the Company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities; and

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  that an annual performance evaluation of the nominating and governance committee and compensation committee be performed.

        If the Company uses the "controlled company" exemptions, holders of Forestar common stock after completion of the merger will not have the same protection afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements.

         The Company may not realize potential benefits of the strategic relationship with D.R. Horton, including the transactions contemplated by the Master Supply Agreement.

        The Master Supply Agreement establishes a strategic relationship between the Company and D.R. Horton for the supply of developed lots following completion of the merger. Under the Master Supply Agreement, the Company will, and D.R. Horton may, present lot development opportunities that it desires to develop to the other party, subject to certain exceptions. The parties will collaborate with respect to such opportunities and, if they elect to develop such opportunities, D.R. Horton will have a right of first refusal to acquire some or all of the lots developed by the Company, as set forth in the Master Supply Agreement, on market terms as determined by the parties. There are numerous uncertainties associated the Company's relationship with D.R. Horton, including the risk that the parties will be unable to negotiate mutually acceptable terms for lot development opportunities and the fact that D.R. Horton is not obligated to present lot development opportunities to the Company. As a result, the Company may not realize potential benefits of the strategic relationship with D.R. Horton, which may affect the Company's financial condition or results of operations following completion of the merger. For more information, see the section entitled "The Master Supply Agreement."

         D.R. Horton's control of the Company or the strategic relationship between D.R. Horton and the Company may negatively affect the Company's business relationships with other builder customers.

        So long as D.R. Horton controls the Company or the strategic relationship between D.R. Horton and the Company remains in place, the Company's business relationships with other builder customers may be negatively affected, including as a result of the risk that such other builder customers may believe that the Company will favor D.R. Horton over its other customers. In addition, the Company has in the past relied on builder referrals as a source for land development opportunities, and there is a risk that builders may refer such opportunities to land developers other than the Company as a result of the Company's close alignment with D.R. Horton.

         An investment in Forestar common stock after completion of the merger may be less liquid than an investment in Forestar common stock before completion of the merger.

        Forestar common stock after completion of the merger may be less liquid than Forestar common stock before completion of the merger because (a) the aggregate value of the publicly held Forestar common stock at the effective time of the merger will be substantially less than the aggregate value of the publicly held Forestar common stock outstanding immediately prior to the merger (as a result of the payment of the cash consideration), and (b) unlike the publicly held Forestar common stock before completion of the merger, all of the publicly held new Forestar common stock after completion of the merger will be minority shares of a company controlled by D.R. Horton, which will own approximately 75% of the equity of the Company following completion of the merger. See "—So long as D.R. Horton controls the Company, other holders of Forestar common stock after completion of the merger will have limited ability to influence matters requiring stockholder approval, and if you are a holder of Forestar common stock after completion of the merger, D.R. Horton's interest may conflict with yours."

         Forestar will experience an "ownership change" under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), potentially limiting its use of tax attributes, such as unrealized built-in losses and other tax attributes, to reduce future tax liabilities after completion of the merger.

        Forestar has substantial unrealized built-in losses and other tax attributes for U.S. federal income tax purposes. The utilization of these tax attributes following completion of the merger depends on the timing and amount of taxable income earned by the Company in the future, which Forestar is not able to predict. Moreover, Forestar will experience an "ownership change" under Section 382 of the Code as a result of the merger, potentially limiting the use of the Company's tax attributes to reduce future tax liabilities for U.S. federal income tax purposes. This limitation may affect the timing of when these tax attributes may be used which, in turn, may impact the timing and amount of cash taxes payable by the Company.

Other Risk Factors of Forestar

        Forestar's business is and will be subject to the risks described above. In addition, Forestar's business is, and will continue to be, subject to the risks described in Forestar's Annual Report on Form 10-K for the year ended December 31, 2016, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which (other than information deemed, in accordance with SEC rules, to be furnished and not filed) are or will be filed with the SEC and incorporated by reference into this proxy statement/prospectus. See the section entitled "Where You Can Find More Information" for the location of information incorporated by reference in this proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. Forward-looking statements include statements concerning business strategy, plans and prospects, among other things, including anticipated trends and developments in and management plans for our business and the markets in which we operate. In some cases, you can identify these statements by forward-looking words, such as "estimate," "expect," "anticipate," "project," "plan," "intend," "believe," "forecast," "foresee," "likely," "may," "should," "goal," "target," "might," "will," "could," "predict," and "continue," the negative or plural of these words and other comparable terminology. All forward-looking statements included in this proxy statement/prospectus are based upon information available to us as of the filing date of this proxy statement, and we undertake no obligation to update any of these forward-looking statements for any reason. You should not place undue reliance on forward-looking statements. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in Forestar's Annual Report on Form 10-K for the year ended December 31, 2016 under the heading "Risk Factors," as updated from time to time by Forestar's Quarterly Reports on Form 10-Q and other documents of Forestar on file or in this proxy statement/prospectus filed with the SEC by Forestar, including the following factors:

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  one or more closing conditions to the merger may not be satisfied or waived, on a timely basis or at all, including receipt of the Company stockholder approval or the condition that holders of 20% or more of Forestar common stock do not properly exercise appraisal rights;

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  there may be a material adverse change to Forestar or the business of Forestar may suffer as a result of uncertainty surrounding the transaction;

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  the merger may involve unexpected costs, liabilities or delays;

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  legal proceedings may be initiated related to the merger; and

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  there may be changes in economic conditions, political conditions, changes in federal or state laws or regulation.

        There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized. Consequently, all of the forward-looking statements we make in this proxy statement/prospectus are qualified by the information contained or incorporated by reference herein, including, but not limited to, (i) the information contained under this heading and (ii) the information contained under the headings "Risk Factors" and information in our consolidated financial statements and notes thereto included in our most recent filing on Form 10-K and subsequent periodic and interim report filings (see the section entitled "Where You Can Find More Information"). No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

 THE MERGER

        The following is a discussion of the merger and the material terms of the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read carefully the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement/prospectus.

Background of the Merger

        The Board continuously evaluates Forestar's strategic direction and business with a goal of maximizing stockholder value. On December 8, 2014, the Company issued a press release approved by the Board announcing that the Board, working together with its management team and financial advisor, was exploring strategic alternatives to enhance stockholder value. Thereafter, on May 12, 2015, the Company announced that, as a result of its review of strategic alternatives, the Board had approved and initiated a plan to focus on growing the Company's core real estate business, including harvesting cash flows from its non-core oil and gas business by significantly reducing capital expenditures and operating costs.

        On June 15, 2015, the chief executive officer of a publicly traded real estate operating company ("Party A") sent a letter to the Company's chief executive officer to express an interest in discussing a potential combination of the Company and Party A, but no price or valuation was specified.

        On July 15, 2015, the chief executive officer of the Company participated in a telephone conference with the chief executive officer of Party A to elaborate on the Company's focus on the plan announced on May 12, 2015.

        On August 6, 2015, the chief executive officer of Party A sent another letter to the chief executive officer of the Company, copying the Board, reiterating Party A's desire to consider a combination of the two companies and outlining the potential benefits of a combination. The letter did not include any indicative valuation of the Company. Forestar's closing stock price was $12.92 on August 6, 2015.

        On August 11, 2015, the Board held an in-person meeting, with members of Forestar management in attendance. Representatives of the Company's then-financial advisor (which was not JMP) were also present during a portion of the meeting. Forestar management provided an overview of Party A and its strategy and certain financial information. The Company's financial advisor summarized certain considerations with a possible combination of Party A and the Company, including relative trading activity and implied historical exchange ratios. After discussion among the Board, management and its financial advisor, the Board determined to direct management to inform Party A that the Company was not interested in pursuing a transaction, among other reasons due to the fact that the Company and Party A were pursuing different real estate strategies as Party A was focused on acquiring and holding income producing properties and the Company was principally a land developer for single-family communities. After the meeting, Forestar's chief executive officer sent a letter to the chief executive officer of Party A advising that the Board had determined that exploration of a business combination with Party A at this time was not in the best interests of Forestar and its stockholders.

        On September 28, 2015, among other management and Board changes, the Company announced the appointment of Phillip J. Weber as its new chief executive officer, and that James A. Rubright would be Forestar's non-executive chairman effective December 31, 2015. On October 2, 2015, the Company announced the appointment of Charles D. Jehl as the new chief financial officer of the Company.

        On October 22, 2015, Forestar's management team held introductory meetings with a publicly traded real estate investment firm ("Party B") to explore Party B acquiring Forestar's community development portfolio or all of the equity interests in the Company. This meeting arose out of discussions between a representative of Forestar and a representative of Party B who had a pre-existing personal relationship. Forestar and Party B entered into a confidentiality agreement on November 13, 2015, and Party B initiated due diligence of the Company. Shortly thereafter, Party B informed the Company it would not proceed with a transaction due to Party B's belief that Party B would not be able to offer a price at which the Company would be willing to transact.

        The Board held an in-person meeting on November 10, 2015, with members of Forestar management in attendance. At the meeting, in connection with the Board's plan to focus on the core business, the Board determined to engage financial advisors to commence the sales process for certain non-core assets, including specifically the sale of its hotel property in Austin, Texas, and its oil and gas working interest assets in North Dakota. Forestar's closing stock price was $13.37 on November 10, 2015.

        In early December 2015, Bruce Dickson, then the Company's chief real estate officer, met with representatives of a private residential and commercial real estate company ("Party C") to discuss possible strategic alternatives between Forestar and Party C. This meeting was arranged at the request of the Company as it continued to evaluate its strategy for the community development business.

        During the last two months of 2015 and in 2016 prior to the ultimate engagement of JMP as the Company's financial advisor in August 2016, the Forestar management team met with several potential financial advisors and invited JMP and four other potential financial advisors to prepare materials and presentations for the Board regarding such firms' views on Forestar's business and alternatives. Throughout 2016 and 2017, the Company continued to pursue its initiatives to reduce operating costs, exit certain non-core assets and focus on maximizing stockholder value. As the Company narrowed its core business to community development and continued to divest certain non-core assets, Forestar management also worked with various advisors to consider future alternatives for Forestar in light of the business challenges facing Forestar and the Company's future financial plan and prospects.

        On January 7, 2016, the Board held a telephonic meeting, with members of Forestar management in attendance. Mr. Weber provided an update on ongoing initiatives with respect to the Company's non-core assets, and Mr. Jehl provided information regarding net asset value scenarios for the Company as well as a review of its core business. The Board discussed these reviews and the status of the core community development business, and discussed the strategic direction of the Company.

        On January 19 and January 20, 2016, Mr. Weber, Mr. Dickson and Michael Quinley, the Company's president—community development, met with representatives of Party C to introduce Mr. Weber and Mr. Quinley to the Party C representatives and to further discuss possible strategic alternatives between Forestar and Party C. Party C had executed a confidentiality agreement with Forestar on January 12, 2016. Thereafter, the parties determined not to proceed with further discussions regarding a transaction due to a perceived lack of strategic alignment between the parties as Party C was focused on growing its multifamily business, which Forestar was considering for opportunistic exit over time.

        On January 26, 2016, the Board held a telephonic meeting, with members of Forestar management in attendance. At the meeting, the Board determined the Company's multifamily business was non-core, and to opportunistically exit Forestar's multifamily portfolio and no longer allocate capital to new projects in that business.

        On February 8 and February 9, 2016, the Board held an in-person meeting, which members of Forestar management attended. At the meeting, a potential financial advisor made a presentation to the Board regarding the advisor's observations about the Company, its market positioning, and the Company's strategic alternatives. The Board engaged in a discussion regarding the Company's strategic alternatives, and in furtherance of the objective to focus on the Company's core community development business the Board directed management to commence the process to market its timberland assets and to begin the process to determine potential values for legacy oil and gas and mineral assets. Forestar's closing stock price was $8.60 on February 9, 2016.

        In April 2016, a representative of a private real estate investment firm ("Party D") discussed with Mr. Quinley Party D's potential interest in an acquisition of the Company's community development business in the course of Mr. Quinley's regular business interactions with such representative. Mr. Quinley had been acquainted with the Party D representative for over 30 years during which both Mr. Quinley and the Party D representative had been employed by various firms associated with Atlanta-area real estate development activities or providing services thereto. After initial discussions, Party D executed a confidentiality agreement with Forestar on April 19, 2016, and Mr. Quinley had additional discussions with the Party D representative during May 2016.

        In late April 2016, a representative of a private investment firm ("Party E") contacted a member of the Board (who is no longer a member of the Board) with whom the Party E representative was already acquainted to inquire about a potential transaction with the Company. The Forestar director spoke with the representative of Party E regarding Forestar and its business (without sharing any material non-public information). The director suggested that the Party E representative contact Mr. Weber if Party E was interested in engaging in further discussions regarding a potential transaction with the Company, and no further contact from Party E was received by the Company in regard to a potential transaction.

        The Board held a regularly scheduled in-person meeting on May 9 and May 10, 2016, with members of Forestar management and representatives of two potential financial advisors (neither of which were the potential financial advisor that presented at the February 8 and February 9, 2016 Board meeting) and Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden"), the Company's legal counsel, in attendance (with the two potential financial advisors and Skadden in attendance for part of the meeting). At the meeting, Mr. Weber reviewed the evolution of considerations and decisions since October 2015 related to the Company's portfolio of assets, and discussed with the Board certain historical financial information and pro forma community development information. Representatives of the first potential financial advisor joined the meeting to discuss their recommendations, including strategic alternatives, repurchasing or refinancing indebtedness, valuation considerations for the Company's community development business and their recommendation to initiate a tender offer for the Company's 8.500% senior secured notes due 2022. The second potential financial advisor then joined the meeting to discuss the Company's net asset value, potential deleveraging alternatives and recommendations on strategic alternatives. After the presentations by the two potential financial advisors, Mr. Weber advised the Board that the Company had been approached by a representative of Moelis & Company ("Moelis"), representing a publicly traded company, the identity of which had not been disclosed to Mr. Weber, that was interested in engaging in discussions with the Company. The Board discussed the strategic alternatives for the community development business and considerations regarding the financial advisor the Company may want to engage. Representatives of Skadden joined the meeting to discuss and respond to questions from the directors regarding their fiduciary duties with respect to the exploration of strategic alternatives. After discussion of the various presentations and alternatives presented to the Board, the Board determined to initiate a cash tender offer and consent solicitation for the Company's senior secured notes, and to continue to focus on the Company's core community development business. Forestar's closing stock price was $12.43 on May 10, 2016.

        After the Board meeting, the Moelis representative that had contacted Mr. Weber prior to the Board meeting about potentially engaging in discussions with the Company disclosed to Mr. Weber the identity of the advisor's client, D.R. Horton. On May 11, 2016, Mr. Weber and Mr. Quinley had an in-person meeting with representatives of D.R. Horton to discuss Forestar and D.R. Horton and whether the parties would be interested in a potential transaction or other strategic business arrangement.

        On May 18, 2016, Mr. Weber, Mr. Jehl and Mr. Quinley had a follow-up meeting with representatives of D.R. Horton to discuss further whether the parties would be interested in a potential transaction or other strategic business arrangement.

        On May 27, 2016, the Company entered into a confidentiality agreement with D.R. Horton, which agreement included a "standstill" provision (which "standstill" expired in accordance with its terms on February 27, 2017).

        On June 1, 2016, Mr. Weber, Mr. Jehl, David M. Grimm, then the Company's chief administrative officer and general counsel, and Mr. Quinley met with representatives of D.R. Horton, including D.R. Horton's financial advisor, and the parties discussed a potential strategic alliance and other potential business arrangements. In the days following, the parties and their advisors continued to discuss a potential transaction.

        On June 6, 2016, D.R. Horton delivered a draft term sheet to Forestar proposing an equity investment by D.R. Horton in Forestar. The term sheet provided for a proposed investment in Forestar by D.R. Horton to acquire a combination of common stock representing 19.9% of the fully diluted Forestar common shares outstanding prior to the issuance at a purchase price equal to the market value per share, and convertible preferred stock representing an additional 20% of the fully diluted Forestar common shares outstanding on an as-converted basis. The term sheet provided that D.R. Horton would have proportional representation on the Board and on a newly formed investment committee composed of Forestar management and D.R. Horton representatives, and D.R. Horton would have certain veto rights at the Board level and on the investment committee. The term sheet also provided that the Company would use the proceeds of the investment to pursue lot development projects in which D.R. Horton would have rights to purchase a significant portion of the lots, and the parties would also enter into an agreement providing D.R. Horton with preferential rights to acquire developed lots from the Company at market prices.

        On June 13, 2016, Mr. Quinley met with representatives of Party D and discussed Party D acquiring Forestar's community development portfolio.

        On June 16, 2016, the Board held a telephonic meeting, with members of Forestar management in attendance. Mr. Weber reviewed the fact that several parties had previously expressed an interest in Forestar's community development business (such as Party B, Party C and Party D), and discussed D.R. Horton's proposal and the status of conversations with D.R. Horton. In light of the potential interest in the community development business and the D.R. Horton proposal, Forestar management recommended to the Board that the Company would benefit from engaging a financial advisor to assist with the identification and evaluation of strategic alternatives, and noted that the Company had been in contact with several potential firms. Following discussions, the Board authorized Forestar management (i) to continue discussions with potential financial advisors with a goal of identifying a firm for recommendation to the Board and (ii) to continue discussions with D.R. Horton to enable D.R. Horton to better understand the value of the Company for purposes of its potential strategic investment and address other aspects of D.R. Horton's proposal.

        During June and July 2016, Forestar management reached out to and met with potential financial advisors regarding the Company. On June 21, 2016, Mr. Weber and Mr. Jehl held a telephone conference with representatives of JMP to invite JMP to attend the August 2016 meeting of the Board for discussions regarding the Company's strategic alternatives.

        On June 23, 2016, Mr. Jehl and other Forestar employees participated in a conference call with D.R. Horton and its financial advisor to discuss the potential strategic investment and Forestar's financial position.

        On June 29, 2016, Mr. Weber, Mr. Jehl and Mr. Quinley met with representatives of Party D to introduce Mr. Weber and Mr. Jehl and continue the discussions regarding Party D's potential acquisition of Forestar's community development portfolio.

        On July 13, 2016, Forestar management, in furtherance of the process authorized by the Board to evaluate potential financial advisors, authorized JMP, in contemplation of potential formal engagement, to reach out to five initial parties to discuss possible interest in a potential transaction with Forestar (with respect to the community development business or otherwise), including two private investment firms ("Party F" and "Party G"), a real estate investment firm ("Party H"), a private owner and developer of mixed-use, master-planned communities ("Party I"), and a non-U.S. publicly traded real estate firm ("Party J").

        On July 14, 2016, Mr. Weber, Mr. Jehl, Mr. Grimm and Mr. Quinley met with representatives of D.R. Horton at D.R. Horton's corporate offices to further discuss the potential strategic investment by D.R. Horton in Forestar.

        Party G executed a confidentiality agreement with Forestar on July 21, 2016.

        On July 22, 2016, Mr. Weber met with representatives of D.R. Horton at its corporate offices to discuss valuation considerations with respect to Forestar and the terms of the potential strategic investment by D.R. Horton.

        On July 26, 2016, Forestar delivered to D.R. Horton a revised draft of the term sheet regarding D.R. Horton's potential strategic investment in the Company, consistent with the general feedback to the term sheet from the Board at the June 16, 2016 meeting. The term sheet contemplated an acquisition of 19.9% of Forestar common stock at an unspecified premium to the market price and eliminated the proposed preferred stock investment, and, among other changes to D.R. Horton's proposed term sheet, limited D.R. Horton's board of directors veto rights and removed D.R. Horton's investment committee veto rights and added a five-year customary standstill that limited D.R. Horton's ability to acquire more than 25% of Forestar common stock or to take certain other actions. Forestar's closing stock price was $12.24 on July 26, 2016.

        On July 27, 2016, Party F and Party J each executed a confidentiality agreement with Forestar.

        On August 1, 2016, Mr. Rubright met with representatives of D.R. Horton at his home to further discuss the potential strategic investment by D.R. Horton in Forestar.

        On August 4, 2016, D.R. Horton delivered to the Company a revised draft of the term sheet regarding D.R. Horton's proposed strategic investment in the Company. The revised term sheet contemplated an acquisition by D.R. Horton of 19.9% of Forestar common stock, and convertible preferred stock that, together with the common stock, would result in D.R. Horton owning 25% of the fully diluted Forestar common shares outstanding on an as-diluted basis, at a purchase price of $13.75 per share in each case. Among other changes to the Forestar July 26, 2016 draft term sheet, the revised draft (i) included expanded board of directors veto rights, (ii) reinstated certain of D.R. Horton's veto rights on the investment committee and (iii) provided for a more limited two-year standstill agreement that allowed D.R. Horton to acquire up to 30% of Forestar common stock.

        The Board held an in-person meeting on August 8 and August 9, 2016, with members of Forestar management in attendance. Representatives of JMP and another potential financial advisor were also in attendance for portions of the meeting. As the Board was evaluating which financial advisor it would engage, Forestar management invited JMP and the other potential financial advisor to attend portions of the Board meeting, and each of JMP and the other financial advisor separately joined the meeting to discuss potential strategic alternatives that the Company might wish to consider and valuation matters. JMP discussed with the Board three potential options for the Company: sale, liquidation or status quo with growth, and discussed the five parties contacted for preliminary outreach in July, as well as additional potential transaction parties. After discussion of the various alternatives presented and considerations regarding the appropriate financial advisor, the Board decided to engage in a process to explore a potential sale of the Company and approved the engagement of JMP to assist with the process (at no time did JMP participate in any discussions of the Board regarding JMP's engagement). The Board's selection was based on JMP's reputation and experience and familiarity with Forestar and its business. The Board also discussed D.R. Horton's most recent proposal. The Board determined that the proposed investment construct was problematic to Forestar because the proposed D.R. Horton governance rights were excessive in comparison to the proposed level of investment. Shortly after the Board meeting, Forestar management informed D.R. Horton of these conclusions and the fact that the Company intended to engage JMP to explore strategic alternatives. Thereafter, D.R. Horton advised Forestar management that D.R. Horton was not interested in participating in a formal process with other parties. Forestar's closing stock price was $12.16 on August 9, 2016.

        On August 11, 2016, Party H executed a confidentiality agreement with Forestar.

        JMP was formally engaged on August 18, 2016 pursuant to the approval granted by the Board in the August 8 and August 9, 2016 meeting. Forestar's closing stock price was $12.25 on August 18, 2016. Beginning on August 18, 2016 and through September, at the direction of the Company and consistent with direction of the Board to initiate a potential sale process, JMP reached out to, or continued engagement with, 18 parties (including Parties A—J mentioned above, other than Party E, in light of their lack of response to the prior discussions, and Party D, who Forestar management was dealing with directly at the time) to solicit interest in an acquisition of Forestar, including several parties that had reached out to JMP or Forestar inquiring about a possible transaction. The contacted parties included public and private strategic acquirors, including national homebuilders, and private investment firms.

        On September 6, 2016, Forestar opened an electronic data room for potential acquirors that had executed confidentiality agreements.

        On September 14, 2016, a non-binding indication of interest was received from Party D based on the prior discussions between Party D and Forestar management. The indication of interest consisted of an offer to purchase only Forestar's community development assets for $250 million. Forestar management had informed Party D that JMP had been retained by Forestar to assist it with evaluating strategic alternatives for the Company as a whole. Also on that day, Party I executed a confidentiality agreement with Forestar and was granted access to the electronic data room shortly thereafter.

        On September 22, 2016, at the direction of the Company, JMP transmitted a process letter to the 10 parties included in the initial outreach group (including Party B and Parties G—J) that had expressed an interest in a potential transaction inviting them to submit by no later than October 7, 2016 initial indications of interest to acquire Forestar. Forestar's closing stock price was $11.67 on September 22, 2016.

        On September 28, 2016, Forestar executed a confidentiality agreement with Party I with respect to information to be provided to Forestar by Party I.

        Throughout late September and October 2016, JMP and the Company's management held various telephone conferences and in-person meetings with the various parties considering a transaction to provide further information on Forestar and its business.

        From September 26, 2016 to October 6, 2016, Mr. Weber, Mr. Jehl, Mr. Quinley, Mr. Thomas H. Burleson, the Company's Executive Vice President—Real Estate, West Region, other Forestar employees and representatives of JMP held telephone or in-person conferences with each of Party G, Party I, Party F and a private investment firm ("Party K") to provide information regarding Forestar and its business. Party K had initially inquired about purchasing the Company's receivables from the Cibolo Canyons Special Improvement District, but Party K subsequently contacted JMP to be involved in the potential sale process. Party K executed a confidentiality agreement with Forestar on October 5, 2016 and was granted access to the electronic data room shortly thereafter.

        On October 7, 2016, Party F submitted an initial non-binding indication of interest for Forestar for an all-cash acquisition of Forestar at a preliminary valuation of $14.00 per share.

        On October 11, 2016, Mr. Jehl, Mr. Quinley, Mr. Burleson and other Forestar employees and representatives of JMP held separate telephone conferences with representatives of a publicly traded homebuilder ("Party L") and a publicly traded real estate investment trust ("Party M") to provide an overview of Forestar and its community development business by project and market, each of whom had been part of the initial outreach group contacted by JMP. Party L had executed a confidentiality agreement with Forestar on September 29, 2016 and Party M had executed a confidentiality agreement with Forestar on September 26, 2016, and each were granted access to the electronic data room shortly after executing such confidentiality agreements.

        On October 14, 2016, Party I submitted an initial non-binding indication of interest. The indication of interest provided for a non-cash, all-stock private-to-public merger transaction pursuant to which Party I and Forestar would merge with Forestar as the surviving corporation, and Forestar stockholders would own approximately 13%-14% of the merged company. The offer implied a valuation of Forestar of approximately $600 million to $625 million based on Party I's proposed valuation of itself (a price per share of $14.05 to $14.64). Party I indicated that it would consider including a cash portion of the purchase price if Forestar preferred such a structure. In response to Party I's initial indication of interest, JMP requested that Party I provide financial information to support the valuation of Party I included in its initial indication of interest.

        On October 18, 2016, D.R. Horton withdrew its earlier offer that had valued the Company at $13.75 per share, informing the Company that it was not interested in an acquisition of the entire company and that it did not wish to participate in the potential sale process. D.R. Horton indicated that it would not work on a potential strategic investment in the Company until the potential sale process was concluded. Also on that day, Party I provided initial diligence information in response to Forestar's request to provide financial information to support the Party I valuation included in its initial indication of interest.

        On October 19, 2016, the Board held a telephonic meeting, with members of Forestar management and representatives of JMP and Skadden in attendance (with JMP in attendance for part of the meeting). The representative of Skadden reviewed with the members of the Board their fiduciary duties. JMP summarized the status of the potential sale process to date, noting that of the parties that had been contacted as part of the initial outreach group or that had otherwise engaged in discussions with Forestar as noted above, nine (including Party A) had either declined to participate in the process or had withdrawn from the process after executing a confidentiality agreement with the Company. Four of the parties had submitted initial indications of interest: D.R. Horton (at a value of $13.75 per share, which offer had been withdrawn on October 18, 2016), Party D (at an implied value of $5.87 per share for the community development business only), Party F (at a value of $14.00 per share) and Party I (at an implied value of $14.05 to $14.64 per share based on Party I's valuation of itself included in its indication of interest). The Board engaged in discussion with the JMP representatives regarding the process and the parties that had indicated, or were expected to indicate based on discussions with JMP, interest in a transaction with Forestar. Forestar's closing stock price was $11.20 on October 19, 2016.

        Also on October 19, 2016, an initial non-binding indication of interest was received from Party M, which contemplated that Party M would contribute a master planned community land portfolio to Forestar in exchange for Forestar common stock, preferred equity, or other consideration to be determined. Party M did not include an indicative valuation in its indication of interest. After discussions between representatives of the Company and Party M regarding the proposed transaction, including the possibility of Party M providing debt financing to an acquiror of the Company, the parties concluded that a transaction involving Forestar and Party M was not a strategic fit given Party M's proposed transaction structure, and Party M did not continue in the potential sale process.

        On October 24, 2016, Mr. Jehl, Mr. Quinley, Mr. Burleson and other Forestar employees and representatives of JMP held a telephone conference with representatives of a private community developer ("Party N") to provide an overview of Forestar and its community development business by project and market. Party N had executed a confidentiality agreement with Forestar on October 11, 2016 and was granted access to the electronic data room shortly thereafter.

        Also on October 24, 2016, consistent with the discussions at the October 19, 2016 meeting of the Board, Forestar management instructed JMP to initiate an expanded outreach to six additional potential acquirors, including Starwood Capital Group ("Starwood"), a private real estate developer ("Party O") and investment firms and publicly traded real estate companies. In the days following, JMP reached out to all six parties to solicit their interest in participating in the potential sale process. On that same day, JMP transmitted a detailed request list to Party I for financial information so that Forestar, with the assistance of its advisors, could assess Party I's proposed valuation of itself.

        Starwood executed a confidentiality agreement with Forestar on October 24, 2016 and was granted access to the electronic data room shortly thereafter.

        On October 26, 2016, Mr. Burleson and other Forestar employees and representatives of JMP held a telephone conference with representatives of Party K to provide an overview of Forestar and its community development business by project and market.

        Also on October 26, 2016, Mr. Weber and Mr. Jehl and representatives of JMP met with representatives of Party F to discuss the potential sale process and the progress made by Party F to date, including the terms of its indication of interest. The parties discussed arranging project level tours for representatives of Party F in November 2016.

        On the same day, Mr. Weber and Mr. Jehl and representatives of JMP also met with Party N and discussed Party N's continued interest in purchasing the Company or its community development assets.

        On October 27, 2016, Party I provided additional high level financial due diligence information. Forestar, in consultation with JMP, did not consider such information sufficient to assess Party I's proposed valuation of itself. At the Company's direction, JMP communicated to Party I the need for additional due diligence materials in order for the Company to assess Party I's proposed valuation of itself.

        On November 1, 2016, Party F informed JMP that it wanted to introduce another private investment firm into the process ("Party P") to evaluate the potential transaction as a potential partner with Party F. Representatives of JMP spoke with representatives of Party P and Party P executed a confidentiality agreement on November 4, 2016 and was granted access to the electronic data room shortly thereafter. Party P began to work with Party F to evaluate the potential transaction as potential partners.

        On November 7, 2016, Party N submitted an initial non-binding indication of interest for an all-cash acquisition of the Company at $14.50 per share.

        The Board met at an in-person meeting on November 7 and November 8, 2016, with members of Forestar management and representatives of JMP in attendance (with JMP in attendance for part of the meeting). Forestar management and JMP provided an update of the potential sale process, including an overview of the six additional parties contacted, and an overview of potential strategic alternatives for the Company. Forestar's closing stock price was $11.35 on November 7, 2016.

        On November 9, 2016, Party O executed a confidentiality agreement with Forestar and was granted access to the electronic data room shortly thereafter.

        In November 2016, based on discussions at the Board meeting on November 7 and November 8, 2016, Forestar determined to invite Starwood and Party O (based on discussions with such parties) and Party F and Party P, Party I and Party N (based on the terms of the initial indications of interest submitted by, and discussions with, such parties) to participate in the second round of the potential sale process. Such parties were included in the second round of the potential sale process based on the potential benefit to Forestar stockholders of the participation of such parties in light of their perceived interest level in and ability to consummate a transaction and in the interest of furthering a competitive process. Forestar determined not to invite Party D into the second round due to the lower valuation and structural impediments to a transaction compared to the other prospective acquirors. During the course of the second round of the potential sale process, the Company arranged various site tours and telephone conferences at the request of the potential acquirors in connection with their due diligence, as detailed below.

        On November 11, 2016, Mr. Jehl and other Forestar employees and Forestar's external tax counsel participated in a conference call with Party F in which the parties discussed structuring alternatives for a potential transaction.

        On November 15, 2016, Mr. Jehl, Mr. Quinley, Mr. Burleson and other Forestar employees and representatives of JMP held a telephone conference with representatives of Starwood to provide an overview of Forestar and its community development business by project and market.

        From November 16 to November 18, 2016, Mr. Weber, Mr. Jehl, Mr. Quinley, Mr. Burleson, representatives of JMP and other Forestar employees held in-person meetings, and Forestar representatives conducted project tours for, representatives of Party F and Party P. Forestar provided Party F and Party P with additional information regarding Forestar and an update on the core business and status of the non-core business and dispositions.

        From November 28 to December 1, 2016, Mr. Weber, Mr. Jehl, Mr. Quinley, Mr. Burleson, representatives of JMP and other Forestar employees held in-person meetings, and Forestar representatives conducted project tours for, representatives of Starwood. In addition, Forestar provided additional information and an update on the core community development business and the status of the non-core asset divestitures.

        On December 2, 2016, Mr. Burleson met with representatives of Party O, with Mr. Jehl and other Forestar employees and representatives of JMP joining by telephone conference. Forestar provided an overview of Forestar and its community development business by project and market. Also on that day, at the direction of the Company, JMP contacted three additional parties that had expressed interest in providing financing to Party N in the potential sale process.

        On December 6, 2016, Party O submitted an initial, non-binding indication of interest for an all-cash acquisition of Forestar at a price of $15.00 per share.

        On December 13, 2016, at the direction of the Company, JMP transmitted a second round process letter to Starwood and Party F and Party P, Party I, Party N and Party O, which were the only parties that continued to express an interest in pursuing a transaction with the Company, inviting such parties to submit final offers by no later than January 20, 2017.

        Also on December 13, 2016, Mr. Weber, Mr. Jehl, Mr. Burleson, representatives of JMP and other Forestar employees held in-person meetings, and Forestar representatives conducted project tours for, representatives of Party O. On the same day, Forestar provided Party O with additional information regarding Forestar and an update on the core business and status of the non-core business and dispositions, and the parties discussed the terms of Party O's indication of interest.

        On December 14, 2016, Mr. Jehl and other Forestar employees and Forestar's external tax counsel participated in a conference call with Party O in which the parties discussed structuring alternatives for a potential transaction.

        On December 15, 2016, Mr. Weber and Mr. Jehl had a meeting with Mr. Mike Moser, the chief executive officer of Starwood Land Ventures, L.L.C. ("Starwood Land"), an affiliate of Starwood, in which the parties continued to discuss the potential transaction between Forestar and Starwood. Forestar management reviewed business and financial information with Mr. Moser. Mr. Moser expressed interest in pursuing a transaction and adding the Forestar community development business to Starwood Land's existing platform.

        On December 19, 2016, Mr. Jehl participated in a conference call with representatives of Party O to discuss historical costs and projected SG&A assumptions and employee census information.

        On December 22, 2016, Starwood Land submitted a preliminary, non-binding indication of interest for an all-cash acquisition of the Company at a price of $15.00 per share, subject to approval by Starwood's investment committee.

        On December 29, 2016, Mr. Jehl and other Forestar employees and Forestar's external tax counsel participated in a conference call with Party I in which the parties discussed structuring alternatives for a potential transaction.

        On December 30, 2016, at the direction of the Company, JMP transmitted a draft merger agreement prepared by Skadden to Starwood, Party F and Party P, Party I, Party N and Party O, and requested that the parties submit a revised draft of such proposed merger agreement with their final offers to be submitted no later than January 20, 2017.

        On January 3, 2017, Mr. Jehl participated in a telephone conference with representatives of Party F and Party P to provide an update on the non-core asset divestitures and SG&A discussions.

        Also on January 3, 2017, Party N informed the Company that it would not be submitting a final offer because Party N was only interested in purchasing the community development assets of Forestar and not the equity of the Company (including the Company's liabilities), and Party N had not yet been able to arrange financing for a transaction.

        On January 4, 2017, Mr. Weber and Mr. Jehl met with representatives of Party O to discuss an acquisition of Forestar and to provide a presentation regarding Forestar's water assets.

        On January 4 and January 6, 2017, Mr. Jehl, Mr. Burleson and other Forestar employees participated in telephone conferences with Mr. Moser and Mr. Craig Campbell, the President, West Region of Starwood Land, to discuss due diligence matters.

        On January 5, 2017, the Board held a telephonic meeting, with members of Forestar management and representatives of JMP and Skadden in attendance (with JMP in attendance for part of the meeting). The representatives of JMP provided an update on the potential sale process and engagement with the remaining parties, including property tours and significant meetings, and an overview of the expected final round bids based on discussions with the interested parties. The representative of Skadden reviewed with the members of the Board their fiduciary duties with respect to the potential sale process.

        On January 6, 2017, Mr. Jehl and other Forestar employees and Forestar's external tax counsel participated in a follow-up conference call with Party O to continue discussing the structuring options for the transaction.

        On January 10, 2017, Mr. Jehl, Mr. Burleson and other Forestar employees participated in telephone conferences with Party F and Party P to discuss due diligence matters and an overview of the West region assets.

        On January 12, 2017, Mr. Weber and Mr. Jehl and representatives of JMP met with Mr. Moser and Mr. David Baker, a Vice President of Starwood, in Austin, Texas, to discuss financial and business due diligence matters for the potential transaction between the Company and Starwood.

        On January 16, 2017, Mr. Weber participated in a conference call with a representative of Party O to discuss the possible acquisition of Forestar by Party O.

        On January 19, 2017, Party F and Party P informed JMP that they would not be submitting a final offer for the acquisition of Forestar because based on their additional due diligence reviews of the Company, the valuation of the Company would be substantially lower than the values provided in Party F's initial indication of interest. Party O also informed JMP that it would not be submitting a final offer for Forestar for the same reasons but it expressed an interest in acquiring solely the Company's community development assets if a transaction for sale of the entire Company was not consummated.

        On January 27, 2017, Party I submitted its second non-binding offer for a merger of Forestar and Party I, which continued to reflect a stock-for-stock merger pursuant to which Party I would acquire Forestar and become a public company. The offer included a proposed value of Party I within the range provided in its initial indication of interest, and Forestar stockholders would own approximately 15% of the merged company. Party I did not submit a revised draft of the proposed merger agreement with its offer.

        On January 28, 2017, the Board held a telephonic meeting, with members of Forestar management and representatives of JMP in attendance (with JMP in attendance for part of the meeting). The representatives of JMP provided an update on the potential sale process, identifying the parties that had withdrawn from the process and that only Party I had provided a final offer and that the January 20, 2017 deadline for such offers included in the process letter had passed, and that Party I continued to propose a stock-for-stock transaction without supplying necessary data for the Company to assess Party I's own valuation. After consultation with JMP, the Board determined that, in addition to Party I, the Company should continue to engage with Starwood to encourage submission of a final offer and with Party F and Party P with the goal of encouraging Party F and Party P to reengage in the potential sale process and submit a final offer. Forestar's closing stock price was $13.00 on January 27, 2017.

        On January 31, 2017, JMP had a telephone conference with representatives of Party I to discuss their offer and to request the necessary information for the Company to assess the proposed valuation of Party I.

        On February 1, 2017, Party I provided additional financial due diligence information consisting primarily of a third party liquidation analysis at a value substantially below Party I's proposed valuation in its final offer, and which Forestar, in consultation with JMP, did not consider sufficient to substantiate Party I's proposed valuation of itself.

        On February 8, 2017, Starwood submitted its non-binding second offer, which included an offer to acquire the Company for a price of $13.65 per share and proposed a 30-day exclusivity period to continue its due diligence and execute transaction documents, followed by a post-signing due diligence period of 30 days, with Starwood having the right to terminate the merger agreement (which we refer to as the "Starwood merger agreement") in its sole discretion during such 30-day diligence period. Starwood indicated to Forestar management that it had reduced the offer price from $15.00 per share price included in Starwood Land's initial indication of interest as a result of findings during the course of its due diligence investigation of the Company, including, among other things, the fact that a greater percentage of the Company's residential lots were under contract than Starwood had initially assumed and Starwood's belief that obtaining entitlements for one of the Company's assets was less feasible or likely to take longer than Starwood had initially assumed.

        On February 13 and February 14, 2017, the Board held an in-person meeting, with members of Forestar management and representatives of JMP and Skadden in attendance (with JMP and Skadden in attendance for part of the meeting). JMP informed the Board that JMP had reached out to Party F after the January 28, 2017 Board meeting to encourage Party F and Party P to reengage in the potential sale process and submit a final offer, and Party F had declined on behalf of both such parties. In addition to the offers from Starwood and Party I, the Board discussed the Company's 2016 performance, historical community development results and projected performance, key performance indicators, inventory of lots, historical and projected SG&A targets. The Board also reviewed potential net asset value scenarios, which scenarios compared net asset values in the event of the Company's dissolution and winding up of its affairs or the continuation of the Company's business plan at different levels of investment (which scenarios are set forth below under "—Projected Financial Information—Alternative Net Asset Value Scenarios"). The Skadden representative reviewed with the Board the process and potential timing for the Company to dissolve or wind up its affairs under Delaware law. JMP and Forestar management reviewed with the Board the potential recoveries for stockholders under management's estimates of asset values, liabilities and carry costs, including sensitivities on a per share basis depending on the estimated sales price of the Company's community development business. The Board engaged in a discussion of the offers from Starwood and Party I and the other strategic options available to the Company on a going-forward basis, including the potential sale of the community development portfolio combined with liquidation of the remaining non-core assets and dissolution and winding up of the Company's affairs. JMP noted that, based on Party I's valuation of Party I's stock included in Party I's second offer and the due diligence materials provided by Party I, the implied per share value of the Party I offer was in a range of $10.96 per share to $16.00 per share. The Board discussed that, as a private company, Party I's valuation of itself was subject to various assumptions which would require significant additional due diligence to assess, as well as other considerations with respect to Party I's stock merger proposal, including the fact that Forestar Stockholders would own less than 20% of the merged entity. The representative of Skadden reviewed with the members of the Board their fiduciary duties in the context of the two offers. Following discussion by the Board, the Board directed Forestar management to continue to engage with Starwood and Party I, and to continue to request the due diligence items from Party I necessary for the Company to further assess the valuation of Party I in light of the proposed stock-for-stock transaction structure. The Board directed JMP to inform Starwood that it should raise its offer price in order to remain competitive on value and if it desired to enter into an exclusivity agreement with the Company. Forestar's closing stock price was $13.25 on February 13, 2017.

        On February 16, 2017, representatives of JMP held a telephonic meeting with Starwood in which it was conveyed to Starwood that the Board had determined that Starwood's $13.65 per share offer was insufficient and that the Board was unwilling to grant an exclusivity period longer than 30 days or a "diligence out" allowing Starwood to unilaterally terminate the Starwood merger agreement.

        On the same day, JMP sent a supplemental detailed due diligence request list to Party I and participated in a telephone conference with representatives of Party I to discuss the requests and the need for the information to allow Forestar to further assess the value of Party I's offer. Later that day, Party I informed JMP that it was withdrawing from the potential sale process, and did not give a reason for the withdrawal.

        On February 21, 2017, Starwood submitted another non-binding indication of interest to the Company, increasing its offer price from $13.65 per share to $14.25 per share, and proposing a 30-day exclusivity agreement to complete due diligence and negotiate the transaction documents. On the same day, Kirkland & Ellis LLP ("Kirkland"), Starwood's legal counsel, delivered a revised draft of the Starwood merger agreement to Skadden.

        On February 24, 2017, the Board held a telephonic meeting, with members of Forestar management and representatives of JMP and Skadden in attendance (with JMP in attendance for part of the meeting). JMP provided a process update and overview, and noted that with Party I's refusal to provide the requested diligence information and withdrawal from the potential sale process, Starwood was the sole party that remained in the potential sale process. JMP reviewed Starwood's revised offer of $14.25 per share, which was the highest cash final offer received by the Company. The representative from Skadden discussed the proposed exclusivity agreement and several points in the revised draft of the Starwood merger agreement submitted by Starwood. After discussion, the Board directed Forestar management to seek improvement of certain terms in the Starwood merger agreement, including regarding termination fees, interim operating covenants, closing conditions and the outside date for the merger, as a condition to entering into the exclusivity agreement with Starwood.

        Following the Board meeting, representatives of JMP reached out to Starwood to discuss the matters raised at the meeting to seek improvement to certain terms in exchange for Forestar agreeing to enter into an exclusivity agreement with Starwood.

        On February 27, 2017, the Board held a telephonic meeting, with members of Forestar management and representatives of JMP and Skadden in attendance (with JMP in attendance for part of the meeting). JMP reported on its discussions with Starwood, including Starwood's requirement of a 30-day exclusivity period in order to continue pursuing a transaction. JMP updated the Board on Starwood's response to issues raised with respect to certain terms in the Starwood merger agreement and Skadden summarized the proposed exclusivity agreement. After discussion, the Board authorized Forestar management to enter into a 30-day exclusivity agreement with Starwood and to continue the negotiation of the Starwood merger agreement during this period. Later that day, Forestar and Starwood entered into a 30-day exclusivity agreement, with the exclusivity period expiring on March 29, 2017. Forestar's closing stock price was $13.45 on February 27, 2017.

        During the exclusivity period, Starwood and its advisors worked to complete its due diligence of Forestar, including via access to an electronic data room provided by Forestar, while Starwood's and Forestar management and advisors worked to finalize the Starwood merger agreement and other definitive transaction documents.

        On March 3, 2017, Skadden provided Kirkland with a revised draft of the Starwood merger agreement. On March 18, 2017, Kirkland provided Skadden with a revised draft of the Starwood merger agreement. On March 24, 2017, Skadden provided Kirkland with a revised draft of the Starwood merger agreement. During this period, representatives from Skadden and Kirkland engaged in numerous telephonic meetings to discuss the Starwood merger agreement.

        On March 27, 2017, the Board held a telephonic meeting, with members of Forestar management and representatives of JMP and Skadden in attendance (with JMP in attendance for part of the meeting). JMP provided an update on the progress of Starwood's due diligence process and that Starwood continued to seek information and desired to perform additional analysis but that Starwood's advisors had made substantial progress in their due diligence review. JMP noted that Starwood had originally requested a 21 day extension to the exclusivity period, but after further discussion between Starwood and Forestar, had reduced its request to an extension to April 14, 2017. The representative of Skadden provided an overview of the status of negotiation of the Starwood merger agreement, including significant open items. Following discussion among the directors, the Board authorized extending the exclusivity period to April 14, 2017.

        During the period from March 27, 2017 to April 13, 2017, Forestar's and Starwood's management and advisors worked to finalize the definitive transaction documents and Starwood's due diligence review of Forestar.

        On April 3, 2017, Kirkland provided Skadden with a revised draft of the Starwood merger agreement, which included consents of various counterparties to Forestar joint ventures as a closing condition to the merger. Forestar and Starwood and their representatives discussed the approach to these consents over the next several days and determined to seek to obtain certain consents prior to the execution of the Starwood merger agreement if possible.

        On April 6, 2017, Skadden provided Kirkland with a revised draft of the Starwood merger agreement.

        On April 10, 2017, Kirkland provided Skadden with Starwood's proposal on the key remaining open issues in the Starwood merger agreement, including the joint venture counterparty closing condition, termination fees and expense reimbursement triggers and amounts and expanding the divestiture condition. Later that day, Skadden and Kirkland discussed and negotiated the open issues, and Kirkland provided Skadden with drafts of the Starwood equity commitment letter and limited guarantee.

        From April 10 through April 13, 2017, representatives of the Company and Starwood further negotiated, and reached resolution on, certain open points in the Starwood merger agreement, which included, among others, the lack of the joint venture counterparty consents condition, termination fees and expense reimbursement triggers and amounts and the scope of the divestiture condition, and the terms and conditions of the Starwood limited guarantee.

        On April 12, 2017, the Board held a telephonic meeting to consider the Starwood offer and the terms of the Starwood merger agreement. Forestar management and representatives of JMP and Skadden were in attendance (with JMP in attendance for part of the meeting). Skadden's representative reviewed the director fiduciary duties and other legal matters, and provided an overview of the status of the terms of the Starwood merger agreement and the resolution of certain issues, including that the Company and Starwood had obtained consents from certain joint venture counterparties and that the associated closing condition had been removed from the Starwood merger agreement. Skadden's representative noted that certain issues remained open in the Starwood merger agreement, including with respect to termination fees and expense reimbursement amounts and triggers, and the Board provided guidance to Forestar management and Skadden as to the acceptable approach to such issues. After discussing the transaction with Forestar management and the representatives of JMP and Skadden, the Board determined to reconvene the following afternoon to consider approval of the Starwood transaction. The Board directed Skadden to discuss and attempt to resolve with Kirkland the remaining open points, including the triggers for the expense reimbursement provisions. Representatives of Skadden and Kirkland held telephonic meetings to discuss these open issues and finalized the Starwood merger agreement.

        On April 13, 2017, Starwood informed the Company that the Starwood investment committee met that morning to consider the transaction and approved the merger with Starwood (which we refer to as the "Starwood merger").

        In the afternoon of April 13, 2017, the Board convened a telephonic meeting to consider the Starwood offer and the terms of the Starwood merger agreement. Forestar management and representatives of JMP and Skadden were in attendance (with JMP in attendance for part of the meeting). Skadden's representatives reviewed the director fiduciary duties and other legal matters and the terms of the Starwood merger agreement, and confirmed that all open issues with respect to the Starwood merger agreement and other transaction documents had been satisfactorily resolved, including with respect to termination fees and expense reimbursement amounts and triggers. JMP provided an overview of the potential sale process, including that 29 parties had either been contacted or contacted the Company or JMP during the process that launched in August 2016 (or had been in previous contact with Forestar as discussed above), that 22 parties had executed a confidentiality agreement in relation to a potential transaction (none of which contained a "standstill" provision, except for the confidentiality agreement with D.R. Horton, as noted above), that eight parties had submitted initial indications of interest and were invited to conduct further due diligence and that two parties (Starwood and Party I) had submitted final offers, with Party I subsequently withdrawing its offer. JMP reviewed with the Board JMP's financial analysis of the $14.25 per share consideration to be received in the Starwood merger and rendered to the Board an oral opinion, confirmed by delivery of a written opinion dated April 13, 2017, to the effect that, as of that date and based on and subject to the various assumptions and limitations set forth in its opinion, the $14.25 per share consideration to be received by the holders of Forestar common stock (other than Starwood and its affiliates) in the Starwood merger was fair, from a financial point of view, to such holders. After discussing the proposed transaction and considering the presentations by Skadden and JMP, the Board unanimously determined the merger with Starwood to be advisable and in the best interests of Forestar stockholders, determined to approve the Starwood merger agreement and resolved to recommend adoption of the Starwood merger agreement by Forestar stockholders. Following the meeting, Forestar confirmed to Starwood that it had obtained its required Board approval and the Starwood merger agreement was executed by Forestar and Starwood in the evening of April 13, 2017.

        Later on April 13, 2017, Forestar and Starwood issued a press release announcing the execution of the Starwood merger agreement.

        On June 1, 2017, Forestar filed with the SEC a definitive proxy statement for the special meeting of the Company's stockholders to be held in regards to the Starwood merger.

        On June 5, 2017, Mr. Weber received an email from a representative of Moelis, attaching a letter to the Board in which D.R. Horton proposed to acquire 75% of the Company for $16.25 in cash per share (the "D.R. Horton $16.25 Proposal"). In connection with the D.R. Horton $16.25 Proposal, D.R. Horton delivered to the Company proposed drafts of the Stockholder's Agreement and Master Supply Agreement. D.R. Horton and the Company each issued a press release announcing the D.R. Horton $16.25 Proposal and D.R. Horton held an investor call related to the D.R. Horton $16.25 Proposal. Later on June 5, 2017, the Board held a telephonic meeting, with members of Company management and representatives of Skadden in attendance, to discuss the D.R. Horton $16.25 Proposal. Representatives of Skadden gave an overview of the fiduciary duties of the Board and the terms of the Starwood merger agreement relating to the consideration of, and permitted actions with respect to, alternative proposals to the Starwood merger. Pursuant to the terms of the Starwood merger agreement, the Company delivered notice of the D.R. Horton $16.25 Proposal to Starwood on June 5, 2017.

        On June 6, 2017, Mr. Weber spoke with Mr. Moser to discuss the D.R. Horton $16.25 Proposal.

        On June 7, 2017, upon Starwood's request, Citigroup Inc. ("Citi"), Starwood's financial advisor, was given access to the Company's electronic data room. On behalf of the Company, representatives of JMP spoke with Mr. Baker and Mr. Alexis Kantt from Starwood regarding the D.R. Horton $16.25 Proposal and the Company's expected timing to consider D.R. Horton $16.25 Proposal. Representatives of Skadden spoke with representatives of Kirkland regarding the D.R. Horton $16.25 Proposal and the Company's expected timing and approach to consideration of the D.R. Horton $16.25 Proposal. Later in the day, the Board held a telephonic meeting, with members of Company management and representatives of JMP and Skadden in attendance, to discuss the D.R. Horton $16.25 Proposal. Representatives of Skadden gave an overview of the fiduciary duties of the Board and the terms of the Starwood merger agreement relating to the consideration of, and permitted actions with respect to, alternative proposals to the Starwood merger. Representatives of JMP discussed initial considerations regarding the financial aspects of the D.R. Horton $16.25 Proposal. After discussion of the D.R. Horton proposal with management, JMP and Skadden, including discussion of preliminary implied relative values of the consideration in the D.R. Horton $16.25 Proposal compared to the $14.25 per share price in the Starwood merger, the Board determined, based on the information then available to it, that the D.R. Horton $16.25 Proposal could reasonably be expected to lead to a "Superior Proposal," as defined in the Starwood merger agreement and that failing to participate in discussions or negotiations regarding, or to furnish or disclose information (including non-public information) in response to, the D.R. Horton $16.25 Proposal would be inconsistent with the Board's fiduciary duties to Forestar stockholders under applicable law. Accordingly, the Board instructed management to proceed to negotiate a confidentiality agreement with D.R. Horton and, upon execution of such agreement, enter into discussions or negotiations with D.R. Horton regarding the D.R. Horton $16.25 Proposal. Following the meeting of the Board, the Company notified Starwood of the determination of the Board, as required by the Starwood merger agreement.

        On June 8, 2017, the Company published a press release announcing the determination of the Board and that it expected to engage in discussions or negotiations with D.R. Horton regarding the D.R. Horton $16.25 Proposal and furnish information to D.R. Horton in compliance with the Starwood merger agreement. Representatives of Skadden delivered an initial draft of a confidentiality agreement to Gibson, Dunn & Crutcher LLP ("Gibson Dunn"), D.R. Horton's legal counsel. Later that day, following negotiations between the parties, the Company and D.R. Horton executed a confidentiality agreement and the Company provided D.R. Horton with a copy of the Company Disclosure Letter delivered by the Company in connection with the Starwood merger agreement. Gibson Dunn delivered an initial draft of the Merger Agreement to Skadden.

        On June 9, 2017, the Company delivered notice to Starwood that the Company and D.R. Horton had executed the confidentiality agreement and that a draft Merger Agreement had been delivered to the Company. D.R. Horton and its advisors were granted access to the Company's electronic data room and representatives of Skadden delivered to Gibson Dunn a list of initial questions with respect to the D.R. Horton $16.25 Proposal and the initial draft of the Merger Agreement. Representatives of Gibson Dunn and Skadden held a telephone conference to discuss the D.R. Horton $16.25 Proposal and timing and status of D.R. Horton's due diligence review, including the expectation that D.R. Horton's due diligence review would be largely completed within two to three days. From June 9 to June 11, 2017, the Company and its representatives responded to questions and provided additional due diligence materials to D.R. Horton and its representatives. As required by the Starwood merger agreement, the Company provided Starwood with all additional due diligence materials that were provided to D.R. Horton and that had not been previously provided to Starwood. Representatives from JMP spoke with representatives from Moelis regarding the D.R. Horton $16.25 Proposal and the growth projections that D.R. Horton had provided in its investor call related to the announcement of the D.R. Horton $16.25 Proposal. Later that day, representatives from JMP also spoke with representatives from Citi regarding the D.R. Horton $16.25 Proposal and the Company's expected timing to respond to the D.R. Horton $16.25 Proposal.

        On June 10, 2017, representatives of the Company, D.R. Horton, JMP, Moelis, Skadden and Gibson Dunn participated in a telephone conference to discuss the Company's initial questions with respect to the D.R. Horton $16.25 Proposal and D.R. Horton's future plans for the Company. Later that day, Moelis provided additional detail on the D.R. Horton growth projections for the Company.

        On June 11, 2017, representatives of the Company, D.R. Horton, JMP, Moelis, Skadden and Gibson Dunn held a telephonic meeting to discuss D.R. Horton's due diligence questions with respect to the Company. Representatives of the Company answered various questions from representatives of D.R. Horton regarding the Company and its business. Also that day, Mr. Rubright and Mr. Weber spoke with Mr. David Auld, Chief Executive Officer, and Mr. Mike Murray, Chief Operating Officer, of D.R. Horton regarding various matters related to the transaction contemplated by the D.R. Horton $16.25 Proposal, including the structure and timing of a transaction. Later that day, Skadden delivered to Gibson Dunn a revised draft of the Merger Agreement.

        On June 12, 2017, the Board held a telephonic meeting to discuss the D.R. Horton $16.25 Proposal, with members of the Company's management and representatives of JMP and Skadden in attendance. At the request of D.R. Horton, representatives of D.R. Horton, Moelis and Gibson Dunn joined for portions of the meeting. Representatives of D.R. Horton management discussed with the Board D.R. Horton's views of the benefits to Forestar stockholders of the relationship between D.R. Horton and the Company after the closing of a potential transaction, including regarding the Master Supply Agreement and the post-closing governance of the Company. Representatives of D.R. Horton responded to various questions of the Board, and confirmed that D.R. Horton's due diligence review of the Company was largely complete. After the D.R. Horton discussion, the D.R. Horton, Moelis and Gibson Dunn representatives left the telephonic meeting and the Board reconvened to discuss D.R. Horton's presentation and the current status of a potential transaction with D.R. Horton, including the provisions of the draft Merger Agreement, Stockholder's Agreement and Master Supply Agreement. Later that day, representatives from JMP spoke to Mr. Baker and Mr. Kantt from Starwood to discuss the current status of the Company's review of the D.R. Horton $16.25 Proposal. On the evening of June 12, representatives of the Company, JMP, Moelis and D.R. Horton participated in a telephonic conference to discuss the D.R. Horton growth projections for the Company.

        On June 13, 2017, representatives of JMP and Moelis participated in a conference call to discuss D.R. Horton's growth projections for the Company.

        On June 14, 2017, representatives of Citi and JMP participated in a conference call to discuss the D.R. Horton $16.25 Proposal and Citi delivered to JMP a presentation regarding the valuation of the D.R. Horton $16.25 Proposal, which presentation was provided to the Board. Later that day, the Board held a telephonic meeting, with members of the Company's management and representatives of JMP and Skadden in attendance, to discuss the D.R. Horton $16.25 Proposal. Skadden discussed various process considerations, the fiduciary duties of the Board in light of the D.R. Horton $16.25 Proposal and the terms of the Starwood merger agreement, and provided an overview of certain issues in the draft documents and potential approaches thereto, including with respect to the post-closing governance of the Company. Representatives of JMP discussed various preliminary valuation considerations, particularly with respect to the approximately 25% of Forestar common stock that would remain outstanding and publicly traded after the closing of the D.R. Horton merger. After discussion among the Board, including negotiation options with respect to the D.R. Horton $16.25 Proposal, the Board directed the Company's management, with the assistance of JMP and Skadden, to further review the growth projections for the Company provided by D.R. Horton and negotiate with D.R. Horton various items of the D.R. Horton $16.25 Proposal and the terms of the proposed agreements, including D.R. Horton's post-closing governance rights and potential alternative transactions structures, including a forward triangular merger structure similar to the structure contemplated by the Starwood merger agreement. Representatives of JMP, Moelis, Skadden and Gibson Dunn participated in a conference call in which Skadden and JMP provided feedback on the D.R. Horton $16.25 Proposal in accordance with the Company's directives and the participants discussed potential alternative transaction structures.

        On June 15, 2017, Skadden delivered to Gibson Dunn revised drafts of the Stockholder's Agreement and the Master Supply Agreement. Later that day, representatives of JMP spoke to Mr. Baker and Mr. Kantt from Starwood to discuss the current status of the Company's review of the D.R. Horton $16.25 Proposal.

        On June 16, 2017, representatives of Skadden and Gibson Dunn participated in a conference call to discuss the draft Merger Agreement, Stockholder's Agreement and Master Supply Agreement. Among other items, the parties discussed allocation of responsibility for payment of the termination fee under the Starwood merger agreement, transaction structure, the appraisal rights condition, the size of the Board following the completion of the D.R. Horton merger, the obligation to retain legacy Board members for a period of time following the completion of the D.R. Horton merger, stockholder consent rights, board committee and investment committee requirements, and required D.R. Horton minimum ownership thresholds for various governance rights or that would allow termination of the Stockholder's Agreement or Master Supply Agreement. Later that day, representatives of JMP and Moelis participated in a conference call to discuss D.R. Horton's growth projections for the Company.

        On June 17, 2017, Gibson Dunn delivered to Skadden revised drafts of the Merger Agreement, Stockholder's Agreement, and Master Supply Agreement, and Skadden delivered a draft of the Company Disclosure Letter to Gibson Dunn.

        On June 18, 2017, Skadden and Kirkland held a telephonic conference to discuss the status of the Company's negotiations with D.R. Horton. In addition, representatives of the Company's management, JMP and Skadden participated in a conference call to discuss outstanding issues with the most recent drafts of the transaction documents delivered by Gibson Dunn, including potential approaches to the various governance provisions. Later that day, representatives of JMP spoke to Mr. Baker and Mr. Kantt from Starwood to discuss the current status of the Company's review of the D.R. Horton $16.25 Proposal.

        On June 19, 2017, the Board held a telephonic meeting to discuss the D.R. Horton $16.25 Proposal, with members of the Company's management and representatives of JMP and Skadden in attendance. Skadden presented a summary of the open issues in the transaction documents, which were generally focused on the governance rights in the Stockholder's Agreement, including the provisions with respect to the legacy Forestar director, the extent of D.R. Horton consent rights as a stockholder, composition of the Nominating and Governance Committee during the Lock-Up Period (as defined herein), and ownership thresholds for D.R. Horton rights and termination of the Stockholder's Agreement. JMP discussed financial aspects of the D.R. Horton $16.25 Proposal, including factors which might influence the valuation of Forestar common stock not held by D.R. Horton after the merger. In addition to valuation considerations, the Board, JMP and Skadden discussed the timing and process with respect to the D.R. Horton $16.25 Proposal. After the discussion, the Board directed the Company's management and its representatives to revise the transaction documents and deliver them to D.R. Horton, and directed JMP to complete its work comparing financial aspects of the D.R. Horton $16.25 Proposal and the Starwood merger agreement. The Board expected that it would be in a position to make a determination at its next meeting whether the D.R. Horton $16.25 Proposal constituted a "Superior Proposal" under the Starwood merger agreement. After the meeting, Skadden delivered to Gibson Dunn updated drafts of the Merger Agreement, Stockholder's Agreement, Master Supply Agreement and Company Disclosure Letter. Skadden and Gibson Dunn held a conference call in which Skadden conveyed that if D.R. Horton would like the Board to consider a revised proposal from D.R. Horton that included the proposed changes to the various transaction documents, D.R. Horton should be prepared to submit executed documents and a binding offer ahead of the next Board meeting, which was expected to occur on June 21, 2017. Later that day, representatives from JMP spoke to Mr. Baker and Mr. Kantt from Starwood to discuss the current status of the Company's review of the D.R. Horton $16.25 Proposal.

        On June 20, 2017, Kirkland and Skadden held a conference call regarding various closing matters with respect to the Starwood merger and Kirkland indicated that Starwood remained committed to working toward a closing in the middle of July. Gibson Dunn delivered to Skadden revised drafts of the Merger Agreement, Stockholder's Agreement and Master Supply Agreement, as well as a draft certificate of incorporation and draft bylaws for the surviving entity in the prospective merger contemplated by the D.R. Horton $16.25 Proposal. Skadden delivered notice to Starwood that the Company received revised drafts of the transaction documents from D.R. Horton. Representatives of Skadden and Gibson Dunn held various telephone conferences to discuss the revised drafts of the transaction agreements to attempt to resolve any remaining open items.

        On June 21, 2017, Skadden delivered to Gibson Dunn a revised Company Disclosure Letter. Skadden informed Kirkland that the Board would be meeting and expected to make its determination with respect to whether the D.R. Horton $16.25 Proposal constituted a Superior Proposal. Prior to the meeting of the Board, Starwood transmitted a letter to the Company with a proposed amendment to the Starwood merger agreement, executed by the Starwood parties, to increase the merger consideration in the Starwood merger from $14.25 per share to $15.50 per share (the "Starwood $15.50 Amendment"). The Starwood $15.50 Amendment provided that other than the increase in the merger consideration to $15.50 per share, the terms of the Starwood merger agreement would be unchanged. Starwood included with its letter a financial presentation prepared by Citi comparing the value of the D.R. Horton $16.25 Proposal and the proposed increased $15.50 per share price in the Starwood merger. Thereafter, the Board held a telephonic meeting, with members of the Company's management and representatives of JMP and Skadden in attendance, to discuss the D.R. Horton $16.25 Proposal and the Starwood $15.50 Amendment. Skadden presented an overview of the fiduciary duties of the Board, and provided a summary of the expected binding offer for the D.R. Horton $16.25 Proposal and the proposed Starwood $15.50 Amendment. The Company's management presented its views on the comparative value of the transactions. JMP discussed a comparison of financial aspects of the transactions. During the meeting, D.R. Horton submitted the expected binding offer with respect to the D.R. Horton $16.25 Proposal, which included executed versions of the Merger Agreement, the Stockholder's Agreement and the Master Supply Agreement and a binding offer letter which stated that the binding offer would automatically terminate if, among other things, (a) the Company failed to provide notice to D.R. Horton by 5:30 p.m. New York time on June 22, 2017 that the Company had provided notice to Starwood that the Board had determined that the D.R. Horton $16.25 Proposal was a Superior Proposal under the Starwood merger agreement, or (b) the Company failed to terminate the Starwood merger agreement and return the Company's countersignatures to the transaction agreements by 1:00 p.m. New York time on June 29, 2017. After discussing the D.R. Horton proposal and the proposed Starwood $15.50 Amendment, the Board determined not to make a determination at the meeting regarding whether the D.R. Horton $16.25 Proposal constituted a Superior Proposal in order to allow JMP to update its work comparing financial aspects of the transactions in light of the increased $15.50 per share price proposed by Starwood, and to provide the Board with adequate time to consider the two transactions. The Board resolved to approve the Company's entry into the Starwood $15.50 Amendment and reaffirmed its prior determination, in light of the Starwood $15.50 Amendment, that the D.R. Horton $16.25 Proposal could reasonably be expected to lead to a Superior Proposal. Thereafter, the Company executed the Starwood $15.50 Amendment and Skadden delivered notice to Starwood of the execution of the Starwood $15.50 Amendment and of the determination by the Board that the D.R. Horton $16.25 Proposal could reasonably be expected to lead to a Superior Proposal. Skadden also delivered notice to Starwood of Gibson Dunn's delivery to Skadden of the D.R. Horton binding offer and of Skadden's delivery of an updated Company Disclosure Letter to Gibson Dunn. Later on June 21, 2017, the Company issued a press release announcing the Starwood $15.50 Amendment and the determination by the Board that the D.R. Horton $16.25 Proposal could reasonably be expected to lead to a Superior Proposal. That evening, representatives of JMP spoke with representatives of Moelis to discuss the D.R. Horton proposal in light of the Starwood $15.50 Amendment.

        On June 22, 2017, D.R. Horton issued a pre-market press release in which it noted its commitment to the D.R. Horton $16.25 Proposal. Representatives of Skadden and Gibson Dunn held a conference call to discuss the upcoming meeting of the Board, scheduled for later in the day, and Skadden informed Gibson Dunn that it was expected that the Board would make a determination at the meeting regarding whether the D.R. Horton $16.25 Proposal was a Superior Proposal. Prior to the Board meeting, D.R. Horton submitted a revised binding offer to the Company increasing the cash consideration to acquire 75% of the Company from $16.25 per share to $16.75 per share (the "D.R. Horton $16.75 Proposal"). The binding offer with respect to the D.R. Horton $16.75 Proposal, which included executed versions of the Merger Agreement, the Stockholder's Agreement and the Master Supply Agreement unchanged from the June 21 versions other than with respect to the increase in the cash consideration to $16.75 per share, provided that the binding offer would automatically terminate if, among other things, (a) the Company failed to provide notice to D.R. Horton by 11:59 p.m. New York time on June 22, 2017 that the Company had provided notice to Starwood that the Board had determined that the D.R. Horton $16.75 Proposal was a Superior Proposal under the Starwood merger agreement, or (b) the Company failed to terminate the Starwood merger agreement and return the Company's countersignatures to the transaction agreements by 1:00 p.m. New York time on June 29, 2017. After receiving the D.R. Horton $16.75 Proposal, but before the Board meeting, Skadden telephoned Kirkland to update them that there had been developments with respect to the D.R. Horton transaction and that Skadden would likely have additional information to share following the meeting with the Board. The Board held a telephonic meeting at 5:00 p.m. New York time, with members of the Company's management and representatives of JMP and Skadden in attendance. In light of the recent receipt of the D.R. Horton $16.75 Proposal, the Board discussed the relative valuations of the two transactions, but determined to make no immediate determination with respect to whether the D.R. Horton $16.75 Proposal constituted a Superior Proposal. JMP again discussed a comparison of financial aspects of the transactions and discussed transaction timing, considerations related to stockholder approval, considerations related to recent trading of the Company's stock and other strategic considerations. The Board also discussed its approach with respect to the Starwood and D.R. Horton transactions and concluded that it would likely determine that a D.R. Horton transaction was a Superior Proposal at a price of $17.25 per share, if the Starwood price remained at $15.50 per share. The Board directed the Company's management, JMP and Skadden to reach out to Starwood and D.R. Horton to encourage each party to present a revised offer that evening for consideration by the Board ahead of the 11:59 p.m. New York time expiration of the D.R. Horton $16.75 Proposal. The Board determined to reconvene later in the evening.

        After the conclusion of the 5:00 p.m. New York time meeting of the Board, representatives of JMP telephoned representatives of Moelis to convey that no determination was made with respect to the D.R. Horton $16.75 Proposal but that, based on the Starwood $15.50 Amendment, the Board had authorized JMP to communicate that the Board would likely declare a D.R. Horton transaction at a price of $17.25 per share a Superior Proposal and that, in any event, the Board was scheduled to reconvene that evening. Skadden telephoned Kirkland to notify them of the D.R. Horton $16.75 Proposal and informed them that if an improved Starwood offer were to be forthcoming, it would be preferable to be made that evening. Subsequently, Kirkland delivered to Skadden a second proposed amendment to the Starwood merger agreement, executed by the Starwood parties, to increase the merger consideration from $15.50 to $16.00 per share (the "Starwood $16.00 Amendment"). The Starwood $16.00 Amendment provided that other than the increase in the merger consideration to $16.00 per share, the terms of the Starwood merger agreement would be unchanged. The Board held another telephonic meeting, at 9:30 p.m. New York time, to discuss its approach while awaiting a possible response from D.R. Horton. The Board was informed that a response from D.R. Horton had not been received and was likely to be provided, if one were forthcoming, only on the morning of June 23, 2017. Representatives of JMP discussed with the Board the relative valuation of the Starwood $16.00 Amendment and the D.R. Horton transaction at various potential values of the cash consideration in the D.R. Horton merger. After such discussion, the Board instructed JMP to notify Moelis that the Board would likely determine the D.R. Horton transaction a Superior Proposal at a price of $17.75 per share in light of the increased Starwood price. In light of the lack of response from D.R. Horton and the Starwood $16.00 Amendment, the Board opted to allow the D.R. Horton $16.75 Proposal to expire at 11:59 p.m., approved the execution and delivery of the Starwood $16.00 Amendment and decided to reconvene at 7:00 a.m. New York time on June 23, 2017. Representatives of JMP telephoned Moelis to inform Moelis that the Board would reconvene at that time to consider any binding offer that was provided by D.R. Horton ahead of such meeting.

        On June 23, 2017, prior to the 7:00 a.m. New York time Board meeting, D.R. Horton submitted a revised binding offer to the Company increasing the cash consideration to acquire 75% of the Company from $16.75 per share to $17.75 per share (the "D.R. Horton $17.75 Proposal"). The D.R. Horton $17.75 Proposal, which included executed versions of the Merger Agreement, the Stockholder's Agreement and the Master Supply Agreement unchanged from the June 21 versions other than with respect to consideration, provided that the binding offer would automatically terminate if, among other things, (a) the Company failed to provide notice to D.R. Horton by 9:30 a.m. New York time on June 23, 2017 that the Company had provided notice to Starwood that the Board had determined that the D.R. Horton $17.75 Proposal was a Superior Proposal under the Starwood merger agreement, or (b) the Company failed to terminate the Starwood merger agreement and return the Company's countersignatures to the transaction agreements by 1:00 p.m. New York time on June 30, 2017. The Board held a telephonic Board meeting at 7:00 a.m. New York time, with members of Company management and representatives of JMP and Skadden in attendance. Representatives of Skadden provided an overview of the Board's fiduciary duties and the proposed terms of the transaction documents with D.R. Horton, and JMP discussed financial aspects of the D.R. Horton $17.75 Proposal compared to the $16.00 per share price from Starwood. After discussing the D.R. Horton $17.75 Proposal and the Starwood merger agreement, including the Starwood $16.00 Amendment, the Board determined that the D.R. Horton $17.75 Proposal constituted a Superior Proposal, and that failure to terminate the Starwood merger agreement to enter into an agreement concerning the D.R. Horton $17.75 Proposal would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable law. Following the Board meeting, Skadden delivered a notice to Starwood that the Board has determined that the D.R. Horton $17.75 Proposal constituted a Superior Proposal and that the Board intended to terminate the Starwood merger agreement to enter into a definitive, written agreement with respect to the D.R. Horton $17.75 Proposal. In accordance with the Starwood merger agreement, the Company informed Starwood that it would discuss and negotiate with Starwood in good faith (to the extent requested by Starwood) until 5:00 p.m. New York time on June 28, 2017 such adjustments in the terms and conditions of the Starwood merger agreement as would permit the Board not to terminate the Starwood merger agreement with Starwood, and provided notice to D.R. Horton of its delivery of such notice to Starwood. The Company also delivered written notice to Starwood of the D.R. Horton $16.75 Proposal and the D.R. Horton $17.75 Proposal, as well as the execution by the Company of the Starwood $16.00 Amendment. Representatives from JMP spoke with Mr. Baker at Starwood regarding the decision of the Board and the pending press release. The Company issued a press release announcing the Superior Proposal determination and the Starwood $16.00 Amendment on the morning of June 23, 2017.

        Following the notice on June 23, 2017 until the end of the notice period at 5:00 p.m. New York time on June 28, 2017, Starwood did not request that the Company discuss and negotiate with Starwood in good faith any adjustments to the terms and conditions of the Starwood merger agreement. During such period, representatives of Starwood contacted representatives of D.R. Horton to discuss the potential acquisition of certain Forestar assets by Starwood. D.R. Horton informed Starwood that it did not have the authority to negotiate any such transaction on behalf of Forestar and that it was not currently in a position to determine the appropriate sale value of any of Forestar's assets.

        On the evening of June 28, 2017, the Board convened a telephonic meeting to consider the D.R. Horton $17.75 Proposal. Representatives of Company management and representatives of JMP and Skadden were in attendance. Skadden's representatives reviewed the director fiduciary duties and other legal matters and the terms of the Merger Agreement, the Stockholder's Agreement and the Master Supply Agreement and confirmed that the transaction documents were unchanged from those discussed at the previous Board meeting, other than the increased price. JMP reviewed with the Board JMP's financial analysis of the D.R. Horton $17.75 Proposal and rendered to the Board an oral opinion, confirmed by delivery of a written opinion dated June 28, 2017, to the effect that, as of that date and based on and subject to the various assumptions and limitations set forth in its opinion, the aggregate merger consideration to be received by the holders of Forestar common stock (other than D.R. Horton and its affiliates) in the merger was fair, from a financial point of view, to such holders. After discussing the proposed transaction and considering the presentations by Skadden and JMP, the Board unanimously resolved that the D.R. Horton $17.75 Proposal remained a Superior Proposal, to terminate the Starwood merger agreement, to authorize the Company to pay the $20 million termination fee to Starwood, that the merger with D.R. Horton is advisable and in the best interests of Forestar stockholders and to approve the Merger Agreement and recommend adoption of the Merger Agreement by Forestar stockholders.

        On the morning of June 29, 2017, the Company paid the $20 million termination fee to Starwood as required under the Starwood merger agreement and provided a notice of termination of the Starwood merger agreement to Starwood. Immediately thereafter, the Company executed the Merger Agreement, the Stockholder's Agreement and the Master Supply Agreement and provided such documents to D.R. Horton, together with a notice of the Company's termination of the Starwood merger agreement.

        Later on the morning of June 29, 2017, prior to the market opening, the Company issued a press release announcing the termination of the Starwood merger agreement and the entry into the Merger Agreement, and the Company and D.R. Horton issued a joint press release announcing the execution of the Merger Agreement.

        Following the execution of the merger agreement, representatives of Starwood again contacted representatives of D.R. Horton to discuss a potential transaction involving the acquisition of certain Forestar assets by Starwood. Representatives of D.R. Horton informed representatives of Forestar regarding the Starwood inquiry, and subsequently representatives of D.R. Horton met with representatives of Starwood to discuss Starwood's interest in a transaction. Following such meeting, D.R. Horton again informed Starwood that it did not have the authority to negotiate any such transaction on behalf of Forestar and that it was not currently in a position to determine the appropriate sale value of any of Forestar's assets.

Recommendation of the Forestar Board of Directors and Reasons for the Merger

Recommendation of Our Board of Directors

        The Board, after considering the various factors described below, (i) unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger, are advisable, fair to and in the best interests of Forestar and its stockholders, (ii) declared the Merger Agreement advisable under Delaware law and (iii) unanimously approved, adopted and authorized the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger.

        The Board unanimously recommends that you vote (i) "FOR" the proposal to adopt the Merger Agreement, (ii) "FOR" the proposal to approve, by non-binding advisory vote, specified compensation that may be paid or become payable to Forestar's named executive officers in connection with the merger and (iii) "FOR" the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

Reasons for the Merger

        In evaluating the merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement, the Board consulted with our management team and our outside legal and financial advisors and, in reaching its decision to approve the merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement, the Board considered a number of factors, including the following material factors which it viewed as supporting its decision to approve and recommend approval of the merger and the adoption of the Merger Agreement by our stockholders:

  •
  the fact that the Company considered a variety of strategic alternatives over an extensive, approximately two-year period;

  •
  the fact that the Company sought offers to purchase from a broad group of potential bidders, including financial sponsors and strategic bidders, 22 of which entered into confidentiality agreements with the Company and received information related to the Company, and D.R. Horton's offer was the highest value final offer in the judgment of the Board;

  •
  the fact that the implied value of the proposed aggregate consideration to be received by the holders of Forestar's common stock of $16.00 to $17.82 on a per share basis (as indicated by the illustrative pro forma Forestar discounted cash flow analysis performed by Forestar's financial advisor described below under "—Opinion of Forestar's Financial Advisor") was equal to or above the price of $16.00 per share to be paid in the amended Starwood merger agreement, and a premium of between 13.8% and 26.8% over the Company's closing stock price on April 12, 2017, the day prior to the announcement of the Starwood merger agreement; and

  •
  the belief of the Board that the per share transaction consideration of $17.75 in cash for 75% of the shares of Forestar common stock is more favorable to Forestar stockholders than the consideration of $16.00 per share in cash per share of Forestar common stock that was to be paid under the amended Starwood merger agreement;

  •
  the fact that the price proposed by D.R. Horton reflected extensive negotiations between the Company and D.R. Horton, as well as extensive negotiations between the Company and Starwood;

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  the Company's current and historical financial condition, results of operations, competitive position, strategic options and prospects, as well as the Company's future financial plan and prospects, and the Board's and management's knowledge of D.R. Horton's business, strategy and future prospects, and the assessment, based on such knowledge, that the transaction would be favorable to Forestar and its stockholders;

  •
  the perceived challenges and risks, and the general and administrative costs, of continuing as a stand-alone public company and the assessment by the Board that no other internally developed alternatives were reasonably likely in the near term to create greater value for Forestar stockholders than the merger, taking into account business, competitive, industry and market risks;

  •
  the Board's view of D.R. Horton's successful track record in the real estate business and the potential benefits of the strategic alliance with D.R. Horton, the nation's largest homebuilder (as measured by number of homes closed and revenues), including pursuant to the Master Supply Agreement, and discussions with Forestar's management and its financial advisor regarding D.R. Horton's business, assets, financial condition, business plan and prospects;

  •
  the financial analyses presented by JMP, as well as the oral opinion of JMP delivered to the Board on June 28, 2017, and subsequently confirmed by delivery of a written opinion by JMP, dated June 28, 2017, as to the fairness, from a financial point of view and as of the date of the opinion, to holders of Forestar common stock (other than D.R. Horton and its affiliates) of the aggregate merger consideration, which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, as more fully described below under "—Opinion of Forestar's Financial Advisor," and in considering JMP's opinion, the Board noted that JMP had informed the Board on June 6,

    2017, that during the two year period ended June 6, 2017, JMP had not been engaged by Forestar, D.R. Horton or Starwood Land Ventures, and there was no potential engagement pending with such persons, other than in its role as financial advisor to Forestar in connection with the merger, and that JMP believed that it did not have any relationships with D.R. Horton or Starwood that would prevent JMP from acting independently as Forestar's financial advisor in connection with the merger;

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  the current state of the economy and uncertainty surrounding forecasted economic conditions both in the near term and the long term, generally, and within our industry in particular which could reduce revenue generated by our projects;

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  the fact that the Forestar stockholders may elect to receive the merger consideration either in (i) all cash or (ii) all Forestar common stock (subject, in each case, to proration), providing Forestar stockholders with the option to receive immediate value through the cash consideration or to continue to participate in the equity value of Forestar as an affiliate of D.R. Horton following the D.R. Horton merger recognizing that Forestar stockholders will hold approximately 25% on a fully diluted basis of Forestar equity immediately after the D.R. Horton merger, and that one current Forestar director will continue to serve on the Board after the D.R. Horton merger;

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  the fact that the termination fee of $20 million payable by us in certain circumstances was viewed by the Board, after consultation with our advisors, as reasonable and not likely to preclude any other party from making a competing acquisition proposal, including in light of D.R. Horton's acquisition proposal;

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  the fact that the expense reimbursement of $4 million payable by us if the Merger Agreement is terminated in certain circumstances was viewed by the Board, after consultation with our advisors, as reasonable;

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  the reasonable likelihood that the merger and the other transactions contemplated by the Merger Agreement would be completed based on, among other things, D.R. Horton's size and financial liquidity and its status as a strategic acquiror, and the Company's ability to seek to specifically enforce D.R. Horton's obligations under the Merger Agreement, including the obligation to consummate the merger, and the lack of a financing condition for the merger;

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  the Company's ability, under circumstances described in the Merger Agreement, to provide information to and engage in discussions or negotiations with a third party that makes an unsolicited bona fide acquisition proposal if the Board, prior to taking any such actions, determines in good faith that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal and the fact that none of the confidentiality agreements entered into by the Company in the potential sales process contains a "standstill" provision that remains effective;

  •
  the ability of the Board, under circumstances described in the Merger Agreement, to withdraw, modify or amend the Board's recommendation that Forestar stockholders vote to adopt the Merger Agreement, subject to payment of a termination fee of $20 million if the Merger Agreement is terminated in such case;

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  our ability to terminate the Merger Agreement, under certain circumstances, in order to enter into a definitive agreement providing for a superior proposal if the Board determines, after consultation with advisors and after taking into account any changes to the terms of the Merger Agreement proposed by D.R. Horton, that the superior proposal continues to constitute a superior proposal, upon payment of a termination fee of $20 million;

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  the terms and conditions of the Merger Agreement, which were reviewed by the Board in consultation with our advisors, and the fact that such terms were derived from arm's-length negotiations among the parties;

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  the belief of the Board that there are a limited number of potential purchasers of the Company based on, among other things, strategic fit and financial ability;

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  the fact that the receipt of new shares of Forestar common stock, if applicable, is not expected to be taxable to Forestar stockholders for U.S. federal income tax purposes;

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  the fact that the Merger Agreement would be subject to adoption by our common stockholders, and our common stockholders would be free to reject the merger by voting against the merger for any reason, including if a higher offer were to be made prior to the special meeting (although we may be required to pay expense reimbursement of $4 million in such circumstances or, if we subsequently were to enter into a definitive agreement relating to and/or consummate an acquisition proposal, a termination fee of $20 million under certain circumstances);

  •
  the minority stockholder protections contained in the D.R. Horton Stockholder's Agreement and Forestar organizational documents, including independent director approval of certain actions of Forestar for a period of time after consummation of the D.R. Horton merger; and

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  the fact that stockholders who do not vote to adopt the Merger Agreement and who follow certain prescribed procedures are entitled to appraisal rights under Delaware law.

        The Board also considered the following potentially negative factors in its deliberations concerning the merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement:

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  the fact that the transaction is not all cash, which precludes Forestar stockholders from enjoying certainty of value for their shares of Forestar common stock;

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  the fact that the receipt of cash, if applicable, is expected to be taxable to Forestar stockholders for U.S. federal income tax purposes;

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  the fact that the existence of a controlling stockholder of Forestar may have the effect of making it more difficult for a third party to acquire, or discouraging a third party from seeking to acquire, Forestar, and that a third party would be required to negotiate any such transaction with D.R. Horton, and the interests of D.R. Horton with respect to such transaction may be different from the interests of other Forestar stockholders;

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  the risk that the merger could be delayed or not completed;

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  the fact that, although the Board has determined that the merger is advisable and in the best interests of the Company and our stockholders and reflects the best price reasonably available in a sale of the Company at this time, and despite the fact that we conducted an extensive marketing process, with the assistance of our financial advisor, there can be no assurances that another alternative would not have resulted in a higher amount per share than the price payable pursuant to the merger;

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  the significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to complete the merger, which may disrupt the Company's business operations;

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  the restrictions on the conduct of our business prior to the completion of the merger, which could delay or prevent us from undertaking acquisition, development, redevelopment, disposition and other business opportunities that may arise pending completion of the proposed transactions and generally change the manner in which we have conducted our business and operations in the past;

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  the risk that the pending transactions or failure to complete the merger may negatively impact our relationships with our lenders, stockholders, joint venture partners and other business partners, and may divert attention away from the day-to-day operation of our business;

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  the risk that the conditions to the merger may not be satisfied, including if holders of 20% or more of our common stock properly exercise appraisal rights;

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  our inability to solicit competing acquisition proposals and the possibility that the $20 million termination fee payable by us upon the termination of the Merger Agreement under the circumstances described in the Merger Agreement could discourage other potential bidders from making a competing bid to acquire us;

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  the risk that the potential benefits of the strategic relationship with D.R. Horton, including the transactions contemplated by the Master Supply Agreement, may not be realized;

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  the risk that other builder customers may be reluctant to purchase lots from or refer new development projects to Forestar due to the relationship with D.R. Horton;

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  the risk that after the merger, D.R. Horton will control Forestar and D.R. Horton's interests may conflict with the interests of the other Forestar stockholders.

  •
  the fact that some of our directors and executive officers may have interests in the merger and the other transactions contemplated by the Merger Agreement that are different from, or in addition to, those of our stockholders; and

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  the fact that the Company will experience an "ownership change" under Section 382 of the Code, potentially limiting its use of tax attributes, such as unrealized built-in losses and other tax attributes, to reduce future tax liabilities after completion of the merger.

        The foregoing discussion is not meant to be exhaustive, but summarizes the material factors considered by the Board in its consideration of the merger. After considering these and other factors, the Board concluded that the potential benefits of the merger outweighed the uncertainties and risks. In view of the variety of factors considered by the Board and the complexity of these factors, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have assigned different weights to different factors. Based upon the totality of the information presented to and considered by the Board, the Board unanimously approved the Merger Agreement and the consummation of the merger in accordance with the terms and subject to the conditions of the Merger Agreement and recommends that Forestar stockholders adopt the Merger Agreement.

Opinion of Forestar's Financial Advisor

        Forestar has retained JMP as its financial advisor in connection with the merger. In connection with this engagement, Forestar requested that JMP evaluate the fairness, from a financial point of view, to holders of Forestar common stock (other than D.R. Horton and its affiliates) of the aggregate merger consideration to be received by such holders in the merger. On June 28, 2017, at a meeting of the Board at which the merger was approved, JMP rendered to the Board an oral opinion, confirmed by delivery of a written opinion dated June 28, 2017, to the effect that, as of that date and based on and subject to the matters described in its opinion, the aggregate merger consideration to be received by the holders of Forestar common stock (other than D.R. Horton and its affiliates) in the merger was fair, from a financial point of view, to such holders.

        The full text of JMP's written opinion, dated June 28, 2017, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement/prospectus as Annex D and is incorporated into this proxy statement/prospectus by reference. The description of JMP's opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of JMP's opinion. JMP's opinion was provided to the Board (in its capacity as such) in connection with its consideration of the merger. JMP's opinion did not address the underlying decision of Forestar to proceed with or effect the merger or the relative merits of the merger as compared to any alternative strategy or transaction that might exist for Forestar (including, without limitation, the previously proposed Starwood merger). JMP's opinion does not constitute a recommendation as to how the Board or any stockholder should act or vote with respect to the merger or any other matter, including whether any stockholder should elect to receive either the cash consideration or the stock consideration or make no election. Forestar stockholders are urged to read carefully JMP's opinion in its entirety.

        For purposes of its opinion, JMP:

  •
  reviewed the financial terms and conditions of the Merger Agreement;

  •
  reviewed certain publicly available business and financial information relating to Forestar, including Forestar's audited financial statements for the years ended December 31, 2016, 2015 and 2014;

  •
  reviewed certain financial projections provided to JMP by Forestar relating to Forestar and its community development projects, as well as to the estimated sale value of Forestar's multifamily assets (as summarized below under "—Projected Financial Information"), and certain other historical and current financial and business information provided to JMP by Forestar, including purchase price information from certain letters of intent and draft purchase agreements as well as certain third party appraisals provided to JMP by Forestar relating to certain other real estate assets of Forestar;

  •
  reviewed certain financial projections provided to JMP by D.R. Horton relating to the Company after completion of the merger and adjustments thereto provided to JMP by Forestar;

  •
  held discussions regarding the operations, financial condition and prospects of Forestar before and after completion of the merger with the respective senior managements of Forestar and D.R. Horton;

  •
  reviewed, for informational purposes, the premiums paid in certain publicly announced mergers and acquisitions transactions in certain real estate industries;

  •
  reviewed the current and historical trading prices and volume of Forestar common stock;

  •
  considered the results of Forestar's efforts, with JMP's assistance, to solicit indications of interest and definitive proposals from certain third parties with respect to a possible acquisition of Forestar, including with respect to the previously proposed Starwood merger; and

  •
  performed such other studies, analyses and inquiries and considered such other factors as JMP deemed appropriate.

        In arriving at its opinion, JMP, with Forestar's consent, (i) relied upon and assumed the accuracy and completeness of all information from public sources or which was provided to JMP by or on behalf of Forestar or D.R. Horton or otherwise reviewed by JMP, without independent verification, (ii) did not assume any responsibility for independently verifying such information, and (iii) relied on the assurances of the senior management of Forestar that it was not aware of any facts or circumstances that would make such information provided to JMP inaccurate or misleading. In addition, with Forestar's consent, JMP did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Forestar (with respect to any of its community development projects or otherwise), nor was JMP furnished with any such evaluations or appraisals except as described above. With respect to the financial projections referred to above (including the financial projections provided to JMP by D.R. Horton as adjusted by Forestar relating to the Company after completion of the merger) and any other forecasts or forward-looking information, JMP assumed, at the direction of the senior management of Forestar, that such projections, forecasts and information were reasonably prepared and reflected the best currently available estimates and good faith judgments of such management as to the expected future results of operations and financial condition of Forestar before and after completion of the merger and the other matters covered thereby, and JMP relied on such information in arriving at its opinion. Further, with respect to such financial projections and any other forecasts or forward-looking information, as part of JMP's analysis in connection with its opinion, JMP assumed, with Forestar's consent, that the financial results reflected therein could be realized in the amounts and at the times indicated thereby, and JMP did therefore not assess the reasonableness or achievability of such projections, forecasts and information. With respect to the purchase price information from letters of intent and draft purchase agreements as well as the third party appraisals referred to above, JMP assumed, at the direction of the senior management of Forestar, that such purchase price information and third party appraisals represented reasonable estimates of the values of the assets of Forestar to which they relate, and JMP relied on such information in arriving at its opinion. In arriving at its opinion, JMP did not apply a minority discount for purposes of its analysis of the new Forestar common stock to be received as part of the aggregate merger consideration.

        In addition, in arriving at its opinion, JMP assumed, with Forestar's consent, that (i) all material information JMP requested from Forestar during the scope of its engagement had been provided to JMP fully and in good faith, (ii) the merger would be consummated in accordance with the terms and conditions set forth in the Merger Agreement (the final terms and conditions of which JMP assumed would not differ in any respect material to JMP's analysis from the aforementioned draft that JMP reviewed), without any waiver, modification or amendment of any material terms or conditions, (iii) the representations and warranties made by the parties to the Merger Agreement were and would be true and correct in all respects material to JMP's analysis, (iv) all governmental and third party consents, approvals and agreements necessary for the consummation of the merger would be obtained without any adverse effect on Forestar or the merger, and (v) the merger would not violate any applicable federal or state statutes, rules or regulations.

        JMP's opinion addressed only the fairness, from a financial point of view, to the holders of Forestar common stock (other than D.R. Horton and its affiliates) of the aggregate merger consideration to be received by such holders in the merger. JMP's opinion did not constitute legal, regulatory, accounting, insurance, tax or other similar professional advice and did not address (i) the underlying decision of Forestar to proceed with or effect the merger, (ii) the terms of the merger (other than the aggregate merger consideration to the extent expressly addressed in JMP's opinion) or any arrangements, understandings, agreements or documents related to the merger (including the terms of the Master Supply Agreement and Stockholder's Agreement contemplated to be entered by Forestar and D.R. Horton), (iii) the fairness of the merger (other than with respect to the aggregate merger consideration to the extent expressly addressed in JMP's opinion) or any other transaction to Forestar's equity holders or creditors or any other person or entity, including, without limitation, the fairness of any consideration to be paid in connection with the merger to the holders of any other class of securities, creditors or other constituencies of Forestar or the fairness of the aggregate merger consideration relative to any such consideration, (iv) the election by holders of Forestar common stock to receive the cash consideration or the stock consideration, or the actual allocation between the cash consideration and the stock consideration among such holders (including, without limitation, any allocation thereof as a result of proration pursuant to the Merger Agreement), or the relative fairness of the cash consideration and the stock consideration, (v) the relative merits of the merger as compared to any alternative strategy or transaction that might exist for Forestar (including, without limitation, the previously proposed Starwood merger), or the effect of any other transaction which Forestar may consider in the future, (vi) the tax, accounting or legal consequences of the merger, or (vii) the solvency, creditworthiness, fair market value or fair value of any of Forestar, D.R. Horton or their respective assets under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters. JMP's opinion expressed no opinion as to the fairness of the amount or nature of any compensation to any officers, directors or employees of any party to the merger, or any class of such persons, relative to the aggregate merger consideration to be received by the holders of Forestar common stock in the merger.

        JMP's opinion was necessarily based on business, economic, monetary, market and other conditions as they existed and could be reasonably be evaluated on, and the information made available to JMP as of, the date of JMP's opinion. Subsequent developments may affect JMP's opinion, and JMP assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the opinion (regardless of the closing date of the merger). JMP has not been engaged to amend, supplement or update its opinion at any time. JMP expressed no view or opinion as to what the value of the new Forestar common stock actually will be when issued pursuant to the merger or the prices at which Forestar common stock issued before or after completion of the merger may be purchased, sold or exchanged, or otherwise be transferable, at any time. JMP also expressed no view or opinion as to the prices at which any of the real estate assets of Forestar may be purchased, sold or exchanged, or otherwise be transferable, at any time. Forestar imposed no other instructions or limitations on JMP with respect to the investigations made or procedures followed by JMP in rendering its opinion.

        In preparing its opinion, JMP performed a variety of financial analyses, including those described below. This summary of the analyses is not a complete description of JMP's opinion or the analyses underlying, and factors considered in connection with, JMP's opinion, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. JMP arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion. Accordingly, JMP believes that its analyses must be considered as a whole and selecting portions of its analyses and factors without considering all analyses and factors could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In its analyses, JMP considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Forestar. No company, business or transaction reviewed is identical to Forestar, either before or after completion of the merger, or the merger. An evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or other values of the companies, businesses or transactions reviewed.

        The estimates contained in JMP's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, JMP's analyses are inherently subject to substantial uncertainty.

        JMP was not requested to, and it did not, recommend the specific consideration payable in the merger. The type and amount of consideration payable in the merger was determined through negotiations between Forestar and D.R. Horton and the decision of Forestar to enter into the Merger Agreement was solely that of the Board. JMP's opinion was only one of many factors considered by the

Board in its consideration of the merger and should not be viewed as determinative of the views of the Board or management with respect to the merger or the consideration to be received in the merger.

        The following is a summary of the material financial analyses provided to the Board in connection with JMP's opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand JMP's financial analyses, the tables must be read together with the text of each summary. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of JMP's financial analyses.

        Implied Aggregate Merger Consideration.    JMP calculated implied values of the aggregate merger consideration by adding together the cash component of approximately $558.3 million and implied values of the aggregate stock consideration based on (1) an implied value of the stock consideration of $17.75 per share and (2) a range of implied values of the stock consideration based on an illustrative pro forma discounted cash flow analysis described below. These calculations indicated the following:

  •
  An implied value of the aggregate merger consideration of $744.3 million using an implied value of the aggregate stock consideration based on an implied value of the stock consideration of $17.75 per share; and

  •
  A range of implied values of the aggregate merger consideration of $670.7 million to $747.2 million (or $16.00 to $17.82 on a per share basis based on the total number of outstanding share of Forestar common stock as provided by the management of Forestar and without regard to the allocation of the cash consideration and the stock consideration to individual Forestar stockholders pursuant to the merger agreement) using a range of implied values of the aggregate stock consideration based on an illustrative pro forma discounted cash flow analysis.

        JMP also reviewed with the Board for informational purposes (and not as part of JMP's financial analysis with respect to its opinion), among other things, implied values of the aggregate merger consideration by adding together the cash component of approximately $558.3 million and implied values of the aggregate stock consideration based on the volume weighted average stock prices of Forestar for the 30-day, 60-day, 90-day and 180-day periods ended April 12, 2017, which indicated implied values of the aggregate merger consideration of $699.2 million, $697.5 million, $696.1 million and $692.8 million, respectively.

        Illustrative Pro Forma Discounted Cash Flow Analysis.    JMP performed an illustrative pro forma discounted cash flow analysis of the Company after completion of the merger based on financial projections provided to JMP by D.R. Horton as adjusted by Forestar relating to the Company after completion of the merger (as summarized below under "—Projected Financial Information"). Using discount rates ranging from 9.2% to 13.6%, which were selected by JMP taking into account a weighted average cost of capital calculation performed with data relating to the Company after completion of the merger and selected publicly traded, small-cap homebuilders, JMP calculated (i) a range of implied present values of the projected unlevered free cash flows of the Company after completion of the merger that it was forecasted to generate from April 1, 2017 through calendar year 2022 as summarized in "—Projected Financial Information" and (ii) a range of implied present values of implied terminal values for the Company after completion of the merger derived by applying a range of terminal multiples of 1.00x to 1.50x selected by JMP to the estimated book value of the Company after completion of the merger as of December 31, 2022. This analysis indicated an approximate implied per share equity value reference range for the Company after completion of the merger of $10.73 to $18.02 and an approximate implied value range for the aggregate stock consideration of $112.5 million to $188.9 million.

        Standalone Forestar Net Asset Valuation Analysis.    JMP performed a net asset valuation analysis of Forestar based on (i) financial projections provided to JMP by Forestar relating to Forestar's community development projects as well as the estimated sale value of Forestar's multifamily assets (as summarized below under "—Projected Financial Information"), (ii) certain purchase price information from letters of intent and draft purchase agreements provided to JMP by Forestar relating to certain other real estate assets of Forestar held for sale, including water and timberland assets and other undeveloped land assets held for sale, and (iii) book values as of March 31, 2017 for Forestar's other assets and liabilities provided to JMP by Forestar. With respect to Forestar's community development projects, JMP calculated a range of implied present values of approximately $283.8 million to $310.5 million for the projected cash flows that Forestar's community development projects were forecasted by Forestar to generate using a blended discount rate of 23.0% to 27.0%, which reflected project-by-project adjustments based on project type, project lifecycle, project activity status and other market specific adjustments (weighted by the projected cash flows of each community development project) to an initial discount rate range of 19.5% to 23.5% selected by JMP based on review of industry surveys, industry research and industry experience. With respect to Forestar's multifamily assets, JMP calculated a range of implied present values of approximately $44.1 million to $52.8 million for the potential estimated net proceeds that Forestar forecasted could be generated by Forestar from the sale of such assets. Other real estate asset values were based on certain third party appraisals and other purchase price information provided to JMP by Forestar. This analysis indicated an approximate implied per share equity value reference range for Forestar of $13.71 to $14.53 and an approximate implied total equity value reference range for Forestar of $582.6 million to $617.9 million, as compared to the implied values of the aggregate merger consideration referred to above.

        Standalone Forestar Discounted Cash Flow Analysis.    JMP performed a discounted cash flow analysis of Forestar based on financial projections provided to JMP by Forestar relating to Forestar (as summarized below in "—Projected Financial Information"). Using discount rates ranging from 13.1% to 16.1%, which were selected by JMP taking into account a weighted average cost of capital calculation performed with data relating to Forestar, JMP calculated (i) a range of implied present values of the projected unlevered free cash flows of Forestar that Forestar was forecasted to generate from April 1, 2017 through March 31, 2027 as summarized below under "—Projected Financial Information" and (ii) a range of implied present values of implied terminal values for Forestar derived by applying a range of perpetuity growth rates of 0.5% to 2.5% selected by JMP to Forestar's estimated unlevered free cash flows for the 12-month period ending March 31, 2027. This analysis indicated an approximate implied per share equity value reference range for Forestar of $12.93 to $13.85 and an approximate implied total equity value reference range for Forestar of $550.8 million to $590.6 million, as compared to the implied values of the aggregate merger consideration referred to above.

        Premiums Paid in Selected Historical M&A Transactions.    JMP reviewed for informational purposes (and not as part of JMP's financial analysis with respect to its opinion) the implied premiums paid in 25 selected acquisitions of publicly traded U.S. equity REITs and homebuilders relative to the closing stock prices of the acquired companies one day, five days and 30 days prior to public announcement of the relevant transaction and relative to the volume weighted average stock prices of the acquired companies during the 30-day, 60-day, 90-day and 180-day periods (except as otherwise noted) ended on the last trading day prior to public announcement of the relevant transaction. The selected acquisitions consisted of completed transactions consummated between June 26, 2007 and June 26, 2017 with at least 50% cash consideration and announced equity transaction values of between $250 million and $5 billion. The medians of the implied premiums paid in the selected acquisitions reviewed by JMP were then compared to the implied premiums paid in the merger based on the $17.75 cash consideration to be received in the merger relative to the closing stock prices of Forestar on April 12,

2017, April 7, 2017 and March 12, 2017 and relative to the volume weighted average stock prices of Forestar during the 30-day, 60-day, 90-day and 180-day periods ended April 12, 2017, as follows:

	Implied Premiums Paid (Prior to Announcement)
	Spot Price			Volume Weighted Average Price
	1-Day	5-Day	30-Day	30-Day	60-Day	90-Day	180-Day
Median of Selected Historical M&A Transactions	14.5%	17.1%	15.5%	7.0%	10.2%	12.2%	13.3%
Forestar (Proposed Transaction at $17.75 per Share) Implied Premiums	26.3%	25.4%	36.5%	32.1%	33.7%	35.0%	38.3%

Note: Volume weighted average stock price of American Realty Capital Healthcare Trust, which was acquired by Ventas, Inc. on January 16, 2015, used to calculate 60-day, 90-day and 180-day median data was based on trading period beginning April 7, 2014, the first day of trading on NASDAQ of American Realty Capital Healthcare Trust common stock.

        Miscellaneous.    Under the terms of JMP's engagement, Forestar has agreed to pay JMP for its financial advisory services in connection with the merger an aggregate fee currently estimated to be approximately $7.1 million, portions of which became payable upon JMP's engagement and upon delivery of JMP's opinion, dated April 13, 2017, in connection with the previously proposed Starwood merger, a portion of which was payable upon delivery of JMP's opinion in connection with the merger and approximately $5.6 million of which is contingent upon completion of the merger. In addition, Forestar has agreed to indemnify JMP against certain claims and liabilities related to or arising out of its engagement. JMP may seek to provide financial advisory services to Forestar, D.R. Horton or their respective affiliates in the future, for which JMP would expect to receive compensation. In the ordinary course of business, JMP and its affiliates may actively trade or hold the securities of Forestar and D.R. Horton for their own account or for the account of their customers and, accordingly, may at any time hold a long or short position in those securities.

        Forestar selected JMP as its financial advisor in connection with the merger based on JMP's reputation and experience and familiarity with Forestar and its business. JMP is a nationally recognized investment banking firm which provides capital raising, mergers and acquisitions transaction and other strategic advisory services to corporate clients. JMP's opinion was approved by a JMP Securities LLC fairness opinion committee.

Projected Financial Information

        Forestar does not, as a matter of course, publicly disclose long-term projections as to future financial performance due to, among other reasons, the unpredictability of the underlying assumptions and estimates, though Forestar has in the past provided investors with annual lot sale volume guidance among other items, which it may update from time to time during the relevant year. However, in connection with the evaluation of the proposed merger, Forestar provided the Board and/or certain bidders, including Starwood and D.R. Horton, with certain non-public, unaudited prospective financial information prepared by Forestar's management, and D.R. Horton publicly released certain growth projections for Forestar, each as summarized below, which we refer to as the "Forecasts." As noted below, certain Forecasts were also provided to JMP for use in connection with its financial analyses summarized above under "—Opinion of Forestar's Financial Advisor."

        The Forecasts were not prepared with a view to public disclosure and are included in this proxy statement/prospectus only because such information was made available as described above. The Forecasts were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to as GAAP, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American

Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the Company's independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. Except for the D.R. Horton Forestar projections described below under "—D.R. Horton Forestar Projections," the Forecasts included in this proxy statement/prospectus have been prepared by, and are the responsibility of, Forestar's management, and are subjective in many respects. D.R. Horton prepared the projections described below under "—D.R. Horton Forestar Projections," which are included for informational purposes, and Forestar has no responsibility for such prospective financial information.

        Although a summary of the Forecasts is presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by Forestar's management, which it believes were reasonable at the time the Forecasts were prepared, taking into account the relevant information available to management at such time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Forecasts not to be achieved include general economic conditions, interest rates, accuracy of certain accounting assumptions, timing of development expenditures, demand for residential lots and new housing, changes in actual or projected cash flows, competitive pressures, including from existing and potential new real estate supply, and changes in tax or other laws, governmental policies or regulations. In addition, the Forecasts do not take into account any circumstances or events occurring after the date that they were prepared and, except as noted in the D.R. Horton Forestar Projections and the Forestar Adjusted D.R. Horton Forestar Projections, do not give effect to the merger. As a result, there can be no assurance that the Forecasts will be realized, and actual results may be materially better or worse than those contained in the Forecasts. The inclusion of this information should not be regarded as an indication that the Board, Forestar's management, D.R. Horton, JMP, their respective representatives or any other recipient of this information considered, or now considers, the Forecasts to be material information of Forestar, or necessarily predictive of actual future results nor should it be construed as financial guidance, and it should not be relied upon as such. The summary of the Forecasts is not included in this proxy statement/prospectus in order to induce any stockholder to vote in favor of the proposal to adopt the Merger Agreement or any of the other proposals to be voted on at the special meeting or to influence any stockholder to make any investment decision with respect to the merger or Forestar, including whether or not to seek appraisal rights with respect to the shares of Forestar's common stock.

        The Forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Forestar contained in Forestar's public filings with the SEC. The Forecasts are forward-looking statements. For information on factors that may cause Forestar's future results to materially vary, see the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

        Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility to update or otherwise revise the Forecasts to reflect circumstances existing after the date when Forestar prepared the Forecasts or to reflect the occurrence of future events or changes in general economic of industry conditions, even in the event that any of the assumptions underlying the Forecasts are shown to be in error.

        In light of the foregoing factors and the uncertainties inherent in the Forecasts, stockholders are cautioned not to place undue reliance on the Forecasts included in this proxy statement/prospectus.

        Certain of the measures included in the Forecasts may be considered non-GAAP financial measures, as noted below. Non-GAAP financial measures should not be considered in isolation from,

or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Forestar may not be comparable to similarly titled amounts used by other companies.

Community Development Project Cash Flows

        The following table presents the estimated future net cash flow data prepared by Forestar's management for the Company's community development business from April 1, 2017 - October 31, 2034. This data does not include any cash flows generated from non-core asset sales or any other sources other than the community development business. The net cash flows include direct project related carry costs, but exclude SG&A costs not directly associated with the projects, interest expense on corporate debt and income taxes. It does not give effect to the merger and related transactions.

        The Company has historically prepared this data for internal business purposes and updated the information quarterly to reflect business activity in the prior quarter. The Company made the data available to JMP in connection with its analyses and to all parties in the potential sale process that executed confidentiality agreements, including D.R. Horton, for purposes of evaluating Forestar's community development business. This data is substantially similar to the net cash flow information included in the proxy statement related to the Starwood merger, except that Forestar updated the data for the passage of time from the initial preparation in January 2017.

		Projected Years Ending December 31,(1)										Total Estimated Undiscounted Net Cash Flows
($ in millions)	April 1 - December 31, 2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027 - 2034
Owned Projects(1)	$52.3	$146.8	$64.6	$59.3	$63.1	$33.6	$17.4	$10.7	$12.0	$8.4	$82.4	$550.6
Joint Venture Projects(2)	$14.3	$34.3	$28.7	$22.1	$13.1	$11.5	$7.5	$5.7	$8.5	$3.2	$2.8	$151.7

Total	$66.6	$181.1	$93.3	$81.4	$76.2	$45.1	$24.9	$16.4	$20.5	$11.6	$85.2	$702.3

(1)
Represents the Company's existing community development portfolio life of project remaining net cash flows and assumes the existing projects are developed. Assumes residential lots and residential and commercial tracts are sold over time based on the Company's current business plans. Years 2027 - 2034 principally represent net cash flows from utility and improvement districts associated with certain projects. Owned Projects include the Company's two remaining mitigation projects.

(2)
Represents Forestar's pro-rata share of the net cash flows distributed from joint ventures.

Alternative Net Asset Value Scenarios

        The following table represents net asset value scenarios that were prepared by Forestar's management and presented to the Board in February 2017 as the Board considered various strategic alternatives for Forestar, including the potential bulk sale of the community development assets, sale of the remaining non-core assets and subsequent liquidation of the Company. As noted above, the Company made a number of assumptions and estimates in preparation of the prospective financial information, including assumptions regarding the sales prices of non-core assets and SG&A costs. The potential scenarios depicted in the table below were (a) a bulk sale of community development assets in September 2017 and the sale of the remaining non-core assets by year-end 2017, (b) a bulk sale of the community development assets in December 2019 and the sale of the remaining non-core assets by year-end 2017, (c) a portfolio run-off based on the execution of Forestar's existing business plan with no new acquisitions assumed and the sale of the remaining non-core assets by year-end 2017, (d) a plan to continue operating Forestar as a standalone public company executing the existing business plans with additional investment in the business to maintain approximately 1,800 lots sold per year on average over the next five years and the sale of the remaining non-core assets by year-end 2017, and

(e) a plan to continue operating Forestar as a standalone public company executing the existing business plans with additional investment in the business to maintain approximately 2,500 lots sold per year on average over the next five years and the sale of the remaining non-core assets by year-end 2017. This financial data was not provided to D.R. Horton or other potential acquirors prior to such data being included in the Company's proxy statement with respect to the Starwood merger.

($ in millions, except per share amounts)	2017 Bulk Sale/ Liquidation(1)	2019 Bulk Sale/ Liquidation(2)	Portfolio Run-Off(3)	1,800 Lots Per Year(4)	2,500 Lots Per Year(5)
Total Estimated Asset Value	$825.7	$843.7	$841.9	$857.0	$870.0
Total Debt, Accounts Payable and Other Liabilities	$167.8	$167.8	$154.4	$154.4	$154.4
Estimated Net Asset Value (NAV) (Before Estimated Carry Costs)	$657.9	$675.9	$687.5	$702.6	$715.6
Total Estimated Carry Costs(6)	$61.8	$124.1	$163.7	$161.8	$175.8
Estimated NAV After Estimated Carry Costs	$596.1	$551.8	$523.8	$540.8	$539.8
NAV Per Share (After Estimated Carry Costs)(7)	$13.99	$12.95	$12.29	$12.69	$12.67

(1)
Assumes the community development business plan is executed through September 2017 with the net present value of $44.7 million estimated at December 31, 2016 and a sale of the remaining community development assets at September 30, 2017 for $370.5 million at an estimated net present value of $305.3 million at December 31, 2016. Assumes the remaining non-core assets are sold by year-end 2017 for $191 million, which includes multifamily assets, undeveloped land and timberland assets, minerals and water assets; repayment of $125.3 million in outstanding debt upon the sale of assets, receipt of other current assets and taxes receivable and settlement of accounts payable and other liabilities.

(2)
Assumes the community development business plan is executed 2017 - 2019 with the net present value of $253.8 million estimated at December 31, 2016 and a sale of the remaining community development assets at December 31, 2019 for $194.3 million, at an estimated net present value of $114.2 million at December 31, 2016. Assumes the remaining non-core assets are sold by year-end 2017 for $191 million, which includes multifamily assets, undeveloped land and timberland assets, minerals and water assets; repayment of $125.3 million in outstanding debt upon the sale of the remaining community development assets, receipt of other current assets and taxes receivable and settlement of accounts payable and other liabilities.

(3)
Assumes the community development assets are sold per the execution of the existing business plan with no new acquisitions but including $252.2 million in development (including contributions to joint ventures), essentially running off the portfolio over time; assumes the remaining non-core assets are sold for $191 million by year-end 2017, which includes multifamily assets, undeveloped land and timberland assets, minerals and water assets; repayment of the $125.3 million in outstanding debt by first quarter-end 2020 and receipt of other current assets and taxes receivable and settlement of accounts payable and other liabilities.

(4)
Assumes the Company continues to operate as a standalone public company executing the existing business plan (consistent with the portfolio run-off scenario) with investment of $522.3 million in community development, including acquisition of approximately 7,000 lots for $151.7 million over five years and the investment of $370.6 million in development (including contributions to joint ventures); assumes the remaining non-core assets are sold by year-end 2017 for $191 million, which includes multifamily assets, undeveloped land and timberland assets, minerals and water assets; repayment of $125.3 million in outstanding debt by first quarter-end 2020, receipt of other current assets and taxes receivable and settlement of accounts payable and other liabilities.

(5)
Assumes the Company continues to operate as a standalone public company executing the existing business plan (consistent with the portfolio run-off scenario) with investment of $739.1 million in community development, including acquisition of approximately 12,000 lots for $257.2 million over five years and the investment of $481.9 million in development (including contributions to joint ventures); assumes the remaining non-core assets are sold by year-end 2017 for $191 million, which includes multifamily assets, undeveloped land and timberland assets, minerals and water assets; repayment of $125.3 million in outstanding debt by first quarter-end 2020, receipt of other current assets and taxes receivable and settlement of accounts payable and other liabilities.

(6)
Includes assumptions on SG&A and headcount, interest expense, income taxes (which for the 2017 bulk sale/liquidation scenario includes sales of community development assets with built-in tax losses that fully offset federal income tax liability from non-core asset sales) and transaction costs. Also includes, in the 2017 bulk sale/liquidation scenario, the 2019 bulk sale/liquidation scenario and the portfolio run-off scenario, estimated contingent liability reserve for unknown liabilities assuming the Company is dissolved and winds up its affairs in accordance with Delaware law.

(7)
Assumes 42.6 million fully diluted shares outstanding.

April 1, 2017 - March 31, 2027 Financial Model

        The following table presents selected unaudited prospective financial data for April 1, 2017 to March 31, 2027 for Forestar as provided to JMP in June 2017 in connection with its financial analyses summarized above under "—Opinion of Forestar's Financial Advisor." This financial data generally incorporates and reflects the financial information included in "—Community Development Project Cash Flows" above, except for changes relating to updated timing assumptions with respect to two community development projects to reflect developments after the preparation of the financial information included in "—Community Development Project Cash Flows" above. The data does not give effect to the merger and related transactions. This financial data was not provided to D.R. Horton or other potential acquirors prior to a version of such information being included in the proxy statement for the Starwood merger. This data is substantially similar to the 2017 - 2026 Financial Model information included in the Company's proxy statement related to the Starwood merger, except that Forestar has updated the data for the passage of time from the initial preparation in April 2017.

		Projected Years Ending December 31,(1)
($ in millions)	April 1 - December 31, 2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	January 1 - March 31, 2027
Revenue	$119.4	$163.3	$129.9	$179.7	$142.5	$146.6	$133.6	$128.6	$133.4	$141.6	$37.6
Net Income (after-tax)	$46.7	$22.9	$16.0	$25.4	$19.0	$13.6	$11.4	$11.2	$12.3	$12.7	$2.9
Cash Flow From Operations	$50.3	$64.0	$26.2	$66.4	$(9.9)	$40.1	$26.6	$24.6	$(1.6)	$24.2	$5.3
Cash Flow From Investing	$58.5	$13.9	$15.9	$9.2	$6.3	$3.7	$1.9	$3.4	$5.2	$1.8	$(0.1)
Cash Flow From Financing	$(5.1)	$(1.0)	$—	$(120.0)	$—	$—	$—	$—	$—	$—	$—
Net Change in Cash Flow	$103.7	$76.9	$42.1	$(44.4)	$(3.6)	$43.8	$28.5	$28.0	$3.6	$26.0	$5.2

(1)
The model assumes Forestar would deploy capital to re-invest in its community development business to achieve the sale of approximately 1,700 - 1,800 lots per year from the business, generally consistent with the average range of lots sold 2012 - 2016, including approximately $94 million invested in acquisitions and development (including contributions to ventures) per year on average to fund the replacement of residential lot inventory sold from the community development business as projected. The model also assumes the Company's senior secured notes of $5.3 million are paid in full in third quarter of 2017 and the Company's convertible notes are held and paid in full at maturity in the first quarter of 2020. The model assumes all growth is funded through cash flow generated from operations and assumes no additional leverage on the business. The model assumes income tax liability of $36.4 million net of refunds in April 2017 - December 2017 related to gains from non-core asset sales and from operations of the community development business. Income taxes are calculated in 2018—first quarter 2027 based on a 37% income tax rate with limited ability to utilize any built in losses from the community development business due to the continued operations and capitalization of costs for tax purposes. The model assumes Forestar continues operating over the 10 year period as a standalone public company and the Company executes its cost savings related to targeted SG&A levels.

        For use in connection with its financial analyses summarized above under "—Opinion of Forestar's Financial Advisor," JMP Securities arithmetically calculated projected unlevered free cash flow for April 1, 2017 to March 31, 2027 using the information contained in the prospective April 1, 2017 to March 31, 2027 financial model prepared by Forestar's management, as follows (in millions): April 1, 2017 to December 31, 2017: $111.5; 2018: $80.3; 2019: $44.9; 2020: $76.6; 2021: ($3.6); 2022: $44.1; 2023: $30.1; 2024: $28.1; 2025: $3.7; 2026: $26.1; January 1, 2027 to March 31, 2027: $5.2. Unlevered free cash flow is defined for purposes of the Forecasts as net cash flow generated excluding debt repayment and interest expense, interest income and tax benefit of interest tax deductible. Calculation also excludes consolidated venture cash flows due to third parties. Unlevered free cash flow is a non-GAAP financial measure and should not be considered as an alternative to revenue or net income as a measure of operating performance or net change in cash flow as a measure of liquidity. The foregoing estimates of unlevered free cash flows were calculated solely for purposes of the standalone discounted cash flow analysis in connection with JMP's opinion, and none of Forestar, D.R. Horton or JMP assumes any responsibility for any use of such estimates, or reliance on such estimates, for any other purpose.

D.R. Horton Forestar Projections

        The following table presents the D.R. Horton growth projections that D.R. Horton publicly released in connection with the announcement of its initial submission of a non-binding proposal on June 5, 2017. The D.R. Horton projections were based on future D.R. Horton-sourced projects and did not include lot deliveries, revenue or operating profits from Forestar's existing assets. D.R. Horton noted that (a) it expects to accelerate lot absorptions and improve the return profile across Forestar's existing asset base, but those benefits are not included in the analysis, (b) the projections assume D. R. Horton sources eight projects for Forestar within the first year, scaling up to a run-rate of 24 projects per year by 2021 across D.R. Horton's 78 operating markets, (c) project level assumptions are based on a representative sample of deals that D.R. Horton either currently owns or controls and (d) the growth plan is funded with Forestar's existing balance sheet and assumes modest project-level leverage and no new equity. Corporate operating costs were allocated based on the projected D.R. Horton-sourced lot sales as a percentage of estimated total lot sales by the Company, and such costs do not include all of the estimated corporate and project level operating costs associated with the Company's ongoing business.

($ in millions)	2018	2019	2020	2021	2022	2023
D.R. Horton Incremental Lots Sold	945	3,560	7,131	10,666	13,348	15,650
Lot Sale Revenue	$75.8	$276.6	$549.2	$831.0	$1,038.1	$1,221.3
Operating Profit	$0.5	$19.5	$54.1	$89.5	$115.4	$139.2

Forestar Adjusted D.R. Horton Forestar Projections

        The following table presents the D.R. Horton growth projections presented in the prior section, as adjusted by Forestar management. The adjusted projections are based on the adjusted D.R. Horton-sourced projects and do not include lot deliveries, revenue or operating profits from Forestar's existing assets, but do include 100% of the estimated corporate operating costs of the Company's ongoing business and the projected D.R. Horton-sourced projects (unlike the D.R. Horton Forestar Projections above, which allocated the estimated corporate operating costs based on the projected D.R. Horton-sourced lot sales as a percentage of estimated total lot sales by the Company). Forestar's management reviewed the D.R. Horton projections and made certain adjustments to such projections, including (a) a 20% reduction in lot absorption over the life of the four representative land development projects provided by D.R. Horton to Forestar, (b) project-level development spending timeframe increased from a median of nine months to 12 months to reflect cash expenditures over a longer time period and (c) a 40% increase in corporate operating costs compared to D.R. Horton's projected corporate operating costs. The Company made this information available to the Board and to JMP for use in connection with the illustrative pro forma discounted cash flow analysis summarized above under "—Opinion of Forestar's Financial Advisor."

($ in millions)	2017	2018	2019	2020	2021	2022	Cumulative 2017 - 2022
D.R. Horton Incremental Lots Sold	33	945	3,560	7,164	10,666	13,348	35,716
Annual Period Adjustment	—	—	(1,140)	(3,190)	(4,887)	(6,502)	(15,719)
Forestar Adjusted D.R. Horton Incremental Lots Sold	33	945	2,420	3,974	5,779	6,846	19,997
D.R. Horton New Pipeline Deals	8	16	16	24	24	24	112
Annual Period Adjustment	(4)	(8)	(8)	(12)	(12)	(8)	(52)
Forestar Adjusted New Pipeline Deals	4	8	8	12	12	16	60
Lot Sale Revenue	$3.1	$76.4	$188.6	$309.3	$445.6	$537.6	$1,560.7
Cost of Sales	$(2.5)	$(62.2)	$(152.9)	$(250.2)	$(360.7)	$(435.4)	$(1,264.0)
Project Level and Corporate Operating Costs	$(13.8)	$(34.0)	$(40.5)	$(50.6)	$(57.6)	$(62.3)	$(258.7)
Forestar Adjusted Operating Profit	$(13.2)	$(19.8)	$(4.8)	$8.5	$27.3	$39.9	$38.0

Interests of Forestar's Directors and Executive Officers in the Merger

        In considering the recommendation of the Board that you vote to adopt the Merger Agreement, you should be aware that Forestar's directors and current and former executive officers have interests in the merger that are different from, or in addition to, those of Forestar stockholders generally. The Board was aware of and considered those interests, among other matters, in reaching its decisions to (i) approve the merger and (ii) resolve to recommend that Forestar stockholders adopt the Merger Agreement. Stockholders should take these interests into account in deciding whether to vote "FOR" the proposal to adopt the Merger Agreement. These interests are described in more detail below, and certain of them are quantified in the narrative below and, for the executive officers, in the Golden Parachute Compensation table below under "—Merger-Related Compensation for Forestar's Named Executive Officers."

Overview

        Certain directors hold unvested stock options that will vest and become payable upon consummation of the merger. The non-employee directors otherwise have no interests in the merger that are different from, or in addition to, those of Forestar stockholders generally, though the directors do also hold fully vested restricted stock units and, together with the executive officers of Forestar, will be entitled to receive indemnification, advancement of expenses and exculpation from the surviving entity and coverage under directors' and officers' liability insurance policies following the merger. See the section entitled "The Merger Agreement—Other Covenants and Agreements—Indemnification and Insurance."

        Each of the Company's current executive officers (Messrs. Weber, Jehl and Quinley) hold unvested equity awards that will vest and become payable upon consummation of the merger, and each will be entitled to certain severance benefits upon and by reason of a qualifying termination of employment following the merger. Moreover, each of the current executive officers has been granted a cash retention incentive award. Mr. Grimm, the Company's former Chief Administrative Officer & General Counsel, holds unvested equity awards that will vest and become payable upon and by reason of consummation of the merger, and he is also party to a Separation Agreement and Release that will provide him additional benefits by reason of consummation of the merger. Mr. Dickson, the Company's former Chief Real Estate Officer (together with Messrs. Weber, Jehl, Quinley and Grimm, the "named executive officers") holds performance-based equity awards that will become payable upon consummation of the merger, but he is not entitled to any other compensation or benefits by reason of the merger.

        These interests are described further below.

Equity Award Acceleration

        Pursuant to the Merger Agreement, each equity incentive compensation award denominated in shares of Forestar common stock (an "equity award") that is outstanding immediately prior to the effective time of the merger will be cancelled as of the effective time. In exchange for such cancellation, the holders of equity awards will receive from Forestar the cash consideration for each share of Forestar common stock underlying the equity award (plus payment in cash, without interest, of all accrued dividend equivalents, if any, with respect thereto and, in the case of equity awards that are stock options, less the aggregate exercise or strike price thereunder, but not less than $0), whether or not such equity award was vested as of the effective time of the merger, with such payment subject to applicable tax withholding.

        With respect to any equity award that is a market-leveraged stock unit, the number of shares of Forestar common stock subject to such equity awards will be determined according to the terms set forth in the applicable award agreements, with the vesting date fair market value (as used in such agreements) equal to the sum of the cash consideration and reinvested dividends (as defined in such agreement).

        Several of our directors hold unvested equity awards in the form of stock options (in addition to restricted stock units that will either vest by reason of service before consummation of the merger or cease to be of effect at the time of the merger). The number of options (based on holdings as of August 21, 2017, the latest practicable date prior to the filing of this proxy statement/prospectus) and their value (based on the excess of the merger consideration over the applicable exercise price) are set out in the table below as applicable.

Director	Number of Unvested Options	Value of Unvested Options
M. Ashton Hudson	13,500	$123,525
William Powers, Jr.*	—	—
James A. Rubright	—	—
Daniel B. Silvers	7,000	$25,690
Richard M. Smith	—	—
Richard D. Squires	13,500	$123,525

*
Mr. Powers retired from the Board effective May 9, 2017.

        In addition, each named executive officer holds market-leveraged stock units, and each of our named executive officers other than Mr. Dickson hold unvested stock options and time-based restricted stock units. The value of those various awards is reflected in the Golden Parachute Compensation table below under "—Merger-Related Compensation for Forestar's Named Executive Officers."

Cash Retention Incentive Award

        In anticipation of the potential for a corporate transaction involving the Company, its executive officers did not receive long-term incentive grants that otherwise would have been authorized in the ordinary course in February 2017. In lieu thereof, and with the consent of D.R. Horton, the Company on August 22, 2017 granted cash-settled retention incentive awards to its current executive officers in the aggregate amount of $405,000 for Mr. Weber, $375,000 for Mr. Jehl and $225,000 for Mr. Quinley. The awards are payable in three equal installments, in each case, notwithstanding the terms and conditions of any other agreement such respective officer may have with the Company, conditioned upon the continued employment of the officer through, respectively, (i) the earlier of February 13, 2018 or the closing date of the merger, (ii) February 13, 2019, and (iii) February 13, 2020.

Change in Control/Severance Agreements with Current Executive Officers

        Each of our current executive officers is a party to a Change in Control/Severance Agreement with the Company that provides certain payments and benefits upon a qualifying termination of the executive officer's employment by the Company without "cause" (as defined below) or by the executive for "good reason" (as defined below) within two years following a "change in control" of the Company (which would include consummation of the merger). Upon such a qualifying termination of employment, the executives would be entitled to:

  •
  a prorated current cycle annual incentive bonus if the termination is before the end of the first half of the cycle or a full annual incentive bonus if termination is during the second half of the cycle (in each case, assuming achievement of performance goals at the target level);

  •
  any earned but unpaid incentive compensation that has been allocated or awarded to the executive for a completed bonus cycle preceding the date of termination (presently $0);

  •
  lump sum cash severance payment equal to two times their highest base salary during the three-year period prior to the change in control plus two times the target annual bonus during the year of the termination, or if higher, the actual bonus in any of the three fiscal years preceding the termination;

  •
  health and welfare benefits for two years at no greater cost to the executive;

  •
  full acceleration of vesting of all unvested or restricted equity or equity-based awards, including stock options, stock appreciation rights, restricted shares, restricted stock units, market-leveraged stock units, and performance stock units (though, in regard to awards outstanding immediately before consummation of the merger, such acceleration will occur by reason of the consummation of the merger without regard to any subsequent employment termination);

  •
  a lump sum payment equal to two years' match and contributions under the Company's 401(k) plan plus two years' contributions under the Company's Supplemental Executive Retirement Plan ("SERP"), assuming, in each case, that the executive made the maximum permissible contributions and earned compensation at the highest rate of compensation during the three-year period prior to the termination;

  •
  three years (two years in the case of Mr. Jehl) of additional service credit under the SERP (though no such additional service credit will increase the executives' benefit under that plan);

  •
  reimbursement for outplacement services for one year not to exceed 15% of the sum of the applicable executive's highest base salary during the three years preceding the termination and his target bonus for the year of the termination, or if higher, the actual bonus in any of the three fiscal years before the termination; and

  •
  two years' continuation of current perquisites.

        The agreements with Messrs. Jehl and Quinley include gross-up provisions in the event the executive is required to pay excise tax on these amounts, but only if their value exceeds 110% of the amount that would not be subject to excise tax; otherwise the amount would be reduced to the maximum amount that would not trigger the excise tax. Mr. Weber is not entitled to any excise tax gross-up; however, if any amounts payable to him would be subject to excise tax, the amount payable to him would be reduced to the extent such reduction would provide him with a greater after-tax benefit.

        For purposes of the Change in Control/Severance Agreement, "cause" generally means (i) the willful and continued failure by the executive officer to substantially perform his or her duties with the

Company after a written demand for substantial performance is delivered by the Board or (ii) the willful engaging by the executive officer in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

        For purposes of the Change in Control/Severance Agreement, "good reason" generally means (i) a material reduction in the executive officer's authority, duties, or responsibilities, which for purposes of the Change in Control/Severance Agreement, shall include only the assignment to the executive officer of any duties substantially inconsistent with the executive officer's status as a senior executive officer of the Company or a material adverse alteration in the nature or status of the executive officer's responsibilities from those in effect immediately prior to the change in control (including, as applicable and without limitation, the executive officer ceasing to be an executive officer of a public company), (ii) a material diminution in base salary as in effect immediately prior to the change in control, (iii) relocation of the executive officer's principal place of employment to a location more than fifty miles from the Company's headquarters immediately prior to the change in control or (iv) any other action or inaction that constitutes a material breach of certain successor employer obligations or employee benefits continuation provisions of the Change in Control/ Severance Agreement. Any such "good reason" must be asserted by the executive officer in a notice of termination given within ninety days following the date of the first act or failure to act constituting such "good reason."

        The Golden Parachute Compensation table below under "—Merger-Related Compensation for Forestar's Named Executive Officers" quantifies the payments and benefits that may be provided under the Change in Control/Severance Agreements upon a qualifying termination of employment following consummation of the merger. In addition, pursuant to the terms of a separate employment agreement with the Company, if he becomes eligible for benefits under his Change in Control/Severance Agreement by reason of a termination of employment following consummation of the merger, Mr. Weber would be subject to a two-year noncompetition and employee/customer nonsolicitation restrictive covenant.

Separation Agreement and Release with Mr. Grimm

        On April 13, 2017, the Company and Mr. Grimm entered into a Separation Agreement and Release pursuant to which Mr. Grimm's employment with the Company terminated effective April 14, 2017. Pursuant to that agreement, Mr. Grimm provided a release of claims against the Company, agreed to certain other restrictive covenants and cooperation undertakings, and also agreed to provide post-employment consulting services to the Company on an as-needed basis generally through July 13, 2017 for a monthly consulting fee of $25,000 and (pursuant to a modification of the agreement effected June 29, 2017) thereafter from time to time through consummation of the merger (subject to earlier termination by either Mr. Grimm or the Company) for an hourly fee of $500.

        Upon and by reason of his employment termination, the Company agreed to provide Mr. Grimm termination benefits in the form of a lump-sum cash payment of $550,000, reimbursement for medical insurance continuation costs for one year and for the cost of converting his Company-provided life and AD&D insurance to a personal policy (provided that such reimbursement obligations will cease to the extent he acquires other employer-provided coverage), and reimbursement for outplacement expenses of up to $25,000 to the extent incurred not more than six months following his termination.

        Upon consummation of the merger, the Company will provide to Mr. Grimm the payments and benefits that would have been provided to him (based on his compensation levels in effect upon his employment termination) pursuant to the Change in Control/Severance Agreement that was in effect between him and the Company immediately before his termination as if he had experienced a qualifying termination of employment thereunder immediately following consummation of the merger, less the termination benefits provided to him under the Separation Agreement and Release. Mr. Grimm's Change in Control/Severance Agreement was substantially identical to the Change in

Control/Severance Agreement applicable to Mr. Jehl, as described above under "—Change in Control/Severance Agreements with Current Executive Officers." The amounts that would become payable to Mr. Grimm under his Separation Agreement and Release by reason of the consummation of the merger are set out in the Golden Parachute Compensation table below under "—Merger-Related Compensation for Forestar's Named Executive Officers."

Indemnification and Insurance

        Pursuant to the terms of the Merger Agreement, members of the Board and executive officers of Forestar will be entitled to certain ongoing indemnification and coverage under directors' and officers' liability insurance policies following the merger. Such indemnification and insurance coverage is further described in the section entitled "The Merger Agreement—Other Covenants and Agreements—Indemnification and Insurance."

Merger-Related Compensation for Forestar's Named Executive Officers

        In accordance with Item 402(t) of Regulation S-K, the Golden Parachute Compensation table below sets forth the estimated amount of compensation that is based on or that otherwise relates to the merger and that may be payable to the Company's "named executive officers" identified above, who are those individuals listed in the "Summary Compensation Table" that is part of the Company's most recent securities filing for which disclosure was required under Item 402(c) of Regulation S-K (its proxy statement for the 2017 annual meeting). These amounts have been calculated assuming the merger was consummated on August 21, 2017 (the latest practicable date prior to the filing of this proxy statement/prospectus), equity incentive compensation award holdings as of such date and, for purposes of determining equity award values, the per-share merger consideration (a per-share cash value of $17.75). The amounts in the table below do not include amounts that are already vested without regard to the merger (such as vested equity awards and benefits under the Company's Supplemental Executive Retirement Plan) or amounts that may be granted following the date of this proxy statement/prospectus.

        Other than a portion of the amounts shown for Messrs. Weber, Jehl and Quinley in the "Cash" column of the table (as described in footnote 1 to the table), the amounts shown in the "Equity" column of the table and the amounts shown in the table for Mr. Grimm, which respective amounts will become payable upon and solely by reason of consummation of the merger, the amounts set out in the table below are payable only if there shall occur a qualifying termination of employment within two years following consummation of the merger (a termination of Messrs. Weber, Jehl or Quinley by the Company without "cause" or by such executive for "good reason") and were determined as if such executive experienced a qualifying termination of employment as of the date of the merger's consummation.

        See the discussion above for further information about the compensation disclosed in the table below. The amounts indicated below are estimates of amounts that might become payable to the named executive officers and the estimates are based on multiple assumptions that may not prove correct, including assumptions that are based on information not currently available. Accordingly, the actual amounts, if any, received by a named executive officer (other than Mr. Dickson) may differ in material respects from the amounts set forth below. The amounts set forth in the table below do not reflect any reduction that might apply by reason of the applicable limits on paying amounts subject to a golden parachute excise tax; it is not expected that any payments would be grossed up in respect of such taxes.

 Golden Parachute Compensation

Named Executive Officer	Cash(1)	Equity(2)	Perquisites/ Benefits(3)	Total
Phillip J. Weber	$2,730,399	$1,335,919	$185,966	$4,252,284
Charles D. Jehl	$1,809,699	$1,189,586	$137,216	$3,136,501
Michael Quinley	$1,374,031	$1,203,055	$108,225	$2,685,311
David M. Grimm*	$812,002	$747,414	$107,083	$1,666,499
Bruce F. Dickson**	—	$226,668	—	$226,668

*
Mr. Grimm's employment with the Company terminated April 14, 2017. As explained more fully above under "—Separation Agreement and Release with Mr. Grimm," the amounts shown for him (in other than the "Equity" column) represent amounts that would have been provided to him (based on his compensation levels in effect upon his actual termination of employment) pursuant to the Change in Control/Severance Agreement that was in effect between him and the Company immediately before his termination as if he had experienced a qualifying termination of employment thereunder immediately following consummation of the merger, less the $550,000 already paid to him upon his termination of employment and less certain medical insurance cost amounts described in footnote 3 to this table.

**
Mr. Dickson's employment with the Company terminated March 31, 2016. The amount shown for him represents payment in respect of market-leveraged stock units that were prorated upon his retirement and otherwise would have settled as of February 10, 2018 based on the Company's average stock price during the 40 trading days preceding such date.

(1)
Includes, for Messrs. Weber, Jehl and Quinley, the portion of a retention incentive that is payable on the closing date of the merger (i.e., on a "single-trigger" basis); the table does not reflect additional retention amounts that would be payable on February 13, 2019 and February 13, 2020 subject to continued employment through the respective dates, as described above under "—Cash Retention Incentive Award." Otherwise represents lump-sum severance payable upon a qualifying termination of employment (a termination of employment by the Company without "cause" or by the executive for "good reason" within two years following consummation of the merger)—i.e., on a "double-trigger" basis—except for Mr. Grimm, who would be paid such amount in a lump sum upon and by reason of the consummation of the merger—i.e., on a "single-trigger" basis. As described in greater detail above, the severance payments would consist of the following (in the case of Mr. Grimm, less the $550,000 already paid under his Separation Agreement and Release): (i) two times their respective highest base salary during the three-year period prior to the merger plus two times the target annual bonus during the year of the termination, or if higher, the actual bonus in any of the three fiscal years preceding the termination, (ii) a pro-rated short-term incentive bonus based on the number of months in the year of termination that the individual was employed prior to the termination date if the termination date occurred in the first half of the bonus cycle or (as is assumed here) the full incentive bonus if the termination date occurred during the second half of the cycle, in each case assuming achievement of performance goals at the target level, and (iii) a lump sum payment equal to two years' match and contributions under the Company's 401(k) plan plus two years' contributions under the Company's SERP, assuming, in each case, that the executive made the maximum permissible contributions and earned compensation at the highest rate of compensation during the three-year period prior to termination. The following table sets out these various components as reflected in the "Cash" column in the "Golden Parachute Compensation" table above:

		Severance
Named Executive Officer	Retention Incentive	Salary and Bonus Severance		Incentive Bonus	401(k) and SERP	Total
Phillip J. Weber	$135,000	$2,000,000		$500,000	$95,399	$2,730,399
Charles D. Jehl	$125,000	$1,350,000		$260,000	$74,699	$1,809,699
Michael Quinley	$75,000	$1,070,000		$165,000	$64,031	$1,374,031
David M. Grimm		$580,000	*	$165,000	$67,002	$812,002
Bruce F. Dickson		—		—	—	—

*
The $550,000 previously paid to Mr. Grimm under his Separation Agreement and Release has been deducted from the amount that otherwise would have been reflected for him in this column.
(2)
As described in greater detail above, each named executive officer holds market-leveraged stock units, and each of our named executive officers other than Mr. Dickson hold unvested stock options and time-based restricted stock units. The payment amount reflected in the "Equity" column in the "Golden Parachute Compensation" table above reflects the value of accelerated vesting of those awards based on the number of such equity-based awards held by each named executive officer on August 21, 2017, and the following table sets out the various components of those respective amounts (in the case of stock options, net of the aggregate exercise price and, in the case of market-leveraged stock units pursuant to the terms thereof, performance attainment based on the per-share merger consideration of $17.75):

Named Executive Officer	Stock Options	Restricted Stock Units	Market- Leveraged Stock Units	Total
Phillip J. Weber	$305,567	$481,593	$548,759	$1,335,919
Charles D. Jehl	$33,724	$756,771	$399,091	$1,189,586
Michael Quinley	$107,596	$696,368	$399,091	$1,203,055
David M. Grimm	$42,153	$206,397	$498,864	$747,414
Bruce Dickson	—	—	$226,668	$226,668

  Each of the awards will vest on a "single-trigger" basis upon and by reason of the consummation of the merger, whether or not employment is terminated.

(3)
Represents the value of: (i) for Messrs. Weber, Jehl and Quinley, two years of continued medical/welfare benefits ($34,113, $34,113 and $26,122, respectively) and, for Mr. Grimm, two years of continued medical/welfare benefits less the medical continuation coverage amount already provided to him in respect of the period beginning May 1, 2017 and ending upon consummation of the merger ($20,480); and (ii) one year of outplacement assistance ($150,000 for Mr. Weber, $101,250 for Mr. Jehl, $80,250 for Mr. Quinley and, assuming that he will not have incurred any other outplacement expense before consummation of the merger, $84,750 for Mr. Grimm); and (iii) the value of two years of continued perquisites ($1,853). Continued medical coverage amounts reflect actual Company costs for 2017 and assume an annual 15% cost increase. These benefits and payments are "double-trigger" in nature as they will be provided only in the event of a termination of employment by the Company without "cause" or by the executive for "good reason" within two years following consummation of the merger, except in the case of Mr. Grimm, who becomes eligible for them upon and by reason of the consummation of the merger—i.e., on a "single-trigger" basis.

Accounting Treatment of the Merger

        The merger will be accounted for under the acquisition method in accordance with U.S. generally accepted accounting principles. D.R. Horton is considered to be acquiring Forestar in the merger based upon the following factors: (i) D.R. Horton will own approximately 75% of the common stock of Forestar immediately following the closing of the merger, and (ii) directors appointed by D.R. Horton will hold the majority of the board seats in Forestar. Forestar will remain a public reporting company and will continue to issue separate financial statements following the closing of the merger.

Regulatory Approvals Required for the Merger

        We are not aware of any material U.S. federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the completion of the merger, other than the filing of a Certificate of Merger with respect to the merger with, and the acceptance of such Certificate of Merger for record by, the Secretary of State of the State of Delaware.

Appraisal Rights

        If the merger is completed, stockholders who do not vote in favor of the adoption of the merger proposal and who properly demand appraisal of their shares and who do not withdraw such demand or lose their right to appraisal will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement/prospectus as Annex E and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of Forestar common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A person having a beneficial interest in shares of Forestar common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Forestar common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

        Under Section 262, holders of shares of Forestar common stock who (1) do not vote in favor of the merger proposal; (2) continuously hold such shares through the effective time of the merger; and (3) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Court of Chancery of the State of Delaware and to receive in lieu of the merger consideration payment in cash of the amount determined by the Court of Chancery to be the "fair value" of the shares of Forestar common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value as determined by the court (subject, in the case of interest payments, to any voluntary cash payments made by the surviving entity pursuant to subsection (h) of Section 262 of the DGCL). Unless the Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the merger consideration payable pursuant to the Merger Agreement.

        Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement/prospectus constitutes Forestar's notice to stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement/prospectus as Annex E. In connection with the merger, any holder of shares of Forestar's common stock who wishes to exercise appraisal rights or who wishes to preserve such holder's right to do so should review Annex E carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings as to all Forestar stockholders who assert appraisal rights unless (x) the total number of shares of common stock for which appraisal rights have been pursued and perfected exceeds 1% of Forestar outstanding shares of common stock measured in accordance with subsection (g) of Section 262 of the DGCL or (y) the value of the merger consideration in respect of the shares of common stock for which appraisal rights have been pursued and perfected exceeds $1 million.

        Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Forestar common stock, Forestar believes that if a stockholder is considering exercising appraisal rights, that stockholder should seek the advice of legal counsel.

        Stockholders wishing to exercise the right to seek an appraisal of their shares of Forestar common stock must fully comply with Section 262, which means doing, among other things, ALL of the following:

  •
  the stockholder must not vote in favor of the merger proposal;

  •
  the stockholder must deliver to Forestar a written demand for appraisal before the vote on the merger proposal at the special meeting;

  •
  the stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time); and

  •
  the stockholder or the surviving entity must file a petition in the Court of Chancery of the State of Delaware requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving entity is under no obligation to file any petition.

Filing Written Demand

        Any holder of shares of Forestar common stock wishing to exercise appraisal rights must deliver to Forestar at the address below, before the vote on the merger proposal at the special meeting, a written demand for the appraisal of the stockholder's shares, and that stockholder must not vote in favor of the merger proposal either in person or by proxy. A holder of shares of Forestar common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the merger proposal, and it will cause a stockholder to lose the stockholder's right to appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the merger proposal or abstain from voting on the merger proposal. However neither voting against the merger proposal nor abstaining from voting or failing to vote on the merger proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal. A stockholder's failure to make the written demand prior to the taking of the vote on the merger proposal at the special meeting will cause the stockholder to lose its appraisal rights in connection with the merger.

        Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record and must reasonably inform Forestar of the identity of the holder and state that the person intends thereby to demand appraisal of the holder's shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, such as in a joint tenancy or a tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

        STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEES AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

        All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Forestar Group Inc.
6300 Bee Cave Road
Building Two, Suite 500
Austin, Texas 78746
Attn: General Counsel

        Any holder of shares of Forestar common stock may withdraw his, her or its demand for appraisal and accept the merger consideration by delivering to Forestar a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving entity. No appraisal proceeding in the Court of Chancery of the State of Delaware will be dismissed without the approval of such court and such approval may be conditioned upon such terms as the court deems just.

Notice by the Surviving Entity

        If the merger is completed, within ten days after the effective time of the merger, the surviving entity will notify each holder of shares of common stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the merger proposal of the date that the merger has become effective.

Filing a Petition for Appraisal

        Within 120 days after the effective time of the merger, but not thereafter, the surviving entity or any holder of shares of Forestar common stock who has demanded appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Court of Chancery of the State of Delaware, with a copy served on the surviving entity in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person's own name file a petition for appraisal. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. Neither D.R. Horton nor the surviving entity is under any obligation, and has no present intention, to file such a petition, and holders should not assume that D.R. Horton or the surviving entity will file a petition. Accordingly, any holders of shares of Forestar common stock who desire to have their shares appraised by the Court of Chancery should assume that they will be responsible for filing a petition for appraisal with the Court of Chancery in the manner prescribed in Section 262. The failure of a holder of Forestar common stock to file such a petition for appraisal within the period specified in Section 262 will nullify the stockholder's previous written demand for appraisal.

        Within 120 days after the effective time of the merger, any holder of shares of Forestar common stock who has complied with the requirements for the exercise of appraisal rights, or a beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, will be entitled, upon written request, to receive from the surviving entity a statement setting forth the aggregate number of shares not voted in favor of the merger proposal and with respect to which Forestar received demands for appraisal, and the aggregate number of holders of such shares. The surviving entity must mail this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

        If a petition for an appraisal is duly filed by a holder of shares of Forestar common stock and a copy thereof is served upon the surviving entity, the surviving entity will then be obligated within twenty days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Court of Chancery of the State of Delaware is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss that stockholder from the proceedings.

Determination of Fair Value

        After determining the holders of Forestar common stock entitled to appraisal, the Court of Chancery of the State of Delaware will appraise the "fair value" of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Court of Chancery of the State of Delaware could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although Forestar believes that the merger consideration is fair, no representation is made by Forestar, D.R. Horton or the surviving entity as to the outcome of the appraisal of fair value as determined by the Court of Chancery of the State of Delaware, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Each of Forestar, D.R. Horton, and the surviving entity reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the "fair value" of a share of Forestar common stock is less than the $17.75 cash consideration.

        Unless the Court of Chancery of the State of Delaware in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving entity may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. The costs of the appraisal proceedings (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Court of Chancery of the State of Delaware and taxed upon the parties as the Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

        If any stockholder who demands appraisal of his, her or its shares of Forestar's common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder's right to appraisal, the stockholder's shares of common stock will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration. From and after the effective time of the merger, no stockholder who has demanded appraisal rights will be entitled to vote such shares of Forestar common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder's shares of Forestar common stock, if any, payable to stockholders as of a time prior to the effective time of the merger.

NYSE Listing of Forestar Common Stock

        Forestar will use its reasonable best efforts to cause the new shares of Forestar common stock that are to be issued in connection with the merger to be approved for listing (subject to notice of issuance) on the NYSE, and the approval of such listing is a condition to the effective time of the merger. Forestar common stock will continue to be traded on the NYSE under Forestar's current symbol, which is "FOR."

Financing

        D.R. Horton and Merger Sub have represented to Forestar that D.R. Horton will have sufficient funds at the closing of the merger to pay all cash amounts required to be paid by D.R. Horton and Merger Sub under the Merger Agreement.

        D.R. Horton anticipates that the funds needed to close the merger will be funded through cash on hand and other immediately available capital.

        The consummation of the merger is not subject to any financing conditions.

 U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        The following is a discussion of U.S. federal income tax consequences of the merger to holders of existing shares of Forestar common stock that exchange their shares for new shares of Forestar common stock, cash or a combination thereof pursuant to the merger. This discussion is based upon the Code, Treasury regulations promulgated thereunder, court decisions, published positions of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date of this proxy statement/prospectus and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the conclusions set forth herein. This discussion is limited to holders who hold their existing shares of Forestar common stock as "capital assets" within the meaning of the Code (generally, property held for investment purposes). This discussion does not describe any tax consequences arising under the laws of any state, local or foreign tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (such as state, gift or alternative minimum tax or the Medicare net investment income surtax). In addition, this discussion does not address the U.S. federal income tax consequences to holders of shares who exercise appraisal rights under Delaware law. For purposes of this discussion, a "holder" is a U.S. Holder, a Non-U.S. Holder or both, as the context may require.

        This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances, including:

  •
  holders who may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (and investors therein), insurance companies, mutual funds, dealers in stocks and securities, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, certain expatriates or former long-term residents of the United States or holders subject to the alternative minimum tax;

  •
  holders holding shares as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

  •
  holders who received their existing shares of Forestar common stock in a compensatory transaction; and

  •
  U.S. Holders whose "functional currency" is not the U.S. dollar.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Forestar common stock, the tax treatment of a person treated as a partner in such partnership for U.S. federal income tax purposes will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding existing shares of Forestar common stock and partners therein should consult their tax advisors regarding the tax consequences of the merger.

        We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion. No assurance can be given that the IRS will agree with the views expressed in this discussion or that a court will not sustain any challenge by the IRS in the event of litigation.

U.S. Holders

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of shares of Forestar common stock that is for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (i) if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (ii) that has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

        The U.S. federal income tax consequences of the merger to a U.S. Holder will depend on whether such holder receives new shares of Forestar common stock, cash or a combination thereof. At the time that the U.S. Holder makes a cash or stock election pursuant to the terms of the Merger Agreement, the U.S. Holder will not know whether, and to what extent, the proration rules of the Merger Agreement may alter the mix of consideration to be received by such holder. As a result, the U.S. federal income tax consequences to U.S. Holders will not be ascertainable with certainty until the precise amount of new shares of Forestar common stock and cash that will be received by each U.S. Holder pursuant to the merger has been determined.

Exchange Solely for New Shares of Forestar Common Stock

        A U.S. Holder that receives solely new shares of Forestar common stock pursuant to the merger generally will not recognize gain or loss on the receipt of the new shares of Forestar common stock, and such holder will have the same aggregate tax basis and holding period in its new shares of Forestar common stock received pursuant to the merger as it had in its existing shares of Forestar common stock surrendered in exchange therefor.

Exchange Solely for Cash

        A U.S. Holder that receives solely cash pursuant to the merger generally will recognize gain or loss in an amount equal to the difference, if any, between such cash and such holder's aggregate adjusted tax basis in the existing shares of Forestar common stock surrendered in exchange therefor. A U.S. Holder's adjusted tax basis in its existing shares of Forestar common stock generally will equal the amount that such holder paid for such shares. A U.S. Holder's gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such holder's holding period in such shares exceeds one year at the time of the completion of the merger. A reduced tax rate on capital gains will generally apply to long-term capital gains of individuals and other non-corporate U.S. Holders. There are limitations on the deductibility of capital losses. A U.S. Holder that acquired blocks of shares of Forestar common stock at different times or different prices must determine its adjusted tax basis, holding period, and gain or loss separately with respect to each block of shares.

Exchange for a Combination of New Shares of Forestar Common Stock and Cash

        A U.S. Holder that receives a combination of new shares of Forestar common stock and cash pursuant to the merger generally will (i) not recognize gain or loss on the receipt of the new shares of Forestar common stock pursuant to the merger, and such holder will have the same aggregate tax basis and holding period in its new shares of Forestar common stock received pursuant to the merger as it had in its existing shares of Forestar common stock surrendered in exchange therefor, and (ii) recognize gain or loss on the receipt of cash pursuant to the merger in an amount equal to the difference, if any, between such cash and such holder's adjusted tax basis in its shares of existing Forestar common stock treated as surrendered in exchange therefor. A U.S. Holder's adjusted tax basis in its existing shares of Forestar common stock generally will equal the amount that such holder paid for such shares. Any gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such holder's holding period in such shares exceeds one year at the time of the completion of the merger. A reduced tax rate on capital gains generally will apply to long-term capital gains of individuals and other non-corporate U.S. Holders. There are limitations on the deductibility of capital losses.

        A U.S. Holder that acquired different blocks of shares of Forestar common stock at different times or different prices and receives a combination of new shares of Forestar common stock and cash pursuant to the merger must determine its adjusted tax basis, holding period, and gain or loss separately with respect to each block of shares. The election form and letter of transmittal will each permit a U.S. Holder to designate which blocks of Forestar common stock such holder would like to exchange for cash and which of such blocks it would like to exchange for new shares of Forestar common stock. Absent an express designation by a U.S. Holder, the election form and letter of transmittal will each provide for a deemed designation, which will provide that any new shares of Forestar common stock received by a U.S. Holder will be deemed to be allocated to existing shares of Forestar common stock surrendered in the following order of priority: (1) to those existing shares of Forestar common stock with a holding period of less than one year that have the lowest tax basis, in ascending order until such shares are exhausted or the stock portion of the merger consideration is fully allocated, and (2) to those existing shares of Forestar common stock with a holding period of more than one year that have the lowest tax basis, in ascending order until the stock portion of the merger consideration is fully allocated. It is unclear whether an express or deemed designation will be accepted by the IRS. As a result, no assurance can be given that, if a holder reports gain or loss on its U.S. federal income tax return on the basis of such a designation, the IRS will not challenge it. If the IRS successfully challenged the position taken on a holder's return, such holder could be required to recalculate its amount of gain recognized through a different allocation method, such as by allocating the new shares of Forestar common stock and the cash received on a pro rata basis to each existing share of Forestar common stock surrendered pursuant to the merger. U.S. Holders who acquired different blocks of shares at different times or different prices should consult their tax advisors regarding the manner in which gain or loss should be determined and the advisability of making express designations on the election form or letter of transmittal.

Non-U.S. Holders

        For purposes of this discussion, a "Non-U.S. Holder" is a beneficial owner of shares of Forestar common stock that is not a U.S. Holder or an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes.

        A Non-U.S. Holder generally will recognize gain or loss in the same manner as described above under "—U.S. Holders." Any gain recognized by a Non-U.S. Holder as a result of the merger generally will not be subject to U.S. federal income tax unless:

  •
  such gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates applicable to U.S. Holders, and if such Non-U.S. Holder is a corporation, such gain may also be subject to a branch profits tax at a rate of 30% (or a lower rate under an applicable tax treaty);

  •
  such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the merger and meets certain other specified conditions, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable tax treaty) and may be offset by certain U.S. source capital losses (provided such Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses); or

  •
  we are or have been a U.S. real property holding corporation ("USRPHC") at any time within the shorter of the five-year period preceding the merger and such Non-U.S. Holder's holding period (the "Relevant Period") with respect to such holder's shares of Forestar common stock. We believe that we are currently a USRPHC for U.S. federal income tax purposes. However, as long as our common stock continues to be regularly traded on an established securities market in the United States, within the meaning of applicable Treasury regulations, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain recognized as a result of the merger if such Non-U.S. Holder has not held (actually or constructively) more than 5% of our outstanding common stock at any time within the Relevant Period. If a Non-U.S. Holder has held (actually or constructively) more than 5% of outstanding Forestar common stock at any time within the Relevant Period, any gain recognized as a result of the merger generally will be treated as effectively connected with a trade or business of such Non-U.S. Holder in the United States, which will have the consequences described above.

Certain Tax Reporting

        Current Treasury regulations may require certain holders of Forestar common stock who are 'significant holders' (generally, a holder that owns at least 5% of the outstanding Forestar common stock immediately before the merger) and who receive Forestar common stock pursuant to the merger to comply with certain reporting requirements. Significant holders may generally be required to file a statement with their U.S. federal income tax returns for the taxable year in which the merger occurs setting forth certain information with respect to the transaction. Holders should consult their tax advisors to determine whether they are required to provide the foregoing statement.

        HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

THE MERGER AGREEMENT

        Below is a summary of the material provisions of the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A and which is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement/prospectus.

Explanatory Note Regarding the Merger Agreement

        The following summary of the Merger Agreement, and the copy of the Merger Agreement attached as Annex A to this proxy statement/prospectus, are intended to provide information regarding the terms of the Merger Agreement and are not intended to provide any factual information about Forestar or modify or supplement any factual disclosures about Forestar in its public reports filed with the SEC. Any material facts in Forestar's public reports previously filed with the SEC that are incorporated by reference into this proxy statement/prospectus that contradict the factual disclosures about Forestar contained in the representations and warranties in the Merger Agreement shall modify such factual disclosures. In particular, the Merger Agreement and the related summary are not intended to be disclosures regarding any facts and circumstances relating to Forestar. The Merger Agreement contains representations and warranties by, and covenants of, Forestar, D.R. Horton and Merger Sub that were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Forestar's public disclosures. Investors are not third party beneficiaries under the Merger Agreement.

        Additional information about Forestar may be found elsewhere in this proxy statement/prospectus and Forestar's other public filings. See the section entitled "Where You Can Find More Information."

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

        At the effective time of the merger, Merger Sub will merge with and into Forestar and the separate corporate existence of Merger Sub will cease. The Company will be the surviving entity (sometimes referred to herein as the "surviving entity") in the merger. At the effective time of the merger, all of the property, rights, privileges, powers and franchises of Forestar and Merger Sub shall vest in the surviving entity, and all debts, liabilities and duties of Forestar and Merger Sub shall become the debts, liabilities and duties of the surviving entity, all as provided under the DGCL.

        At the effective time of the merger, (a) the certificate of incorporation of Forestar will be amended to read as set forth on Exhibit A to the Merger Agreement, and, as so amended, shall be the certificate of incorporation of the Company until thereafter changed or amended as provided therein or by applicable law and (b) the bylaws of Forestar will be amended to read as set forth in Exhibit B to the Merger Agreement until thereafter changed or amended as provided therein or by applicable law.

        The Board shall take all action necessary such that, effective as of the effective time of the merger, the Board will consist of five members, including four individuals (including the Executive Chairman) selected by D.R. Horton as well as one individual selected from the current Board. The officers of

Forestar immediately prior to the effective time of the merger shall continue as the officers of the Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

        Because Merger Sub will have no material assets or liabilities at the effective time of the merger, we do not consider the merger to be a significant business combination for accounting and presentation purposes.

When the Merger Becomes Effective

        The closing of the merger will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1440 New York Avenue NW, Washington, District of Columbia 20005 on the third business day after the satisfaction or waiver of all of the conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions at the closing), unless another time, date or place is agreed to in writing by Forestar and D.R. Horton.

        On the closing date of the merger, the parties will cause a certificate of merger to be duly executed and filed with the Secretary of State of the State of Delaware as provided under the DGCL. The merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or on such later date and time as shall be agreed to by the parties and specified in the certificate of merger.

Merger Consideration

        Each share of Forestar common stock issued and outstanding immediately prior to the effective time (except for shares of Forestar common stock that are held by Forestar as treasury shares or by Forestar or D.R. Horton or their respective subsidiaries or that are dissenting shares) will be converted into the right to receive, at the election of the holders of such shares of Forestar common stock, either the cash consideration or the stock consideration, subject to proration procedures applicable to oversubscription and undersubscription for the cash consideration.

        As described in more detail below, the aggregate amount of cash consideration is fixed. Accordingly, depending on the elections made by other Forestar stockholders, a Forestar stockholder might receive a portion of the merger consideration in the form such holder did not elect.

        When making an election, Forestar stockholders may specify different elections with respect to different shares of Forestar common stock held by them (for example, a Forestar stockholder who holds 100 shares of Forestar common stock could make a cash election with respect to 50 shares and a stock election with respect to the other 50 shares).

Cash Consideration

        The Merger Agreement provides that each share of Forestar common stock for which a valid cash election has been made will be converted into the right to receive, subject to proration and adjustment as described below, an amount in cash equal to the sum of $17.75. The aggregate amount of the cash consideration is fixed at $558,256,373 (the "cash component").

Stock Consideration

        The Merger Agreement provides that each share of Forestar common stock for which a valid stock election has been made will be converted into the right to receive, subject to proration and adjustment as described below, one new share of Forestar common stock.

        If prior to the effective time the outstanding shares of Forestar common stock is increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization, or there is any extraordinary dividend or distribution, an appropriate and proportionate adjustment will be made to the merger consideration to provide Forestar stockholders the same economic effect as contemplated by the Merger Agreement.

Non-Election Shares

        The Merger Agreement provides that the shares of any Forestar stockholder who does not make a valid election of either the cash consideration or the stock consideration with respect to such shares in accordance with the election procedures described below will be treated as "non-election" shares and will be converted to the right to receive such stock consideration or cash consideration as determined in accordance with the proration and allocation provisions described below.

Proration and Allocation of Merger Consideration

        The cash conversion number is 31,451,063, which was determined by dividing the cash component (i.e., $558,256,373) by the cash consideration. All other shares of Forestar common stock (excluding certain shares owned by D.R. Horton, Forestar or their subsidiaries that will be cancelled as provided in the Merger Agreement) will be converted into the right to receive the stock consideration.

        Promptly, and in any event no later than three business days after the election deadline, D.R. Horton and Forestar will cause the paying agent to effect the allocation among Forestar stockholders of rights to receive the cash consideration and the stock consideration as described below.

        If Cash Consideration is Oversubscribed:    New shares of Forestar common stock may be issued to Forestar stockholders who make cash elections if the aggregate number of shares of Forestar common stock with respect to which cash elections have been made, including for this purpose dissenting shares (which we refer to as the "cash election number") exceeds the cash conversion number. If the cash consideration is oversubscribed, then

  •
  a Forestar stockholder who made a stock election, no election or an invalid election will receive the stock consideration for each share of Forestar common stock as to which such holder made a stock election, no election or an invalid election;

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  a Forestar stockholder who made a cash election will receive:

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  the cash consideration for a number of shares of Forestar common stock equal to the product obtained by multiplying (1) the number of shares of Forestar common stock for which such holder has made a cash election by (2) a fraction, the numerator of which is the cash conversion number and the denominator of which is the number of cash election shares (with the paying agent to determine, consistent with the fixed aggregate cash consideration, whether fractions of cash election shares will be rounded up or down); and

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  the stock consideration for the remaining shares of Forestar common stock for which the Forestar stockholder made a cash election.

        If Cash Consideration is Undersubscribed:    Cash may be paid to Forestar stockholders who make stock elections if the number of cash election shares is less than the cash conversion number (the amount by which the number of cash election shares is less than the cash conversion number is referred to as the "shortfall number").

        If the cash consideration is undersubscribed, then all Forestar stockholders who make a cash election will receive the cash consideration for all shares of Forestar common stock as to which they made a cash election. Forestar stockholders who make a stock election, no election or an invalid election will receive cash and/or new Forestar common stock based in part on whether the shortfall number is less or greater than the number of non-election shares, as follows:

        Scenario 1:    If the shortfall number is less than or equal to the number of non-election shares, then:

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  a Forestar stockholder who made a stock election will receive the stock consideration for each share of Forestar common stock as to which such holder made a stock election; and

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  a Forestar stockholder who made no election or an invalid election with respect to any of such holder's shares of Forestar common stock (i.e., non-election shares) will receive:

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  the cash consideration for the number of non-election shares equal to the product obtained by multiplying (1) the number of such non-election shares by (2) a fraction, (x) the numerator of which is the shortfall number and (y) the denominator of which is the total number of non-election shares (with the paying agent to determine, consistent with the fixed aggregate cash consideration, whether fractions of non-election shares will be rounded up or down); and

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  the stock consideration for the remaining number of such non-election shares.

        Scenario 2:    If the shortfall number exceeds the number of non-election shares, then:

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  a Forestar stockholder who made no election or an invalid election will receive the cash consideration for each share of Forestar common stock for which he or she made no election or did not make a valid election; and

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  a Forestar stockholder who made a stock election will receive:

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  the cash consideration for the number of shares of Forestar common stock equal to the product obtained by multiplying (1) the number of shares of Forestar common stock with respect to which such holder made a stock election by (2) a fraction, (x) the numerator of which is equal to the amount by which the shortfall number exceeds the number of non-election shares and (y) the denominator of which is equal to the total number for which Forestar stockholders made a stock election (with the paying agent to determine, consistent with the fixed aggregate cash consideration, whether fractions of stock election shares will be rounded up or down); and

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  the stock consideration with respect to the remaining shares of Forestar common stock as to which such holder made a stock election.

Conversion of Merger Sub Shares

        At the effective time of the merger, all of the shares of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the effective time of the merger and held by D.R. Horton shall be converted, in the aggregate, into a number of new shares of Forestar common stock that is equal to (x) the number of shares of Forestar common stock issued and outstanding immediately prior to the effective time of the merger or held by Forestar as treasury shares, minus (y) the aggregate number of shares of Forestar common stock that are held by Forestar as treasury shares or by Forestar or its subsidiaries, minus (z) the cash conversion number (i.e., 31,451,063). As result, after the consummation of the merger, D.R. Horton will own approximately 75% of the issued and outstanding shares of Forestar common stock.

Exchange of Shares; Elections as to Form of Consideration

        The conversion of Forestar common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. From and after the effective time of the merger and the completion of the allocation procedures described above, upon proper surrender of shares of Forestar common stock and delivery of a duly executed letter of transmittal (if not previously submitted pursuant to a properly completed and timely delivered election form as described below), the paying agent will exchange shares of Forestar common stock for the applicable merger consideration, as well as any dividends or distributions to be paid pursuant to the Merger Agreement, in each case, without interest. Until surrendered in accordance with the provisions of the Merger Agreement, each share of Forestar common stock shall be deemed at any time after the effective time to represent only the right to receive, upon surrender, the applicable merger consideration and any cash in respect of such dividends or distributions.

Election Form

        The Merger Agreement provides that Forestar stockholders will be provided with an election form and other customary transmittal materials. The election form will allow each holder of Forestar common stock to specify (i) the shares of Forestar common stock owned by such holder with respect to which such holder desires to receive the cash consideration and (ii) the shares of Forestar common stock owned by such holder with respect to which such holder desires to receive the stock consideration.

        D.R. Horton will direct the paying agent to mail the election form with the proxy statement/prospectus to record holders of Forestar common stock as of the record date for the Forestar stockholders meeting. Following the mailing date, D.R. Horton will use all reasonable efforts to make available as promptly as possible an election form to any stockholder who requests an election form prior to the election deadline. The election deadline will be 5:00 p.m. local time (in the city in which the principal office of the paying agent is located) on the date which D.R. Horton and Forestar agree is as near as practicable to six business days before the closing date of the transaction. Forestar and D.R. Horton will cooperate to issue a press release reasonably satisfactory to each of them announcing the election deadline not more than 15 business days before, and at least five business days prior to, the election deadline.

        An election will be valid only if the paying agent receives, prior to the election deadline, a properly completed and signed election form (including duly executed transmittal materials included in the election form). The election form must also be accompanied by any certificates representing all certificated shares of Forestar common stock to which such election form relates (or by an appropriate customary guarantee of delivery of such certificates, as set forth in such election form, from a member of any registered national securities exchange or a commercial bank or trust company in the United States) or, in the case of uncertificated shares, all additional documents specified in the instructions included with the election form.

        A Forestar stockholder may, at any time prior to the election deadline, change or revoke an election by written notice to the paying agent received by the paying agent prior to the election deadline accompanied by a properly completed and signed revised election form, or by withdrawing his or her shares of Forestar common stock previously deposited with the paying agent. If any election is not properly made with respect to any shares of Forestar common stock, such election will be deemed to be not in effect, and the shares of Forestar common stock covered by such election will be deemed to be non-election shares, unless a proper election is subsequently timely made.

Letter of Transmittal

        Promptly after the effective time, D.R. Horton and Forestar shall cause the paying agent to mail to each holder of record of shares of Forestar common stock that have been converted to the right to receive the merger consideration who did not previously surrender its shares of Forestar common stock with an election form, a letter of transmittal and instructions on how to surrender such shares of

Forestar common stock in exchange for the applicable merger consideration the holder is entitled to receive as well as any dividends or other distributions to be paid to such holder as described below.

        If a certificate for Forestar common stock has been lost, stolen or destroyed, the paying agent will issue the applicable merger consideration upon receipt of (1) an affidavit of that fact by the claimant and (2) if required by D.R. Horton, the delivery of an agreement of indemnification in form reasonably satisfactory to D.R. Horton against any claim that may be made against it with respect to such certificate.

Fractional Shares

        Forestar will not issue any fractional shares of common stock in the merger.

Withholding

        Forestar or the paying agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any holder of Forestar common stock or equity awards such amounts as Forestar or the paying agent is required to deduct and withhold with respect to such payments under applicable law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to the holder from whom they were withheld.

Dividends and Other Distributions

        No dividends or other distributions declared with respect to Forestar common stock after the effective time of the merger will be paid to the holder of any unsurrendered shares of Forestar common stock until the holder surrenders such shares in accordance with the Merger Agreement. After the surrender of a share of Forestar common stock in accordance with the Merger Agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest, which had previously become payable with respect to the stock consideration that such share has been converted into the right to receive under the Merger Agreement.

Treatment of Forestar Equity Awards

        The Merger Agreement provides that each equity incentive compensation award denominated in shares of Forestar common stock (an "equity award") that is outstanding immediately prior to the effective time of the merger will be cancelled as of the effective time. In exchange for such cancellation, the holders of equity awards will receive from Forestar the cash consideration for each share of Forestar common stock underlying the equity award (plus payment in cash, without interest, of all accrued dividend equivalents, if any, with respect thereto and, in the case of equity awards that are stock options, less the aggregate exercise or strike price thereunder, but not less than $0), whether or not such equity award was vested as of the effective time of the merger, with such payment subject to applicable tax withholding.

        With respect to any equity award that is a market-leveraged stock unit, the number of shares of Forestar common stock subject to such equity awards will be determined according to the terms set forth in the applicable award agreements, with the vesting date fair market value (as used in such agreements) equal to the sum of the cash consideration and reinvested dividends (as defined in such agreement).

        Such payments with respect to the equity awards will be made as soon as practicable, and in any event within 10 business days, after the closing of the merger.

Exchange of Shares and Certificates

        Prior to the mailing of the proxy statement/prospectus, D.R. Horton and Forestar will, at D.R. Horton's expense, engage a paying agent for the purpose of receiving elections and exchanging Forestar common stock for the merger consideration. Prior to the effective time of the merger, D.R. Horton will deposit with the paying agent an amount in cash sufficient to pay the cash component of the merger consideration. Promptly after the effective time of the merger, D.R. Horton will cause the paying agent to transmit to each record holder of shares of Forestar common stock that were converted into the right to receive the merger consideration (other than those holders who have properly completed and timely submitted, and not revoked, an election form), a letter of transmittal and instructions for use in such payment.

        Upon surrender of a certificate or book-entry share, as applicable, to the paying agent together with the letter of transmittal, duly completed and validly executed, the holder of such certificate or book-entry share will be entitled to receive the applicable merger consideration (less any amount that may be withheld with respect to any applicable withholding taxes) for each share of Forestar common stock formerly represented by the certificate or book-entry share. No interest will be paid or accrued on the cash payable upon the surrender or transfer of such certificate.

Representations and Warranties

        The Merger Agreement contains representations and warranties of Forestar, D.R. Horton and Merger Sub.

        Some of the representations and warranties in the Merger Agreement are subject to materiality qualifications or a "Company material adverse effect" qualification with respect to Forestar or a "Parent material adverse effect" qualification with respect to D.R. Horton. For purposes of the Merger Agreement, a "Company material adverse effect" with respect to Forestar means any change, effect, event, occurrence, circumstance, condition, development or combination of the foregoing that, individually or in the aggregate, (i) results in any change that is materially adverse to the business of Forestar and its subsidiaries, taken as a whole or (ii) has or would reasonably be expected to prevent or delay the consummation of the merger or the other transactions contemplated by the Merger Agreement, the Stockholder's Agreement or the Master Supply Agreement, provided, however, that, in the case of clause (i), "Company material adverse effect" shall not be deemed to include the impact of:

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  changes in general economic, business, labor or regulatory conditions, or changes in securities, credit or other financial markets;

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  changes generally affecting the real estate industry in the United States;

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  changes or proposed changes in any applicable law or changes in GAAP or its interpretation;

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  changes in political conditions (including the outbreak or escalation of war, military action, sabotage or acts of terrorism) or changes due to natural disasters, in each case, occurring after the date of the Merger Agreement;

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  the effects of the actions or omissions specifically required of Forestar in connection with the Merger Agreement;

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  the effects of any material breach, violation or non-performance of any provision of the Merger Agreement by D.R. Horton or Merger Sub;

  •
  the negotiation, execution, announcement or pendency of the Merger Agreement, or the consummation of the merger, including the identity of D.R. Horton or any of its affiliates, or any communication by D.R. Horton or any of its affiliates regarding plans with respect to Forestar, its subsidiaries or their employees;

  •
  the taking of any action at the written request of D.R. Horton or its affiliates;

  •
  changes in the trading price or volume of shares of Forestar common stock or change in the credit rating of Forestar or its subsidiaries; or

  •
  any failure by Forestar or its subsidiaries to meet any financial forecasts, although the underlying cause of such changes may be taken into account in determining whether a Company material adverse effect has occurred to the extent not otherwise excluded by another exception.

        However, with respect to the matters described in the first, second, third and fourth bullet points above, any such effect shall be taken into account if and only to the extent it, individually or in the aggregate with any other effect, disproportionately affects Forestar and its subsidiaries compared to other companies operating in the real estate industry in the United States.

        For the purpose of the Merger Agreement, a "material adverse effect" with respect to D.R. Horton, which we refer to as a "Parent material adverse effect," means any change, effect, event, occurrence, state of facts or development which individually or in the aggregate prevents or materially impairs or delays the consummation by D.R. Horton or Merger Sub of the merger.

        Subject to certain exceptions in the Merger Agreement, in the disclosure letter delivered by Forestar to D.R. Horton in connection with the Merger Agreement (referred to as the "Company disclosure letter") and in reports filed with or furnished to the SEC by Forestar and publicly available in the two years prior to the date of the Merger Agreement, the Merger Agreement contains representations and warranties of Forestar as to, among other things:

  •
  organization, good standing and corporate power to do business;

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  Forestar's capitalization;

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  corporate authority, consents, conflicts and approvals relating to the execution, delivery and performance of the Merger Agreement, the Stockholder's Agreement or the Master Supply Agreement and the consummation of the merger;

  •
  Forestar subsidiaries and joint ventures;

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  forms, reports, statements, documents and financial statements of Forestar required by the SEC;

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  establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting;

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  absence of certain events or changes in the business of Forestar, including that there has not been a Company material adverse effect;

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  compliance with applicable laws, orders and data security requirements;

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  certain details pertaining to Forestar's tax returns, filings and other tax matters;

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  permits, licenses, authorizations, consents, approvals and franchises from governmental entities required to conduct Forestar's business as currently conducted;

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  certain details with respect to litigation involving Forestar;

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  certain details pertaining to Forestar's material contracts;

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  certain details pertaining to the real estate owned and leased by Forestar and its subsidiaries and agreements related to such real estate;

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  certain details with respect to Forestar's employee benefit plans, employee relations and labor matters;

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  absence of undisclosed liabilities;

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  certain details pertaining to environmental laws and Forestar's compliance with such laws;

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  certain details pertaining to Forestar's intellectual property;

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  compliance with labor laws and absence of any labor agreements;

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  insurance;

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  accuracy and completeness of the information supplied by Forestar for inclusion in this proxy statement/prospectus;

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  certain details pertaining to Forestar's existing indebtedness;

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  certain actions in respect of potentially applicable state anti-takeover statutes or regulations;

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  broker's and finder's fees;

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  opinion of financial advisor;

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  affiliate transactions;

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  certain actions in respect of Forestar's Tax Benefits Preservation Plan; and

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  the termination of the Starwood merger agreement and the payment by Forestar of the termination fee thereunder.

        Subject to certain exceptions in the Merger Agreement, the Merger Agreement also contains representations and warranties of D.R. Horton and Merger Sub as to, among other things:

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  organization and good standing;

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  power and authority, consents, conflicts and approvals relating to the execution, delivery and performance of the Merger Agreement, the Stockholder's Agreement or the Master Supply Agreement and the consummation of the merger;

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  absence of litigation or order from a governmental entity or arbitrator that might, if adversely determined, be expected to have a Parent material adverse effect;

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  sufficient funds to consummate the transaction;

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  ownership and operations of Merger Sub;

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  D.R. Horton and Merger Sub not being an "interested stockholder" as defined in Section 203 of the DGCL;

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  solvency of D.R. Horton and its consolidated subsidiaries;

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  accuracy and completion of the information supplied by D.R. Horton or Merger Sub for inclusion in this proxy statement/prospectus;

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  compliance with applicable law; and

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  broker's and finder's fees.

Conduct of Business Pending the Merger

        The Merger Agreement provides that, during the period commencing on the signing of the Merger Agreement and ending on the earlier of the termination of the Merger Agreement in accordance with its terms and the effective time of the merger, except (i) with the prior written consent of D.R. Horton or (ii) as set forth in the Company disclosure letter, Forestar must, and must cause each of its subsidiaries to, conduct its business in the ordinary course of business consistent with past practice, and use commercially reasonable efforts to keep available the services of its current officers and employees, preserve, in all material respects, the current relationships with customers, suppliers, licensors, licensees, distributors and other persons with which Forestar has business dealings. Further, the Merger

Agreement also provides that, from the signing date of the Merger Agreement through the effective time of the merger, except (A) as required by applicable law or the terms of any Forestar employee benefit plan, (B) as otherwise contemplated, required or permitted pursuant to the Merger Agreement, (C) with the prior written consent of D.R. Horton, which consent will not be unreasonably withheld, conditioned or delayed, or (D) as set forth in the Company disclosure letter, subject to certain exceptions, Forestar must not, and must cause its subsidiaries not to (among other prohibitions):

  •
  amend its certificate of incorporation, bylaws or comparable organizational documents;

  •
  authorize for issuance, issue, sell, deliver, or commit to issue, sell, or deliver (including options) any securities;

  •
  acquire, redeem or amend any securities in respect of Forestar capital stock except to the extent required pursuant to the terms of any benefit plan;

  •
  set any record or payment dates for the payment of any dividends or distributions on any equity interests of Forestar or any of its subsidiaries, or split, combine or reclassify any shares of any equity interests, or make any distribution in respect of shares of capital stock or other equity interests, other than distributions made to Forestar or any wholly owned subsidiary of Forestar;

  •
  propose or adopt a plan of complete or partial liquidation or other reorganization of Forestar or any of its subsidiaries;

  •
  incur any indebtedness, issue any debt securities, assume, guarantee, endorse or otherwise become responsible for the obligations of any other person, make any capital contributions to or investments in any person, mortgage or pledge any assets, prepay any indebtedness or amend the terms of any debt securities;

  •
  adopt, modify or terminate any compensation, severance, equity award or employee benefit arrangement, take any action to cause the acceleration of or increases in any benefits, hire or terminate without cause a person with aggregate annual compensation of $100,000 or more, or appoint any person as an executive officer or director;

  •
  grant or modify the terms of any options or other rights to acquire, or rights denominated in, any of Forestar's or any of its subsidiaries' equity interests;

  •
  with specified exceptions, acquire, sell, lease (as lessor or lessee) or license (as licensor or licensee) any property or assets with an individual value greater than $100,000;

  •
  make any change in any accounting principles or practices or fail to maintain books and records in accordance with GAAP;

  •
  modify any material tax election, change any material tax accounting method, settle any tax liability or consent to extend or waive any limitation period with respect to any claim or assessment for taxes, file any amended return or surrender any material tax refund;

  •
  enter into, renew, extend, or terminate any "material contract" (as defined in the Merger Agreement) or make any material amendment to any such material contract, in each case subject to specified exceptions;

  •
  recognize or certify any labor organization or group of employees of Forestar or its subsidiaries as the bargaining representative for any employees of Forestar or its subsidiaries;

  •
  settle any pending or threatened litigation, or satisfy or agree to satisfy any claim, liability or obligation, absolute or accrued, asserted or unasserted, contingent or otherwise, in each case subject to specified exceptions;

  •
  enter into any contract between Forestar or any of its subsidiaries and any affiliate of Forestar (other than its subsidiaries);

  •
  fail to use reasonable best efforts to maintain existing insurance policies or to replace those policies with reasonably comparable policies, covering Forestar, its subsidiaries, and their respective assets;

  •
  form any new joint ventures or materially modify the terms of any existing joint ventures with third parties;

  •
  amend the compensation terms or other obligations of Forestar contained in the engagement letter with JMP in a manner adverse to Forestar, any of its subsidiaries, or the surviving entity, or engage any other financial advisers in connection with the transactions contemplated by the Merger Agreement, the Stockholder's Agreement or the Master Supply Agreement;

  •
  other than in the ordinary course of business, initiate or consent to material zoning reclassification of any owned or leased real property, and not initiate or consent to any material change to any approved site plan, special use permit, planned unit development approval or other land use entitlement affecting any such property;

  •
  other than in the ordinary course of business, enter into, renew, amend, terminate, waive, compromise or assign any material rights or claims under any material real property lease or enter into any other lease of real property with a term in excess of one year;

  •
  other than in the ordinary course of business, sell, license, mortgage or otherwise encumber any owned real property or other assets with an individual value greater than $100,000 (or in the case of intellectual property, that is material to Forestar);

  •
  enter into any new line of business;

  •
  purchase any "non-core" assets or rights or any other asset or right not purchased in furtherance of Forestar's and its subsidiaries' core community development business, or invest or commit to invest any amounts with respect to such "non-core" assets;

  •
  with specified exceptions, make any new non-budgeted capital expenditures; or

  •
  enter into a contract to do any of the foregoing or make any formal or informal arrangement, whether or not binding, with respect to the foregoing.

Non-Solicitation; Acquisition Proposals

        Except as expressly permitted by the Merger Agreement, Forestar has agreed that it shall, and shall cause each of its subsidiaries and its and their respective directors, officers, employees, auditors, attorneys financial advisors and other agents (referred to as "representatives") to, (i) immediately cease and terminate all existing activities, discussions or negotiations with any person with respect to an acquisition proposal, (ii) cease providing information with respect to Forestar, its subsidiaries or any acquisition proposal, (iii) terminate access to physical or electronic data rooms for such persons, (iv) request that persons in possession of confidential information about Forestar, furnished by Forestar in connection with previous discussions, to destroy such information, and (v) not, directly or indirectly:

  •
  solicit, request, initiate or knowingly facilitate or encourage any proposal, offer or inquiry that constitutes or could reasonably be expected to lead to an acquisition proposal;

  •
  participate in discussions with, furnish any information to, or afford access to the business of Forestar to, any third persons in connection with an acquisition proposal;

  •
  grant any waiver or release under or fail to enforce any standstill or similar agreement with respect to any class of equity securities of Forestar or any of its subsidiaries, unless the Board decides that the failure to grant such waiver or release would be inconsistent with its fiduciary duties;

  •
  approve any third person becoming an "interested stockholder" under Section 203 of the DGCL;

  •
  enter into any agreement in principle, letter of intent or other agreement relating to an acquisition proposal; or

  •
  propose publicly to do any of the foregoing.

        Under the Merger Agreement, an "acquisition proposal" means any proposal by any third person, (i) to acquire, directly or indirectly, Forestar common stock (or securities exercisable, convertible, redeemable or exchangeable for common stock) that, if consummated in accordance with its terms, would result in such third person beneficially owning, directly or indirectly, more than 15% of the combined voting power of Forestar common stock outstanding after giving effect to the consummation of such transaction, (ii) to acquire (including by joint venture), directly or indirectly, more than 15% of the consolidated tangible assets of Forestar and its subsidiaries taken as a whole (measured by fair market value), (iii) to effect any merger, consolidation, recapitalization, business combination or other similar transaction involving Forestar pursuant to which any third person would hold, directly or indirectly, more than 15% of the combined voting power of the shares of outstanding Forestar common stock or of the surviving or resulting entity of such transaction or (iv) to effect any combination of the foregoing.

Receipt of an Acquisition Proposal

        Prior to obtaining the Company stockholder approval, Forestar and its subsidiaries may participate in discussions regarding, and furnish information in response to, an unsolicited, bona fide written acquisition proposal made after the date of the Merger Agreement and not resulting from any breach of the no solicitation section of the Merger Agreement, provided that: (i) the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that such acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal, (ii) the Board determines in good faith, after consultation with its outside legal counsel, that failing to take such action would be inconsistent with its fiduciary duties to Forestar stockholders under applicable law, (iii) Forestar receives an executed confidentiality agreement containing terms not less favorable to Forestar than the terms of the confidentiality agreement between Forestar and D.R. Horton, and (iv) promptly (and in any event within 48 hours) after furnishing any non-public information concerning Forestar or its subsidiaries, Forestar furnishes such information to D.R. Horton, if such information had not been previously furnished.

        Under the Merger Agreement, a "superior proposal" means a bona fide, unsolicited written acquisition proposal (substituting the term "50%" for the term "15%" in each instance where such term appears in that definition) by any third person, that the Board determines in good faith would be reasonably likely to be consummated if accepted, and more favorable to Forestar stockholders from a financial point of view than the merger (including any adjustments to the terms hereof that D.R. Horton might offer pursuant to the no solicitation section of the Merger Agreement), after taking into account all circumstances that the Board determines are relevant, including the legal, financial and regulatory aspects of such acquisition proposal, the identity of the person making the acquisition proposal, and the anticipated timing, conditions and ability of the person making such acquisition proposal to consummate the transactions contemplated by such acquisition proposal (based upon, among other things, expectation of obtaining required approvals or any necessary financing).

Notice of Acquisition Proposal

        Under the terms of the Merger Agreement, Forestar must notify D.R. Horton in writing promptly (and in any event within 24 hours) after receipt by Forestar or its representatives of any acquisition proposal, any bona fide written indication that a third person intends to make an acquisition proposal or certain written requests for information, in each case by any third person that intends to make an acquisition proposal. Forestar must identify the third person making, and the material terms and conditions of, any such acquisition proposal, indication or request. Forestar must keep D.R. Horton reasonably informed of any material developments, discussions or negotiations regarding any such acquisition proposal, indication or request and shall promptly (and in any event within 24 hours) provide to D.R. Horton copies of all written materials provided to Forestar or any of its subsidiaries that describe any terms of any acquisition proposal as well as written summaries of any material oral communications addressing such matters.

The Company Recommendation; Change in Company Recommendation; Fiduciary Exception

        As described above, and subject to the provisions described below, the Board has made the recommendation that the Forestar stockholders vote "FOR" the proposal to adopt the Merger Agreement, which recommendation we refer to as the "Company recommendation." The Merger Agreement provides that the Board will not effect a change in the Company recommendation except as described below.

        Under the Merger Agreement, generally, the Board may not: (i) withdraw, modify, or propose publicly or resolve to withhold or modify, in any manner adverse to D.R. Horton or Merger Sub, the Company recommendation (a "change in Company recommendation"), (ii) adopt, approve, authorize, recommend or declare advisable any acquisition proposal, (iii) take or fail to take any formal action or make or fail to make any public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a "stop, look and listen" communication by the Board to Forestar stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or (iv) enter into an agreement relating to an acquisition proposal.

        If, prior to obtaining the Company stockholder approval, Forestar receives an acquisition proposal that the Board concludes in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a superior proposal, the Board may effect a change in Company recommendation or terminate the Merger Agreement to enter into a definitive, written agreement concerning such superior proposal, if:

  •
  Forestar shall have provided prior written notice to D.R. Horton, at least four business days in advance, of its intention to effect a change in Company recommendation or to terminate the Merger Agreement to enter into a definitive, written agreement concerning a superior proposal, which notice shall contain certain information regarding the acquisition proposal specified in the Merger Agreement, including the material terms and conditions and the identity of the person making the acquisition proposal;

  •
  The Board shall have determined in good faith, after consultation with its outside legal counsel, that failure to effect a change in Company recommendation or terminate the Merger Agreement to enter into a superior proposal, as applicable, would be inconsistent with its fiduciary duties to Forestar stockholders under applicable law and Forestar shall have complied with its obligations under the applicable provisions of the Merger Agreement;

  •
  after providing the required notice, Forestar and its representatives shall have discussed and negotiated with D.R. Horton in good faith (to the extent D.R. Horton has requested that Forestar discuss and negotiate with D.R. Horton and its representatives) during the notice period such adjustments in the terms and conditions of the Merger Agreement as would permit the Board not to effect a change in Company recommendation or terminate the Merger Agreement, as applicable; and

  •
  the Board shall have considered any proposed changes to the Merger Agreement offered in writing by D.R. Horton no later than 5:00 p.m. (Eastern Time) on the last day of the notice period, and, taking into account any such proposed changes, shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that the superior proposal would continue to constitute a superior proposal if such changes were to be given effect and the failure to take such action would continue to be inconsistent with the Board's fiduciary duties to the Forestar stockholders under applicable law, and, in the case of any termination of the Merger Agreement in order to cause or permit Forestar to enter into an agreement concerning a superior proposal, Forestar shall have validly terminated the Merger Agreement, including paying the required Company termination fee.

        The Merger Agreement does not prohibit the Board from complying with Rule 14e-2(a) under the Exchange Act with respect to any acquisition proposal or making a "stop, look and listen" disclosure of the type contemplated by Rule 14d-9(f) under the Exchange Act.

        In addition, the Board may effect a change in Company recommendation in response to certain intervening events that do not relate to D.R. Horton or Merger Sub and were not known and not reasonably foreseeable (or the implications and effects of which were not fully known) to the Board as of the date of the Merger Agreement (or if known, the consequences of which were not known or reasonably foreseeable) which event becomes known to the Board prior to the closing, if the Board shall have determined that the failure to take such action would be inconsistent with its fiduciary duties; provided, that, (i) Forestar promptly notified D.R. Horton in writing at least four business days before taking such action, of its intention to do so, attaching a reasonably detailed description of the facts relating to such adverse recommendation change, (ii) during such period, if requested by D.R. Horton, Forestar negotiated with D.R. Horton regarding any proposal by D.R. Horton to amend the terms of the Merger Agreement in response to such potential adverse recommendation change; and (iii) after such period, the Board determined that the failure to take such action would still be inconsistent with its fiduciary duties.

Other Covenants and Agreements

Access to Information

        Subject to certain exceptions and limitations, Forestar must afford to D.R. Horton reasonable access at reasonable times on reasonable notice to all of its properties, books, contracts, commitments, personnel and records, and Forestar must furnish promptly to D.R. Horton a copy of every document it files pursuant to federal or state securities laws, and all other information concerning its business, properties, litigation and personnel as D.R. Horton may reasonably request (subject to Forestar's right to restrict access if such access would violate applicable law or its confidentiality obligations, would result in the loss of attorney-client privilege, or, with respect to environmental investigations, would unreasonably intrude upon the operations of Forestar or its subsidiaries).

        No review by D.R. Horton or its representatives will affect or be deemed to modify any representation or warranty, covenant, or condition set forth in the Merger Agreement.

Indemnification and Insurance

        From and after the effective time of the merger, Forestar is required to indemnify the present and former directors and officers of Forestar and its subsidiaries (the "indemnified persons") against all expenses paid in settlement in connection with any actual or threatened claim alleged to occur at or prior to the closing, whether asserted or claimed prior to, at or after the closing.

        The surviving entity must purchase as of the closing a tail endorsement to the current policies of directors' and officers' liability insurance maintained by Forestar which tail endorsement shall be effective for a period of six years after the closing with respect to claims arising from facts or events that occurred at or prior to the closing, and the tail endorsement shall contain coverage at least as favorable to the indemnified persons as the current coverage; provided, that in no event shall the surviving entity be required to pay annual premiums for insurance that exceed 300% of the most recent annual premiums paid by Forestar prior to the date of the Merger Agreement. If the annual premiums of such insurance coverage exceed that amount, the surviving entity shall be obligated to provide such coverage as may be obtained for such 300% amount.

        From and after the effective time of the merger, Forestar will not, directly or indirectly, amend, modify, limit or terminate the indemnification, advancement and reimbursement of expenses and exculpation provisions of the certificate of incorporation, bylaws or other similar governing documents of Forestar or its subsidiaries as in effect at the effective time of the merger in any manner that would adversely affect the rights thereunder of individuals who at the effective time of the merger were directors, officers, employees or agents of Forestar or any of its subsidiaries.

Efforts to Complete the Merger; Approvals

        The Merger Agreement provides that Forestar, D.R. Horton and Merger Sub will each use their respective reasonable best efforts to:

  •
  take all actions necessary under applicable laws to consummate the merger as promptly as practicable, including using their reasonable best efforts to obtain any requisite approvals by any governmental entity or other third party in connection with the merger or the other transactions contemplated by the Merger Agreement, the Stockholder's Agreement or the Master Supply Agreement and to fulfill the conditions to the merger; and

  •
  not take any action that would materially delay or prevent consummation of the merger or the other transactions contemplated by the Merger Agreement, the Stockholder's Agreement or the Master Supply Agreement.

        Each of Forestar, on the one hand, and D.R. Horton and Merger Sub, on the other hand, are required to:

  •
  promptly notify the other of any substantive communications with any governmental entity with respect to the merger or the other transactions contemplated by the Merger Agreement, the Stockholder's Agreement or the Master Supply Agreement;

  •
  permit the other to review in advance, and consider in good faith the views of the other in connection with, any proposed substantive communication with any such governmental entity with respect to the merger or the other transactions contemplated by the Merger Agreement, the Stockholder's Agreement or the Master Supply Agreement;

  •
  not participate in any substantive meeting or have any substantive communication with any such governmental entity with respect to the merger or the other transactions contemplated by the Merger Agreement, the Stockholder's Agreement or the Master Supply Agreement unless it has given the other an opportunity to consult with it in advance and, to the extent permitted by such governmental entity, give the other the opportunity to attend and participate; and

  •
  furnish the other with copies of all filings and communications between it and any such governmental entity with respect to the merger or the other transactions contemplated by the Merger Agreement, the Stockholder's Agreement or the Master Supply Agreement; provided, however, that materials may be redacted to remove reference concerning valuation, as necessary to comply with contractual arrangements and as necessary to address reasonable attorney-client or other privilege or confidentiality concern.

        In no event will D.R. Horton or Merger Sub be obligated to agree to accept, and Forestar shall not discuss, propose or commit to without D.R. Horton's consent, any undertaking or condition, to enter into any consent decree, to make any divestiture, to accept any operational restriction, or take any other action that, in the reasonable judgment of D.R. Horton, could be expected to limit the right of D.R. Horton or its subsidiaries to own or operate all or any portion of their respective businesses or assets, including those of Forestar.

Employee Matters

        From and after the closing, Forestar will honor all employment agreements and Forestar employee benefit plans in accordance with their current terms, except as otherwise specifically provided in the Merger Agreement.

        Forestar shall provide each Forestar employee who incurs a termination of employment during the twelve month period following the closing with severance benefits that are no less favorable than the severance benefits described in the Company disclosure letter, which are generally consistent with Forestar's existing severance benefits. These severance benefits apply to employees at or below the senior vice president level immediately before the closing date, and so will not apply to any of Forestar's named executive officers. Severance benefits for Forestar's named executive officers are described in "The Merger—Interests of Forestar's Directors and Executive Officers in the Merger."

Forestar Special Meeting

        Forestar has agreed to duly give notice of, convene and hold a meeting of its stockholders for the purpose of voting upon the adoption of the Merger Agreement as promptly as practicable following the date of the Merger Agreement.

Certain Additional Covenants

        The Merger Agreement also contains additional covenants, including covenants relating to events requiring the parties to give notice to one another, stockholder litigation, public announcements, reporting requirements under Section 16 of the Exchange Act, the potential applicability of state takeover laws, the listing of Forestar common stock to be issued in the merger on the NYSE, the obligations of Merger Sub, financing information, and cooperation relating to joint ventures.

Conditions to Completion of the Merger

        The obligation of each party to complete the merger is subject to the satisfaction or waiver of the following conditions:

  •
  no applicable law, temporary restraining order, injunction or other judgment, order or decree of a governmental entity shall be in effect which has the effect of prohibiting the consummation of the merger or the other transactions contemplated by the Merger Agreement, the Stockholder's Agreement or the Master Supply Agreement or making consummation of the merger illegal;

  •
  the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Forestar common stock;

  •
  the effectiveness of the registration statement of which this proxy statement/prospectus is a part and such registration statement not being the subject of any stop order or proceedings seeking a stop order; and

  •
  The new shares of Forestar common stock to be issued in the merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

        The obligations of D.R. Horton and Merger Sub to consummate the merger are also subject to the satisfaction or waiver of the following conditions:

  •
  the representations and warranties of Forestar:

  •
  regarding authorized, issued and outstanding capital stock and preferred stock and the lack of any shares of any equity interests or voting securities being issued, reserved or outstanding, with certain exceptions, being true and correct, subject only to de minimis exceptions, as of the date of the Merger Agreement and as of the closing as though made as of the closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case they need be true and correct, subject only to de minimis exceptions, as of such earlier date);

  •
  regarding Forestar's corporate organization, outstanding Forestar options and other equity awards, Forestar's interests in certain entities, Forestar's corporate power and authority, the absence of any conflict with Forestar's organizational documents, Forestar's subsidiaries, Forestar's existing debt, Forestar's actions to exempt the merger from Section 203 of the DGCL, the lack of any fee payable to a broker or other advisor (besides that which is payable to JMP), the receipt of the fairness opinion of JMP Securities, and Forestar's Tax Benefits Preservation Plan and the termination of the Starwood merger agreement and the payment by Forestar of the termination fee thereunder, being true and correct in all material respects as of the date of the Merger Agreement and as of the closing as though made as of the closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case they need be true and correct in all material respects on and as of such earlier date);

  •
  regarding the absence of a Company material adverse effect, being true and correct as of the date of the Merger Agreement and as of the closing as though made as of the closing (without disregarding the Company material adverse effect qualification set forth in the Merger Agreement); and

  •
  other than representations and warranties described in the three preceding bullets, being true and correct (disregarding all materiality qualifications) as of the date of the Merger Agreement and as of the closing as though made as of the closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case they need be true and correct on and as of such earlier date), except, in the case of this bullet, where such failures to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Company material adverse effect;

  •
  Forestar having performed in all material respects all obligations required to be performed by it under the Merger Agreement on or prior to the closing;

  •
  Forestar having delivered to D.R. Horton a certificate, signed by an executive officer of Forestar, confirming the satisfaction of the foregoing two conditions;

  •
  the number of shares for which appraisal rights are properly exercised representing less than 20% of the shares of Forestar common stock outstanding immediately prior to the closing; and

  •
  since the date of the Merger Agreement, a Company material adverse effect shall not have occurred and be continuing.

        The obligation of Forestar to consummate the merger is also subject to the satisfaction or waiver of the following conditions:

  •
  The representations and warranties of D.R. Horton and Merger Sub:

  •
  regarding the organization and standing of D.R. Horton and Merger Sub, the power and authority of D.R. Horton and Merger Sub, that D.R. Horton will have sufficient funds at closing, and no broker or other person is entitled to any broker's or similar fee based upon arrangements made by D.R. Horton, being true and correct in all material respects as of the date of the Merger Agreement and as of the closing as though made as of the closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case they must be true and correct in all material respects on and as of such earlier date); and

  •
  other than the representations and warranties described in the bullet above, being true and correct (disregarding all materiality qualifications) as of the date of the Merger Agreement and as of the closing as though made as of the closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct on and as of such earlier date), except where such failures to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent material adverse effect;

  •
  D.R. Horton having performed in all material respects all obligations required to be performed by it under the Merger Agreement on or prior to the closing; and

  •
  D.R. Horton having delivered to Forestar a certificate, signed by an executive officer of D.R. Horton, confirming the satisfaction of the foregoing two conditions.

Termination

        The Merger Agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger:

  •
  by mutual written consent of Forestar and D.R. Horton;

  •
  by either Forestar or D.R. Horton:

  •
  if the effective time shall not have occurred by 5:00 p.m. (Eastern Time) on January 25, 2018 (the "outside date"); provided, however, that the right to terminate the Merger Agreement on this basis shall not be available to any party whose failure to fulfill any covenant contained in the Merger Agreement has been a principal cause of the failure of the effective time to have occurred by such date;

  •
  if any judgment shall have become final that permanently restrains, prior to the closing, the consummation of the merger; provided that the party terminating the Merger Agreement shall have used its reasonable best efforts to resist such judgment, and shall have complied in all material respects with the covenant requiring reasonable best efforts in obtaining requisite approvals by applicable governmental entities or other third parties; or

  •
  if the Company stockholder approval shall not have been obtained at the Forestar stockholders' meeting; or

  •
  by Forestar:

  •
  if there shall have been a material breach by D.R. Horton or Merger Sub of any of its representations, warranties or covenants set forth in the Merger Agreement, such that either of the conditions relating to the truth and correctness of D.R. Horton's representations and warranties and D.R. Horton's performance of all of its obligations would not be satisfied, which breach is incapable of being cured by the outside date or is not cured within 10 business days after D.R. Horton receives written notice of such breach from Forestar; or

    •
    at any time prior to obtaining the Company stockholder approval, in order to enter into a definitive, written agreement for a superior proposal, and prior to or concurrently with such termination, Forestar pays to D.R. Horton the Company termination fee; or

  •
  by D.R. Horton:

  •
  at any time prior to the closing, if there shall have been a material breach by Forestar of any of its representations, warranties or covenants set forth in the Merger Agreement, such that either of the conditions relating to the truth and correctness of Forestar's representations and warranties and Forestar's performance of all of its obligations would not be satisfied, which breach is incapable of being cured by the outside date or is not cured by Forestar within 10 business days after Forestar receives written notice of such breach from D.R. Horton or Merger Sub; or

  •
  at any time prior to obtaining the Company stockholder approval, if the Board shall effect a change in Company recommendation or fail to publicly reaffirm the Board's recommendation within 10 business days after D.R. Horton or Merger Sub so requests in writing.

Company Termination Fee

        If the Merger Agreement is terminated in specified circumstances, Forestar will be required to pay D.R. Horton a termination fee of $20 million (which we refer to as the "Company termination fee").

        Forestar will be required to pay the Company termination fee if the Merger Agreement is terminated:

  •
  by Forestar, in order to enter into a definitive, written agreement for a superior proposal;

  •
  by D.R. Horton, if the Board effects a change in Company recommendation or fails to reaffirm the Board's recommendation within 10 business days after D.R. Horton or Merger Sub so requests; or

  •
  (i) (A) by either D.R. Horton or Forestar, if the merger has not closed by the outside date, (B) by either D.R. Horton or Forestar, if the Company stockholder approval has not been obtained, or (C) by D.R. Horton, if there has been a material breach by Forestar of any of its representations, warranties or covenants, (ii) there has been publicly disclosed or proposed a Company acquisition proposal that remains outstanding as of the date of termination of the Merger Agreement, and (iii) if within 12 months after such termination, Forestar enters into a definitive agreement with respect to a Company acquisition proposal (provided that references to "15%" in the definition of "Company acquisition proposal" shall be deemed to be references to "50%").

        Payment by Forestar of the Company termination fee will not relieve Forestar from any liability or damages for fraud or for any willful and material breach of the Merger Agreement.

Expense Reimbursement

        If the Merger Agreement is terminated:

  •
  by either party if the Company stockholder approval is not been obtained, or

  •
  by D.R. Horton if there has been a material breach by Forestar of any of its representations, warranties or covenants such that certain conditions are not satisfied,

then Forestar shall reimburse D.R. Horton for its actual and reasonable out-of-pocket expenses in an amount not to exceed $4,000,000. In no event shall Forestar be required to reimburse D.R. Horton's expenses on more than one occasion and in no event shall the sum of the amount reimbursed and Company termination fee payable by Forestar exceed the amount of the Company termination fee.

Amendment; Waivers

        The Merger Agreement may be amended at any time before or after receipt of the Company stockholder approval and prior to the effective time; provided, however, that after the Company stockholder approval has been obtained, there shall not be (i) any amendment that changes the amount or the form of the consideration to be delivered to the holders of Forestar common stock, or which by applicable law requires the further approval of the stockholders of Forestar without such further approval of such stockholders, or (ii) any amendment not permitted under applicable law.

        At any time prior to the effective time, any party may (i) extend the time for the performance of any of the covenants, agreements, obligations or other acts of any other party, or (ii) waive any inaccuracy of any representations or warranties or compliance with any of the covenants or conditions of any other party or with any conditions to its own obligations.

Expenses

        Except as otherwise provided in the Merger Agreement, all fees and expenses incurred in connection with the merger shall be paid by the party incurring such fees or expenses, whether or not the merger is consummated.

Jurisdiction

        Each party submits to the exclusive jurisdiction of the Delaware Court of Chancery, including any appellate courts, for any dispute arising out of or relating to the Merger Agreement. Each party waives any objection that it may have to the laying of the venue of any such proceedings brought in Delaware courts. With respect to any such proceeding, each of the parties waives and agrees not to claim in any such court that (i) it is not personally subject to the jurisdiction of the Delaware courts for any reason other than the failure to serve process in accordance with applicable law, (ii) it or its property is exempt from jurisdiction of the Delaware courts or (iii) the suit in the Delaware courts is brought in an inconvenient forum, the venue of such suit, action or proceeding is improper or the Merger Agreement may not be enforced by the Delaware courts.

Specific Performance; Remedies

        Except when the Merger Agreement is properly terminated, the parties are entitled to seek an injunction to prevent breaches or threatened breaches of the Merger Agreement and to specifically enforce the terms of the Merger Agreement. Nothing in the Merger Agreement will relieve any party from liability or damages for fraud or for any willful or material breach of the Merger Agreement prior to the date of termination.

Governing Law

        The Merger Agreement is governed by Delaware law.

THE STOCKHOLDER'S AGREEMENT

        Below is a summary of the material provisions of the Stockholder's Agreement entered into on June 29, 2017 between Forestar and D.R. Horton, a copy of which is attached to this proxy statement/prospectus as Annex B and which is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the Stockholder's Agreement that is important to you. We encourage you to read carefully the Stockholder's Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Stockholder's Agreement and not by this summary or any other information contained in this proxy statement/prospectus. For purposes of this summary, a reference to D.R. Horton's affiliates does not include the Company or its subsidiaries.

Corporate Governance

Board Composition

        Initial Board Representation.    For a period of 15 months following the effective time of the merger (the "Lock-Up Period"), the Board shall have five directors, comprised of four individuals designated by D.R. Horton (which shall include the Executive Chairman of the Company and at least two independent directors) and one individual from the current Board designated by mutual agreement of Forestar and D.R. Horton prior to the effective time of the merger, with D.R. Horton's agreement not to be unreasonably withheld (which we refer to as the "Legacy Director"), or his replacement. Forestar and D.R. Horton have each agreed to use their reasonable best efforts to cause the Legacy Director to be nominated as a Non-Stockholder Designee (as defined below) at the Company's annual meeting to be held in 2018.

        Continued Board Representation.    After the Lock-Up Period, at all times when D.R. Horton and its affiliates beneficially own 20% or more of the voting securities of the Company, the Board shall have five directors unless otherwise agreed in writing between the Company (as approved by a majority of the independent directors) and D.R. Horton, and D.R. Horton will have the right to designate a number of directors (which we refer to as the "D.R. Horton Designees") equal to the percentage of the voting securities of the Company beneficially owned by D.R. Horton and its affiliates multiplied by the total number of directors that the Company would have if there were no vacancies, rounded up to the nearest whole number (and in any event not less than one). The Nominating and Governance Committee will have the right to designate the remaining number of individuals (and in any event not less than one) to the Board (which we refer to as the "Non-Stockholder Designees"). Forestar and D.R. Horton have each agreed to use their reasonable best efforts to cause the D.R. Horton Designees and the Non-Stockholder Designees to be appointed or elected to the Board. D.R. Horton shall have the right to designate the Executive Chairman of the Company.

        Independent Directors.    Forestar and D.R. Horton have also each agreed to use their reasonable best efforts to cause at least three of the directors to be considered "independent" under the rules of the SEC and under applicable listing standards.

Director Removal and Vacancies

        Removal.    Any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of the Company's capital stock entitled to elect such director, voting separately as a class, at a duly organized meeting of stockholders or by written consent; provided that no D.R. Horton Designee may be removed without the prior written consent of D.R. Horton. Pursuant to the Stockholder's Agreement, D.R. Horton has agreed to cause its shares of Forestar common stock not to be voted in favor of the removal of any Non-Stockholder Designee other than for cause.

        Vacancies.    Upon the resignation, retirement, death or other removal (with or without cause) from office of any D.R. Horton Designee serving as a director at a time when the D.R. Horton has the right under the Stockholder's Agreement to designate a replacement D.R. Horton Designee, D.R. Horton shall be entitled promptly to designate a replacement D.R. Horton Designee. Upon the resignation, retirement, death or other removal (with or without cause) from office of the Legacy Director or any other Non-Stockholder Designee serving as a director, the Nominating and Governance Committee shall be entitled promptly to designate a replacement Non-Stockholder Designee. In each case, the Company and D.R. Horton shall cause the prompt appointment or election of such replacement director.

D.R. Horton Agreement to Vote

        D.R. Horton has agreed (and has agreed to cause each of its affiliates and it and their respective representatives) to cause its shares of Forestar common stock to be (i) present for quorum purposes at any Company stockholder meeting, (ii) voted in favor of all Non-Stockholder Designees and (iii) not voted in favor of the removal of any Non-Stockholder Designee other than for cause.

Committees

        General.    At all times when D.R. Horton and its affiliates beneficially own 20% or more of the voting securities of the Company, no committee of the Board shall have more than three members unless otherwise agreed in writing between the Company (as approved by a majority of the independent directors) and D.R. Horton, and each committee of the Board shall include in its membership (i) a number of D.R. Horton Designees equal to the percentage of the voting securities of the Company beneficially owned by D.R. Horton and its affiliates multiplied by the total number of members that such committee would have if there were no vacancies on such committee, rounded up to the nearest whole number (and in any event not less than one), and (ii) at least one member not designated by D.R. Horton.

        Nominating and Governance Committee.    At all times when D.R. Horton and its affiliates beneficially own 20% or more of the voting securities of the Company, the Board shall maintain a Nominating and Governance Committee, and the Legacy Director shall be a member of the Nominating and Governance committee for so long as the Legacy Director serves on the Board. During the Lock-Up Period, the Nominating and Governance Committee shall have three members, including the Legacy Director (as long as the Legacy Director is then on the Board) and at least one additional independent director.

        Investment Committee.    Forestar has also agreed to establish and maintain an Investment Committee (which will not be considered a committee of the Board), the members of which shall be officers or employees of the Company who are (A) experienced professionals in the land acquisition and development business or (B) the Chief Executive Officer, the Chief Financial Officer, the General Counsel or the President of Community Development (or any person serving in an equivalent role). The Executive Chairman of the Company shall be a member of the Investment Committee at all times. The other members of the Investment Committee will be appointed by the Nominating and Governance Committee. The Investment Committee will be vested with sole responsibility over investment decisions of the Company involving capital expenditures of $20,000,000 or less (which we refer to as an "Investment Committee Approval Transaction"). All decisions of the Investment Committee will require the approval of a majority of the members of the Investment Committee. Any investment decision that does not involve an Investment Committee Approval Transaction will be subject to approval by the Board.

Approval Rights

        D.R. Horton Approval Rights.    For so long as D.R. Horton and its affiliates beneficially own 35% or more of the voting securities of the Company, the Company and its subsidiaries may not take any of the following actions without the prior written consent of D.R. Horton:

  •
  declare or make any extraordinary or in-kind dividend with respect to any of the equity (or equity-linked) securities of the Company or any of its subsidiaries, other than a dividend on a pro rata basis with respect to all stockholders of the Company or a dividend to the Company or any of its wholly owned subsidiaries;

  •
  issue, sell or place any new class of capital stock, equity or equity-linked securities or other voting securities of the Company or any of its subsidiaries;

  •
  issue any equity or equity-linked securities or other voting securities of the Company or any of its subsidiaries, in any single transaction or series of related transactions: (i) in the case of securities issued pursuant to an option plan, equity plan, employment agreements, compensation arrangements or otherwise to managers, officers, directors or employees of the Company, constituting 1% or more of the then outstanding shares of Forestar common stock in any calendar year; or (ii) in any case, constituting 10% or more of the then outstanding shares of Forestar common stock;

  •
  create, incur, issue, assume or otherwise become liable for (including through a merger, acquisition or otherwise) or refinance or guarantee any indebtedness, in a single or series of related transactions, that would result in the Company and its subsidiaries, on a consolidated basis, having or being liable for indebtedness in an aggregate principal amount that would cause the Company's total leverage ratio (defined to be the Company's total debt divided by the sum of the Company's total debt and total equity) to exceed 40%;

  •
  select, terminate or remove the Executive Chairman, the Chief Executive Officer, the Chief Financial Officer, the General Counsel or the President of Community Development (or any person serving in an equivalent role);

  •
  change or adopt any compensation arrangements for the Executive Chairman, the Chief Executive Officer, the Chief Financial Officer, the General Counsel or the President of Community Development (or any person serving in an equivalent role);

  •
  make or approve any fundamental change in the Company's business of developing residential and mixed-use real estate;

  •
  acquire (including by way of merger, exchange offer, recapitalization, reorganization, liquidation or dissolution) any business, debt or equity interests, operations or assets of any person, or make any investment in or loan to any person, in any single transaction or series of related transactions, involving capital expenditures in excess of $20,000,000;

  •
  (A) effect or approve any voluntary liquidation, dissolution or winding-up of the business and affairs of the Company or any of its subsidiaries; (B) make or approve any filing of any bankruptcy petition or assignment for the benefit of creditors generally; (C) commence any voluntary proceeding that seeks reorganization or other relief under any bankruptcy or similar law; (D) seek the appointment of a trustee, receiver, custodian or other similar official with respect to the Company or any of its subsidiaries or any substantial part of the Company's or any of its subsidiaries' property; (E) consent to any involuntary bankruptcy or similar proceeding; or (F) authorize, approve, adopt or give effect to any resolution or agreement or plan of voluntary liquidation, dissolution or winding-up of the Company or any of its subsidiaries;

  •
  enter into or permit any subsidiary to enter into any strategic alliance or commercial agreement with a person other than D.R. Horton or a subsidiary of D.R. Horton that is of a nature similar to the Master Supply Agreement; or

  •
  effect any election of a settlement of the Company's 3.75% Convertible Senior Notes due 2020 in connection with an election to convert the notes by a holder thereof.

        Independent Director Approval Rights.    At all times when D.R. Horton and its affiliates beneficially own 35% or more of the voting securities of the Company, the Company and its subsidiaries may not take any of the following actions without approval of a majority of the independent directors who are not also affiliated with D.R. Horton:

  •
  enter into, amend, modify, terminate or approve any transaction between the Company or any of its subsidiaries, on one hand, and D.R. Horton or any of its affiliates, on the other hand, or enter into any waiver, consent or election thereunder, including any amendment or modification to, termination of, or waiver, consent or election under, the Master Supply Agreement, in each case except to the extent any of the foregoing constitutes, or is the subject of, an Investment Committee Approval Transaction;

  •
  amend, modify or terminate, or enter into any waiver, consent or election under, the Stockholder's Agreement or enter into any merger or business combination with D.R. Horton or any of its affiliates;

  •
  consummate or approve any merger, business combination or similar transaction as to the Company in which D.R. Horton receives consideration for its shares of Forestar common stock that is greater in value on a per share basis than that received by the by other holders of Forestar common stock, or represents a different form of consideration from the form of consideration received by other holders of Forestar common stock for their shares of Forestar common stock; or

  •
  settle any claim between the Company and D.R. Horton except to the extent such claim constitutes, or is the subject of, an Investment Committee Approval Transaction.

        Amendments to Organizational Documents.    For so long as D.R. Horton and its affiliates beneficially own 20% or more of the voting securities of the Company, the Company may not amend its or its subsidiaries' organizational documents in any manner that could adversely affect the rights of D.R. Horton under the Stockholder's Agreement. In addition, the Company may not amend its or its subsidiaries' organizational documents in any manner that could adversely affect the rights of the other Company stockholders under the Stockholder's Agreement.

Restrictions on Transfers and Acquisitions

Lock-Up

        During the Lock-Up Period, D.R. Horton may not transfer shares of Forestar common stock, other than:

  •
  transfers to D.R. Horton subsidiaries (provided that such transfer shall be permitted only to the extent and for so long as such transferee remains a subsidiary of D.R. Horton and, if such transferee ceases to be a subsidiary of D.R. Horton, such transferee shall transfer such shares of Forestar common stock to D.R. Horton or its subsidiary);

  •
  transfers approved by a majority of the independent directors; and

  •
  transfers in an offering that is not registered under the Securities Act, provided that such transfer shall be permitted during the Lock-Up Period only if:

  •
  the number of shares of Forestar common stock subject to such transfer, together with the aggregate number of shares of Forestar common stock subject to all other transfers effected pursuant to this clause during the Lock-Up Period, does not in the aggregate exceed one-third (1/3) of the aggregate amount of shares of Forestar common stock held by D.R. Horton and its affiliates immediately following the effective time of the merger;

  •
  such transferee agrees to be bound by the restrictions on transfer set forth in the Stockholder's Agreement;

  •
  such transferee agrees and acknowledges that, other than certain registration rights, such transferee has no rights under the Stockholder's Agreement.

Standstill and Squeeze-Out Transactions

        During the Lock-Up Period, D.R. Horton and its affiliates generally may not (subject to customary exceptions) participate in any transactions that would result in D.R. Horton and its affiliates beneficially owning more than 80% of the voting power of the Forestar common stock, provided that D.R. Horton is permitted, under certain conditions, to make private proposals to the non-D.R. Horton affiliated directors on the Board.

        In addition, at all times when D.R. Horton and its affiliates beneficially own 20% or more of the voting securities of the Company, D.R. Horton shall not (and shall cause each of its affiliates and it and their respective representatives not to):

  •
  participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) to vote any Forestar common stock against the Non-Stockholder Designees or for the removal of any Non-Stockholder Designee;

  •
  knowingly encourage or facilitate any third party to engage in any such solicitation;

  •
  make any public statement (or statement to any other Company stockholder) in support of any such third-party solicitation or against any of the Non-Stockholder Designees;

  •
  form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Forestar common stock;

  •
  seek to call a special meeting of the stockholders of the Company (provided that items in the fourth and fifth bullets shall only apply if taken in furtherance of the actions described in the first three bullets);

  •
  deposit any Forestar common stock into a voting trust, or subject any Forestar common stock to any voting or similar agreement; or

  •
  seek representation on the Board or a change in composition or number of directors, other than as expressly provided by the Stockholder's Agreement.

Buyouts

        Any proposal by D.R. Horton to acquire all of the shares of Forestar common stock must be (i) subject to review, evaluation and prior written approval of a majority of the independent directors, and (ii) submitted for approval to the Company's stockholders, with a nonwaivable condition that a majority of the voting power of the Company's non-D.R. Horton stockholders approve the transaction.

Pre-emptive Rights

        During the term of the Stockholder's Agreement, D.R. Horton has a pre-emptive right (but not the obligation) to participate in any issuance of equity or other securities of the Company by purchasing up to D.R. Horton's and its subsidiaries' pro rata portion of such equity or other securities at the price and otherwise upon the same terms and conditions as offered to other investors. This pre-emptive right generally will not apply to equity issuances (i) pursuant to compensation and benefits plans approved by the Board, (ii) in connection with any proportionate stock split or stock dividend or recapitalization approved by the Board, (iii) as consideration in any direct or indirect acquisition or business combination by the Company or any of its subsidiaries, or (iv) upon conversion of the Company's or any of its subsidiaries' notes, debentures or other indebtedness in accordance with the terms of such notes, debentures or other indebtedness.

Registration Rights

        The Stockholder's Agreement provides for customary registration rights with respect to Forestar common stock held by D.R. Horton (and its affiliates and their permitted transferees). Pursuant to such registration rights, the Company has agreed to file, prior to expiration of the Lock-Up Period, and to use its reasonable best efforts to make and keep effective, a shelf registration statement permitting the resale of Forestar common stock by D.R. Horton. Thereafter, if the Company is then eligible to file a registration statement on Form S-3 (pursuant to the General Instructions to Form S-3), the Company shall, as promptly as reasonably practicable following the written request of D.R. Horton for a firm commitment underwritten offering of D.R. Horton's Forestar common stock pursuant to such shelf registration statement with anticipated aggregate gross proceeds of at least $50 million (a "takedown request"), file a prospectus supplement to such shelf registration statement filed under Rule 424 promulgated under the Securities Act with respect to such underwritten offering.

        In addition, after expiration of the Lock-Up Period, if at any time the shelf registration statement described above is not available, D.R. Horton has the right to require the Company to register for resale D.R. Horton's Forestar common stock with anticipated aggregate gross proceeds of at least $50 million. Subject to certain limitations, the Company shall, as promptly as reasonably practicable following written request of D.R. Horton (a "demand request"), file such registration statement, and shall use its reasonable best efforts to cause such registration statement to be declared effective as promptly as reasonably practicable after the filing thereof.

        D.R. Horton may not make more than one takedown request or demand request in any 70-day period, and the Company will not be obligated to effect any takedown request or demand request if, as of the date of the request, at least three underwritten offerings of D.R. Horton's Forestar common stock have been consummated within the trailing 12-month period pursuant to takedown requests and/or demand requests. Under certain circumstances, the Company is entitled to postpone and delay, for reasonable periods of time not in excess of 60 days, but in no event more than twice in any 365-day period, the filing or effectiveness of any prospectus supplement or registration statement pursuant to any takedown request or demand request.

        D.R. Horton also has piggyback registration rights in connection with offerings of Forestar common stock by the Company or other stockholders. If the Company at any time proposes or is required to register any Forestar common stock under the Securities Act on its behalf or on behalf of any of its stockholders, then D.R. Horton may require the Company to include any of D.R. Horton's shares of Forestar common stock in such registration statement, subject to certain limitations set forth in the Stockholder's Agreement.

        Additionally, the Company has agreed to comply with the requirements of Rule 144(c)(1) under the Exchange Act with respect to public information about the Company.

        The registration rights described above will apply to D.R. Horton, its affiliates and permitted lock-up period transferees. Registration rights may be not be transferred, other than to a permitted lock-up period transferee. D.R. Horton's registration rights will terminate on the first day on which D.R. Horton and its affiliates beneficially own less than 5% of the voting securities of the Company or the first day on which there are no longer any "registrable securities" (as defined in the Stockholder's Agreement) outstanding, whichever is earlier.

Corporate Opportunities

        Pursuant to the Stockholder's Agreement, D.R. Horton and its affiliates, and their respective representatives, shall not in any way be prohibited or restricted from engaging or investing in any business opportunity of any type or description, and the Company shall not have any right in or to such business opportunities or to the income or proceeds derived therefrom. None of D.R. Horton, its affiliates or their respective representatives will be obligated to present any business opportunity to the Company or any other stockholder, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company, or if presented to any other stockholder, could be taken by such stockholder, unless the opportunity is offered to an individual who is both an affiliate of D.R. Horton and an officer or director of the Company and the offer is made in writing to the individual in his or her capacity as an officer or director of the Company.

Effectiveness; Term and Termination

        The terms of the Stockholder's Agreement become effective as of the effective time of the merger.

        The Stockholder's Agreement shall terminate upon termination of the Merger Agreement or on the first day that D.R. Horton and its affiliates beneficially own less than 15% of the voting securities of the Company, provided that the provisions of the Stockholder's Agreement relating to D.R. Horton's registration rights, the waiver of business opportunities and certain customary provisions will survive the termination of the Stockholder's Agreement after the effective time of the merger.

THE MASTER SUPPLY AGREEMENT

        Below is a summary of the material provisions of the Master Supply Agreement entered into on June 29, 2017 between Forestar and D.R. Horton, a copy of which is attached to this proxy statement/prospectus as Annex C and which is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the Master Supply Agreement that is important to you. We encourage you to read carefully the Master Supply Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Master Supply Agreement and not by this summary or any other information contained in this proxy statement/prospectus.

Sourcing

        Under the Master Supply Agreement, the Company will present to D.R. Horton all lot development opportunities (subject to certain exceptions) that the Company desires to acquire and develop that have been approved or conditionally approved by the Investment Committee (a "Forestar Sourced Opportunity"); and D.R. Horton shall have the right, but not the obligation, to present the Company with lot development opportunities that D.R. Horton desires to acquire for development (if presented to the Company, a "D.R. Horton Sourced Opportunity").

        Unless the parties agree otherwise, the following opportunities are excluded from Forestar Sourced Opportunities and so are not subject to the Master Supply Agreement: (a) any opportunities, developments or ventures owned, under contract, the subject of a letter of intent or otherwise being pursued, by the Company, as of the effective time of the merger, or (b) any opportunities presented to the Company by a third-party builder.

Collaboration, Evaluation and Contract Rights

        Pursuant to the Master Supply Agreement, the Company and D.R. Horton will collaborate regarding all Forestar Sourced Opportunities and all D.R. Horton Sourced Opportunities, after considering current and future market conditions and dynamics. If the parties agree to pursue a Forestar Sourced Opportunity or a D.R. Horton Sourced Opportunity, such agreement will be evidenced by a mutually agreed upon written development plan prepared at the direction of the Investment Committee (a "Development Plan"), addressing, among other things, the number, size, layout and projected price of lots, phasing, timing, amenities and entitlements, and thereafter a Forestar Sourced Opportunity or a D.R. Horton Sourced Opportunity will be referred to as either a "Forestar Sourced Development" or a "D.R. Horton Sourced Development," as the case may be.

        D.R. Horton or its affiliates will have (a) a right of first offer (a "ROFO") to buy up to 50% of the lots in the first phase (and in any subsequent phase in which D.R. Horton purchased at least 25% of the lots in the previous phase) in each Forestar Sourced Development; and (b) the right to purchase up to 100% of the lots in each D.R. Horton Sourced Development, at the then current fair market price and terms per lot, as mutually agreed to by the Company and D.R. Horton. All lots in a Forestar Sourced Development in which a D.R. Horton affiliate participates as a buyer will be equitably allocated among D.R. Horton and any other builders in each phase taking into consideration the location, size and other attributes associated with the lots. The agreement evidencing the ROFO for the lots in a Forestar Sourced Development (the "ROFO Agreement"), and the purchase and sale agreement for the lots in a D.R. Horton Sourced Development (the "PSA"), will be negotiated, finalized and executed as a part of the Development Plan, and in all events the Development Plan will be finalized, and the ROFO Agreement will be negotiated, finalized and executed, prior to the expiration of the feasibility period in any contract to acquire a Forestar Sourced Development. D.R. Horton will assign to the Company on an "as-is," "where-is basis" the contract to acquire a

D.R. Horton Sourced Development after the finalization of the Development Plan and PSA for such D.R. Horton Sourced Development.

Company's General Development Duties and Obligations

        The Company, at its sole cost and expense, will perform and direct, through its employees, agents and contractors, all functions relative to diligence, entitlement, financing, planning, design and construction of all on-site and off-site improvements required for any development.

Effectiveness; Term and Termination

        The terms of the Master Supply Agreement become effective as of the effective time of the merger, and unless earlier terminated, continue until the earlier of (a) the date that D.R. Horton and its affiliates beneficially own less than 15% of the voting securities of the Company and (b) June 29, 2037.

        In addition to termination for breach or by mutual agreement of the parties, the Company may terminate the Master Supply Agreement at any time that D.R. Horton and its affiliates beneficially own less than 25% of the voting securities of the Company.

Miscellaneous

        Except for the obligations set forth in the Master Supply Agreement, the Master Supply Agreement will not prevent or limit either party from engaging in any business activities, as it shall determine in its sole discretion, including activities that compete with the other party, any opportunities or any developments.

        Each party generally agrees to keep confidential any nonpublic information of the other party disclosed to it by the other party.

        The Master Supply Agreement is generally not assignable without consent, except to an affiliate or to any successor to all or substantially all of the assets of a party.

 INFORMATION ABOUT FORESTAR

        Forestar Group Inc., which we refer to as "Forestar," the "Company," "we," "us," or "our," is a residential and mixed-use real estate development company. As of June 30, 2017, in our core community development business we own, directly or through ventures, interests in 48 residential and mixed-use projects comprised of 4,400 acres of real estate located in 10 states and 14 markets. In addition, we own interests in various other assets that have been identified as non-core that we are divesting opportunistically over time. In the first six months of 2017, we had revenues of $50.3 million and net income of $22.6 million. Forestar's principal executive offices are located at 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, and our telephone number is (512) 433-5200.

        Forestar is a Delaware corporation and Forestar common stock, par value $1.00 per share, trades on the New York Stock Exchange, which we refer to as the "NYSE," under the symbol "FOR."

        Additional information about Forestar is contained in our public filings, which are incorporated by reference herein. See the section entitled "Where You Can Find More Information."

INFORMATION ABOUT D.R. HORTON

        D.R. Horton, Inc., which we refer to as "D.R. Horton," is the largest homebuilding company in the United States as measured by number of homes closed and revenues. Founded in 1978 in Fort Worth, Texas, D.R. Horton constructs and sells homes through its operating divisions in 79 markets in 26 states, under the names of D.R. Horton, America's Builder, Emerald Homes, Express Homes, Freedom Homes and Pacific Ridge Homes. During the twelve months ended June 30, 2017, D.R. Horton closed 44,833 homes, which is 59% more than its next largest competitor based on publicly reported information as of July 27, 2017. In addition, during this same twelve month period, D.R. Horton made investments in land, lots and land development in excess of $3.5 billion. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries. D.R. Horton's principal executive offices are located at 1341 Horton Circle, Arlington, Texas 76011, and its telephone number is (817) 390-8200.

        Additional information about D.R. Horton is contained in its public filings, which are not incorporated by reference herein. D.R. Horton's public filings can be found on the "Investor Relations" page of D.R. Horton's website, www.drhorton.com, under "Financial Information." D.R. Horton's public filings are also available to the public on the SEC's website at www.sec.gov, and the public may read and copy documents filed by D.R. Horton at the SEC's public reference room located at 100 F Street NE, Washington, D.C. 20549. Further information on the operation of the public reference room can be obtained by calling the SEC at 1-800-SEC-0330.

INFORMATION ABOUT MERGER SUB

        Force Merger Sub, Inc., which we refer to as "Merger Sub," is a newly formed Delaware corporation and a wholly owned subsidiary of D.R. Horton. Merger Sub was formed in connection with the merger.

 FORESTAR SPECIAL MEETING

        Forestar is furnishing this proxy statement/prospectus to its stockholders as part of the solicitation of proxies by the Board for use at the special meeting or any adjournment or postponement thereof. This proxy statement/prospectus provides Forestar stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the special meeting or any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

        This proxy statement/prospectus is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the special meeting to be held on October 3, 2017, at 9:00 a.m. (Central time), at 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, or at any adjournment or postponement thereof.

        Attendance at the special meeting is limited to individuals who were stockholders as of the record date and their authorized representatives. Registration and seating will begin at 8:30 a.m. (Central time). Each stockholder will be asked to present proof of identification, such as a driver's license or passport, prior to admission to the special meeting. Beneficial owners of shares held in "street name" who desire to attend the special meeting, will need to bring proof of share ownership as of the record date, such as a bank or brokerage firm account statement or a letter from the intermediary holding your shares. Cameras, recording devices and other electronic devices will not be permitted at the special meeting.

        If you are a stockholder of record, you may vote in person at the special meeting by requesting a ballot when you arrive. You must bring valid picture identification such as a driver's license or passport and may be requested to provide proof of stock ownership as of the record date. If you are a beneficial owner of shares held in "street name" and wish to vote in person at the special meeting, you must obtain a "legal proxy" from the organization that holds your shares. A "legal proxy" is a written document that will authorize you to vote your shares held in "street name" at the special meeting. Please contact the organization that holds your shares for instructions regarding obtaining a "legal proxy."

Purposes of the Special Meeting

        One purpose of the special meeting is for our stockholders to consider and vote upon the proposal to adopt the Merger Agreement. Our stockholders must adopt the Merger Agreement in order for the merger to occur and for you to receive the merger consideration. If our stockholders fail to adopt the Merger Agreement, the merger will not occur and you will not receive the merger consideration. A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus, and the material provisions of the Merger Agreement are summarized in the section of this proxy statement/prospectus entitled "The Merger Agreement."

        In addition, Forestar is providing its stockholders with the opportunity to cast a non-binding advisory vote on specified compensation that may be paid or become payable to Forestar's named executive officers in connection with the merger, the value of which is disclosed in the table in the section of this proxy statement/prospectus entitled "The Merger—Interests of Forestar's Directors and Executive Officers in the Merger." The non-binding advisory vote on specified compensation that may be paid or become payable to Forestar's named executive officers in connection with the merger is separate and apart from the vote to adopt the Merger Agreement. Accordingly, a stockholder may vote to approve the executive compensation and vote not to adopt the Merger Agreement and vice versa. Because the vote on executive compensation is advisory in nature only, it will not be binding on Forestar or the Board. Accordingly, if the Merger Agreement is adopted by Forestar stockholders and the merger is completed, the merger-related compensation may be paid to Forestar's named executive officers even if stockholders fail to approve the proposal.

        Our stockholders are also being asked to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

        This proxy statement/prospectus and the enclosed form of proxy are first being mailed to our stockholders on or about [    •    ], 2017.

Record Date and Quorum

        The holders of record of Forestar common stock as of the close of business on August 21, 2017, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date, 41,934,751 shares of Forestar common stock were outstanding.

        The presence at the special meeting, in person or represented by proxy, of the holders of record of a majority of Forestar's capital stock issued and outstanding and entitled to vote at the close of business on the record date will constitute a quorum, permitting Forestar to conduct its business at the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present for the purpose of determining a quorum at the special meeting. "Broker non-votes," described below under "—Required Vote," will not be included in the calculation of the number of shares considered to be present for the purpose of determining a quorum at the special meeting.

Required Vote

        Each share of Forestar common stock outstanding at the close of business on the record date is entitled to one vote on each of the proposals to be considered at the special meeting.

        For Forestar to complete the merger, Forestar stockholders holding a majority of the shares of Forestar common stock outstanding at the close of business on the record date and entitled to vote thereon must vote "FOR" the proposal to adopt the Merger Agreement. A failure to vote your shares of Forestar common stock or an abstention from voting will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement. If your shares are held in "street name" by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, this will be deemed a "broker non-vote," which will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement.

        The approval, on a non-binding advisory basis, of the proposal regarding specified compensation that may be paid or become payable to Forestar's named executive officers in connection with the merger requires the affirmative vote of a majority of the votes cast at the special meeting at which a quorum is present. Assuming a quorum is present, a failure to vote your shares of Forestar common stock, an abstention from voting or a "broker non-vote" will have no effect on this proposal.

        The affirmative vote of a majority of the votes cast at the special meeting, whether or not a quorum is present, is required to approve the proposal to approve the adjournment of the special meeting, if necessary or appropriate. A failure to vote your shares of Forestar common stock, an abstention from voting or a "broker non-vote" will have no effect on this proposal.

        As of the record date, there were 41,934,751 shares of Forestar common stock outstanding.

Voting by Forestar's Directors and Executive Officers

        At the close of business on August 21, 2017, directors and executive officers of Forestar were entitled to vote 1,271,954 shares of Forestar common stock, or approximately 3.03% of the shares of

Forestar common stock issued and outstanding on that date. We currently expect that Forestar's directors and executive officers will vote their shares representing 3.03% of the outstanding shares of Forestar common stock in favor of the proposal to adopt the Merger Agreement and in favor of the other proposals to be considered at the special meeting, although they have no obligation to do so.

Voting; Proxies; Revocation

Attendance

        All holders of Forestar common stock as of the close of business on August 21, 2017, the record date, including stockholders of record and beneficial owners of Forestar common stock registered in the "street name" of a broker, bank or other nominee, are invited to attend the special meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver's license or passport. If you hold your shares in "street name," you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your broker, bank or other nominee or other similar evidence of ownership, along with proper identification.

Voting in Person

        Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record, but instead hold your shares of Forestar common stock in "street name" through a broker, bank or other nominee, you must provide a "legal proxy" from the organization that holds your share in order to be able to vote in person at the special meeting.

Providing Voting Instructions by Proxy

        To ensure that your shares of Forestar common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

Shares of Forestar Common Stock Held by Record Holder

        If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.

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  Via the internet.  You can submit a proxy over the internet at www.proxyvote.com by following the instructions on the proxy card.

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  By Telephone.  You can submit a proxy by telephone by calling 800-690-6903 and following the instructions on the proxy card.

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  By Mail.  You can submit a proxy by mail by signing, dating and mailing the enclosed proxy card.

        If you submit a signed proxy card or submit your proxy by telephone or the internet, but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board on all matters presented in this proxy statement/prospectus. With respect to any other matters properly presented for a vote at the special meeting, the proxy holders will vote your shares in accordance with their best judgment. If you fail to return your proxy card and you are a holder of record on the record date, unless you attend the special meeting and vote in person, your shares of Forestar common stock will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, which will have the same effect as a vote against the proposal to adopt the Merger Agreement and, assuming a quorum is present, will have no effect on the proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Forestar's named executive officers in connection with the merger, or the vote regarding the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies.

Shares of Forestar Common Stock Held in "Street Name"

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record as to how to vote your shares. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the special meeting, you should contact your broker or agent to obtain a "legal proxy" or broker's proxy card and bring it to the special meeting in order to vote.

        In accordance with the rules of the NYSE, brokers, banks and other nominees who hold shares of Forestar common stock in "street name" for their customers do not have discretionary authority to vote the shares with respect to the proposal to adopt the Merger Agreement, the non-binding advisory proposal to approve specified compensation that may be paid or become payable to Forestar's named executive officers in connection with the merger, or the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to these proposals. Under such circumstances, a "broker non-vote" would result. "Broker non-votes," if any, will not be considered present at the special meeting for purposes of determining whether a quorum is present at the special meeting, will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement and, assuming a quorum is present, will have no effect on the proposal to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Forestar's named executive officers in connection with the merger or on the adjournment proposal. Thus, for shares of Forestar common stock held in "street name," only shares of Forestar common stock affirmatively voted "FOR" the proposal to adopt the Merger Agreement will be counted as a vote in favor of such proposal.

Revocation of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:

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  submitting a new proxy with a later date, by using the telephone or internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to Forestar;

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  attending the special meeting and voting in person; or

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  delivering a written notice of revocation by mail to Forestar's Secretary, Matthew S. Stark, at Forestar Group Inc., 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746.

        Please note, however, that only your last-dated proxy will count. Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card or by sending a written notice of revocation to Forestar, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Forestar before the special meeting.

        If you hold your shares in "street name" through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions.

Abstentions

        An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of Forestar common stock present or represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement and will have no effect on the non-binding advisory proposal to approve specified compensation that may be paid or become payable to Forestar's named executive officers in connection with the merger or the adjournment proposal.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed if necessary or appropriate, including for the purpose of soliciting additional proxies. In the event that a sufficient number of shares of Forestar common stock is present or represented, in person or by proxy, and voted in favor of the proposal to adopt the Merger Agreement at the special meeting such that the Company stockholder approval shall have been obtained, Forestar does not anticipate that it will adjourn or postpone the special meeting.

        The special meeting may be adjourned by the affirmative vote of the holders of a majority of the votes cast in respect of shares of Forestar common stock present in person or represented by proxy at the special meeting and entitled to vote at the special meeting or as otherwise permitted by law. Any adjournment or postponement of the special meeting will allow Forestar stockholders who have already sent in their proxies to revoke them at any time before their use at the special meeting that was adjourned or postponed.

Solicitation of Proxies

        The Board is soliciting your proxy, and Forestar will bear the cost of this solicitation of proxies. This includes the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Forestar has engaged D. F. King & Co., Inc., which we refer to as "D. F. King," to assist in the solicitation of proxies for the special meeting. Forestar estimates that it will pay D. F. King a fee of approximately $20,000, plus reimbursement of certain expenses. In addition, Forestar may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of Forestar common stock for their expenses in forwarding solicitation material to such beneficial owners.

Anticipated Date of Completion of the Merger

        Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the proposal to adopt the Merger Agreement, we anticipate that the merger will be consummated in the fourth quarter of 2017.

Householding of Special Meeting Materials

        We may send a single copy of this proxy statement/prospectus to any household at which two or more stockholders reside in accordance with SEC rules, unless we have received contrary instructions. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce our expenses.

        If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement/prospectus, please notify your broker or direct your written request to Forestar's Secretary, Matthew S. Stark, at Forestar Group Inc., 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, or by telephone at (512) 433-5200. We will promptly deliver upon written or oral request a separate copy of the proxy statement/prospectus to a stockholder at a shared address to which a single copy of the proxy statement/prospectus was delivered. Stockholders who currently receive multiple copies of the proxy statement/prospectus at their addresses and would like to request "householding" of their communications should contact their broker.

Other Information

        You should not return your stock certificates, if any, or send documents representing Forestar common stock with the proxy card. If the merger is completed and you have not submitted an election form, the paying agent for the merger will send to you a letter of transmittal and related materials and instructions for exchanging your shares of Forestar common stock for the merger consideration.

 FORESTAR PROPOSALS

Proposal 1. Adoption of the Merger Agreement

(Item 1 on Proxy Card)

        We are asking you to adopt the Merger Agreement. For a summary of, and detailed information regarding, this proposal, see the information about the Merger Agreement throughout this proxy statement/prospectus, including the information set forth under "The Merger Agreement." A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus.

        Approval of this proposal requires the affirmative vote of the Company stockholders holding a majority of the shares of Forestar common stock outstanding at the close of business on the record date and entitled to vote thereon. A failure to vote your shares of Forestar common stock or an abstention from voting will have the same effect as a vote against the proposal to adopt the Merger Agreement.

        The Board unanimously recommends that stockholders vote "FOR" the proposal to adopt the Merger Agreement.

Proposal 2. The Non-Binding Advisory Merger-Related Compensation Proposal

(Item 2 on Proxy Card)

        Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Forestar's named executive officers in connection with the merger, as disclosed in the section entitled "The Merger—Interests of Forestar's Directors and Executive Officers in the Merger—Merger-Related Compensation for Forestar's Named Executive Officers." This non-binding advisory proposal gives Forestar stockholders the opportunity to express their views on the merger-related compensation of Forestar's named executive officers.

        The Board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement/prospectus. The Board unanimously recommends that you vote "FOR" the following resolution:

    "RESOLVED, that the stockholders of Forestar approve, on a non-binding advisory basis, specified compensation that may be paid or become payable to Forestar's named executive officers in connection with the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled "The Merger—Interests of Forestar's Directors and Executive Officers in the Merger—Merger-Related Compensation for Forestar's Named Executive Officers" in Forestar's proxy statement for the special meeting."

        Forestar stockholders should note that this proposal is not a condition to completion of the merger and, as an advisory vote, the result will not be binding on Forestar or the Board. Further, the underlying plans and arrangements are contractual in nature and payments under them are, by their terms, not subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated our named executive officers will be entitled to receive the compensation that is based on or that otherwise relates to the merger subject to and in accordance with the terms and conditions applicable to those payments.

        The Board unanimously recommends that you vote "FOR" the proposal to approve, by a non-binding advisory vote, specified compensation that may be paid or become payable to Forestar's named executive officers in connection with the merger.

Proposal 3. Adjournment of the Special Meeting

(Item 3 on Proxy Card)

        Forestar stockholders may be asked to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

        Forestar does not intend to call a vote on this proposal if Proposal No. 1 is approved by holders of the requisite number of shares of Forestar common stock at the special meeting.

        The Board unanimously recommends that stockholders vote "FOR" the proposal to adjourn the special meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

 DESCRIPTION OF COMPANY CAPITAL STOCK AFTER THE MERGER

        The following description is a summary of the material terms of the Company's capital stock that will be in effect if the merger is completed. This summary is not meant to be a complete description of the Company's capital stock, and you are urged to read the full text of the forms of the Company's Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, which are attached as Exhibits A and B, respectively, to Annex A to this proxy statement/prospectus, and the Stockholder's Agreement, which is attached as Annex B to this proxy statement/prospectus, each of which will be in effect if the merger is completed. All references in this section to "Forestar common stock" refer to the common stock of the Company after completion of the merger, and all references in this section to "preferred stock" refer to the preferred stock of the Company, if any, after completion of the merger.

Authorized Capital Stock

        The Company's authorized capital stock after completion of the merger will consist of 200 million shares of common stock, par value $1.00 per share, and 25 million shares of preferred stock, par value $0.01 per share.

Common Stock

        Shares Outstanding.    Upon completion of the merger, there will be approximately 42 million shares of Forestar common stock issued and outstanding. All outstanding shares of Forestar common stock will be fully paid and non-assessable. This means the full purchase price for the outstanding shares of Forestar common stock will have been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional shares of common stock that the Company may issue in the future will also be fully paid and non-assessable.

        Dividends.    Subject to prior dividend rights of the holders of any preferred stock and any other class or series of stock having a preference as to dividends over Forestar common stock, holders of shares of Forestar common stock will be entitled to receive dividends when, as and if declared by the Board, subject to the rights of D.R. Horton under the Stockholder's Agreement, as described in the section entitled "The Stockholder's Agreement—Corporate Governance—Approval Rights—D.R. Horton Approval Rights," out of funds legally available for that purpose.

        Voting Rights.    Subject to the rights of D.R. Horton under the Stockholder's Agreement, as described in the section entitled "The Stockholder's Agreement—Corporate Governance," each outstanding share of Forestar common stock will be entitled to one vote per share on each matter to be voted on by the holders of Forestar common stock. The holders of Forestar common stock will not be entitled to cumulative voting of their shares in elections of directors.

        Other Rights.    In the event of any liquidation, dissolution or winding up of the Company, after the satisfaction in full of the liquidation preferences of holders of any preferred stock, holders of shares of Forestar common stock will be entitled to ratable distribution of the remaining assets available for distribution to stockholders. The shares of Forestar common stock will not be subject to redemption by operation of a sinking fund or otherwise. Other than the pre-emptive rights of D.R. Horton under the Stockholder's Agreement, as described in the section entitled "The Stockholder's Agreement—Pre-emptive Rights," holders of shares of Forestar common stock will not be entitled to pre-emptive rights.

Preferred Stock

        The Company's Second Amended and Restated Certificate of Incorporation will authorize the Board, subject to the rights of D.R. Horton under the Stockholder's Agreement, as described in the section entitled "The Stockholder's Agreement—Corporate Governance—Approval Rights—D.R. Horton

Approval Rights," without the approval of its stockholders, to issue shares of its preferred stock and to fix by resolution the designations, preferences, and relative, participating, optional or other special rights, and such qualifications, limitations, or restrictions on such shares, including, without limitation, redemption rights, dividend rights, liquidation preferences, and conversion or exchange rights of any class or series of preferred stock, and to fix the number of classes or series of preferred stock, the number of shares constituting any such class or series and the voting powers for each class or series. The issuance of preferred stock may have the effect of diluting the earnings per share and book value per share of outstanding shares of Forestar common stock. In addition, the Board may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of Forestar common stock. There are no current agreements or understandings with respect to the issuance of preferred stock and no present intention to issue any shares of preferred stock.

Delaware Anti-takeover Law

        Section 203 of the DGCL, subject to certain exceptions, prohibits a Delaware corporation from engaging in any "business combination" with any "interested stockholder" (i.e., generally a stockholder owning 15% or more of the corporation's voting stock) for a period of three years following the time such stockholder becomes an "interested stockholder." After completion of the merger, the Company will not be governed by Section 203 of the DGCL until such time as D.R. Horton gives public notice that it owns less than 15% of the voting securities of the Company, at which time the Company will once again become governed by Section 203 of the DGCL.

Transfer Agent and Registrar

        The transfer agent and registrar for Forestar common stock will be Computershare Trust Company, N.A.

NYSE Listing

        Shares of Forestar common stock will continue to be listed on the New York Stock Exchange and trade under the symbol "FOR."

COMPARISON OF RIGHTS OF STOCKHOLDERS BEFORE AND AFTER THE MERGER

        The following description is a comparison of the material terms of the Company's existing capital stock and its capital stock that will be in effect if the merger is completed. This summary is not meant to be a complete description of the Company's capital stock either before or after completion of the merger, and you are urged to read the full text of the Company's Amended and Restated Certificate of Incorporation, as amended (the "existing charter"), which is attached Exhibit 3.1 to its Current Report on Form 8-K filed on December 11, 2007 (as amended by Exhibit 3.1 to its Form 8-K filed on November 24, 2008; Exhibit 3.1 to its Form 8-K filed on March 13, 2015; Exhibit 3.1 to its Form 10-Q filed on November 6, 2015; and Exhibit 3.1 to Form 8-K filed on January 5, 2017), the Company's Amended and Restated Bylaws, as amended (the "existing bylaws"), which are attached as Exhibit 3.2 to its Current Report on Form 8-K filed on December 11, 2007 (as amended by Exhibit 3.1 to its Form 8-K filed on February 19, 2008; Exhibit 3.2 to its Form 8-K filed on November 24, 2008; Exhibit 3.5 to its Form 10-K filed on March 5, 2009; Exhibit 3.1 to its Form 8-K filed on November 26, 2012; Exhibit 3.1 to its Form 8-K filed on September 28, 2015; and Exhibit 3.1 to its Form 8-K filed on April 13, 2017), the Company's Second Amended and Restated Certificate of Incorporation (the "new charter") and Second Amended and Restated Bylaws (the "new bylaws"), which are attached as Exhibits A and B, respectively, to Annex A to this proxy statement/prospectus, the Stockholder's Agreement, which is attached as Annex B to this proxy statement/prospectus, and the Tax Benefits Preservation Plan, as amended, which is attached as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on January 5, 2017 (as amended by Exhibit 4.1 to its Form 8-K filed on April 13, 2017 and Exhibit 4.1 to its Form 8-K filed on June 29, 2017). While we believe that the following chart covers the material terms with respect to the rights of holders of the Company's existing capital stock and its capital stock that will be in effect if the merger is completed, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents to which we refer for a more complete understanding of the comparison of rights of a Company stockholder before and after completion of the merger. For more information on how to obtain the documents that are not attached to this proxy statement/prospectus, see "Where You Can Find More Information."

        After completion of the merger, the Company will continue to be incorporated under the laws of the State of Delaware and, accordingly, will continue to be governed by the DGCL. Upon completion of the merger, the Company will adopt the new charter and the new bylaws, which, as amended from time to time, will govern the rights of the Company's stockholders after the merger.

        In addition to the provisions described in the following table, the new charter, the new bylaws and the Stockholder's Agreement will contain various provisions relating to, among other things, certain rights of the Company and D.R. Horton concerning the corporate governance of the Company following completion of the merger, restrictions on transfers and acquisitions of new shares of Forestar common stock held by D.R. Horton and its affiliates, preemptive rights and registration rights for new shares of Forestar common stock, and allocation of corporate opportunities between the Company and D.R. Horton. For more information, see the sections entitled "The Stockholder's Agreement" and "Control and Management of the Company After the Merger."

	Rights Before Completion of the Merger	Rights After Completion of the Merger
Outstanding Capital Stock	The Company has outstanding only one class of common stock. Holders of existing Forestar common stock are entitled to all of the respective rights and obligations provided to common stockholders under Delaware law and the existing charter and the existing bylaws.	The Company will initially have outstanding only one class of common stock. Holders of Forestar common stock after completion of the merger will be entitled to all of the respective rights and obligations provided to common stockholders under Delaware law and the new charter and the new bylaws, subject to the Stockholder's Agreement.

	Rights Before Completion of the Merger	Rights After Completion of the Merger
Authorized Capital Stock

The Company's authorized capital stock currently consists, and after completion of the merger will continue to consist, of 200 million shares of common stock, par value $1.00 per share, and 25 million shares of preferred stock, par value $0.01 per share.

	As of August 21, 2017, 41,934,751 shares of Forestar common stock were outstanding.	There will be approximately 42 million shares of Forestar common stock outstanding.

200,000 shares of preferred stock have been designated Series B Junior Participating Preferred Stock (which we refer to as the "Series B Preferred Stock") and reserved for issuance in accordance with the Tax Benefits Preservation Plan, pursuant to which the Company has issued rights to purchase Series B Preferred Stock. As of August 21, 2017, no shares of preferred stock were outstanding.

There will be no shares of preferred stock outstanding. The Tax Benefits Preservation Plan will terminate immediately prior to the effective time of the merger and the Series B Preferred Stock will be eliminated, as more fully described below under "Tax Benefits Preservation Plan."

As of August 21, 2017, the Company had outstanding $120 million aggregate principal amount of its 3.75% Convertible Senior Notes due 2020 (which we refer to as the "Convertible Notes"), which were convertible into cash, shares of Forestar common stock or a combination of cash and shares of Forestar common stock, at the Company's election, as set forth in the indenture governing the Convertible Notes.

The Convertible Notes will remain outstanding, and will continue to be convertible into cash, shares of Forestar common stock or a combination of cash and shares of Forestar common stock, at the Company's election, as set forth in the indenture governing the Convertible Notes.

Special Meetings of Stockholders	Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws.

The existing bylaws currently provide, and the new bylaws will continue to provide, that special meetings of stockholders may only be called by the chairman of the Board or pursuant to a written request by a majority of the entire Board. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

Under the terms of the Stockholder's Agreement, D.R. Horton is prohibited from seeking to call a special meeting of the stockholders if in furtherance of certain prohibited transactions. For more information, see "The Stockholder's Agreement—Restrictions on Transfers and Acquisitions—Standstill and Squeeze-Out Transactions."

Stockholder Nominations of Candidates for Election to the Board of Directors

The existing bylaws currently contain, and the new bylaws will continue to contain, advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before a meeting of the stockholders. The business to be conducted at an annual meeting is limited to business properly brought before the annual meeting by or at the direction of the Board or a duly authorized committee thereof or by a stockholder of record who has given timely written notice to the Company's secretary of that stockholder's intention to bring such business before the meeting.

Rights Before Completion of the Merger	Rights After Completion of the Merger

The existing bylaws currently govern, and the new charter, the new bylaws and the Stockholder's Agreement will govern, stockholder nominations of candidates for election as directors except with respect to the rights of holders of preferred stock. Under both the existing bylaws and the new bylaws, nominations of persons for election to the Board may be made at an annual meeting by a stockholder of record on the date of giving notice to the Company's secretary and as of the record date for the determination of stockholders entitled to vote at the meeting, if the stockholder submits a timely notice of nomination. A notice of a stockholder nomination will be timely only if it is delivered to the Company's principal executive offices not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, if the annual meeting is called for a date more than 50 days prior to the anniversary date, notice must be received not later than the close of business on the 10th day following the day on which such notice of the meeting date was mailed or public disclosure of the meeting date was made, whichever occurs first.

Under both the existing bylaws and the new bylaws, the notice of a stockholder nomination must contain specified information, including, without limitation:
• the name, age, business and, if known, residence addresses of each nominee;
• the principal occupation or employment of each nominee;
• the number of shares of Forestar common stock beneficially owned by each such nominee and the nominating stockholder;
• any derivative instrument directly or indirectly owned beneficially by such stockholder, or any short interest in any security of the Company;
• the consent of each nominee to serve as a director if so elected; and
• any other information concerning the nominee that would be required to be included in a proxy statement or other filings pursuant to the proxy rules of the SEC.

If the chairman of the meeting determines that the stockholder nomination was not properly brought before the meeting in accordance with the provisions of the existing bylaws or the new bylaws, as applicable, that person will not be eligible for election as a director.

	Rights Before Completion of the Merger	Rights After Completion of the Merger

Notwithstanding the foregoing, under the terms of the new charter and the Stockholder's Agreement, D.R. Horton will have the right to designate a specified number of directors to the Board (i.e., the D.R. Horton Designees), as more fully described below under "—Election and Removal of Directors." With respect to each meeting of the stockholders of the Company at which directors are to be elected, the Company is required to provide D.R. Horton with notice of such meeting not less than 120 days prior to the date thereof, and the D.R. Horton is required to provide the Company with written notice of the names (together with all other information requested by the Company pursuant to Stockholder's Agreement) of the D.R. Horton Designees to be nominated for election at such meeting not more than 60 days following the delivery of such notice. The Company shall cause D.R. Horton Designees to be included in the slate of directors approved and recommended by the Board for election at such meeting and shall use its reasonable best efforts to cause the election of each such D.R. Horton Designees, including soliciting proxies in favor of the election of such D.R. Horton Designees at such meeting. In addition, D.R. Horton has agreed to use its reasonable best efforts to cause the Legacy Director to be nominated at the Company's 2018 annual meeting of stockholders.

Other Stockholder Proposals

The existing bylaws currently govern, and the new bylaws will govern, the notification process of all other stockholder proposals to be brought before an annual meeting. Under both the existing bylaws and the new bylaws, notice of a stockholder proposal will be timely only if it is delivered to the Company's principal executive offices not less than 75 days nor more than 100 days prior to the anniversary of the date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date more than 50 days prior to the anniversary date, notice must be received not later than the close of business on the 10th day following the day on which such notice of the meeting date was mailed or public disclosure of the meeting date was made, whichever occurs first. The notice of a stockholder proposal must contain specified information as described in the existing bylaws or the new bylaws, as applicable.

If the chairman of the meeting determines that the proposal was not properly brought before the meeting in accordance with the provisions of the existing bylaws or the new bylaws, as applicable, that business will not be conducted at the meeting.

Stockholder Action by Written Consent

The DGCL allows action by written consent to be made by the holders of the minimum number of votes that would be needed to approve such a matter at an annual or special meeting of stockholders if all shares entitled to vote thereat were present and voted, unless this right to act by written consent is denied in the certificate of incorporation.

The existing charter provides that the Company's stockholders may not act by written consent and that stockholder action must take place at the annual or a special meeting of the Company's stockholders.

The new charter will provide that any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

	Rights Before Completion of the Merger	Rights After Completion of the Merger
Number of Directors	The DGCL provides that the board of directors of a corporation must consist of one or more directors as fixed by the corporation's certificate of incorporation or bylaws.

The existing charter and existing bylaws provide that the Board will fix the exact number of directors to comprise the Board. Newly created directorships resulting from any increase in the authorized number of directors will be filled by a majority of the Board then in office and any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of the remaining directors in office, even if less than a quorum is present, except that any vacancy caused by the removal of a director for cause by a majority vote of the Company's stockholders may be filled by a majority vote of the stockholders. There are currently six directors serving on the Board.

The new charter and the Stockholder's Agreement provide that from and after the effective time of the merger, during the Lock-Up Period (i.e., the period of 15 months following the effective time of the merger) and at all times when D.R. Horton and its affiliates beneficially own 20% or more of the voting securities of the Company, the Board shall have five directors unless otherwise agreed in writing between the Company (as approved by a majority of the independent directors) and D.R. Horton. Otherwise, the number of directors constituting the entire Board shall be as specified from time to time by vote of a majority of the entire Board, but not less than three. Immediately following the effective time of the merger, the Board will consist of five directors, as more fully described below under "—Election and Removal of Directors."

In addition, immediately following the effective time of the merger and during the Lock-Up Period, the Company will have at least three directors considered "independent" under the rules of the SEC, the NYSE and any other or additional exchange on which the securities of the Company are listed. At all times thereafter, the Company and D.R. Horton shall use their reasonable best efforts to cause at least three of the directors to be considered independent directors.

Election and Removal of Directors

The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote thereon.

The Board was previously divided into three classes, each elected for a three-year term, with one class being elected each year by the Company's stockholders. Pursuant to the existing charter and the existing bylaws, the Company's classified board structure is being phased out over a three-year period which began in 2016. All directors will be elected on an annual basis beginning with the 2018 annual meeting of stockholders. Director nominees in uncontested elections must receive a majority of the votes cast to be elected. Director nominees in contested elections must receive a plurality of the votes cast to be elected.

The new charter and the new bylaws will provide that all of the directors of the Company shall be of one class and shall be elected annually. Subject to the two immediately following paragraphs, director nominees in uncontested elections must receive a majority of the votes cast to be elected, and director nominees in contested elections must receive a plurality of the votes cast to be elected.

Notwithstanding the foregoing, under the terms of the Stockholder's Agreement, during the Lock-Up Period, the Board shall have five directors, comprised of four individuals designated by D.R. Horton (which shall include the executive chairman and at least two independent directors) and one Legacy Director from the current Board designated by mutual agreement of the Company and D.R. Horton (or his replacement). D.R. Horton has agreed to use its reasonable best efforts to cause the Legacy Director to be nominated at the Company's 2018 annual meeting of stockholders.

	Rights Before Completion of the Merger	Rights After Completion of the Merger

In addition, under the terms of the new charter and the Stockholder's Agreement, from and after the effective time of the merger, at all times when D.R. Horton and its affiliates beneficially own 20% or more of the voting securities of the Company, D.R. Horton will have the right to designate a number of directors equal to the percentage of the voting securities of the Company beneficially owned by D.R. Horton and its affiliates multiplied by the total number of directors that the Company would have if there were no vacancies, rounded up to the nearest whole number (and in any event not less than one). The Nominating and Governance Committee will have the right to designate the remaining number of individuals (and in any event not less than one) (i.e., the Non-Stockholder Designees). The Company and D.R. Horton have each agreed to use their reasonable best efforts to cause such D.R. Horton Designees and Non-Stockholder Designees to be appointed or elected to the Board. In addition, D.R. Horton has agreed to cause its shares of Forestar common stock to be voted in favor of all Non-Stockholder Designees. For more information, see the section entitled "The Stockholder's Agreement—Corporate Governance—Board Composition."

Pursuant to the existing charter, a director may only be removed from office for cause by the affirmative vote of holders of a majority of shares of Forestar common stock entitled to vote in the election of directors.

Pursuant to the new charter, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of the Company's capital stock entitled to elect such director, voting separately as a class, at a duly organized meeting of stockholders or by written consent; provided that no D.R. Horton Designee may be removed without the prior written consent of D.R. Horton. Pursuant to the Stockholder's Agreement, D.R. Horton has agreed to cause its shares of Forestar common stock not to be voted in favor of the removal of any Non-Stockholder Designee other than for cause.

Consent Rights	The existing charter does not provide any individual stockholder with consent rights with respect to actions proposed to be taken by the Company.

The new charter prohibits the Company from taking certain actions without the prior written consent of D.R. Horton for so long as D.R. Horton and its affiliates beneficially own 35% or more of the voting securities of the Company. For a more detailed description of such actions, see the section entitled "The Stockholder's Agreement—Corporate Governance—Approval Rights—D.R. Horton Approval Rights."

Limitation on Liability of Directors

The existing charter and the existing bylaws currently provide, and the new charter and the new bylaws will continue to provide, that no director will be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

	Rights Before Completion of the Merger	Rights After Completion of the Merger
Indemnification of and Advancement of Expenses to Directors and Officers

Under the DGCL, a corporation must indemnify its present or former directors and officers against expenses (including attorneys' fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

The DGCL generally permits a Delaware corporation to indemnify directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of any action or suit for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe was unlawful; provided, that in an action by or in the right of the corporation such indemnification is limited to expenses (including attorneys' fees).

The existing bylaws currently provide, and the new bylaws will provide, that the Company shall indemnify, and may advance expenses to, any person made a party to any action or proceeding by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, savings and loan association, partnership, joint venture, trust, employee benefit plan or other enterprise, provided he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful.

The Company may purchase and maintain insurance to protect any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, savings and loan association, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not the Company would have the power or the obligation to indemnify him against such liability under the existing bylaws or the new bylaws, as applicable.

Amendments to Certificate of Incorporation

Under the DGCL, an amendment to a corporation's certificate of incorporation requires (i) the approval of the board of directors, (ii) the approval of a majority of the outstanding stock entitled to vote upon the proposed amendment and (iii) the approval of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class.

The existing charter provides that the provisions relating to:

•

the size, classification, election, removal, nomination and filling of vacancies with respect to the Board;

•

stockholder action by written consent and ability to call special meetings; and

•

any provision relating to the amendment of any of these provisions;

may only be amended by the affirmative vote of at least 80% of the voting power of the outstanding capital stock entitled to vote generally in the election of the Board.

Under the new charter and the Stockholder's Agreement, for so long as D.R. Horton and its affiliates beneficially own 20% or more of the voting securities of the Company, the Company shall not amend or seek to amend the new charter in any manner that could limit, restrict or adversely affect the rights of any stockholder under the Stockholder's Agreement.

Otherwise, as provided by the DGCL, the new charter may only be amended by the vote of a majority of the voting power of the outstanding capital stock entitled to vote generally in the election of the Board.

	Rights Before Completion of the Merger	Rights After Completion of the Merger

As provided by the DGCL, any other provision of the existing charter may only be amended by the vote of a majority of the voting power of the outstanding capital stock entitled to vote generally in the election of the Board.

Amendments to Bylaws

The existing charter and the existing bylaws provide that the existing bylaws may only be amended by the vote of a majority of the Board or by the affirmative vote of at least 80% of the voting power of the outstanding capital stock entitled to vote generally in the election of the Board.

The new charter and new bylaws provide that the bylaws may only be amended by the vote of a majority of the Board and that, for so long as D.R. Horton and its affiliates beneficially own 20% or more of the voting securities of the Company, the Company shall not amend or seek to amend the new bylaws in any manner that could limit, restrict or adversely affect the rights of any stockholder under the Stockholder's Agreement

Certain Business Combinations

Section 203 of the DGCL prohibits a corporation from engaging in a business combination with a stockholder that beneficially owns more than 15% of the outstanding voting stock, or a stockholder acquiring more than 15% but less than 85% of the corporation's outstanding voting stock, for three years following the time that person becomes an "interested stockholder" unless (i) prior to such time, the board of directors approves either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or (ii) the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

The Company has not opted out of Section 203 of the DGCL under the existing charter.

Under the new charter, the Company will not be governed by Section 203 of the DGCL until such time as D.R. Horton gives public notice that it owns less than 15% of the voting securities of the Company, at which time the Company will once again become governed by Section 203 of the DGCL.

	Rights Before Completion of the Merger	Rights After Completion of the Merger
Tax Benefits Preservation Plan

The Tax Benefits Preservation Plan, as amended, is intended to protect certain tax attributes of the Company. The plan is intended to reduce the risk of an "ownership change" under Section 382 of the Code by deterring any person from becoming a "5-percent shareholder" (as such term is used in Section 382 of the Code) or any existing 5-percent shareholder on the date of the adoption of the plan from acquiring more than an additional 1% of the outstanding shares of Forestar common stock. In connection with the adoption of the Tax Benefits Preservation Plan, the Board declared a dividend distribution of one "right" for each outstanding share of Forestar common stock. Each "right" entitles the registered holder, under certain circumstances, to purchase from the Company one one-thousandth of a share of Series B Preferred Stock, with each one one-thousandth of a share of Series B Preferred Stock having the same voting power as one share of Forestar common stock.

Upon completion of the merger, the Company will not have a plan intended to protect the Company's tax attributes. The Tax Benefits Preservation Plan will terminate immediately prior to the effective time of the merger, and the Series B Preferred Stock will be eliminated.

CONTROL AND MANAGEMENT OF THE COMPANY AFTER THE MERGER

        The following description is a summary of the control and management of the Company after completion of the merger. This summary is not meant to be a complete description such control and management, and you are urged to read the full text of the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus, the forms of the Company's Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, which are attached as Exhibits A and B, respectively, to Annex A to this proxy statement/prospectus, and the Stockholder's Agreement, which is attached as Annex B to this proxy statement/prospectus, each of which will be in effect if the merger is completed.

Ownership

        Following the effective time of the merger, as a result of the merger, D.R. Horton will own approximately 75% of Forestar common stock, and Forestar stockholders immediately prior to the merger will own approximately 25% of Forestar common stock.

Corporate Governance

General

        DGCL.    After completion of the merger, the Company will continue to be incorporated under the laws of the State of Delaware and, accordingly, will continue to be governed by the DGCL.

        Charter and Bylaws.    Upon completion of the merger, the Company will adopt its Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, forms of which are attached as Exhibits A and B, respectively, to Annex A to this proxy statement/prospectus, which, as amended from time to time, will govern the rights of the Company's stockholders after the merger. For a comparison of the material terms of the Company's capital stock before and after the merger, see the section entitled "Comparison of Rights of Stockholders Before and After the Merger." Such summary is not meant to be complete, and you are urged to read the full text of the existing charter, existing bylaws, new charter and new bylaws.

        Stockholder's Agreement.    Upon completion of the merger, the Company will be subject to the terms of the Stockholder's Agreement, a copy of which is attached to this proxy statement/prospectus as Annex B, which sets forth, among other things, certain rights of the Company and D.R. Horton concerning the corporate governance of the Company following completion of the merger, restrictions on transfers and acquisitions of new shares of Forestar common stock held by D.R. Horton and its affiliates, preemptive rights and registration rights for new shares of Forestar common stock, and allocation of corporate opportunities between the Company and D.R. Horton. For a summary of the Stockholder's Agreement, see the section entitled "The Stockholder's Agreement." Such summary is not meant to be complete, and you are urged to read the full text of the Stockholder's Agreement.

Board Composition

        Initial Board Representation.    During the Lock-Up Period (i.e., the period of 15 months following the effective time of the merger), the Board shall have five directors, comprised of four individuals designated by D.R. Horton (which shall include the Executive Chairman of the Company and at least two independent directors) and one Legacy Director from the current Board designated by mutual agreement of Forestar and D.R. Horton prior to the effective time of the merger, with D.R. Horton's agreement not to be unreasonably withheld, or his replacement. Forestar and D.R. Horton have each agreed to use their reasonable best efforts to cause the Legacy Director to be nominated as a Non-Stockholder Designee (as described below) at the Company's annual meeting to be held in 2018.

        Continued Board Representation.    After the Lock-Up Period, at all times when D.R. Horton and its affiliates beneficially own 20% or more of the voting securities of the Company, the Board shall have five directors unless otherwise agreed in writing between the Company (as approved by a majority of the independent directors) and D.R. Horton, and D.R. Horton will have the right to designate a number of directors (i.e., the D.R. Horton Designees) equal to the percentage of the voting securities of the Company beneficially owned by D.R. Horton and its affiliates multiplied by the total number of directors that the Company would have if there were no vacancies, rounded up to the nearest whole number (and in any event not less than one). The Nominating and Governance Committee will have the right to designate the remaining number of individuals (and in any event not less than one) to the Board (i.e., the Non-Stockholder Designees). Forestar and D.R. Horton have each agreed to use their reasonable best efforts to cause the D.R. Horton Designees and the Non-Stockholder Designees to be appointed or elected to the Board. D.R. Horton shall have the right to designate the Executive Chairman of the Company.

        Independent Directors.    Forestar and D.R. Horton have also each agreed to use their reasonable best efforts to cause at least three of the directors to be considered "independent" under the rules of the SEC and under applicable listing standards.

Director Removal and Vacancies

        Removal.    Any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of the Company's capital stock entitled to elect such director, voting separately as a class, at a duly organized meeting of stockholders or by written consent; provided that no D.R. Horton Designee may be removed without the prior written consent of D.R. Horton. Pursuant to the Stockholder's Agreement, D.R. Horton has agreed to cause its shares of Forestar common stock not to be voted in favor of the removal of any Non-Stockholder Designee other than for cause.

        Vacancies.    Upon the resignation, retirement, death or other removal (with or without cause) from office of any D.R. Horton Designee serving as a director at a time when the D.R. Horton has the right under the Stockholder's Agreement to designate a replacement D.R. Horton Designee, D.R. Horton shall be entitled promptly to designate a replacement D.R. Horton Designee. Upon the resignation, retirement, death or other removal (with or without cause) from office of the Legacy Director or any other Non-Stockholder Designee serving as a director, the Nominating and Governance Committee shall be entitled promptly to designate a replacement Non-Stockholder Designee. In each case, the Company and D.R. Horton shall cause the prompt appointment or election of such replacement director.

Directors and Executive Officers

        As of the date of this proxy statement/prospectus, at the effective time of the merger, the following individual is expected to serve on the Board:

  •
  Donald J. Tomnitz, 69, Executive Chairman.  Mr. Tomnitz will serve as Executive Chairman of the Company following completion of the merger. Mr. Tomnitz served as the Vice Chairman and Chief Executive Officer of D.R. Horton, Inc. from November 1998 to September 2014. From 1996 until 1998, Mr. Tomnitz was President of D.R. Horton's Homebuilding Division. In 1998, he was elected an Executive Vice President of D.R. Horton and in 2000, he became President of D.R. Horton as well. Before joining D.R. Horton, Mr. Tomnitz was a Captain in the U.S. Army, a Vice President of RepublicBank of Dallas, N.A., and a Vice President of Crow Development Company, a Trammell Crow Company. Mr. Tomnitz holds a Bachelor of Arts Degree in Economics from Westminster College and a Masters of Business Administration in Finance from Western Illinois University.

        Other than Mr. Tomnitz, the Company and D.R. Horton have not determined who will serve on the Board following completion of the merger.

        Upon completion of the merger, the executive officers of the Company will be determined by the Board. In addition, it is expected that at the effective time of the merger, Mr. Tomnitz will be appointed to serve as Executive Chairman of the Company. Other than Mr. Tomnitz, as of the date of this proxy statement/prospectus, Forestar and D.R. Horton have not determined who will serve as the executive officers of the Company following completion of the merger.

Committees

        The Board currently has an Audit Committee, Management Development and Executive Compensation Committee, and Nominating and Governance Committee, and is expected to maintain such committees following completion of the merger. In addition, the Stockholder's Agreement sets forth certain provisions governing the establishment, maintenance and membership of certain committees, as set forth below.

        General.    At all times when D.R. Horton and its affiliates beneficially own 20% or more of the voting securities of the Company, no committee of the Board shall have more than three members unless otherwise agreed in writing between the Company (as approved by a majority of the independent directors) and D.R. Horton, and each committee of the Board shall include in its membership (i) a number of D.R. Horton Designees equal to the percentage of the voting securities of the Company beneficially owned by D.R. Horton and its affiliates multiplied by the total number of members that such committee would have if there were no vacancies on such committee, rounded up to the nearest whole number (and in any event not less than one), and (ii) at least one member not designated by D.R. Horton.

        Nominating and Governance Committee.    At all times when D.R. Horton and its affiliates beneficially own 20% or more of the voting securities of the Company, the Board shall maintain a Nominating and Governance Committee, and the Legacy Director shall be a member of the Nominating and Governance committee for so long as the Legacy Director serves on the Board. During the Lock-Up Period, the Nominating and Governance Committee shall have three members, including the Legacy Director (as long as the Legacy Director is then on the Board) and at least one additional independent director.

        Investment Committee.    Forestar has also agreed to establish and maintain an Investment Committee (which will not be considered a committee of the Board), the members of which shall be officers or employees of the Company who are (A) experienced professionals in the land acquisition and development business or (B) the Chief Executive Officer, the Chief Financial Officer, the General Counsel or the President of Community Development (or any person serving in an equivalent role). The Executive Chairman of the Company shall be a member of the Investment Committee at all times. The other members of the Investment Committee will be appointed by the Nominating and Governance Committee. The Investment Committee will be vested with sole responsibility over investment decisions of the Company involving capital expenditures of $20,000,000 or less (i.e., an Investment Committee Approval Transaction). All decisions of the Investment Committee will require the approval of a majority of the members of the Investment Committee. Any investment decision that does not involve an Investment Committee Approval Transaction will be subject to approval by the Board.

Approval Rights

        D.R. Horton Approval Rights.    For so long as D.R. Horton and its affiliates beneficially own 35% or more of the voting securities of the Company, the Company and its subsidiaries may not take any of the following actions without the prior written consent of D.R. Horton: (i) declare or make any extraordinary or in-kind dividend other than a dividend on a pro rata basis; (ii) issue any new class of equity or voting securities; (iii) issue equity or equity-linked securities or voting securities (A) in the case of securities issued as employee compensation, constituting 1% or more of the then outstanding shares of Forestar common stock in any calendar year or (B) in any case, constituting 10% or more of the then-outstanding number of shares of Forestar common stock; (iv) incur indebtedness above certain levels; (v) select, terminate or remove certain key officers or change their compensation arrangements; (vi) make or approve any fundamental change in the Company's business of developing residential and mixed-use real estate; (vii) acquire assets or enter into mergers or similar acquisitions involving capital expenditures in excess of $20,000,000; (viii) effect or approve any voluntary liquidation, dissolution or winding-up or certain events of bankruptcy or insolvency; (ix) enter into any strategic alliance or commercial agreement of a nature similar to the Master Supply Agreement with a person other than D.R. Horton; or (x) effect any election of a settlement of the Company's 3.75% Convertible Senior Notes due 2020 in connection with an election to convert the notes by a holder thereof. For a more detailed description of such actions, see the section entitled "The Stockholder's Agreement—Corporate Governance—Approval Rights—D.R. Horton Approval Rights."

        Independent Director Approval Rights.    At all times when D.R. Horton and its affiliates beneficially own 35% or more of the voting securities of the Company, the Company and its subsidiaries may not take any of the following actions without approval of a majority of the independent directors who are not also affiliated with D.R. Horton: (i) enter into, amend, modify, terminate or approve any transaction between the Company or any of its subsidiaries, on one hand, and D.R. Horton or any of its affiliates, on the other hand, or enter into any waiver, consent or election thereunder (other than an Investment Committee Approval Transaction); (ii) amend, modify or terminate, or enter into any waiver, consent or election under, the Stockholder's Agreement or enter into any merger or business combination with D.R. Horton or any of its affiliates; (iii) enter into any merger, business combination or similar transaction in which D.R. Horton receives consideration for its Forestar common stock of greater value or in a different form than other Company stockholders; or (iv) settle any claim between the Company and D.R. Horton (other than an Investment Committee Approval Transaction). For a more detailed description of such actions, see the section entitled "The Stockholder's Agreement—Corporate Governance—Approval Rights—Independent Director Approval Rights."

        Amendments to Organizational Documents.    For so long as D.R. Horton and its affiliates beneficially own 20% or more of the voting securities of the Company, the Company may not amend its or its subsidiaries' organizational documents in any manner that could adversely affect the rights of D.R. Horton under the Stockholder's Agreement. In addition, the Company may not amend its or its subsidiaries' organizational documents in any manner that could adversely affect the rights or of the other Company stockholders under the Stockholder's Agreement.

Certain D.R. Horton Rights and Obligations

        Lock-Up.    During the Lock-Up Period, D.R. Horton generally may not (subject to customary exceptions) transfer shares of Forestar common stock, other than transfers of up to one-third of the aggregate amount of shares of Forestar common stock beneficially held by D.R. Horton and its subsidiaries immediately following the effective time of the merger in an offering that is not registered under the Securities Act to transferees agreeing to be bound by the lock-up provisions in the Stockholder's Agreement. For more information, see the section entitled "The Stockholder's Agreement—Restrictions on Transfers and Acquisitions—Lock-Up."

        Standstill.    During the Lock-Up Period, D.R. Horton and its affiliates generally may not (subject to customary exceptions) participate in any transactions that would result in D.R. Horton and its affiliates beneficially owning more than 80% of the voting power of the Forestar common stock, provided that D.R. Horton is permitted, under certain conditions, to make private proposals to the non-D.R. Horton affiliated directors on the Board. For more information, see the section entitled "The Stockholder's Agreement—Restrictions on Transfers and Acquisitions—Standstill and Squeeze-Out Transactions."

        Squeeze-Out Transactions.    At all times when D.R. Horton and its affiliates beneficially own 20% or more of the voting securities of the Company, D.R. Horton shall not (and shall cause each of its affiliates and it and their respective representatives not to) undertake certain actions in furtherance of "squeeze-out," "freeze-out," or similar transactions. For more information, see the section entitled "The Stockholder's Agreement—Restrictions on Transfers and Acquisitions—Standstill and Squeeze-Out Transactions."

        Buyouts.    Any proposal by D.R. Horton to acquire all of the shares of Forestar common stock must be (i) subject to review, evaluation and prior written approval of a majority of the independent directors and (ii) submitted for approval to the Company's stockholders, with a nonwaivable condition that a majority of the voting power of the Company's non-D.R. Horton stockholders approve the transaction. For more information, see the section entitled "The Stockholder's Agreement—Restrictions on Transfers and Acquisitions—Buyouts."

        Pre-emptive Rights.    Except in certain cases, D.R. Horton has a pre-emptive right (but not the obligation) to participate in any issuance of equity or other securities of the Company by purchasing up to D.R. Horton's and its subsidiaries' pro rata portion of such equity or other securities at the price and otherwise upon the same terms and conditions as offered to other investors. For more information, see the section entitled "The Stockholder's Agreement—Pre-emptive Rights."

Controlled Company

        Upon completion of the merger, D.R. Horton will control a majority of the voting power of outstanding Forestar common stock. As a result, the Company will be a "controlled company" under the NYSE's corporate governance standards. As a controlled company, exemptions under the standards will mean that, subject to the terms of the Stockholder's Agreement, the Company will not be required to comply with certain corporate governance requirements, including the requirements:

  •
  that a majority of the Board consists of "independent directors," as defined under the rules of the NYSE;

  •
  that it have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities;

  •
  that it have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities; and

  •
  that an annual performance evaluation of the nominating and governance committee and compensation committee be performed.

        As a result of the Company's use of some or all of the "controlled company" exemptions, holders of Forestar common stock after completion of the merger will not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance requirements.

        These exemptions do not modify the independence requirements for the Company's Audit Committee, and the Company intends to comply with the applicable requirements of the Sarbanes-Oxley Act and rules with respect to its Audit Committee. See the section entitled "Risk Factors—Risks Relating to the Company After Completion of the Merger—After completion of the merger, the Company will be a 'controlled company' within the meaning of the NYSE rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to stockholders of companies that are not 'controlled companies.'"

Certain Relationships and Related Party Transactions

        General.    At all times when D.R. Horton and its affiliates beneficially own 35% or more of the voting securities of the Company, the Company may not undertake certain related party transactions with D.R. Horton without approval of a majority of the independent directors who are not also affiliated with D.R. Horton, unless such transaction constitutes, or is the subject of, a transaction for which the Company's investment committee has sole responsibility, as further described above under "—Corporate Governance—Approval Rights—Independent Director Approval Rights." In connection with the merger, the Company and D.R. Horton have entered into the Stockholder's Agreement and Master Supply Agreement, which have previously been approved by the Board. Any amendment, modification, or termination of, or waiver, consent or election under, the Stockholders Agreement or Master Supply Agreement will require approval of a majority of the independent directors who are not also affiliated with D.R. Horton, except to the extent any of the foregoing constitutes, or is the subject of, a transaction for which the Investment Committee has sole responsibility.

        Corporate Opportunities.    Pursuant to the Stockholder's Agreement, D.R. Horton and its affiliates, and their respective representatives, shall not in any way be prohibited or restricted from engaging or investing in any business opportunity of any type or description, and the Company shall not have any right in or to such business opportunities or to the income or proceeds derived therefrom. None of D.R. Horton, its affiliates or their respective representatives will be obligated to present any business opportunity to the Company or any other stockholder, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company, or if presented to any other stockholder, could be taken by such stockholder, unless the opportunity is offered to an individual who is both an affiliate of D.R. Horton and an officer or director of the Company and the offer is made in writing to the individual in his or her capacity as an officer or director of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of Forestar common stock as of August 21, 2017 (except as otherwise noted below) for (i) each named executive officer of Forestar, (ii) each director of Forestar and (iii) all such executive officers and directors as a group.

        Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Forestar Group Inc., 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746. We determined beneficial ownership as reported in the table in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated, beneficial ownership includes both sole voting and sole dispositive power. Even though SEC rules require reporting of all the shares listed in the table, the directors and executive officers may not claim beneficial ownership of all of these shares. For example, a director or executive officer might not claim beneficial ownership of shares owned by a relative. Unless otherwise indicated, the table does not include any shares that may be held by pension and profit-sharing plans of the corporations or endowment funds of educational and charitable institutions for which various directors and officers serve as directors or trustees.

	BENEFICIAL OWNERSHIP
BENEFICIAL OWNER	AMOUNT AND NATURE(1)(2)(3)	PERCENT OF CLASS
Non-Employee Directors
M. Ashton Hudson	56,301	*
William C. Powers, Jr.(4)	20,000	*
James A. Rubright	120,480	*
Daniel B. Silvers	62,943	*
Richard M. Smith	101,258	*
Richard D. Squires	36,310	*
Named Executive Officers
Phillip J. Weber	245,647	*
Charles D. Jehl	183,045	*
Michael Quinley	145,999	*
David M. Grimm(5)	208,295	*
Bruce F. Dickson(6)	91,676	*
Group
All directors and executive officers (11 persons) as a group	1,271,954	3.03%

*
Less than one percent based upon a total of 41,934,751 shares of Forestar common stock outstanding on August 21, 2017.

(1)
Includes shares of our common stock issuable upon exercise of options exercisable within 60 days from August 21, 2017: Mr. Hudson—6,500; Mr. Powers—20,000; Mr. Rubright—20,000; Mr. Silvers—13,000; Mr. Smith—20,000; Mr. Squires—6,500; Mr. Weber—139,570; Mr. Jehl—105,042; Mr. Quinley—78,498; Mr. Grimm—113,822; Mr. Dickson—91,676; and all directors and executive officers (11 persons) as a group—614,608.

(2)
Includes 1,200 shares of our common stock owned by relatives of all directors and executive officers (11 persons) as a group. SEC rules consider these shares to be beneficially owned, but the individuals disclaim any beneficial interest in such shares.

(3)
Includes shares of our common stock underlying restricted stock units granted to directors under our director compensation program and to executive officers who are retirement eligible for which the director or executive officer has the unilateral right to cause the Company to pay out common stock within 60 days from August 21, 2017: Mr. Hudson—24,801; Mr. Rubright—100,270; Mr. Silvers—40,543; Mr. Smith—81,258; Mr. Squires—24,810; Mr. Weber—27,132; Mr. Quinley—27,132; Mr. Grimm—11,628; and all directors and executive officers as a group (11 persons)—337,574. The restricted stock units held by directors are payable upon the director's retirement from the Board.

(4)
Mr. Powers retired from the Board effective on May 9, 2017.

(5)
Mr. Grimm retired as Chief Administrative Officer, Executive Vice President, General Counsel and Secretary effective on April 14, 2017.

(6)
Mr. Dickson retired as Chief Real Estate Officer effective on March 31, 2016.

        The following table sets forth information regarding each person who we believe, based on such person's SEC filings, beneficially owned more than 5% of Forestar's outstanding common stock as of August 21, 2017.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS(1)
BlackRock, Inc.(2)	3,753,668	8.95%
55 East 52nd Street
New York, New York 10022
The Vanguard Group, Inc.(3)	2,720,435	6.49%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
Dimensional Fund Advisors LP(4)	2,123,557	5.06%
Building One, 6300 Bee Cave Road
Austin, Texas 78746

(1)
Based upon a total of 41,934,751 shares of Forestar common stock outstanding on August 21, 2017.

(2)
Based solely on information reported on Schedule 13G/A filed with the SEC on January 12, 2017 by BlackRock, Inc. According to the Schedule 13G/A, BlackRock, Inc. has the sole voting power over 3,654,051 shares and has the sole dispositive power over 3,753,668 shares.

(3)
Based solely on information reported on Schedule 13G/A filed with the SEC on February 13, 2017 by The Vanguard Group, Inc. According to the Schedule 13G/A, The Vanguard Group, Inc. has the sole voting power over 40,979 shares, the sole dispositive power over 2,669,227 shares, the shared voting power over 12,317 shares, and the shared dispositive power over 51,208 shares. According to the Schedule 13G/A, Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 38,891 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 14,405 shares as a result of its serving as investment manager of Australian investment offerings.

(4)
Based solely on information reported on Schedule 13G/A filed with the SEC on February 9, 2017 by Dimensional Fund Advisors LP. According to the Schedule 13G/A, Dimensional Fund Advisors LP has the sole voting power over 2,000,237 shares and has the sole dispositive power over 2,123,557 shares. According to the Schedule 13G/A, Dimensional Funds Advisor LP is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (collectively, "Funds"). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, "Dimensional") may possess voting and/or investment power over our common stock that are owned by the Funds, and may be deemed to be the beneficial owner of our shares of common stock held by the Funds. However, according to the Schedule 13G/A, all shares are owned by the Funds. Dimensional disclaims beneficial ownership of these shares.

 LEGAL MATTERS

        The validity of the new shares of Forestar common stock offered by this proxy statement/prospectus will be passed upon for Forestar by Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Forestar.

        Certain U.S. federal income tax consequences relating to the merger will also be passed upon for Forestar by Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Forestar.

EXPERTS

        The consolidated financial statements of Forestar Group Inc. appearing in Forestar's Annual Report (Form 10-K) for the year ended December 31, 2016 (including the schedule appearing therein), and the effectiveness of Forestar's internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        Certain information with respect to Forestar's oil and gas reserves is included in the report of Netherland, Sewell & Associates, Inc., an independent petroleum consulting firm, and incorporated by reference herein, upon the authority of said firm as experts with respect to the matters covered by such report and in giving such report.

DATES FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

        Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present appropriate proposals for inclusion in our proxy statement and for consideration at our annual meeting of stockholders by submitting their proposals to us in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2018 annual meeting, the proposal must be received by our Secretary by November 28, 2017 and must comply with the requirements of Rule 14a-8. Any stockholder proposal received after November 28, 2017 will not be considered for inclusion in our 2018 proxy statement.

        Our existing bylaws currently contain, and, following completion of the merger, our new bylaws will continue to contain, an advance notice procedure with regard to items of business and director nominations to be brought before an annual meeting of stockholders by a stockholder. These procedures currently require, and will continue to require, that notice be made in writing to our Secretary and the item of business must otherwise be a proper matter for stockholder action. The notice must be received at our executive offices not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the case of an annual meeting called for a date more than 50 days prior to the anniversary date, notice must be received not later than the close of business on the 10th day following the date on which notice of the annual meeting date is first mailed to stockholders or made public, whichever occurs first. Stockholder proposals to be brought before our 2018 annual meeting and submitted outside the processes of Rule 14a-8 will be considered untimely if they are submitted before January 29, 2018 or after February 23, 2018. Our existing bylaws currently require, and, following completion of the merger, our new bylaws will continue to require, that the notice of the proposal contain certain information concerning the proposing stockholder and the proposal or director nominee.

 WHERE YOU CAN FIND MORE INFORMATION

        Forestar files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Forestar's public filings are also available to the public from document retrieval services and the internet website maintained by the SEC at www.sec.gov.

        Forestar will make available a copy of its public reports, without charge, on its website at www.forestargroup.com as soon as reasonably practicable after it files the reports electronically with the SEC. Information included on this website is not incorporated by reference into this proxy statement/prospectus. In addition, you may obtain a copy of the reports, without charge, by contacting Forestar at the following address and phone number: Forestar Group Inc., 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, Attention: Corporate Secretary, telephone (512) 433-5200. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of Forestar common stock entitled to vote at the special meeting. In order to ensure timely delivery of such documents before the special meeting, any such request should be made promptly, and in no event later than September 26, 2017. A copy of any exhibit to a filing may be obtained upon request by a Forestar stockholder (for a fee limited to our reasonable expenses in furnishing the exhibit) to Forestar Group Inc., 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746, Attention: Corporate Secretary, telephone (512) 433-5200.

        You should rely only on the information contained in this document or that which Forestar has referred you to. Neither Forestar nor D.R. Horton have authorized anyone to provide you with any additional information.

        Forestar has filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to the new shares of Forestar common stock to be issued in the merger. This proxy statement/prospectus constitutes the prospectus of Forestar filed as part of the registration statement. This proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted as provided by the rules and regulations of the SEC. The registration statement and its exhibits are available at the SEC as set forth above.

        The SEC allows us to "incorporate by reference" into this proxy statement/prospectus documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement/prospectus. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus, and before the date of the special meeting:

  •
  Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2016, filed March 3, 2017;

  •
  Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017, filed May 9, 2017, and for the quarter ended June 30, 2017, filed August 8, 2017;

  •
  Definitive Proxy Statement for our 2017 Annual Meeting, filed March 28, 2017; and

  •
  Current Reports on Form 8-K, filed January 5, 2017, February 23, 2017, April 14, 2017, April 28, 2017, May 12, 2017, June 6, 2017 (two filings), June 8, 2017, June 19, 2017, June 22, 2017, June 23, 2017 (two filings) and June 29, 2017.

        You should rely only on the information contained in, or incorporated by reference into, this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated [    •    ], 2017, and you should not assume that the information in this document is accurate as of any other date. The information contained in, or incorporated by reference into, this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies. Neither the mailing of this proxy statement/prospectus to Forestar stockholders, nor the issuance by Forestar of the new shares of Forestar common stock in connection with the merger, will create any implication to the contrary.

        This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding Forestar has been provided by Forestar and information contained in this document regarding D.R. Horton has been provided by D.R. Horton.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

D.R. HORTON, INC.,

FORCE MERGER SUB, INC.

AND

FORESTAR GROUP INC.

DATED AS OF JUNE 29, 2017

INDEX OF DEFINED TERMS

Page
Acquisition Agreement	A-46
Acquisition Proposal	A-64
Affiliate	A-64
Agreement	A-8
Awards	A-19
Business Day	A-65
Cancelled Shares	A-11
Capital Expenditures	A-43
Cash Component	A-12
Cash Consideration	A-10
Cash Conversion Number	A-12
Cash Election	A-10
Cash Election Number	A-12
Cash Election Shares	A-10
Certificate of Merger	A-9
Certificates	A-14
Change in Company Recommendation	A-47
Closing	A-9
Closing Date	A-9
Code	A-65
Collective Bargaining Agreement	A-26
Company	A-8
Company Benefit Plans	A-30
Company Board	A-8
Company Certificate of Incorporation	A-18
Company Common Stock	A-18
Company Disclosure Letter	A-17
Company Employee	A-65
Company Financial Statements	A-22
Company Material Adverse Effect	A-65
Company Organizational Documents	A-18
Company Permits	A-24
Company Preferred Stock	A-18
Company Recommendation	A-8
Company SEC Reports	A-22
Company Stock Rights	A-19
Company Stockholder Approval	A-20
Company Stockholders Meeting	A-65
Company Termination Fee	A-59
Company Title Insurance Policy	A-27
Confidentiality Agreement	A-43
Consents	A-20
Contract	A-65
Data Security Requirements	A-66
Delaware Courts	A-63
DGCL	A-8
Dissenting Shares	A-17
Effective Time	A-9

Page
Election	A-13
Election Deadline	A-14
Election Period	A-14
Encumbered Properties	A-34
Environmental Laws	A-66
Equity Award	A-11
Equity Award Payments	A-12
ERISA	A-30
Exchange Act	A-20
Exchange Fund	A-15
Existing Indebtedness	A-34
Existing Loan Documents	A-34
Form of Election	A-14
Form S-4	A-53
Fundamental Representations	A-57
GAAP	A-22
Governmental Entity	A-66
Hazardous Materials	A-66
Holder	A-13
Indebtedness	A-66
Indemnified Person	A-49
Intellectual Property	A-66
Intervening Event	A-66
Joint Venture	A-67
Joint Venture Consents and Amendments	A-55
Joint Venture Organizational Documents	A-21
Judgments	A-56
JV Owned Real Property	A-27
Law	A-67
Leased Real Property	A-28
Liability	A-67
Liens	A-67
Litigation	A-25
made available	A-67
Material Construction Agreements	A-67
Material Contract	A-25
Material Management Agreements	A-67
Material Real Property Leases	A-67
Merger	A-8
Merger Consideration	A-11
Merger Sub	A-8
New Bylaws	A-10
New Charter	A-10
Non-Election Shares	A-11
Notice Period	A-47
NYSE	A-67
Order	A-67
Outside Date	A-58
Owned Real Property	A-27
Parent	A-8

Page
Parent Expense Reimbursement	A-60
Parent Material Adverse Effect	A-67
Parties	A-8
Paying Agent	A-13
Per Share Cash Consideration	A-11
Permitted Lien	A-67
Person	A-68
Proxy Statement/Prospectus	A-53
Real Property Leases	A-28
Related Agreements	A-8
Reporting Tail Endorsement	A-49
Representatives	A-68
Sarbanes-Oxley Act	A-22
SEC	A-17
Securities Act	A-20
Shortfall Number	A-13
Solvent	A-38
Specified Cancelled Shares	A-11
Stock Consideration	A-11
Stock Consideration Number	A-12
Stock Election	A-10
Stock Election Shares	A-11
Stockholder's Agreement	A-8
Subsidiary	A-68
Superior Proposal	A-68
Surviving Entity	A-9
Surviving Entity Common Stock	A-11
Tax Benefits Preservation Plan	A-35
Tax Return	A-69
Taxes	A-69
Tenant Leases	A-27
Terra Firma Merger Agreement	A-8
Terra Firma Parent	A-8
Third Person	A-69
to the knowledge of Parent	A-69
to the knowledge of the Company	A-69
Uncertificated Shares	A-14

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 29, 2017, is by and among D.R. Horton, Inc., a Delaware corporation ("Parent"), Force Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Forestar Group Inc., a Delaware corporation (the "Company" and together with the Parent and the Merger Sub, the "Parties").

W I T N E S E T H:

        WHEREAS, it is proposed that, on the terms and subject to the conditions set forth in this Agreement, the Parties effect a strategic business combination pursuant to which Merger Sub shall, in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), merge with and into the Company, and the Company shall continue as the surviving entity following the merger (the "Merger"), pursuant to which each share of Company Common Stock, other than (i) Cancelled Shares (as defined in Section 3.1(d)) and (ii) Dissenting Shares (as defined in Section 3.5), will be converted into the right to receive the Merger Consideration (as defined in Section 3.1(b)) (less any applicable withholding Taxes (as defined in Section 9.14) as provided herein);

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and this Agreement and to prescribe various conditions to the Merger;

        WHEREAS, the board of directors of the Company (the "Company Board") has unanimously (i) determined that the Merger, this Agreement, the Related Agreements (as defined below in these recitals) and the other transactions contemplated hereby and thereby are advisable, fair to and in the best interests of the stockholders of the Company, (ii) adopted and approved this Agreement and the Related Agreements and determined the transactions contemplated hereby and thereby, including the Merger, are advisable, fair to and in the best interest of the stockholders of the Company, (iii) directed that this Agreement, the Merger and the other transactions contemplated by this Agreement be submitted for consideration at a meeting of the Company's stockholders and (iv) resolved to recommend that the Company's stockholders approve the adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement (collectively, the "Company Recommendation");

        WHEREAS, the board of directors of each of Parent and Merger Sub has unanimously approved, adopted and declared advisable this Agreement, the Related Agreements and the Merger and the other transactions contemplated by this Agreement and the Related Agreements, upon the terms and subject to the conditions set forth herein and therein;

        WHEREAS, concurrently with the execution and delivery of this Agreement (a) Parent and the Company are entering into a Stockholder's Agreement (the "Stockholder's Agreement"), of even date herewith, and (b) Parent and the Company are entering into a Master Supply Agreement (together with the Stockholder's Agreement, the "Related Agreements"), of even date herewith, each of which shall become effective at the Effective Time (as defined herein); and

        WHEREAS, concurrently with the execution and delivery of this Agreement, (a) the Company is terminating that certain Agreement and Plan of Merger, dated as of April 13, 2017 (the "Terra Firma Merger Agreement"), by and among Terra Firma Merger Parent, L.P. ("Terra Firma Parent"), Terra Firma Merger Sub, L.P. and the Company and (b) the Company is paying to Terra Firma Parent, pursuant to the requirements of the Terra Firma Merger Agreement, the Company Termination Fee (as defined in the Terra Firma Merger Agreement) in cash.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

RESERVED

ARTICLE II

THE MERGER

        Section 2.1    The Merger.     Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company and as a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue its existence under the DGCL as the surviving entity in the Merger (sometimes referred to herein as the "Surviving Entity").

        Section 2.2    Closing; Effective Time.

          (a)   The closing of the Merger (the "Closing") shall take place on the third Business Day after the satisfaction or waiver of all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at the Closing), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1440 New York Avenue NW, Washington, District of Columbia 20005, unless another time, date or place is agreed to in writing by the Parties. The date on which the Closing occurs is referred to herein as the "Closing Date."

          (b)   Upon the terms and subject to the conditions of this Agreement, as soon as practicable on the Closing Date, the Parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as is required by the relevant provisions of the DGCL, and shall make all other deliveries, filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as Parent and the Company may agree and specify in the Certificate of Merger. The time at which the Merger becomes effective is referred to herein as the "Effective Time."

        Section 2.3    Effect of the Merger.

          (a)   At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL, this Agreement and the Certificate of Merger. Without limiting the generality of the foregoing, and subject thereto at the Effective Time except as otherwise provided herein all the property rights privileges powers and franchises of the Company and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities, obligations, restrictions and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Entity.

          (b)   If at any time after the Effective Time the Surviving Entity shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity its right, title or interest in, to or under any of the assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Merger and the other transactions contemplated by this Agreement, then the officers and directors of the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporation, company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such assets in the Surviving Entity or otherwise to carry out this Agreement.

        Section 2.4    Certificate of Incorporation; Bylaws.

          (a)   At the Effective Time, the certificate of incorporation of the Company shall be amended so that it reads in its entirety as set forth in Exhibit A hereto (the "New Charter"), and, as so amended, shall be the certificate of incorporation of the Surviving Entity until thereafter changed or amended as provided therein or by applicable Law.

          (b)   At the Effective Time, the bylaws of the Company shall be amended so that they read in their entirety as set forth in Exhibit B hereto (the "New Bylaws"), and, as so amended, shall be the bylaws of the Surviving Entity until thereafter changed or amended as provided therein or by applicable Law.

        Section 2.5    Directors.     The Company Board shall take all action necessary such that, effective as of the Effective Time, the board of directors of the Surviving Entity shall consist of five members, including four individuals (including the Executive Chairman) selected by Parent as well as one individual selected from the Company Board.

        Section 2.6    Officers.     The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Entity until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

        Section 2.7    Tax Treatment of the Merger.     It is the intent of the Parties that for U.S. federal income tax purposes, the Merger will be treated as a taxable sale of Company Common Stock by a holder of Company Common Stock only to the extent such holder receives the Cash Consideration for its Company Common Stock.

ARTICLE III

EFFECTS OF THE MERGER ON CAPITAL STOCK;
EXCHANGE OF CERTIFICATES

        Section 3.1    Effect on Capital Stock.     Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any shares of Company Common Stock or of any shares of capital stock of Merger Sub:

          (a)    Merger Consideration.    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including, for the avoidance of doubt, any Company restricted stock, but not including the Cancelled Shares or the Dissenting Shares) shall be converted, in accordance with the procedures set forth in this Agreement (including subject to the allocation procedures set forth in Section 3.2), into the right to receive, without interest:

              (i)  for each share of Company Common Stock with respect to which an election to receive cash (a "Cash Election") has been effectively made and not revoked or deemed revoked pursuant to Section 3.3 (collectively, the "Cash Election Shares"), an amount in cash equal to the Per Share Cash Consideration (the "Cash Consideration");

             (ii)  for each share of Company Common Stock with respect to which an election to receive Surviving Entity Common Stock (a "Stock Election") has been effectively made and not revoked or deemed revoked pursuant to Section 3.3 (collectively, the "Stock Election Shares"), one share of Surviving Entity Common Stock (the "Stock Consideration"); and

            (iii)  for each share of Company Common Stock other than shares as to which a Cash Election or a Stock Election has been effectively made and not revoked pursuant to Section 3.3 (collectively, the "Non-Election Shares"), such Stock Consideration or Cash Consideration as is determined in accordance with Section 3.2.

          (b)    Certain Defined Terms.

              (i)  "Merger Consideration" shall mean the Cash Consideration and/or Stock Consideration described in Section 3.1(a), as applicable.

             (ii)  "Per Share Cash Consideration" shall mean $17.75.

            (iii)  "Surviving Entity Common Stock" shall mean the common stock, par value $1.00 per share, of the Surviving Entity.

          (c)    Adjustments to Merger Consideration.    If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in any such case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization, or there shall be any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to the Merger Consideration to give holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing in this sentence shall be construed to permit the Company to take any action with respect to its securities or otherwise that is prohibited by the terms of this Agreement.

          (d)    Cancellation of Certain Shares.    Each share, if any, of (i) Company Common Stock that is held by the Company as a treasury share, (ii) each share of Company Common Stock that is owned by the Company or by any direct or indirect wholly-owned Subsidiary of the Company (the shares described in clauses (i) and (ii), collectively, the "Specified Cancelled Shares"), and (iii) each share of Company Common Stock that is owned by the Parent or by any direct or indirect wholly-owned Subsidiary of Parent shall be cancelled without any conversion (the shares described in clauses (i), (ii) and (iii), collectively, the "Cancelled Shares"), and no consideration shall be delivered in respect thereof.

          (e)    Merger Sub.    At the Effective Time, all of the shares of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time and held by Parent shall be converted, in the aggregate, into a number of shares of Surviving Entity Common Stock that is equal to (x) the aggregate number of shares of Company Common Stock issued and outstanding or held by the Company in its treasury as of immediately prior to the Effective Time, minus (y) the aggregate number of Specified Cancelled Shares, minus (z) the Stock Consideration Number.

          (f)    Company Equity Awards.    At the Effective Time, (i) each award made or otherwise denominated in shares of Company Common Stock (each, an "Equity Award") that is outstanding immediately prior to the Effective Time under the Company Benefit Plans shall be cancelled and of no further force or effect as of the Effective Time and (ii) in exchange for the cancellation of such Equity Award, the holder of such Equity Award shall receive from the Surviving Entity the Per Share Cash Consideration for each share of Company Common Stock underlying such Equity Award (plus payment in cash, without interest, of all accrued dividend equivalents, if any, with respect to such Equity Award and, in the case of Equity Awards that are stock options or stock appreciation rights, less the aggregate exercise or strike price thereunder, but not less than $0), whether or not otherwise vested as of the Effective Time, with such payment to be subject to any applicable Tax withholding in accordance with Section 3.1(g), provided that with respect to any such Equity Award that is a Company market-leveraged stock unit, the number of shares of Company Common Stock underlying such Equity Award for purposes of this Section 3.1(f)(ii) shall be determined pursuant to the terms set forth in the applicable award agreement with the Vesting Date Fair Market Value (as such term is used in such agreements) equal to the sum of: (1) the Per Share Cash Consideration; and (2) Reinvested Dividends (as defined in such agreements). The payments described in this Section 3.1(f) (collectively, the "Equity Award Payments") shall be made as soon as practicable following the Closing Date, and in any event within 10 Business Days following the Closing Date. The Company and, as necessary, the Surviving Entity will take all actions necessary to effect this Section 3.1(f).

          (g)    Withholding.    The Surviving Entity or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock or Equity Awards such amounts as the Surviving Entity or the Paying Agent is required to deduct and withhold with respect to the making of such payment under applicable Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by the Surviving Entity or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock or Equity Awards in respect of which such deduction and withholding was made by the Surviving Entity or the Paying Agent.

        Section 3.2    Proration.

          (a)   Notwithstanding any other provision contained in this Agreement, the total number of shares of Company Common Stock that shall be entitled to receive the Cash Consideration pursuant to Section 3.1(a) shall be equal to the quotient of (i) the Cash Component divided by (ii) the Per Share Cash Consideration (such total number of shares, the "Cash Conversion Number"). All other shares of Company Common Stock (excluding the Cancelled Shares) shall be converted into the right to receive the Stock Consideration (such number of other shares, the "Stock Consideration Number"). The aggregate amount of the Cash Consideration shall equal $558,256,373 (the "Cash Component").

          (b)   Promptly (and in any event no later than three Business Days) after the Election Deadline, Parent and the Surviving Entity shall cause the Paying Agent to effect the allocation among holders of Company Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

              (i)  If the aggregate number of shares of Company Common Stock with respect to which Cash Elections shall have been made (which, for this purpose, shall be deemed to include the Dissenting Shares determined as of the Effective Time) (the "Cash Election Number") exceeds the Cash Conversion Number, then all Stock Election Shares and all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and Cash Election Shares of each holder thereof will be converted into the right to receive the Cash Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (A) the number of Cash Election Shares held by such holder by (B) a fraction, the numerator of which is the Cash Conversion Number and the denominator of which is the Cash Election Number (with the Paying Agent to determine, consistent with Section 3.2(a), whether fractions of Cash Election Shares shall be rounded up or down), with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Stock Consideration; and

             (ii)  If the Cash Election Number is less than the Cash Conversion Number (the amount by which the Cash Conversion Number exceeds the Cash Election Number being referred to herein as the "Shortfall Number"), then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and the Non-Election Shares and Stock Election Shares shall be treated in the following manner:

              (A)  If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Stock Election Shares shall be converted into the right to receive the Stock Consideration, and the Non-Election Shares of each holder thereof shall be converted into the right to receive the Cash Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares (with the Paying Agent to determine, consistent with Section 3.2(a), whether fractions of Non-Election Shares shall be rounded up or down), with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Stock Consideration; or

              (B)  If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof shall be converted into the right to receive the Cash Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the total number of Non-Election Shares, and the denominator of which is the total number of Stock Election Shares (with the Paying Agent to determine, consistent with Section 3.2(a), whether fractions of Stock Election Shares shall be rounded up or down), with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Stock Consideration.

          (c)   The Paying Agent will make all the computations contemplated by this Section 3.2, including the determination of the number of Cash Election Shares, Stock Election Shares and Non-Election Shares, and all such computations will be conclusive and binding on the former holders of shares of the Company Common Stock absent manifest error.

        Section 3.3    Election Procedures.     Each holder of record of shares of Company Common Stock to be converted into the right to receive the Merger Consideration in accordance with, and subject to, this Article III (a "Holder") shall have the right, subject to the limitations set forth in this Article III, to submit an election in accordance with the following procedures:

          (a)   Each Holder may specify in a request made in accordance with the provisions of this Section 3.3 (herein called an "Election") (i) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Stock Election and (ii) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Cash Election. Holders of record of Company Common Stock who hold such Company Common Stock as nominees, trustees or in other representative capacities may submit a separate Form of Election on or before the Election Deadline with respect to each beneficial owner for whom such nominee, trustee or representative holds such Company Common Stock. Any Holder who makes an Election shall be required to waive all appraisal rights in connection with making such Election.

          (b)   Prior to the mailing of the Proxy Statement/Prospectus pursuant to Section 6.16(a), the Company and Parent shall, at Parent's expense, jointly engage a nationally-recognized financial institution reasonably satisfactory to Parent to act as paying agent (the "Paying Agent") for the purpose of receiving elections and exchanging, in accordance with this Article III, Company Common Stock for the Merger Consideration.

          (c)   Parent shall prepare a form of election reasonably acceptable to the Company, including appropriate and customary transmittal materials in such form as prepared by Parent and reasonably acceptable to the Company (the "Form of Election"), so as to permit Holders to exercise their right to make an Election, and (i) shall direct the Paying Agent to mail the Form of Election with the Proxy Statement/Prospectus to the record holders of Company Common Stock as of the record date for the Company Stockholders Meeting, and (ii) following such mailing date, shall use reasonable best efforts to make available as promptly as practicable a Form of Election to any stockholder who requests such Form of Election prior to the Election Deadline, which Form of Election shall be used by each record holder of shares of Company Common Stock who wishes to make an Election. The time period between such mailing date and the Election Deadline is referred to herein as the "Election Period".

          (d)   Any Election shall have been made properly only if the Paying Agent shall have received, during the Election Period, a Form of Election properly completed and signed (including duly executed transmittal materials included in the Form of Election) and accompanied by a certificate or certificates representing outstanding shares of Company Common Stock (the "Certificates") (or, in lieu of such Certificates, affidavits and agreements of indemnification regarding the loss of such Certificates) to which such Form of Election relates, by an appropriate customary guarantee of delivery of such Certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States (provided that such Certificates are in fact delivered to the Paying Agent by the time required in such guarantee of delivery) or by, in the case of holders of uncertificated shares of Company Common Stock (the "Uncertificated Shares"), any additional documents specified in the procedures set forth in the Form of Election. As used herein, unless otherwise agreed in advance by the Parties, "Election Deadline" means 5:00 p.m. local time (in the city in which the principal office of the Paying Agent is located) on the date which the Parties shall agree is as near as practicable to six Business Days preceding the Closing Date. The Company and Parent shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline not more than 15 Business Days before, and at least five Business Days prior to, the Election Deadline.

          (e)   Any Holder may, at any time prior to the Election Deadline, change or revoke such Holder's Election by written notice received by the Paying Agent prior to the Election Deadline accompanied by a properly completed and signed revised Form of Election or by withdrawal prior to the Election Deadline of such Holder's Certificates, or of the guarantee of delivery of such Certificates, or any documents in respect of Uncertificated Shares, previously deposited with the Paying Agent. After an Election is validly made with respect to any shares of Company Common Stock, such Election must be revoked prior to any subsequent transfer of the shares of Company Common Stock as to which such Election relates. Notwithstanding anything to the contrary in this Agreement, all Elections shall be automatically deemed revoked upon receipt by the Paying Agent of written notification from the Company that this Agreement has been terminated in accordance with Article VIII. The Paying Agent shall have reasonable discretion to determine if any Election is not properly made with respect to any shares of Company Common Stock (none of the Parties or the Paying Agent being under any duty to notify any stockholder of any such defect). In the event the Paying Agent makes such a determination, such Election shall be deemed to be not in effect, and the shares of Company Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made with respect to such shares.

          (f)    Subject to the terms of this Agreement and the Form of Election, Parent, in the exercise of its reasonable discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing the validity of the Forms of Election and compliance by any Holder with the Election procedures set forth herein.

        Section 3.4    Exchange of Shares and Certificates.

          (a)   At or prior to the Closing, Parent shall deposit with the Paying Agent, in trust for the benefit of the holders of shares of Company Common Stock immediately prior to the Effective Time, an amount in cash sufficient to pay the Cash Component. All cash deposited with the Paying Agent shall hereinafter be referred to as the "Exchange Fund." If for any reason (including losses) the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made by the Paying Agent hereunder with respect to the payment of the Cash Component, Parent will, or will cause Merger Sub to, promptly deposit cash with the Paying Agent in an amount which is equal to the deficiency required to fully satisfy such cash payment obligations.

          (b)    Exchange Procedures.    Promptly after the Effective Time, Parent and the Surviving Entity shall cause the Paying Agent to mail to each holder of record of (i) a Certificate or (ii) an Uncertificated Share, in each case, which at the Effective Time were converted into the right to receive the Merger Consideration pursuant to Section 3.1 (other than those holders who have properly completed and submitted, and have not revoked, a Form of Election pursuant to Section 3.3), (A) a letter of transmittal (which, in the case of Certificates, shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company or the Surviving Entity, as applicable, may reasonable agree) and (B) instructions for use in effecting the surrender of the Certificates or Uncertificated Shares in exchange for that number of whole shares of Surviving Entity Common Stock and/or Cash Consideration that the holder thereof has the right to receive pursuant to this Article III, as well as any dividends or distributions to be paid pursuant to Section 3.4(h). Upon (1) surrender of Certificates for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such Form of Election or letter of transmittal, duly completed and validly executed in accordance with the instructions thereto or (2) receipt of an "agent's message" by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificates or Uncertificated Shares shall be entitled to receive in exchange therefor (i) that whole number of shares of Surviving Entity Common Stock (in book-entry shares, unless the holder of such Certificate expressly requests in writing that such shares be delivered in certificated form) that such holder has the right to receive pursuant to this Article III, (ii) Cash Consideration that such holder has the right to receive pursuant to this Article III, and (iii) any dividends or distributions that such holder has the right to receive pursuant to Section 3.4(h), and any Certificates so surrendered shall forthwith be cancelled. If any portion of the Merger Consideration is to be registered or paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to the registration of such shares or such payment, as applicable, that (I) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (II) the Person requesting such registration or payment shall pay to the Paying Agent any transfer or other Taxes required as a result of such registration or payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of Parent that such Tax has been paid or is not payable. Until surrendered as contemplated by this Section 3.4(b), each Certificate or Uncertificated Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender that whole number of shares of Surviving Entity Common Stock and/or Cash Consideration that such holder has the right to receive pursuant to this Article III, and any cash in respect of dividends or distributions as contemplated by this Section 3.4(b). No interest shall be paid or will accrue on any consideration payable to holders of Certificates or Uncertificated Shares pursuant to the provisions of this Article III.

          (c)    No Further Ownership Rights in Company Common Stock.    All Merger Consideration issued and paid upon the surrender for exchange of Certificates or Uncertificated Shares in accordance with the terms of this Article III shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates or Uncertificated Shares. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the shares of Company Common Stock (excluding, for the avoidance of doubt, the Surviving Entity Common Stock) which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Entity or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Article III.

          (d)    Termination of Exchange Fund.    Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock 12 months after the Effective Time shall be delivered to the Surviving Entity, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article III shall thereafter look only to the Surviving Entity for their claim for issuance of shares of Surviving Entity Common Stock and/or payment of Cash Consideration and any unpaid dividends and distributions on the Surviving Entity Common Stock delivered in respect of each former share of Company Common Stock such stockholders hold as determined pursuant to this Agreement, in each case, without interest thereon.

          (e)    No Liability.    None of Parent, the Surviving Entity, Merger Sub, the Company or the Paying Agent or any of their respective directors, officers, employees and agents shall be liable to any Person in respect of Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Uncertificated Share shall not have been surrendered prior to two years after the Effective Time, or immediately prior to such earlier date on which any cash would otherwise escheat to or become the property of any Governmental Entity, any such cash shall, to the extent permitted by applicable Law, become the property of the Surviving Entity, free and clear of all claims or interests of any Person previously entitled thereto.

          (f)    Investment of Exchange Fund.    The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent; provided that no such investment or loss thereon shall affect the amounts payable to stockholders of the Surviving Entity or former stockholders of the Company after the Effective Time pursuant to this Article III. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable pursuant to this Article III shall promptly be paid to Parent.

          (g)    Lost, Stolen or Destroyed Certificates.    In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue and pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such portion of the Merger Consideration (less any applicable withholding Taxes as provided herein) as may be required pursuant to Section 3.1(a); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance and payment of such portion of the Merger Consideration, require the owner of such lost, stolen or destroyed Certificates to deliver an agreement of indemnification in form reasonably satisfactory to Parent against any claim that may be made against Parent, the Surviving Entity or the Paying Agent in respect of the Certificates alleged to have been lost, stolen or destroyed.

          (h)    Dividends.    No dividends or other distributions declared with respect to Surviving Entity Common Stock shall be paid to the holder of any unsurrendered Certificate or Uncertificated Share until the holder thereof shall surrender such Certificate or Uncertificated Share in accordance with this Article III. After the surrender of Certificate or Uncertificated Shares in accordance with this Article III, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the Stock Consideration which the shares of Company Common Stock represented by such Certificate or Uncertificated Share have been converted into the right to receive.

        Section 3.5    Dissenting Shares.     Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Company Common Stock who properly exercise appraisal rights with respect thereto in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration pursuant to this Article III, and holders of such Dissenting Shares will be entitled only to receive payment of the appraised value of such shares of Company Common Stock in accordance with the provisions of such Section 262 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Company Common Stock will thereupon be treated as if they had been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration as provided in Section 3.1(a) without any interest thereon. The Company shall give Parent (i) prompt notice of any demands received by the Company for appraisals of shares of Company Common Stock and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (i) as set forth in the written disclosure letter (which letter shall in each case specifically identify by reference to sections of this Agreement any exceptions to each of the representations, warranties and covenants contained in this Agreement; provided, however, that any information set forth in one section of such disclosure letter shall be deemed to apply to each other section or subsection thereof or hereof to which its relevance is readily apparent on its face from a reading of such disclosure and the section or subsection of this Agreement to which the disclosure relates) delivered by the Company to Parent and Merger Sub in connection with the execution and delivery of this Agreement (the "Company Disclosure Letter"); provided, however, that no such disclosure shall be deemed to qualify Section 4.8 of the Company Disclosure Letter (except to the extent set forth on Section 4.8 of the Company Disclosure Letter, including by cross-reference to another section of the Company Disclosure Letter) or (ii) as disclosed in the Company SEC Reports filed with or furnished to the Securities and Exchange Commission (the "SEC") by the Company and publicly available in the two years prior to the date hereof (other than any "forward-looking statements" disclaimer or any other general statements regarding risks or uncertainties that are predictive or forward-looking in nature) provided that nothing disclosed in any such Company SEC Report shall in any case qualify or apply to the representations and warranties set forth in the Fundamental Representations and

Section 4.2(a) and Section 4.2(b), the Company represents and warrants to Parent and Merger Sub as follows:

        Section 4.1    Organization, Standing and Corporate Power.

          (a)   The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature or conduct of its business or the ownership, leasing or operation of its properties requires it to be so qualified, licensed or in good standing, except for such jurisdictions where the failure to be so qualified, licensed or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (b)   The Company has furnished or made available to Parent true and complete copies of (i) the Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof (the "Company Certificate of Incorporation") and (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof (together with the Company Certificate of Incorporation, "Company Organizational Documents"). The Company Organizational Documents are in full force and effect and have not been amended or otherwise modified. The Company is not in violation of any provision of the Company Organizational Documents.

        Section 4.2    Capitalization.

          (a)   The authorized capital stock of the Company consists of (i) 200,000,000 shares of common stock, par value $1.00 per share, of the Company ("Company Common Stock") and (ii) 25,000,000 shares of preferred stock, par value $0.01 per share, of the Company ("Company Preferred Stock"), 200,000 shares of which Company Preferred Stock have been designated Series B Junior Participating Preferred Stock and reserved for issuance in accordance with the Tax Benefits Preservation Plan pursuant to which the Company has issued rights to purchase Series B Junior Participating Preferred Stock. At the close of business on June 19, 2017, (1) 41,934,751 shares of Company Common Stock were issued and outstanding, (2) 2,868,852 shares of Company Common Stock were held by the Company in its treasury, (3) no shares of Company Preferred Stock were issued and outstanding, (4) 2,324,172 shares of Company Common Stock were reserved for issuance pursuant to outstanding awards and rights under the Company Benefit Plans, including (A) 1,770,483 shares of Company Common Stock subject to outstanding options to purchase shares of Company Common Stock (with a weighted average exercise price of $19.73); (B) no shares of Company Common Stock subject to outstanding stock appreciation rights in respect of shares of Company Common Stock; (C) 387,376 shares of Company Common Stock subject to outstanding time-vesting restricted stock units in respect of shares of Company Common Stock; (D) 166,313 shares of Company Common Stock subject to outstanding market-leveraged stock units in respect of shares of Company Common Stock (assuming achievement of all applicable performance goals at target levels, it being understood that an additional 83,158 shares of Company Common Stock could become subject to such awards upon maximum performance); and (E) no shares of Company Common Stock subject to outstanding Company restricted stock awards.

          (b)   Except as set forth in Section 4.2(a) and for issuances since June 20, 2017 resulting solely from the exercise of options, or vesting of stock appreciation rights, time-vesting restricted stock units, market-leveraged stock units, performance stock units and restricted stock awards in respect of shares of Company Common Stock outstanding on such date and in accordance with their existing terms, no shares of capital stock or other equity interests or voting securities of the Company are issued, reserved for issuance or outstanding. Except as set forth in Section 4.2(a) or in Section 4.2(b) of the Company Disclosure Letter, there are no options, warrants, convertible, exchangeable or exercisable securities, subscriptions, stock appreciation rights, phantom stock rights or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company (i) relating to any issued or unissued capital stock or other equity interest or voting securities of the Company, (ii) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of, or options, warrants, convertible, exchangeable or exercisable securities, subscriptions or other equity interests or voting securities in the Company or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock of the Company (each of (i), (ii) and (iii), collectively, the "Company Stock Rights"). All outstanding shares of Company Common Stock are, and all shares of Company Common Stock that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any capital stock or equity interest or voting securities of the Company (including any shares of Company Common Stock) or any Company Stock Rights or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person, other than pursuant to the Company Benefit Plans.

          (c)   Section 4.2(c)(i) of the Company Disclosure Letter sets forth, as of the close of business on April 12, 2017, an accurate and complete list of each outstanding Company option, stock appreciation right, restricted stock unit award, restricted stock award, market-based stock unit award and performance stock unit award (together, the "Awards") and, with respect to each such Award, (i) the date of grant, (ii) the number of shares of Company Common Stock subject thereto, including, as applicable, the number of shares of Company Common Stock that could vest upon maximum achievement of any applicable performance metrics, and (iii) the exercise or purchase price thereof, if applicable. There are no (i) voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of Company Common Stock or other securities of the Company; and (ii) obligations or binding commitments of any character restricting the transfer of any share of Company Common Stock or other securities of the Company to which the Company is a party or by which it is bound. Other than the Tax Benefits Preservation Plan, the Company does not have a stockholders' rights plan in effect.

          (d)   The Company does not directly or indirectly own any interest or investment (whether equity or debt) in any Person (other than the Subsidiaries of the Company and the Joint Ventures) or have any right or obligation to subscribe for or otherwise acquire any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity.

        Section 4.3    Authority.

          (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Related Agreements, to perform its obligations hereunder and thereunder and, subject to the receipt of the Company Stockholder Approval, to consummate the Merger and the other transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the Related Agreements and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Related Agreements or to consummate the Merger or the other transactions contemplated hereby or thereby (other than the filing of the Certificate of Merger and any other documents as required by the DGCL), subject to the receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other Parties, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

          (b)   The Company Board, at a meeting duly called and held, duly and unanimously adopted resolutions, which as of the date hereof have not been modified or withdrawn, (i) approving this Agreement, the Related Agreements, the Merger and the other transactions contemplated hereby and thereby, (ii) determining that this Agreement and the Related Agreements are advisable and that the terms of this Agreement, the Related Agreements, the Merger and the other transactions contemplated hereby and thereby are fair to and in the best interests of the Company and its stockholders, (iii) directing that this Agreement, the Merger and the other transactions contemplated by this Agreement be submitted to a vote of the Company's stockholders and (iv) recommending that the Company's stockholders vote in favor of the adoption of this Agreement and the approval of the Merger and the other transactions contemplated by this Agreement.

          (c)   The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval") is the only vote of holders of securities of the Company necessary to adopt this Agreement.

        Section 4.4    No Conflict.     The execution and delivery of this Agreement and the Related Agreements by the Company do not, and the performance of this Agreement and the Related Agreements by the Company and the consummation of the Merger and the other transactions contemplated hereby and thereby will not,

          (a)   assuming the Company Stockholder Approval is obtained, conflict with or violate the Company Organizational Documents, or

          (b)   assuming the receipt of the Consents contemplated by Section 4.5, conflict with or violate any Law or Order or any rule or regulation of any securities exchange on which shares of Company Common Stock are listed for trading, in each case applicable to the Company or by which any property or asset of the Company is bound or affected, or (c) result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in the triggering of any payment or other obligation or any right of consent, or result in the creation of a Lien on any property or asset of the Company pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected (including any Material Contract and any Company Permit), except, in the case of clauses (b) and (c)  above, for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.5    Required Filings and Consents.     The execution and delivery by the Company of this Agreement and the Related Agreements does not, and the consummation of the Merger and the other transactions contemplated hereby and thereby by the Company and the performance by the Company of this Agreement and the Related Agreements will not, require any consent, approval, order, authorization or permit of, or declaration, registration, filing with, or notification to (collectively, "Consents"), any Governmental Entity, except for (a) applicable requirements, if any, of (i) the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act"), including the filing with the SEC of the Proxy Statement/Prospectus (as defined herein), (ii) state securities or "blue sky" Laws, (iii) the DGCL to file the Certificate of Merger or other appropriate documentation and (iv) the NYSE and (b) such Consents, the failure of which to obtain, would not individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.6    Subsidiaries.

          (a)   A complete and accurate list of the name and jurisdiction of organization of each Subsidiary of the Company, together with (i) the type and percentage of interest held, directly or indirectly, by the Company or each Subsidiary of the Company, in each such Subsidiary, (ii) the names of and the type of and percentage of interest held by any Person other than the Company or a Subsidiary of the Company in each such Subsidiary and (iii) the classification for United States federal income tax purposes of each such Subsidiary as of the date hereof, is set forth in Section 4.6(a) of the Company Disclosure Letter.

          (b)   Each of the Company's Subsidiaries and, to the knowledge of the Company, each Joint Venture is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its respective organization except where the failure to be so organized, existing or in good standing would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. Each of the Company's Subsidiaries and, to the knowledge of the Company, each Joint Venture has the requisite corporate or other applicable power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the Company's Subsidiaries and, to the knowledge of the Company, each Joint Venture is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (c)   All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company and, to the knowledge of the Company, each Joint Venture (i) have been duly authorized and validly issued and are fully paid, nonassessable and, except as set forth in the articles of incorporation, by-laws, shareholders agreement, limited liability company agreement or other similar organizational or governing document of any Joint Venture ("Joint Venture Organizational Documents") are free of preemptive rights and (ii) except as set forth in Section 4.6(a) of the Company Disclosure Letter, are owned, directly or indirectly, by the Company (and with respect to each Joint Venture, to the extent of the Company's interest therein), free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent the operation by the Surviving Entity of such Subsidiary's or Joint Venture's business in substantially the same manner as such businesses are presently conducted. There are no options, warrants, convertible, exchangeable or exercisable securities, subscriptions, stock appreciation rights, phantom stock rights or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by any Subsidiary of the Company or, to the knowledge of the Company and except as set forth in any Joint Venture Organizational Document, any Joint Venture (i) relating to any issued or unissued capital stock or other equity interest or voting securities of any Subsidiary of the Company, (ii) obligating any Subsidiary of the Company or Joint Venture to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of, or options, warrants, convertible, exchangeable or exercisable securities, subscriptions or other equity interests or voting securities in any Subsidiary of the Company or Joint Venture, as applicable or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock of any Subsidiary of the Company or any Joint Venture.

          (d)   The Company has made available to Parent copies of the articles of incorporation, by-laws, shareholders agreement, limited liability company agreement or similar organizational or governing document of each Subsidiary of the Company and each Joint Venture.

        Section 4.7    SEC Filings; Financial Statements.

          (a)   The Company has filed all forms, reports, statements and documents required to be filed by it with the SEC since January 1, 2014 (the "Company SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder, and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the rules and regulations promulgated thereunder, each as in effect on the date so filed, except to the extent updated, amended, restated or corrected by a subsequent Company SEC Report filed prior to the date of the Agreement. None of the Company SEC Reports (excluding any financial statements or schedules included or incorporated by reference therein) contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent updated, amended, restated or corrected by a subsequent Company SEC Report.

          (b)   Except to the extent updated, amended, restated or corrected by a subsequent Company SEC Report filed prior to the date of this Agreement, all of the financial statements included in the Company SEC Reports, in each case, including any related notes thereto, as filed with the SEC (those filed with the SEC are collectively referred to as the "Company Financial Statements"), comply as to form in all material respects with applicable accounting requirements and the published rules of the SEC with respect thereto and have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as may be permitted by Regulation S-X or Regulation S-K promulgated by the SEC, as applicable, and subject, in the case of the unaudited statements, to the absence of notes and to normal, recurring year-end audit adjustments which were not material). The consolidated balance sheets (including the related notes) included in such Company Financial Statements (if applicable, as updated, amended, restated or corrected by a subsequent Company SEC Report filed prior to the date of this Agreement) fairly present, in all material respects, the consolidated financial position of the Company at the respective dates thereof, and the consolidated statements of operations, stockholders' equity and cash flows (in each case, including the related notes) included in such Company Financial Statements (if applicable, as updated, amended, restated or corrected in a subsequent Company SEC Report) fairly present, in all material respects, the consolidated statements of operations, stockholders' equity and cash flows of the Company for the periods indicated, subject, in the case of the unaudited statements, to the absence of notes and to normal, recurring year-end audit adjustments which were not material.

          (c)   With respect to the Company SEC Reports, each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) have made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC or the NYSE, and the statements contained in any such certifications are complete and correct. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act.

          (d)   The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is reasonably designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes.

          (e)   Based solely on the Company's management's most recently completed evaluation of Company's internal control over financial reporting, the Company's auditors (to the knowledge of the Company) and the Company Board have not been advised of and the Company has not identified any "significant deficiencies" or "material weaknesses" (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company's internal controls and procedures which would reasonably be expected to adversely affect the Company's ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated.

          (f)    The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of Company's filings with the SEC and other public disclosure documents.

          (g)   To the knowledge of the Company as of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Company SEC Reports and none of the Company SEC Reports is the subject of ongoing SEC review.

          (h)   Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any "off balance sheet arrangement" (as defined in Item 303(a) of Regulation S-K under the Exchange Act). Neither the Company nor any of its Subsidiaries is a party to any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's or such Subsidiary's audited financial statements or other Company SEC Reports.

          (i)    Since January 1, 2014 through the date hereof, none of the Company, its Subsidiaries, the Company Board or the audit committee of the Company Board has received any notification of any fraud or alleged fraud, whether or not material that resulted in an internal investigation or that otherwise involved management or other employees of the Company or its Subsidiaries who have a significant role in financial reporting or the internal controls over financial reporting of the Company or its Subsidiaries or any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its Subsidiaries, or their respective internal accounting controls.

        Section 4.8    Absence of Certain Changes or Events.     Since December 31, 2016 through the date hereof and except as set forth on Section 4.8 of the Company Disclosure Letter, (a) there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent's consent, would constitute a breach of clause (i), (ii), (iii), (iv), (v), (viii), (x), (xi), (xiii), (xiv), (xvi), (xvii) or (xviii)  of Section 6.1(b), (b) there has not been any Company Material Adverse Effect or any event, fact, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate, would reasonably be expected to result in a Company Material Adverse Effect, and (c) there has not been any material change in any method of accounting or accounting practice or material change in any tax method or election by the Company or any of its Subsidiaries.

        Section 4.9    Compliance with Laws and Orders.     The Company and each of its Subsidiaries are, and since January 1, 2015 have been, in compliance with all Laws, Orders and Data Security Requirements applicable to the Company or any of its Subsidiaries or by which any property, business or asset of the Company or any of its Subsidiaries is bound or affected and, to the knowledge of the Company, is not, and since January 1, 2015 has not been, under investigation with respect to, and has not been threatened to be charged with, or given notice of, any violation or breach of any such Laws, Orders or Data Security Requirements, except for failures to comply with or violation of such Laws, Orders or Data Security Requirements as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.10    Taxes.     Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries and each affiliated, consolidated, combined, unitary or similar group that includes the Company or any of its Subsidiaries have timely filed (giving effect to all applicable extensions) all Tax Returns required to be filed by any of them, and all such Tax Returns are true, correct and complete in accordance with applicable Law; (ii) the Company and each of its Subsidiaries have paid (or withheld and paid over to the appropriate Governmental Entity), or have reserved for the payment of in accordance with GAAP on the consolidated financial statements of the Company and its Subsidiaries filed in or furnished with the Company SEC Reports, all Taxes required to be paid (or withheld and paid over), whether or not reflected on any Tax Return; (iii) no deficiencies for Taxes have been asserted, assessed, or proposed in writing against the Company or any of its Subsidiaries that have not been paid or reserved for in accordance with GAAP on the consolidated financial statements of the Company and its Subsidiaries filed in or furnished with the Company SEC Reports; (iv) except as set forth on Section 4.10(iv) of the Company Disclosure Letter, no audit or other examination of any Tax Return of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified in writing of any request for such an audit or other examination; (v) there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than statutory liens for Taxes that are not yet due and payable; (vi) neither the Company nor any of its Subsidiaries (A) is or, during the past seven years, has been a member of an affiliated group (other than a group the common parent of which is the Company) filing a consolidated federal income Tax Return; (B) has any liability for Taxes of any Person arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign Law; (C) is a party to or bound by or has any obligation under any Tax sharing or similar agreement or arrangement with any third parties; (D) has engaged in any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2); or (E) has been a "controlled corporation" or a "distributing corporation" in any distribution occurring during the three-year period ending on the date hereof that was purported or intended to be governed by Section 355 of the Code; and (vii) no written claim has been received by the Company or any of its Subsidiaries from a Governmental Entity in a jurisdiction where such entity does not file Tax Returns that it is or may be subject to taxation by such jurisdiction. It is agreed and understood that the only representations and warranties made in this Agreement by the Company with respect to Tax matters are those set forth in this Section 4.10, Section 4.6(a)(iii) and Section 4.15.

        Section 4.11    Company Permits.     The Company and its Subsidiaries have, and are in compliance with the terms of, all permits, licenses, authorizations, consents, approvals and franchises from Governmental Entities required to conduct their businesses as currently conducted ("Company Permits"), and no suspension or cancellation of any such Company Permits is pending or, to the knowledge of the Company, threatened, except for such failure to have, noncompliance, suspension or cancellation that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. All applications required to have been filed for the renewal of Company Permits have been filed on a timely basis with the appropriate Governmental Entity, expect where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and all other filings required to have been made with respect to such Company Permits have been duly made on a timely basis with the appropriate Governmental Entity, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.12    Litigation; Orders.     Other than as set forth on Section 4.12 of the Company Disclosure Letter, since January 1, 2014 through the date hereof:

          (a)   there has been no claim, suit, action or information, administrative, arbitration or other proceeding by or before any Governmental Entity ("Litigation") pending or, to the knowledge of the Company, threatened against or affecting the Company, its Subsidiaries or, to the knowledge of the Company, the Joint Ventures which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

          (b)   there has been no Order of any Governmental Entity or arbitrator outstanding against the Company, any of its Subsidiaries or, to the knowledge of the Company, any Joint Venture that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and

          (c)   there have been no Litigation proceedings threatened, made or brought by the Company, its Subsidiaries or, to the knowledge of the Company, the Joint Ventures before any Governmental Entity or arbitrator that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.13    Material Contracts.

          (a)   For purposes of this Agreement, a "Material Contract" shall mean any Contract, other than the Related Agreements, by which the Company or any of its Subsidiaries is a party or is bound as of the date hereof which (i) is required to be disclosed in the Company SEC Reports pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC, (ii) restricts the ability of the Company or any of its Subsidiaries to pay dividends or make distributions, (iii) (A) restricts in any material respect the Company's or any of its Subsidiaries' ability to engage in any business or compete with other entities in any geographic area in favor of any Person other than the Company or any of its Subsidiaries, (B) contains any covenant granting "most favored nation" or similar status to any Person that, following consummation of the Merger, would restrict actions in any material respect taken by Parent, the Surviving Entity or their respective Subsidiaries or Affiliates or (C) following the consummation of the Merger, would obligate Parent, the Surviving Entity or their respective Subsidiaries or Affiliates to conduct business on an exclusive or preferential basis with any Person, (iv) obligates the Company or any of its Subsidiaries to make non-contingent, aggregate annual expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $200,000 (but specifically excluding any leases of real property), which Contract is not cancelable within ninety (90) days without material penalty to the Company or any of its Subsidiaries, (v) contains (A) an option, right of first offer, right of first refusal or otherwise requires the Company or its Subsidiaries to dispose of or acquire any individual asset (or assets) with a value in excess of $100,000 or (B) any takedown or profit participation agreements (vi) requires material commission payments or royalty payments (including with respect to mineral and water rights) other than brokerage fees in the ordinary course of business consistent with past practice, (vii) contains put, call or similar rights pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell equity interests of any Person or assets that have a fair market value or purchase price in excess of $200,000, (viii) contains a license or other right granted by or to the Company or any of its Subsidiaries with respect to any Intellectual Property that is material to the conduct of their business (excluding license of commercially available, non-customized software granted to the Company or any of its Subsidiaries and used for internal purposes only), (ix) constitutes a joint venture, partnership, limited liability company agreement or other similar Contract between the Company or any of its

  Subsidiaries, on the one hand, and any third party, on the other hand, (x) is an indenture, credit agreement, loan agreement, security agreement, guarantee, bond or any other Contract related to Indebtedness for borrowed money of the Company or any of its Subsidiaries, in each case having an outstanding principal amount in excess of $250,000, individually, other than any such Contract between or among the Company and any of its Subsidiaries, (xi) constitutes a loan to any Person by the Company or its Subsidiaries (other than to a wholly-owned Subsidiary of the Company) other than in the ordinary course of business consistent with past practice, (xii) is a Contract between the Company or any of its Subsidiaries with any labor union, works council, or labor-related organization (a "Collective Bargaining Agreement"), (xiii) is a Contract that is a settlement, conciliation or similar agreement with any Governmental Entity or pursuant to which the Company or a Subsidiary will have any material outstanding obligation after the date of this Agreement, (xiv) constitutes a regulatory agreement or similar Contract that requires that any portion of any Owned Real Property be leased or sold to any Persons set forth in such agreement or on specified terms and conditions, (xv) is a Contract that is for the employment or engagement of any Person on a full-time or part-time basis, including directors, employees, and independent contractors at annual compensation in excess of $100,000 (other than offer letters for at-will employment that can be terminated by the Company at any time with no liability), (xvi) obligates the Company or any of its Subsidiaries to indemnify any past or present directors, officers, trustees, employees and agents of the Company or any of its Subsidiaries or, except in the ordinary course of business, any other Person, (xvii) contains a standstill or similar provision pursuant to which the Company or any of its Subsidiaries has agreed not to acquire assets or securities of the other Person or any of its Affiliates, (xviii) is a Material Real Property Lease or (xix) relates to (A) the acquisition, directly or indirectly, of assets or capital stock or other securities (by merger, capital contribution or otherwise) of any Person or (B) the disposition, directly or indirectly, of assets of the Company or its Subsidiaries, in each case with a total consideration in excess of $250,000 since January 1, 2014.

          (b)   Each Material Contract is valid and binding on the Company (and/or each such Subsidiary of the Company party thereto) and is in full force and effect, and neither the Company nor any of its Subsidiaries party thereto, nor, to the knowledge of the Company, any other party thereto, is in breach of, or default under, any such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the knowledge of the Company, any other party thereto, except for such failures to be in full force and effect and such breaches and defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, neither the Company nor any of its Subsidiaries has received written notice of any violation or default under any Material Contract, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, neither the Company nor any of its Subsidiaries has received written notice of termination of any Material Contract except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.14    Properties.

          (a)

              (i)  Section 4.14(a)(i) of the Company Disclosure Letter sets forth a complete list, as of May 31, 2017, of the real property owned, directly or indirectly, by the Company or any of its Subsidiaries (or any entity in which the Company or its Subsidiary, directly or indirectly, owns an equity interest) which summary sets forth (A) a list of each residential and mixed-use project, along with the name of the Subsidiary that owns each such project, (B) a list of properties currently in the entitlement process, along with the name of the Subsidiary that owns each such property, and (C) a list of non-core multifamily projects and sites, along with the name of the Subsidiary that owns each such project. Except for the Owned Real Property and the JV Owned Real Property set forth on Section 4.14(a)(i) of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any Subsidiary nor, to the knowledge of the Company, any Joint Venture, owns, directly or indirectly, any other real property (or direct or indirect interest therein). The Company or one of its Subsidiaries, as applicable, has good, valid and marketable fee simple title to all real property owned by the Company or any of its Subsidiaries as of the date hereof (but specifically excluding any water or riparian rights and reservations owned by the Company and/or any of its Subsidiaries, the "Owned Real Property") and, to the knowledge of the Company, the Joint Ventures have good, valid and marketable fee simple title to all real property owned by the Joint Ventures as of the date hereof (but specifically excluding any water or riparian rights and reservations owned by the Joint Ventures, the "JV Owned Real Property"), which Owned Real Property and, to the knowledge of the Company, JV Owned Real Property is free and clear of all Liens other than Permitted Liens; provided that, "Liens" shall not be deemed to include any pledges, claims, liens, charges, encumbrances or security interests which encumber, are secured by or relate to (x) any entity in which the Company or its Subsidiaries holds an equity interest which entity is not consolidated with the Company's financial statements in accordance with GAAP, or (y) any such entity's assets. Neither the Company, any of its Subsidiaries, the Owned Real Property nor, to the knowledge of the Company, any Joint Venture of JV Owned Real Property, is a party to, the subject of or obligated under any option, right of first refusal or other contractual right to sell, dispose of or lease any of the Owned Real Property or JV Owned Real Property or any portion thereof or direct or indirect interest therein to any Person (other than pursuant to this Agreement) other than in the ordinary course of business. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any Joint Venture is a party to any agreement or option to purchase any real property or interest therein other than in the ordinary course of business.

             (ii)  Section 4.14(a)(ii) of the Company Disclosure Letter sets forth a list of each real property which, as of the date of this Agreement, is under contract for purchase or for sale by the Company or any of its Subsidiaries, or, to the knowledge of the Company, any Joint Venture.

            (iii)  Except as set forth on Section 4.14(a)(iii) of the Company Disclosure Letter, and except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any Joint Venture, has subleased, licensed or otherwise granted any person the right to use or occupy any Owned Real Property or JV Owned Real Property or any portion thereof ("Tenant Leases"). To the knowledge of the Company, neither the Company nor any of its Subsidiaries nor Joint Venture is in breach or default under any Tenant Lease.

            (iv)  The Company and/or the applicable Subsidiaries of the Company have made available to Parent and Merger Sub, copies of all of the most recent policies of owner's title insurance insuring the Owned Real Property or JV Owned Real Property (individually each, a "Company Title Insurance Policy"), which, in each case, the Company and its Subsidiaries have in their possession, and to the knowledge of the Company each such Company Title Insurance Policy is valid and in full force and effect with respect to the Person to which the policy was issued. Since January 1, 2014, no written claim has been made against any Company Title Insurance Policy insuring any Owned Real Property, nor, to the knowledge of the Company, insuring any JV Owned Real Property, which, individually or in the aggregate, would be material to any Owned Real Property or JV Owned Real Property.

             (v)  As of the date hereof, except for assessments by municipal utility or other similar districts in regard to all or substantially all property within district boundaries, neither the Company nor any of its Subsidiaries have received written notice of any pending or proposed special assessments affecting the Owned Real Property, JV Owned Real Property, or any portion thereof. As of the date hereof, except for assessments by municipal utility or other similar districts in regard to all or substantially all property within district boundaries, no assessments for public improvements have been made against any Owned Real Property, or, to the knowledge of the Company, any JV Owned Real Property which, individually or in the aggregate, would be material to any Owned Real Property or JV Owned Real Property.

          (b)   Section 4.14(b) of the Company Disclosure Letter sets forth a list, as of the date hereof, of all Material Real Property Leases to which the Company or any of its Subsidiaries is a named tenant or licensee (or a successor or assignee thereof) or otherwise has the right to occupy real property, along with the address (other than with respect to groundwater leases) of all such real property leased pursuant to the Material Real Property Leases and the Subsidiary which is a party to such Material Real Property Leases. The Company has made available to Parent materially true, correct and complete copies of such Material Real Property Leases on or prior to the date hereof. To the knowledge of the Company, the Company and each of its Subsidiaries has complied in all material respects with the terms of the real property leases, ground leases, subleases or real property licenses to which the Company or any of its Subsidiaries is a named tenant, subtenant or licensee (or successor or assignee thereof) (the "Real Property Leases" and such real property, the "Leased Real Property"). As of the date hereof, neither the Company nor any of its Subsidiaries has received a written notice of any material default under any Real Property Lease, and all such Real Property Leases are in full force and effect, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law) and except for such noncompliance or failure to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Section 4.14(b) of the Company Disclosure Letter, and except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any person the right to use or occupy any Leased Real Property or any portion thereof.

          (c)   Section 4.14(c) of the Company Disclosure Letter sets forth a list of all Material Management Agreements and Material Construction Agreements. The Company has made available to Parent materially true, correct and complete copies of such Material Management Agreements and Material Construction Agreements on or prior to the date hereof. As of the date hereof, neither the Company nor any of its Subsidiaries has received a written notice of any material default under any Material Management Agreement or Material Construction Agreement, and all such agreements are in full force and effect, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law) and except for such defaults or failure to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. None of the Company or any of its Subsidiaries is a party to any agreement pursuant to which the Company or any of its Subsidiaries manages or manages the development of any real property for any third party.

          (d)   As of the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any Joint Venture has received written notice of any existing or pending appropriation, condemnation, eminent domain or like proceedings or similar actions that affect any Owned Real Property, Leased Real Property or JV Owned Real Property, (ii) to the knowledge of the Company, no condemnation, eminent domain or like proceeding or similar action is currently threatened in writing and (iii) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any Joint Venture has received any written notice of the intention of any Governmental Entity or other Person to take or use any Owned Real Property or Leased Real Property.

          (e)   Except as set forth on Section 4.14(e) of the Company Disclosure Letter, no certificate, variance, permit or license from any Governmental Entity having jurisdiction over any of the Owned Real Properties or, to the knowledge of the Company, the JV Owned Real Properties or any agreement, easement or other right that is necessary to permit the current use by the Company of the Owned Real Properties or, to the knowledge of the Company, the JV Owned Real Properties has failed to be obtained or is not in full force and effect, except for such failures to be in full force and effect that, individually, or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Section 4.15(e) of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any Joint Venture, has received written notice of any existing zoning or land use violations with respect to any Owned Real Property, Leased Real Property or JV Owned Real Property; (ii) there are no pending actions initiated by or on behalf of the Company, any Subsidiary of the Company or, to the knowledge of the Company, any Joint Venture to change or redefine the zoning classification or land use approvals of all or any portion of any Owned Real Property, Leased Real Property or JV Owned Real Property, except for actions which may be initiated in the ordinary course of business and pursuant to a plan of development or redevelopment prepared by the Company and/or its Subsidiaries or a Joint Venture, a true and correct copy of which has been provided to Parent; and (iii) to the knowledge of Company, each Owned Real Property, Leased Real Property and JV Owned Real Property has adequate access available to operate as it is currently being operated.

          (f)    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect on the Company and except as set forth on Section 4.14(f) of the Company Disclosure Letter, and except for work performed at or materials furnished to Owned Real Property, Leased Real Property or JV Owned Real Property in the ordinary course of business within 120 days (or such longer period to the extent that the applicable underlying agreement for services and/or materials allows a payment period in excess of 120 days) prior to the date hereof, all material work performed or materials furnished to the Owned Real Property, Leased Real Property and, to the knowledge of the Company, JV Owned Real Property prior to the date hereof has (i) been paid for in full, (ii) will be paid in the ordinary course of business or (iii) is being contested in good faith by appropriate proceedings and with adequate reserves established for payment in accordance with GAAP.

          (g)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each of its Subsidiaries has good and valid title to all their respective personal property and assets (but excluding the Owned Real Property and Leased Real Property), except for Permitted Liens and such personal property is in reasonably good working order and condition, except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. All such personal property and assets, are free and clear of all conditions, encroachments, easements, rights of way, restrictions and Liens, except for (A) Permitted Liens and (B) such other conditions, encroachments, easements, rights of way, restrictions and Liens that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (h)   To the knowledge of the Company, there are no material geotechnical or soil conditions adversely affecting any portion of the Owned Real Property or JV Owned Real Property which would preclude development thereof or render development thereof in accordance with the current business plan of the Company uneconomic such that the Company's management would be reasonably likely to determine not to proceed with such development. To the knowledge of the Company, no portion of the Owned Real Property or JV Owned Real Property includes any archeological sites, paleontological sites, historical sites, artifacts or burial grounds of historical or cultural significance that would preclude development thereof or render development thereof in accordance with the current business plan of the Company uneconomic such that the Company's management would be reasonably likely to determine not to proceed with such development.

        Section 4.15    Employee Benefit Plans.

          (a)   Each compensation or benefit plan, program, policy, agreement, Contract, practice or other arrangement, whether or not an "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including bonus, cash- or equity-based incentive, deferred compensation, stock purchase, health, medical, dental, disability, accident, life insurance, severance, change of control, retention, employment, separation, retirement, pension, savings, or other material benefit or compensation plan, program, policy, agreement, Contract, practice or arrangement maintained, sponsored or contributed to or required to be contributed by the Company or any Subsidiary of the Company, or otherwise with respect to which the Company or any Subsidiary of the Company has or could reasonably be expected to have any material Liability (the "Company Benefit Plans") and each related funding arrangement has been established, funded, maintained and administered in material compliance with its terms and with applicable Law, and nothing has occurred with respect to such Company Benefit Plans that would result in a payment or assessment by or against the Company or any Subsidiary of the Company of any Taxes, Liabilities or penalties (civil or otherwise) that would result in a material Liability. Any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has timely received a favorable determination, advisory or opinion letter from the Internal Revenue Service, and to the knowledge of the Company there are no circumstances that could reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan. With respect to each Company Benefit Plan, the Company has provided Parent complete and correct copies, to the extent applicable, of (i) the plan and trust documents (with all amendments thereto) and the most recent summary plan description (and any summaries of material modifications), (ii) the most recent annual report (Form 5500 series), (iii) the most recent financial statements and actuarial reports and (iv) the most recent Internal Revenue Service determination, opinion or advisory letter.

          (b)   None of the Company Benefit Plans is, and none of the Company, any Subsidiary of the Company, or any Person that together with the Company or any Subsidiary of the Company, would be treated as a single employer under Section 414 of the Code, during the preceding six years, has sponsored, maintained, participated in, contributed to or had any obligation to contribute to, or has any Liability under or with respect to, any defined benefit plan (as defined in Section 3(35) of ERISA) or a plan that is or was subject to Section 412 of the Code or Title IV of ERISA, a "multiple employer welfare arrangement" (as defined in Section 3(40) of ERISA), a "multiple employer plan" (as defined in Section 413(c) of the Code) or a "multiemployer plan" (within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA).

          (c)   As of the date hereof, there are no material pending or, to the knowledge of the Company, threatened claims, proceedings, audits, investigations, suits or actions by or on behalf of any Company Benefit Plan, by any employee or beneficiary covered under any Company Benefit Plan or otherwise involving any Company Benefit Plan (other than routine claims for benefits). All required contributions, payments, reimbursements, accruals and premiums for all periods ending prior to or as of the date hereof have been made or properly accrued, except as would not result in a material Liability to the Company or any Subsidiary of the Company. Except as set forth on Section 4.15(c) of the Company Disclosure Letter, no Company Benefit Plan provides and neither the Company nor any Subsidiary of the Company has any Liability in respect of post-employment or retiree health, medical or life insurance or other welfare benefits to any Person, except as required to comply with Section 4980B of the Code or any similar state Law.

          (d)   Except as set forth on Section 4.15(d) of the Company Disclosure Letter, or as provided in Section 3.1(f), neither the execution and delivery of this Agreement or the Related Agreements, nor the consummation of the transactions contemplated by this Agreement or the Related Agreements, will, either alone or in conjunction with any other event (whether contingent or otherwise), (i) result in or cause the vesting, exercisability, acceleration of payment, funding or delivery of, or forfeiture of or increase in the amount or value of, any payment, right or other benefit or compensation otherwise due to any current or former employee, officer, director or other natural person service provider of the Company or its Subsidiaries; (ii) entitle any current or former employee, officer, director or other natural person service provider of the Company or its Subsidiaries to severance pay, unemployment compensation or any other similar termination payment; or (iii) trigger any other material obligation under, or result in the breach or violation of, any Company Benefit Plan.

          (e)   Except as set forth on Section 4.15(e) of the Company Disclosure Letter, (i) no payment or benefit that could be made by the Company or its Subsidiaries will be characterized as a parachute payment within the meaning of Section 280G of the Code by reason of the Merger (either alone or in conjunction with any other event) or the other transactions contemplated by this Agreement or the Related Agreements, and (ii) neither the Company nor any of its Subsidiaries has any obligation to gross-up or indemnify any individual with respect to any Tax under Section 4999 of the Code.

          (f)    (i) Each Company Benefit Plan has been maintained, in form and operation, in all material respects in material compliance with Section 409A of the Code, and (ii) neither the Company nor any of its Subsidiaries has any obligation to gross-up or indemnify any individual with respect to any Tax under Section 409A of the Code.

        Section 4.16    No Undisclosed Liabilities.     The Company does not have any Liabilities that would be required to be disclosed on a balance sheet (or the footnotes thereto) prepared in accordance with GAAP except for (i) Liabilities that are reflected, or for which reserves were established, on the audited consolidated balance sheet of the Company as of December 31, 2016, (ii) Liabilities incurred in the ordinary course of business and consistent with past practice since December 31, 2016, (iii) Liabilities incurred in connection with this Agreement, the Related Agreements and the transactions contemplated by this Agreement and the Related Agreements and (iv) Liabilities that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.17    Environmental Matters.     Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) neither the Company, any Subsidiary of the Company nor, to the knowledge of the Company, any Joint Venture has received any written notice, demand, complaint, or other written communication alleging that the Company, any Subsidiary of the Company or any Joint Venture is in violation of or subject to Liability under any applicable Environmental Law; (ii) no suit, claim, action, legal or administrative proceeding or request for information is pending or threatened in writing by any Governmental Entity or Person against the Company, any Subsidiary of the Company or, to the knowledge of the Company, any Joint Venture under any applicable Environmental Laws; (iii) the Company, each Subsidiary of the Company and, to the knowledge of the Company, each Joint Venture are, and since January 1, 2014 have been, in compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with all Company Permits required under Environmental Laws for the conduct of their respective businesses or the occupation of their respective properties or facilities; (iv) neither the Company, any Subsidiary of the Company nor, to the knowledge of the Company, any Joint Venture is a party to any order, judgment, decree or other judicial or administrative demand that imposes any obligations under any Environmental Law on the Company, any Subsidiary of the Company or any Joint Venture; (v) there has been no disposal, release or threatened release of any Hazardous Materials by the Company, any Subsidiary of the Company or, to the knowledge of the Company, any Joint Venture, or on, in, or under, or migrating from, any Owned Real Property, Leased Real Property, JV Owned Real Property or to the knowledge of the Company, formerly owned or leased real property, in each case that requires investigation, remediation, removal, mitigation, abatement, monitoring or maintenance by, or that could result in a material liability of, the Company, any Subsidiary of the Company or any Joint Venture; (vi) to the knowledge of the Company, neither the Company, any Subsidiary of the Company nor any Joint Venture has entered into any agreement in connection with the sale of any property or business pursuant to which it has assumed, retained or provided an indemnity with respect to, any Liabilities arising under Environmental Law of any other Person, excluding such assumptions or indemnities that have expired or terminated; and (vii) the Company has made available all environmental reports or other information in its possession materially bearing upon environmental matters related to the Company, any Subsidiary of the Company, any Owned Real Property or Leased Real Property and, to the extent in the possession of the Company or its Subsidiaries, any JV Owned Real Property, provided, that this representation only requires that the Company provide sufficient documentation in its possession to accurately characterize the information relating to such environmental matters. It is agreed and understood that the only representations and warranties made in this Agreement by the Company with respect to Environmental Laws and environmental matters are those set forth in Section 4.5, Section 4.7, Section 4.8, Section 4.16, and this Section 4.17.

        Section 4.18    Intellectual Property.

          (a)   Section 4.18(a) of the Company Disclosure Letter sets forth all (i) issued patents and pending patent applications, (ii) trademark and service mark registrations and applications, (iii) copyright registrations and applications, and (iv) internet domain name registrations, in each case that are owned by or registered to the Company or any of its Subsidiaries as of the date hereof. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries own or are licensed or otherwise possess valid rights to use, free and clear of all Liens other than Permitted Liens, all Intellectual Property necessary to conduct the business of the Company and its Subsidiaries as it is currently conducted.

          (b)   The conduct of the business of the Company and its Subsidiaries as it is currently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third party except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are no pending or, to the knowledge of the Company, threatened claims with respect to any of the Intellectual Property rights owned by the Company or any of its Subsidiaries, and since January 1, 2014, neither the Company nor any of its Subsidiaries have received any written notice, charge, complaint, claim or other alleging any infringement, misappropriation, or other violation by the Company or any of its Subsidiaries of the Intellectual Property of any Person, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, no third party is currently infringing or misappropriating Intellectual Property owned by the Company or any of its Subsidiaries and since January 1, 2014, neither the Company nor any of its Subsidiaries has provided any written notice to any Person claiming that such third

  Person is infringing, misappropriating or otherwise violating, any such Intellectual Property, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries are taking all actions that are necessary to maintain and protect each item of Intellectual Property that they own.

          (c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2014, there has not been any (i) to the knowledge of the Company, breach of the security of, or other unauthorized access to, any computer systems of the Company or any of its Subsidiaries (including any personal or sensitive information contained there) or (ii) failure of any such computer systems.

        Section 4.19    Labor and Employment Matters.

          (a)   Except as set forth in Section 4.19(a) of the Company Disclosure Letter, as of the date hereof, (i) neither the Company nor any of its Subsidiaries is a party to, or bound by, any Collective Bargaining Agreement, (ii) no union, works council, labor-related organization or group of employees represents or has filed a petition to represent any employees of the Company or its Subsidiaries, and (iii) there are not, to the knowledge of the Company, any union organizing activities concerning any employees of the Company or any of its Subsidiaries, other than any such activities that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are no and, since January 1, 2014, there have been no, labor strikes, slowdowns, work stoppages, lockouts, material grievances, material arbitrations, unfair labor practice charges or any other material labor-related disputes against or affecting the Company or any of its Subsidiaries and, to the knowledge of the Company, none are threatened against the Company or any of its Subsidiaries, other than any such matters that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (b)   The Company and its Subsidiaries are, and since January 1, 2014 have been, in compliance with all applicable Laws respecting labor, employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the verification of I-9s for all employees and the proper confirmation of employee visas), employment discrimination, disability rights or benefits, equal opportunity (including compliance with any affirmative action plan obligations), plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws), workers' compensation, labor relations, employee leave issues, and unemployment insurance; except for failures to comply with or violation of such Laws as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.20    Insurance.     Except for failures to maintain insurance or self-insurance that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2014 the Company and each of its Subsidiaries has been continuously insured with reputable insurers or has self-insured, in each case in such amounts and with respect to such risks and losses as the Company reasonably believes are adequate for the business and operations of the Company and its Subsidiaries (taking into account the cost and availability of such insurance).

        Section 4.21    Disclosure Documents.

          (a)   The Proxy Statement/Prospectus will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

          (b)   The Proxy Statement/Prospectus, at the time of mailing thereof and at the time of Company Stockholders Meeting, will not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (c)   The representations and warranties contained in this Section 4.21 do not apply to statements or omissions in the Proxy Statement/Prospectus based upon information furnished or caused to be furnished to the Company in writing by Parent or Merger Sub specifically for inclusion therein.

        Section 4.22    Existing Indebtedness.

          (a)   There are no material agreements, documents or other instruments evidencing or securing Indebtedness of the Company, any of its Subsidiaries or, to the knowledge of the Company, any Joint Venture, including outstanding commitments under any lines of credit, to which the Company, any of its Subsidiaries or, to the knowledge of the Company, any Joint Venture is a party or by which the Company, any of its Subsidiaries, to the knowledge of the Company, any Joint Venture or any of their respective properties or assets is bound, including loans secured by Liens encumbering the Owned Real Property or JV Owned Real Property as of the date hereof (the "Existing Indebtedness") other than as set forth on Section 4.22(a) of the Company Disclosure Letter (the "Existing Loan Documents"). Except as set forth on Section 4.22(a) of the Company Disclosure Letter, the Company has made available to Parent true, correct and complete copies in all material respects of all Existing Loan Documents together with all material amendments and other material modifications thereto.

          (b)   Section 4.22(b) of the Company Disclosure Letter indicates whether an Existing Loan Document is in respect of Owned Real Property, JV Owned Real Property or Leased Real Property and lists the outstanding principal balance due, maturity date, interest rate, outstanding principal and accrued interest balances in respect of each loan comprising the Existing Indebtedness as of the date indicated thereon. As of the date hereof, there is no material Indebtedness of the Company, its Subsidiaries or, to the knowledge of the Company, the Joint Ventures other than as set forth on Section 4.22(b) of the Company Disclosure Letter. Except as set forth on Section 4.22(b) of the Company Disclosure Letter, as of the date hereof, there are no escrows, reserves or deposits or letters of credits held or established in connection with the Existing Indebtedness. The Existing Indebtedness is not secured by any Lien encumbering any real property other than the Owned Real Property, JV Owned Real Property and Leased Real Property set forth on Section 4.22(b) of the Company Disclosure Letter (the "Encumbered Properties").

          (c)   The Existing Loan Documents are in full force and effect with respect to the Company, its applicable Subsidiaries and, to the knowledge of the Company, the Joint Ventures, as applicable, and, to the knowledge of the Company, with respect to the other parties thereto, except for such failures to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any Joint Venture is in default in any material respect, nor has it received written notice that it is in default in any material respect, under the Existing Loan Documents that remains uncured, and, to the knowledge of the Company, no other party is in breach or violation of, or default under, any Existing Loan Document, except for such defaults, violations or breaches that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company, each of its Subsidiaries and, to the knowledge of the Company, each Joint Venture, as to the applicable Encumbered Property, is current in all payments of principal and interest due under each Existing Loan Document applicable to it through the most recent scheduled payment date, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. No event has occurred which would result in a breach or violation of, or a default under, any Existing Loan Document by the Company, any of its Subsidiaries or, to the knowledge of the Company, any Joint Venture, or to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both), except for such breaches, violations or that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

        Section 4.23    Takeover Statutes.     Assuming the accuracy of Parent's and Merger Sub's representations and warranties in Section 5.8, the Company has taken all action necessary to exempt the Merger, this Agreement, the Related Agreements and the transactions contemplated hereby and thereby from Section 203 of the DGCL, and, accordingly, neither such section nor any other antitakeover or similar statute or regulation applies to any such transactions. Assuming the accuracy of Parent's and Merger Sub's representations and warranties in Section 5.8, no other "control share acquisition," "fair price," "moratorium" or other antitakeover Laws enacted under U.S. state or federal Laws apply to this Agreement, the Related Agreements or the transactions contemplated hereby or thereby.

        Section 4.24    Brokers.     No broker, investment banker, financial advisor or other Person, other than JMP Securities LLC, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement or the Related Agreements based upon arrangements made by or on behalf of the Company. The Company has made available to Parent true and complete copies of all Contracts between the Company and JMP Securities LLC related to the Merger or the other transactions contemplated by this Agreement and the Related Agreements.

        Section 4.25    Fairness Opinion.     JMP Securities LLC has delivered to the Company Board its opinion to the effect that, as of the date of such opinion and based on the assumptions, qualifications and limitations contained therein, the consideration to be paid or delivered to the holders (other than Parent and its Affiliates) of Company Common Stock in the Merger is fair, from a financial point of view, to such holders. The Company will make available to Parent a correct and complete copy of the form of such opinion solely for informational purposes after receipt thereof by the Company.

        Section 4.26    Affiliate Transactions.     Since January 1, 2014, there has been no transaction, or series of similar transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of similar transactions, agreements, arrangements or understandings to which the Company or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.

        Section 4.27    Tax Benefits Preservation Plan.     The Company has delivered or made available to Parent a correct and complete copy of the Tax Benefits Preservation Plan (the "Tax Benefits Preservation Plan"), dated as of January 5, 2017, entered into between the Company and Computershare Trust Company, N.A., as rights agent, including all exhibits thereto. The Company has taken all necessary action so that neither the execution and delivery of this Agreement nor the Related Agreements, nor the consummation of the Merger and the other transactions contemplated hereby and thereby, will (a) cause the Rights (as defined in the Tax Benefits Preservation Plan) to become exercisable, (b) cause any Person to become an Acquiring Person (as defined in the Tax Benefits Preservation Plan) or (c) give rise to a Distribution Date or a Stock Acquisition Date (as defined in the Tax Benefits Preservation Plan).

        Section 4.28    Terra Firma Merger Agreement and Termination Fee.     Simultaneously with the execution and delivery of this Agreement by the Company, the Company is terminating the Terra Firma Merger Agreement and paying to Terra Firma Parent, in accordance with the requirements of the Terra Firma Merger Agreement, the Company Termination Fee (as defined in the Terra Firma Merger Agreement) in cash. The Company and its Subsidiaries have no further obligations or liabilities under the Terra Firma Merger Agreement.

        Section 4.29    No Other Representations and Warranties.     Except for the representations and warranties made by the Company in this Article IV, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, assets, operations, liabilities, condition (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by Company in this Article IV, neither the Company nor any other Person makes or has made any representation or warranty to Parent, Merger Sub or any of their Representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of its Subsidiaries or their respective businesses or operations or (ii) any oral or written information furnished or made available to Parent, Merger Sub or any of their Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the Related Agreements or the consummation of the Merger and the other transactions contemplated hereby and thereby, including the accuracy, completeness or currency thereof, and neither the Company nor any other Person will have any liability to Parent, Merger Sub or any other Person in respect of such information, including any subsequent use of such information, except in the case of fraud. Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that neither Parent, Merger Sub nor any other Person has made or is making any representations or warranties whatsoever, express or implied, beyond those expressly made by Parent and Merger Sub in Article V, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent furnished or made available to the Company or any of its Representatives.

ARTICLE V

REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

        Each of Parent and Merger Sub represents and warrants to the Company as follows:

        Section 5.1    Organization and Good Standing.     Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Parent is the legal and beneficial owner of all of the outstanding shares of capital stock of Merger Sub. Merger Sub was formed at the direction of Parent solely for the purposes of effecting the Merger and the other transactions contemplated hereby.

        Section 5.2    Authority.     Each of Parent and Merger Sub has all necessary corporate or similar power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and the Related Agreements and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the Related Agreements and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub, and adopted by Parent as the sole stockholder of Merger Sub, and no other corporate or similar proceedings on the part of each of Parent or Merger Sub, respectively, are necessary to authorize this Agreement or the Related Agreements or to consummate the Merger or the other transactions contemplated hereby or thereby (other than the filing and recordation of the Certificate of Merger and any other documents required by the DGCL). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the other Parties, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

        Section 5.3    No Conflict.     The execution and delivery of this Agreement by each of Parent and Merger Sub and the Related Agreements by Parent do not, and the performance of this Agreement by each of Parent and Merger Sub and the Related Agreements by Parent and the consummation of the Merger and the other transactions contemplated hereby and thereby will not (a) conflict with or violate the organizational documents of Parent or Merger Sub, (b) assuming receipt of the Consents contemplated by Section 5.4, conflict with or violate any Law or Order, or (c) result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in the triggering of any payment or other obligation or any right of consent, or result in the creation of a Lien on any property or asset of Parent or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any property or asset of any of them is bound or affected except, in the case of clauses (b) and (c) above, for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.4    Required Filings and Consents.     The execution and delivery by each of Parent and Merger Sub of this Agreement and by Parent of the Related Agreements do not, and the consummation of the Merger and the other transactions contemplated hereby and thereby by each of Parent and Merger Sub and the performance by each of Parent and Merger Sub of this Agreement and by Parent of the Related Agreements will not, require any Consent, except for (i) applicable requirements, if any, of (A) the Securities Act or the Exchange Act, (B) state securities or "blue sky" Laws, and (C) the DGCL to file the Certificate of Merger or other appropriate documentation and (ii) such Consents, the failure of which to obtain, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.5    Litigation; Orders.     As of the date hereof:

          (a)   there is no Litigation pending or, to the knowledge of Parent, threatened against or affecting Parent, Merger Sub or any Subsidiary of Parent or Merger Sub or any of their respective assets which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect; and

          (b)   there is no Order of any Governmental Entity or arbitrator outstanding against Parent, Merger Sub or any of their respective Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.6    Sufficient Funds.     Parent has, and will have at the Closing, sufficient cash, marketable securities and other sources of immediately available funds necessary to pay the Cash Component to be paid in respect of the shares of Company Common Stock, and to pay any other amounts incurred or otherwise payable by Parent or Merger Sub in connection with the Merger and the other transactions contemplated by this Agreement, and there is no restriction on the use of such cash for such purposes. Parent acknowledges and agrees that its obligations hereunder are not subject to any conditions regarding Parent's, Merger Sub's or any other Person's ability to obtain financing for the consummation of the Merger and the other transactions contemplated by this Agreement.

        Section 5.7    Merger Sub's Operations.     Merger Sub was formed solely for the purpose of engaging in the Merger and the other transactions contemplated hereby and has not owned any assets, engaged in any business activities or conducted any operations, and will not at any time prior to the Effective Time own any assets, engage in any business activities or conduct any operations, in each case, other than in connection with the Merger and the other transactions contemplated hereby.

        Section 5.8    Section 203 Matters.     Neither Parent nor Merger Sub is, nor at any time during the last three years has it been, an "interested stockholder" as defined in Section 203 of the DGCL (other than as contemplated by this Agreement).

        Section 5.9    Solvency.     Assuming the accuracy of the representations and warranties of the Company in Article IV that relate to the subject matter of clauses (i) - (iii) of this Section 5.9 (including Section 4.7), after giving effect to the Merger and the other transactions contemplated by this Agreement, the payment of all amounts required to be paid in connection with the consummation of the transactions contemplated in this Agreement (including payment of all amounts payable under Article II and Article III in connection with or as a result of the Merger) and the payment of all related fees and expenses, Parent and its consolidated Subsidiaries (including the Surviving Entity and its Subsidiaries) will be Solvent as of the Closing Date immediately after the consummation of the transactions contemplated hereby. For the purposes of this Agreement, the term "Solvent" when used with respect to any Person, shall mean that, as of any date of determination, (i) the amount of the "fair saleable value" of the assets of such Person will, as of such date, exceed (A) the sum of the value of all "liabilities of such Person, including contingent and other liabilities" as of such date, and the capital of such Person as computed in accordance with applicable Law as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (iii) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, "not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged" and "able to pay its liabilities, including contingent and other liabilities, as they mature" mean that such Person will be able to generate enough cash from operations, asset dispositions or refinancings, or a combination thereof, to meet its obligations as they become due. Parent is not entering into the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries.

        Section 5.10    Disclosure Documents.     The information with respect to Parent or any of its Subsidiaries that Parent or Merger Sub furnishes, or causes to be furnished, to the Company in writing specifically for inclusion in the Proxy Statement/Prospectus will not, at the time of the mailing thereof or at the time the Company Stockholders Meeting is to be held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        Section 5.11    Compliance with Laws and Orders.     Parent and each of its Subsidiaries are in compliance in all respects with all Laws and Orders applicable to Parent or any of its Subsidiaries or by which any property, business or asset of Parent or any of its Subsidiaries is bound or affected and has not been given written notice of any violation of any such Laws or Orders, except for failures to comply with or violation of such Laws or Orders as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.12    Brokers.     No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of Parent for which the Surviving Entity or any of its Subsidiaries will have any liability.

        Section 5.13    Reserved.

        Section 5.14    No Other Representations and Warranties.     Except for the representations and warranties made by Parent and Merger Sub in this Article V, neither Parent, Merger Sub nor any other Person makes any express or implied representation or warranty with respect to Parent, Merger Sub or any of their respective Subsidiaries or their respective businesses, assets, operations, liabilities, condition (financial or otherwise) or prospects, and each of Parent and Merger Sub hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by Parent and Merger Sub in this Article V, neither Parent, Merger Sub nor any other Person makes or has made any representation or warranty to the Company or any of its Representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Parent, any of its Subsidiaries or their respective businesses or operations or (ii) any oral or written information furnished or made available to the Company or any of its Representatives in the course of its due diligence investigation of Parent, the negotiation of this Agreement or the Related Agreements or the consummation of the Merger and the other transactions contemplated hereby and thereby, including the accuracy, completeness or currency thereof, and neither Parent, Merger Sub nor any other Person will have any liability to the Company or any other Person in respect of such information, including any subsequent use of such information, except in the case of fraud. Notwithstanding anything contained in this Agreement to the contrary, each of Parent and Merger Sub acknowledges and agrees that neither the Company nor any other Person has made or is making any representations or warranties whatsoever, express or implied, beyond those expressly made by the Company in Article IV, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent or Merger Sub or any of their respective Representatives.

ARTICLE VI

COVENANTS

        Section 6.1    Conduct of Business Pending the Merger.

          (a)   From the date hereof until the earlier of (i) the Effective Time and (ii) the date of any termination of this Agreement pursuant to Section 8.1, except as otherwise consented to by Parent in writing (such consent not to be unreasonably withheld, conditioned or delayed), and except as otherwise contemplated, required or permitted by this Agreement, (A) the Company shall conduct business only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (B) the Company shall use its commercially reasonable efforts to keep available the services of its current officers and employees and preserve, in all material respects, the current relationships of the Company with customers, suppliers, licensors, licensees, distributors and other Persons with which the Company has business dealings.

          (b)   Without limiting the generality of the foregoing, except as set forth in Section 6.1(b) of the Company Disclosure Letter or as otherwise contemplated, required or permitted by this Agreement, applicable Law or the terms of any Company Benefit Plan or as consented to by Parent in writing (such consent not to be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier of (i) the Effective Time and (ii) the date of any termination of this Agreement pursuant to Section 8.1, the Company shall not do any of the following and shall not permit its Subsidiaries to do any of the following:

              (i)  amend, or propose to adopt any amendments to, the Company's or its Subsidiaries' respective certificate of incorporation or bylaws or comparable organizational documents;

             (ii)  authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, convertible, exchangeable or exercisable securities, rights of any kind to purchase or otherwise) any securities in respect of, in lieu of or in substitution for shares of its capital stock, voting securities or any other equity interests or Company Stock Rights or other interests or securities in Subsidiaries that would be Company Stock Rights if they were interests or securities in the Company;

            (iii)  acquire or redeem, directly or indirectly, or amend any securities in respect of, in lieu of or in substitution for shares of its capital stock, except to the extent that such acquisition or redemption is required pursuant to the terms of any Company Benefit Plan (as then in effect) or any agreement subject to any such Company Benefit Plan (as then in effect);

            (iv)  other than dividends or distributions made by any direct or indirect wholly-owned Subsidiary of the Company to the Company or one of its Subsidiaries, set any record or payment dates for the payment of any dividends or distributions on capital stock or other equity interests, split, combine or reclassify any shares of capital stock or other equity interests of the Company or its Subsidiaries, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any such shares of capital stock or other equity interests, or make any other distribution in respect of such shares of capital stock or other equity interests;

             (v)  propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

            (vi)  (A) except as reasonably necessary or appropriate in order to comply with municipal platting, planning, construction and development codes or requirements in the ordinary course of business (but in no event for an amount that exceeds $100,000) incur Indebtedness for borrowed money or issue any debt securities except for loans or advances to or from Subsidiaries, or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, in each case, other than the incurrence of Indebtedness under, and in accordance with, the Existing Loan Documents secured solely by Owned Real Property, Leased Real Property or JV Owned Real Property in the ordinary course of business consistent with past practice (provided that, in the event that any borrowing will exceed $500,000 under any Existing Loan Document, the Company shall give Parent reasonable advance notice prior to the incurrence of any such Indebtedness), (B) make any loans or advances to any Person, make any material change in its existing borrowing or lending arrangements for or on behalf of any Person or enter into any "keep well" or similar agreement to maintain the financial condition of another entity, (C) acquire, or make any capital contributions to or investments in any other Person (other than direct or indirect wholly-owned Subsidiaries of the Company), by purchase or other acquisition of stock or other equity interests (other than in a fiduciary capacity in the ordinary course of business consistent with past practice), whether by merger, consolidation, asset purchase or other business combination, or by formation of any joint venture or other business organization or by contributions to capital; (D) mortgage or pledge any of its or its Subsidiaries assets, tangible or intangible, or create or suffer to exist any material Lien (other than Permitted Liens) thereupon; or (E) prepay any Indebtedness for borrowed money or issue or amend the terms of any debt securities of the Company or any of its Subsidiaries;

           (vii)  (A) enter into, adopt, amend, modify or terminate any employment, bonus, profit sharing, compensation, severance, termination, option, appreciation right, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, severance or other Company Benefit Plan or employee benefit arrangement, agreement, trust, plan, fund, Contract or other arrangement for the compensation, benefit, or welfare of any current or former employee, director or consultant of the Company or any of its Subsidiaries, (B) otherwise take any action to cause to accelerate the payment, funding, right to payment or vesting of any compensation or benefits (except as required pursuant to this Agreement) or grant any increases to the compensation, severance or benefits of any current or former employee, director or consultant of the Company or any of its Subsidiaries or pay any bonus or special remuneration (whether in cash, equity or otherwise) to any current or former employee, consultant, independent contractor or director; (C) hire or terminate (without cause) any employee or service provider of the Company or its Subsidiaries with an aggregate annual compensation opportunity of $100,000 or more; or (D) appoint any Person to a position of executive officer or director of the Company or its Subsidiaries;

          (viii)  except as may be specifically required under a Company Benefit Plan, grant, confer, award, or modify the terms of any options, convertible securities, restricted stock, phantom shares, equity-based compensation or other rights to acquire, or denominated in, any of the Company's or any of its Subsidiaries' capital stock or other voting securities or equity interests (except as may be required by the terms of any unexercisable options or other equity awards outstanding on the date of this Agreement);

            (ix)  other than transactions required pursuant to existing Contracts as in effect on the date hereof and disclosed in the Company Disclosure Letter, (A) acquire, lease (as lessee) or license (as licensee) any property or assets; or (B) other than the sale of lots owned by the Company as of the date hereof in the ordinary course of business consistent with past practice, sell, lease (as lessor), license (as licensor) or dispose of any property or assets (including, for the avoidance of doubt, any Owned Real Property), in each case of clause (A) or clause (B), with an individual value greater than $100,000;

             (x)  except as may be required as a result of a change in applicable Laws or in GAAP, make any change in any of the accounting principles or practices used by it or fail to maintain all financial books and records in all material respects in accordance with GAAP;

            (xi)  (A) make, change or revoke any Tax election that would be reasonably expected to adversely affect in any material respect the Tax liability of the Company or any of its Subsidiaries, (B) change any material Tax accounting method, (C) settle or compromise any material U.S. federal, state, local or non-U.S. Tax liability, (D) consent to any extension or waiver of any limitation period with respect to any claim or assessment for material Taxes, (E) file any amended material Tax Return with respect to any Tax, or (F) surrender any right to a refund of material Taxes;

           (xii)  (A) enter into, renew, extend or terminate (other than the termination or expiration of a Material Contract as in effect as of the date hereof pursuant to its terms) any Material Contract (or any Contract that would have been a Material Contract if it had been in effect on the date hereof, but specifically excluding any Material Real Property Leases), except in the ordinary course of business consistent with past practice with respect to (1) any such Material Contract described solely in clause (iv) of the definition of "Material Contract" or (2) subject to clauses (ix) and (xxi) of this Section 6.1(b), any sale agreement; or (B) make any material amendment or change to any such Material Contract (including any waiver, release, compromise or assignment of material rights or claims thereunder, but specifically excluding any Material Real Property Leases), except in the ordinary course of business consistent with past practice with respect to any amendment or change that would not itself alone result in such Contract being a Material Contract (other than pursuant to clause (iv) of the definition of "Material Contract") and which amendment or change does not involve payments to or from the Company or any of its Subsidiaries of more than $200,000 during any twelve-month period;

          (xiii)  except as required by applicable Law, recognize or certify any labor union, labor organization, works council, or group of employees of the Company or its Subsidiaries as the bargaining representative for any employees of the Company or its Subsidiaries;

          (xiv)  except for the Litigation referred to in Section 6.6, settle or compromise any pending or threatened Litigation or pay, discharge or satisfy or agree to pay, discharge or satisfy any claim, liability or obligation, absolute or accrued, asserted or unasserted, contingent or otherwise, other than the settlement, compromise, payment, discharge or satisfaction of Litigation, claims and other liabilities that (A) are reflected or reserved against in full in the Company Financial Statements, (B) are covered by insurance policies or (C) otherwise do not involve the payment of money in excess of $150,000 in the aggregate, in each case where the settlement, compromise, discharge or satisfaction of which does not include any obligation to be performed by the Company or its Subsidiaries following the Effective Time;

            (xv)  enter into any Contract or arrangement between the Company or any of its Subsidiaries, on the one hand, and any Affiliates of Company (other than its Subsidiaries), on the other hand;

          (xvi)  fail to use reasonable best efforts to maintain in full force and effect the existing insurance policies or to replace such insurance policies with reasonably comparable insurance policies, to the extent available on commercially reasonable terms, covering the Company, its Subsidiaries and their respective properties, assets and businesses;

         (xvii)  form any new joint ventures or materially modify the terms of any existing joint ventures with third parties;

        (xviii)  amend or modify the compensation terms or any other obligations of Company contained in the engagement letter with JMP Securities LLC in a manner adverse to Company or any of its Subsidiaries or the Surviving Entity or engage other financial advisers in connection with the transactions contemplated by this Agreement or the Related Agreements;

          (xix)  other than in the ordinary course of business consistent with past practice, initiate or consent to (A) any material zoning reclassification of any Owned Real Property or Leased Real Property or (B) any material change to any approved site plan, special use permit, planned unit development approval or other land use entitlement affecting any Owned Real Property or Leased Real Property;

            (xx)  other than in the ordinary course of business consistent with past practice, enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any material rights or claims under, any Material Real Property Lease (or any lease for real property that, if existing as of the date of this Agreement, would be a Material Real Property Lease) or enter into any other lease of real property with a term in excess of one year;

          (xxi)  other than in the ordinary course of business consistent with past practice, sell, license, mortgage, pledge, assign, transfer, dispose of, abandon, or encumber, or effect a deed in lieu of foreclosure with respect to, any Owned Real Property or other property or assets (except for Permitted Liens), in each case, with an individual value greater than $100,000 (or, in the case of Intellectual Property, that is material to the Company);

         (xxii)  enter into any new line of business;

        (xxiii)  (A) purchase any "non-core" asset or right (e.g., mineral rights, surface rights, multifamily or other developed residential or commercial property, real property held primarily for the purpose of resource extraction, groundwater leases or timberland assets) or any other asset or right not purchased in furtherance of the Company and its Subsidiaries' core community development business or (B) invest or spend or commit to invest or spend any amounts with respect to such "non-core" assets other than as may reasonably be required in the ordinary course of business consistent with past practice or to preserve the value of such assets or to prepare them for sale;

         (xxiv)  make, authorize, enter into any commitment for, or make a capital contribution to any Joint Venture for, any new capital expenditure (such new capital expenditures being referred to hereinafter as the "Capital Expenditures"), other than Capital Expenditures in the ordinary course of business consistent with past practice for continuation of development of existing phases of Owned Real Property and JV Owned Real Property currently under construction and in an amount not to exceed, in each case, 110% of the aggregate budgeted amount as reflected in the applicable property level budget of the Company, copies of which are attached as Section 6.1(b)(xxiv) of the Company Disclosure Letter; or

          (xxv)  enter into a Contract to do any of the foregoing or make any formal or informal arrangement or understanding, whether or not binding, with respect to any of the foregoing.

        Section 6.2    Access to Information; Confidentiality.

          (a)   Subject to the confidentiality agreement between Parent and the Company, dated June 8, 2017 (the "Confidentiality Agreement") and applicable Law, the Company shall afford to Parent and its officers, employees, accountants, counsel, financial advisors, partners, investors and other Representatives, reasonable access at reasonable times on reasonable notice during the period between the date hereof and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 8.1 to all of its properties, books, contracts, commitments, personnel and records (provided, that such access shall not unreasonably interfere with the business or operations of the Company) and, during such period, the Company shall furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws, and (b) all other information concerning its business, properties, litigation matters and personnel as Parent may reasonably request; provided, that nothing in this Section 6.2 shall require the Company to provide any access, or to disclose any information, if permitting such access or disclosing such information would (x) violate applicable Law, (y) violate any of its obligations with respect to confidentiality (provided, that the Company shall, upon the request of Parent, use its reasonable best efforts to obtain the required consent of any third party to such access or disclosure), or (z) result in the loss of attorney-client privilege (provided, that the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege); and provided further, that Parent shall have no right and the Company shall not be obligated to provide any access for purposes of conducting any investigations relating to environmental matters that would unreasonably intrude upon, in or under, or unreasonably interfere with, any operations or properties of the Company or its Subsidiaries. No review pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement. All information provided pursuant to this Section 6.2 shall be subject to the terms of the Confidentiality Agreement.

          (b)   Each of Parent and Merger Sub agrees that it will not, and will cause its Representatives not to, prior to the Effective Time, use any information obtained pursuant to this Section 6.2 for any competitive or other purpose unrelated to the consummation of the Merger. Prior to the Closing, each of Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact or otherwise communicate with the employees (other than senior executives), customers, suppliers, distributors, engineers, land planners, contractors and subcontractors, landlords, lessors, banks or other lenders of the Company and its Subsidiaries, or, except as required pursuant to Section 6.4, any Governmental Entity, regarding the business of the Company, this Agreement or the Merger without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

        Section 6.3    Notification of Certain Matters.     From and after the date hereof and until the earlier to occur of the Closing or the termination of this Agreement in accordance with Section 8.1, Parent shall give prompt notice to the Company and the Company shall give prompt notice to Parent, as the case may be, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to cause (a) (i) any representation or warranty of such Party contained in this Agreement that is qualified as to "materiality", "Company Material Adverse Effect" or "Parent Material Adverse Effect" to be untrue or inaccurate in any respect or (ii) any other representation or warranty of such Party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date hereof until the Closing or (b) any material failure of Parent and Merger Sub or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. In addition, from and after the date hereof and until the earlier to occur of the Closing or the termination of this Agreement in accordance with Section 8.1, Parent shall give prompt notice to the Company and the Company shall give prompt notice to Parent, as the case may be, of (x) any change or event having, or which would be reasonably expected to have, a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be, or which would be reasonably expected to result in the failure of, or material delay of the satisfaction of, any of the conditions set forth in Section 7.1, Section 7.2 or Section 7.3 or (y) any written notice or other written communication from any Governmental Entity in connection with this Agreement, the Related Agreements, the Merger or the other transactions contemplated hereby or thereby, or from any Person alleging that the consent of such Person is required in connection with the Merger or the other transactions contemplated hereby. Notwithstanding the above, the delivery of any notice pursuant to this Section 6.3 will not limit or otherwise affect the representations, warranties, covenants or agreements of the Parties, the remedies available hereunder to the Party receiving such notice or the conditions to such Party's obligation to consummate the Merger. This Section 6.3 shall not constitute a covenant, agreement or obligation of the Company for purposes of Section 8.1(d)(i) or Section 7.2(b).

        Section 6.4    Approvals.

          (a)   Upon the terms and subject to the conditions of this Agreement, each of Parent, Merger Sub and the Company agrees to use its reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Related Agreements as promptly as practicable, including using its reasonable best efforts to obtain any requisite approvals, consents, authorizations, orders, exemptions or waivers by any Governmental Entity or other third party (provided that in respect of Contracts between the Company or any of its Subsidiaries with any third party, none of the Parties shall be required to make or agree to make any payment or accept any material conditions or obligations) in connection with the Merger and the other transactions contemplated by this Agreement and the Related Agreements and to fulfill the conditions to the Merger and (ii) not take any action that would materially delay or prevent consummation of the Merger and the other transactions contemplated by this Agreement and the Related Agreements.

          (b)   Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall (i) promptly notify the other of and, if in writing, furnish the other with copies of (or, in the case of oral communications, advise the other of) any substantive communications from or with any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement and the Related Agreements, (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed substantive written or oral communication with any such Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement, (iii) not participate in any substantive meeting or have any substantive communication with any such Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement and the Related Agreements unless it has given the other an opportunity to consult with it in advance and, to the extent permitted by such Governmental Entity, give the other the opportunity to attend and participate therein and (iv) furnish the other with copies of all filings and communications between it and any such Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement and the Related Agreements; provided, however, that, notwithstanding the foregoing, the rights of the Parties under this Section 6.4(b) may be exercised on their behalf by their respective outside counsel and that materials may be redacted (x) to remove reference concerning valuation, (y) as necessary to comply with contractual arrangements and (z) as necessary to address reasonable attorney-client or other privilege or confidentiality concern.

          (c)   Notwithstanding anything in this Agreement to the contrary, in no event will Parent or Merger Sub be obligated to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture, to accept any operational restriction, or take any other action that, in the reasonable judgment of Parent, could be expected to limit the right of Parent or its Subsidiaries to own or operate all or any portion of their respective businesses or assets, including those of the Company. With regard to any Governmental Entity, neither the Company nor any of its respective Affiliates shall, without Parent's written consent, in Parent's sole discretion, discuss, propose or commit to any divestiture transaction, or discuss, propose or commit to alter their businesses or commercial practices in any way, or otherwise take or commit to take any action that limits Parent's freedom of action with respect to, or Parent's ability to retain any of the businesses, product lines or assets of, the Company or otherwise receive the full benefits of this Agreement; provided that the Company and its Subsidiaries shall not be required to take any such action unless such action is conditioned upon the occurrence of the Closing.

        Section 6.5    No Solicitation.

          (a)   The Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Third Person and its Representatives concerning any Acquisition Proposal or discussion that could lead to an Acquisition Proposal, cease providing any further information with respect to the Company, its Subsidiaries or any Acquisition Proposal to any such Third Person or its Representatives, terminate access for any such Third Persons and their Representatives to any physical or electronic data room, and request that any such Third Person and its Representatives in possession of confidential information about the Company or its Subsidiaries that was furnished by or on behalf of the Company to such Persons in connection with such activities, discussions or negotiations return or destroy all such information in accordance with any confidentiality agreement or similar agreement between the Company and such Third Person. From and after the date of this Agreement, except as expressly permitted by this Section 6.5, the Company and its Subsidiaries shall not (and the Company shall direct its and their respective Representatives not to), directly or indirectly, (i) solicit, request, initiate or knowingly facilitate or encourage (including by way of furnishing or disclosing information) any proposal, offer or inquiry that constitutes, or is reasonably likely to lead to, an Acquisition Proposal, or take any other action to facilitate or initiate the making of any Acquisition Proposal, (ii) enter into, continue or otherwise participate in discussions or negotiations with, furnish or make available any information, or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, any Third Person in connection with any Acquisition Proposal or any proposal, offer or inquiry that could reasonably be expected to lead to, an Acquisition Proposal, (iii) amend or grant any waiver or release under or fail to enforce any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, unless the Company Board after considering advice from outside legal counsel to the Company that the failure to waive or release or fail to enforce such provision would reasonably be expected to be inconsistent with its fiduciary duties under applicable Laws of the State of Delaware, (iv) approve any Third Person becoming an "interested stockholder" under Section 203 of the DGCL, (v) enter into any agreement in principle, memorandum of understanding, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar Contract relating to an Acquisition Proposal (other than the confidentiality agreements permitted under Section 6.5(b)(iii)) (each, an "Acquisition Agreement") or (vi) propose publicly to do any of the foregoing. Nothing in this Section 6.5 shall prohibit the Company, its Subsidiaries and its and their respective Representatives from informing any Person of the existence of the provisions contained in this Section 6.5 or clarifying the terms and conditions thereof. It is understood that any violation of the restrictions on the Company set forth in this Section 6.5 by any Subsidiary of the Company or any of their respective Representatives shall be deemed a breach of this Section 6.5 by the Company.

          (b)   Notwithstanding Section 6.5(a), at any time prior to obtaining the Company Stockholder Approval, the Company, its Subsidiaries and its and their respective Representatives may participate in discussions or negotiations regarding, and furnish or disclose information (including non-public information) in response to, an unsolicited, bona fide written Acquisition Proposal which was made after the date of this Agreement and did not result from any breach of this Section 6.5 that is submitted to the Company, any of its Subsidiaries or its or their respective Representatives; provided that (i) the Company Board determines in good faith, based on the information then available and after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, (ii) the Company Board determines in good faith, based on the information then available and after consultation with its outside legal counsel, that failing to take such action would be inconsistent with its fiduciary duties to the Company's stockholders under applicable Law, (iii) prior to participating in discussions or negotiations with, or furnishing or disclosing any non-public information to, a Third Person with respect to such Acquisition Proposal, the Company receives from such Third Person an executed confidentiality agreement containing terms not less favorable to the Company than the terms then applicable under the Confidentiality Agreement and (iv) promptly (and in any event within 48 hours) after furnishing or making available any non-public information concerning the Company and its Subsidiaries to any such Third Person, the Company furnishes or makes available such information to Parent or its Representatives (to the extent such information has not been previously furnished or made available by the Company to Parent or its Representatives).

          (c)   The Company shall notify Parent in writing promptly (but in no event later than 24 hours) after receipt by the Company, its Subsidiaries or any of their respective Representatives of any Acquisition Proposal, any bona fide written indication that a Third Person intends to make an Acquisition Proposal or any written request for information relating to the Company and its Subsidiaries or for access to the business, books or records of the Company or any of its Subsidiaries, in each case by any Third Person that intends to make an Acquisition Proposal in connection therewith. The Company shall identify the Third Person making, and the material terms and conditions of, any such Acquisition Proposal, indication or request (including any material changes thereto). The Company shall keep Parent reasonably informed on a current basis of any material developments, discussions or negotiations regarding any such Acquisition Proposal, indication or request (including any changes thereto), and shall promptly (but in no event later than 24 hours after receipt) provide to Parent copies of all correspondence and written materials sent or provided to the Company or any of its Subsidiaries that describes any terms or conditions of any Acquisition Proposal (as well as written summaries of any material oral communications addressing such matters).

          (d)   Except as expressly permitted by this Section 6.5, the Company Board shall not (i) withhold, withdraw, modify, amend or qualify, or propose publicly or resolve to withhold, withdraw, modify, amend or qualify, in any manner adverse to Parent or Merger Sub, the Company Recommendation (a "Change in Company Recommendation") (it being understood that the Company Board may refrain from taking a position with respect to an Acquisition Proposal until the close of business of the tenth Business Day following a written request by Parent to the Company Board to affirm the Company Recommendation after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered an adverse modification), (ii) adopt, approve, authorize or recommend or otherwise declare advisable, or propose publicly to adopt, approve, authorize or recommend or otherwise declare advisable, any Acquisition Proposal, (iii) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a "stop, look and listen" communication by the Company Board (or a committee thereof) to the Company's stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) or (iv) enter into any Acquisition Agreement.

          (e)   If, prior to obtaining the Company Stockholder Approval, the Company receives an Acquisition Proposal that the Company Board concludes in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, constitutes a Superior Proposal, the Company Board may effect a Change in Company Recommendation or terminate this Agreement pursuant to Section 8.1(c)(ii) to enter into a definitive, written agreement concerning such Superior Proposal, if, and only if:

              (i)  the Company shall have provided prior written notice to Parent, at least four Business Days in advance (the "Notice Period"), of its intention to effect a Change in Company Recommendation pursuant to this Section 6.5(e) or to terminate this Agreement to enter into a definitive, written agreement concerning a Superior Proposal pursuant to Section 8.1(c)(ii), which notice shall specify the basis for such Change in Company Recommendation or termination and the identity of the party making such Superior Proposal, the material terms and conditions thereof and all material documents relating to such Acquisition Proposal; provided that in the event of any material revisions to the Acquisition Proposal that the Company Board has determined to be a Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 6.5(e) with respect to such new written notice (it being understood that the "Notice Period" in respect of such new written notice shall be two Business Days);

             (ii)  the Company Board shall have determined in good faith, after consultation with outside legal counsel, that failure to effect a Change in Company Recommendation or terminate this Agreement to enter into a Superior Proposal, as applicable, would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law and the Company shall have complied in all material respects with all of its obligations under this Section 6.5;

            (iii)  after providing the notice contemplated by Section 6.5(e)(i), the Company shall have discussed and negotiated, and shall have caused its Representatives to discuss and negotiate, with Parent and its Representatives in good faith (to the extent Parent has requested that the Company discuss and negotiate with Parent and its Representatives) during the Notice Period such adjustments in the terms and conditions of this Agreement as would permit the Company Board not to effect a Change in Company Recommendation or terminate this Agreement to enter into a Superior Proposal, as applicable; and

            (iv)  (A) the Company Board shall have considered in good faith any proposed changes to this Agreement offered in writing by Parent no later than 5:00 p.m. (Eastern Time) on the last day of the Notice Period, and, taking into account any such proposed changes, shall have determined in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, that the Superior Proposal would continue to constitute a Superior Proposal if such changes were to be given effect and the failure to take such action would continue to be inconsistent with the Company Board's fiduciary duties to the stockholders of the Company under applicable Law and (B) in the case of any termination of this Agreement in order to cause or permit the Company or any of its Subsidiaries to enter into an Acquisition Agreement concerning a Superior Proposal, the Company shall have validly terminated this Agreement in accordance with Section 8.1(c), including paying the Company Termination Fee in accordance with Section 8.2(h).

          (f)    Nothing contained in this Section 6.5 shall prohibit the Company Board, directly or indirectly through its Representatives, from (i) complying with Rule 14e-2(a) under the Exchange Act with respect to any Acquisition Proposal; provided that any such position taken or disclosed that relates to an Acquisition Proposal shall be deemed to be a Change in Company Recommendation unless the Company Board reaffirms the Company Recommendation in such statement or in connection with such Acquisition Proposal requiring compliance with Rule 14e-2(a) no later than the ten business day deadline set forth in Rule 14e-2(a) or (ii) making a "stop, look and listen" disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, an express rejection of any Acquisition Proposal or an express reaffirmation of the Company Recommendation.

          (g)   Notwithstanding anything to the contrary set forth in this Agreement, other than in connection with an Acquisition Proposal received by the Company or its Subsidiaries, the Company Board may effect a Change in Company Recommendation (and the Company shall not be required to include the Company Recommendation in the Proxy Statement/Prospectus) in response to an Intervening Event if the Company Board shall have determined in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law; provided, that, (i) the Company promptly notified Parent in writing at least four Business Days before taking such action, of its intention to do so, attaching a reasonably detailed description of the facts relating to such Change in Company Recommendation, (ii) during such four Business Day period, if requested by Parent, the Company and its Representatives shall have discussed and negotiated in good faith (to the extent that Parent has requested that the Company discuss and negotiate) with Parent and its Representatives regarding any proposal by Parent to amend the terms of this Agreement in response to such potential Change in Company Recommendation; and (iii) after such four Business Day period, the Company Board shall have determined in good faith, after considering advice from its outside legal counsel, and taking into account any proposal by Parent to amend the terms of this Agreement made during such period, that the failure to take such action would still be inconsistent with its fiduciary duties under applicable Law.

        Section 6.6    Stockholder Litigation.     The Company shall promptly advise Parent orally and in writing of any stockholder litigation against the Company or its directors and threatened stockholder litigation of which the Company has knowledge, in each case relating to this Agreement, the Related Agreements, the Merger or the transactions contemplated hereby and thereby and shall keep Parent fully informed regarding any such stockholder litigation. Without limiting the preceding sentence, the Company shall give Parent the opportunity to review and comment on all filings or responses to be made by the Company in connection with any such stockholder litigation (and the Company will in good faith take such comments into account), the opportunity to consult on any settlement, understanding or other agreement with respect to such stockholder litigation; provided, however, that without Parent's prior written consent the Company shall only be permitted to offer to make or make any payment with respect to any such stockholder litigation and to enter into any settlement, understanding or other agreement relating to any such stockholder litigation if the terms thereof, in the aggregate, are no less favorable to the Company than those described in Section 6.6 of the Company Disclosure Letter.

        Section 6.7    Indemnification; Director and Officer Insurance.

          (a)   From and after the Effective Time, the Surviving Entity shall indemnify, defend and hold harmless, and provide advancement of expenses to, the present and former directors and officers of the Company and its Subsidiaries (each such director or officer an "Indemnified Person"), in each case to the fullest extent a Delaware corporation would be permitted by Law to indemnify such individuals, including to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date hereof that increase the extent to which a corporation may indemnify its officers and directors, from and against any and all costs or expenses (including attorneys' fees, expenses and disbursements), judgments, fines, losses, claims, damages, penalties, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, regulatory or investigative, arising out of, relating to or in connection with any circumstances, developments or matters in existence, or acts or omissions occurring or alleged to occur at or prior to the Effective Time (including, throughout this Section 6.7, for acts or omissions occurring in connection with the negotiation, execution, delivery and approval of this Agreement, the performance of the Company's obligations under this Agreement and the Related Agreements and the consummation of the transactions contemplated by this Agreement and the Related Agreements or arising out of or pertaining to the Merger and the other transactions contemplated by this Agreement and the Related Agreements and any other transaction considered by the Company in lieu of the Merger and the other transactions contemplated by this Agreement and the Related Agreements) whether asserted or claimed prior to, at or after the Effective Time.

          (b)   The Surviving Entity shall, at no expense to the beneficiaries, purchase as of the Effective Time a tail endorsement to the current policies of directors' and officers' liability insurance maintained by the Company which tail endorsement shall be effective for a period from the Effective Time through and including the date six years after the Closing Date (a "Reporting Tail Endorsement") with respect to claims arising from facts or events that occurred at or prior to the Effective Time, and which Reporting Tail Endorsement shall contain coverage and amounts at least as favorable to the Indemnified Persons as the coverage currently provided by Company's current directors' and officers' liability insurance policies (in the aggregate); provided, that in no event shall the Surviving Entity be required to pay annual premiums for insurance under this Section 6.7(b) that exceed 300% of the most recent annual premiums paid by Company or any of its Subsidiaries, as applicable, prior to the date of this Agreement for such purpose, it being understood that if the annual premiums of such insurance coverage exceed such amount, the Surviving Entity shall nevertheless be obligated to provide such coverage as may be obtained for such 300% amount. Such Reporting Tail Endorsement shall be placed through such broker(s) as may be specified by Parent and as is reasonably acceptable to the Company. Notwithstanding the first and second sentences of this Section 6.7(b), the Company shall be permitted at its sole and exclusive option to purchase the Reporting Tail Endorsement (in lieu of the Surviving Entity) prior to the Effective Time, subject to the proviso of the first sentence of this Section 6.7(b).

          (c)   From and after the Effective Time, the Surviving Entity shall not, directly or indirectly, amend, modify, limit or terminate the indemnification, advancement and reimbursement of expenses and exculpation provisions of the certificate of incorporation, bylaws or other similar governing documents of the Surviving Entity or any of its Subsidiaries as in effect at the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Company or any of its Subsidiaries.

          (d)   From and after the Effective Time, the Surviving Entity shall not, directly or indirectly, amend, modify, limit or terminate the indemnification, advancement and reimbursement of expenses and exculpation provisions of the agreements listed in Section 6.7(d) of the Company Disclosure Letter between the Company or any Subsidiary of the Company and any of the Indemnified Persons or employees.

          (e)   Any Indemnified Person wishing to claim indemnification under Section 6.7(a), upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Surviving Entity thereof, but the failure to so notify shall not relieve the Surviving Entity of any liability it may have to such Indemnified Person to the extent such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), as of the Effective Time, the Surviving Entity shall have the right to assume the defense thereof through counsel (i) with recognized competence and experience in connection with claims, actions, suits, proceedings or investigations of the type involved, and (ii) reasonably acceptable to the Indemnified Persons, and the Surviving Entity shall not be liable to such Indemnified Persons for any legal expenses of other counsel or any other expense subsequently incurred by such Indemnified Persons in connection with the defense thereof, except that if the Surviving Entity elects not to assume such defense or counsel or the Indemnified Persons advise that there are issues which raise conflicts of interest between the Surviving Entity and the Indemnified Persons or between the Indemnified Persons, the Indemnified Persons may retain counsel satisfactory to them, and the Surviving Entity shall pay all reasonable fees and expenses of such counsel for the Indemnified Persons promptly as statements therefor are received; provided, however, pursuant to this Section 6.7(e), (x) the Indemnified Persons will cooperate in the defense of any such matter and (y) the Surviving Entity shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; and provided, further, that the Surviving Entity shall have no obligation hereunder to any Indemnified Person if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that the indemnification of such Indemnified Person in the manner contemplated by Section 6.7(a) is prohibited by applicable Law. The Surviving Entity shall not settle, compromise or consent to the entry of any judgment in any such claim, action, suit, proceeding or investigation in respect of which indemnification has been sought by an Indemnified Person hereunder unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Person from all liability arising out of such claim, action, suit, proceeding or investigation, or such Indemnified Person otherwise consents thereto, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the Surviving Entity may not replace any counsel engaged by any Indemnified Person prior to the Effective Time without the prior written consent of such Indemnified Person.

          (f)    Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Persons or employee on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.7 shall continue in effect until the final and non-appealable disposition of such claim, action, suit, proceeding or investigation.

          (g)   The covenants and agreements contained in this Section 6.7 are intended to be for the irrevocable benefit of and to grant third-party rights to, and shall be enforceable by, each of the Indemnified Persons or employees and their respective heirs and legal representatives and shall not be deemed exclusive of any other rights to which an Indemnified Person or employee is entitled, whether pursuant to Law, Contract or otherwise and shall be binding on all successors and assigns of the Surviving Entity. The obligations of the Surviving Entity under this Section 6.7 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Person or employee unless the affected Indemnified Person or employee shall have consented in writing to such termination or modification. It is expressly agreed that each Indemnified Person and or employee shall be a third-party beneficiary of this Section 6.7, and entitled to enforce the covenants and agreements contained in this Section 6.7. If any Indemnified Person or employee makes any claim for indemnification or advancement of expenses under this Section 6.7 that is denied by the Surviving Entity, and a court of competent jurisdiction determines that the Indemnified Person or employee is entitled to such indemnification, then the Surviving Entity shall pay such Indemnified Person's or employee's costs and expenses, including legal fees and expenses, incurred in connection with pursuing such claim against the Surviving Entity. The rights of the Indemnified Persons and employees under this Section 6.7 shall be in addition to, and not in substitution for, any rights such Indemnified Persons or employees may have under the Company Organizational Documents, the certificate of incorporation and bylaws (or comparable organizational documents) of any of the Company's Subsidiaries or the certificate of incorporation and bylaws of the Surviving Entity or under any applicable Contracts, insurance policies or Laws, and the Surviving Entity shall honor and perform under all indemnification agreements entered into by the Company or any of its Subsidiaries.

          (h)   In the event that the Surviving Entity or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or Surviving Entity or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Surviving Entity shall cause proper provision to be made prior to consummation of any transaction of the type described in clauses (i) and (ii) of this sentence so that the successors or assigns of the Surviving Entity, as the case may be, shall succeed to the obligations set forth in this Section 6.7. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its respective Subsidiaries for any of their respective directors, officers, employees or other Indemnified Person, it being understood and agreed that the indemnification provided for in this Section 6.7 is not prior to or in substitution for any such claims under such policies.

        Section 6.8    Public Announcements.     The initial press release relating to the Merger and the other transactions contemplated by this Agreement shall be a joint press release and thereafter, during the period between the date hereof and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 8.1, the Company and Parent each shall obtain the prior consent of the other prior to issuing any press releases or making other public statements and communications with respect to the Merger and the other transactions contemplated by this Agreement and the Related Agreements (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by Law or by obligations pursuant to any listing agreement with or rules of the NYSE. In addition to the foregoing, except to the extent disclosed in the Proxy Statement/Prospectus in accordance with the provisions of this Agreement, neither Parent nor the Company shall issue any press release or otherwise make any public statement or disclosure concerning the other Party or the other Party's business, financial condition or results of operations without the consent of the other Party. Notwithstanding anything herein to the contrary, the restrictions set forth in this Section 6.8 shall not apply to any release or public statement made or proposed to be made by the Company in accordance with Section 6.5 or in connection with any dispute between the Parties regarding this Agreement, the Related Agreements the Merger or the other transactions contemplated hereby or thereby.

        Section 6.9    Employees.

          (a)   From and after the Effective Time, the Surviving Entity shall, and shall cause its Subsidiaries to, honor all employment agreements and Company Benefit Plans in accordance with their terms as in effect immediately before the Effective Time, except as otherwise specifically provided herein.

          (b)   The Surviving Entity shall provide each Company Employee who incurs a termination of employment during the twelve month period following the Effective Time with severance benefits that are no less favorable than the severance benefits described in Section 6.9(b) of the Company Disclosure Letter.

          (c)   Nothing contained in this Section 6.9, express or implied, will: (i) be construed to establish, amend, terminate or modify any Company Benefit Plan or other employee benefit or compensation plan, program, agreement, policy, Contract, or arrangement; (ii) create any third-party beneficiary rights or obligations in any Person (including any Company Employee, other employee of the Company or the Surviving Entity or any of their respective Subsidiaries or their respective beneficiaries), including with respect to any right to employment or continued employment or to a particular term or condition of employment; (iii) obligate Parent, Merger Sub, the Company, the Surviving Entity or any of their Subsidiaries, or their respective Affiliates to (A) maintain any particular Company Benefit Plan or any other employee benefit or compensation plan, program, agreement, policy, Contract, or arrangement or (B) hire or retain the employment or any particular Company Employee for any period following the Closing Date or limit the ability of Parent, Merger Sub, the Company, the Surviving Entity or any of their Subsidiaries, or any of their respective Affiliates to terminate the employment of any employee (including a Company Employee) following the Effective Time at any time and for any or no reason; or (iv) alter or limit the ability of Parent, Merger Sub, the Company, the Surviving Entity or any of its Subsidiaries, or any of their respective Affiliates to amend, modify or terminate any Company Benefit Plan or other employee benefit or compensation plan, program, agreement, policy, Contract or arrangement at any time following the Effective Time.

        Section 6.10    Rule 16b-3.     Prior to the Closing, the Company shall use reasonable best efforts to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated hereby by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 6.11    State Takeover Laws.     If any state takeover Law becomes applicable to the Merger or the other transactions contemplated by this Agreement or the Related Agreements, the Company and the Company Board shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

        Section 6.12    Convertible Notes Supplemental Indenture.     The Company shall take all actions as and when reasonably necessary to satisfy the Company's obligations under the Indenture, dated as of February 26, 2013, between the Company and U.S. Bank National Association, as Trustee, as supplemented by the First Supplemental Indenture, dated as of February 26, 2013, in connection with the Merger and the other transactions contemplated by this Agreement, including entering into a supplemental indenture in accordance with Section 4.07(a) of such First Supplemental Indenture.

        Section 6.13    No Control of Other Party's Business.     Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Closing, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent's or its Subsidiaries' operations. Prior to the Closing, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

        Section 6.14    NYSE Listing.     Prior to the Effective Time, the Company shall cause the shares of Surviving Entity Common Stock to be issued in connection with the Merger and such other shares of Surviving Entity Common Stock to be reserved for issuance in connection with the Merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

        Section 6.15    Obligations of Merger Sub.     Parent shall cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby on the terms and conditions set forth in this Agreement. Parent hereby guarantees the payment by Merger Sub of any amounts payable by Merger Sub pursuant to the Merger or otherwise pursuant to this Agreement.

        Section 6.16    Proxy Statement/Prospectus; Company Stockholders Meeting.

          (a)   As promptly as reasonably practicable following the date of this Agreement (but in any event no more than 40 days following the date of this Agreement), (i) the Company shall prepare and cause to be filed with the SEC, a proxy statement and a registration statement on Form S-4 in connection with the registration under the Securities Act of the Surviving Entity Common Stock to be issued in the Merger (as amended or supplemented from time to time, the "Form S-4") in which the proxy statement will be included as a prospectus (the "Proxy Statement/Prospectus"). The Company shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after such filing (including by responding to comments of the SEC) and to keep the Form S-4 effective as long as necessary to consummate the Merger. Prior to the effective date of the Form S-4, the Company shall also use its reasonable best efforts to satisfy all necessary state securities Laws or "blue sky" notice requirements in connection with the Merger, including the payment of all expenses incident thereto. The Company shall promptly notify Parent of the time when the Form S-4 has become effective or any supplement or amendment to the Form S-4 has been filed, and of the issuance of any stop order or suspension of the qualification of the shares of Surviving Entity Common Stock issuable in connection with the Merger. The Company shall use its reasonable best efforts to mail or deliver the Proxy Statement/Prospectus to its stockholders as promptly as practicable after the Form S-4 shall have become effective. Parent shall furnish all information concerning itself, its Affiliates and the holders of its capital stock as may be reasonably requested by the Company and provide such other assistance as may be reasonably requested by the Company in connection with the preparation, filing and distribution of the Proxy Statement/Prospectus. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement/Prospectus, and shall, as promptly as practicable after receipt thereof, provide Parent with copies of all correspondence between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement/Prospectus received from the SEC and advise Parent of any oral comments with respect to the Proxy Statement/Prospectus received from the SEC. The Company shall use its reasonable best efforts to respond as promptly as practicable to any comments with respect to the Proxy Statement/Prospectus or requests for additional information from the SEC. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement/Prospectus (or any amendment or supplement thereto) or any other document to be filed by the Company with the SEC in connection with the Merger or the other transactions contemplated by this Agreement or the Related Agreements, or any dissemination thereof to the stockholders of the Company, or responding to any comments of the SEC with respect thereto, each of Parent and the Company shall cooperate and provide such other Party a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and related correspondence and filings, and the Company shall (A) consider in good faith and include in such drafts, correspondence and filings all comments reasonably proposed by Parent and (B) promptly (and in no event later than the fifth Business Day following the date of this Agreement) initiate a "broker search" in accordance with Rule 14a-13 of the Exchange Act.

          (b)   The Company shall cause the Proxy Statement/Prospectus and any amendments or supplements thereto, when filed, to comply as to form, with all material legal requirements applicable thereto. The Company agrees that none of the information to be included or incorporated by reference in the Proxy Statement/Prospectus shall, at the date it is first mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein to the extent based on information supplied by or on behalf of Parent or Merger Sub or any Affiliate of Parent or Merger Sub in connection with the preparation of the Proxy Statement/Prospectus for inclusion or incorporation by reference therein. Parent and Merger Sub hereby covenant and agree that none of the information to be supplied by or on behalf of Parent or Merger Sub or any Affiliate of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement/Prospectus shall, at the date it is first mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made by either Parent or Merger Sub with respect to statements made or incorporated by reference therein to the extent based on information supplied by the Company or any Affiliate of the Company in connection with the preparation of the Proxy Statement/Prospectus for inclusion or incorporation by reference therein.

          (c)   If, at any time prior to the receipt of the Company Stockholder Approval, any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by the Company or Parent which, in the reasonable judgment of the Company or Parent, should be set forth in an amendment of, or a supplement to, the Proxy Statement/Prospectus, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties hereto, and, to the extent required by applicable Law, the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement/Prospectus and in disseminating the information contained in such amendment or supplement to stockholders of the Company. Nothing in this Section 6.16(d) shall limit the obligations of any Party under Section 6.16(a) or Section 6.16(b).

          (d)   As promptly as practicable following the date of this Agreement, the Company shall, in accordance with applicable Law and the Company Organizational Documents, establish a record date for, duly call, give notice of, convene and hold the Company Stockholders Meeting. As soon as reasonably practicable, the Company shall use its reasonable best efforts to cause the Proxy Statement/Prospectus and all other proxy materials for the Company Stockholders Meeting to be mailed to the stockholders of the Company entitled to vote at the Company Stockholders Meeting and to hold the Company Stockholders Meeting. The Company shall, through the Company Board, recommend to its stockholders that they provide the Company Stockholder Approval, include such recommendation in the Proxy Statement/Prospectus and solicit and use its reasonable best efforts to obtain the Company Stockholder Approval, except to the extent that the Company Board shall have made a Change in Company Recommendation as permitted by Section 6.5. Notwithstanding the foregoing provisions of this Section 6.16(d), (i) if, on a date for which the Company Stockholders Meeting is scheduled, the Company has not received proxies representing a sufficient number of shares of the Company Common Stock to obtain the Company Stockholder Approval, whether or not a quorum is present, the Company shall have the right to make one or more successive postponements or adjournments of the Company Stockholders Meeting solely for the purpose of soliciting additional proxies and votes in favor of the Merger and the other transactions contemplated by this Agreement and the Related Agreements, which postponements or adjournments shall be for the minimum time, in the reasonable judgment of the Company, as is necessary to obtain such additional proxies and votes required to obtain the Company Stockholder Approval and (ii) the Company may postpone or adjourn the Company Stockholders Meeting to allow reasonable additional time for any supplemental or amended disclosure if the Company Board has determined in good faith after consultation with outside counsel that the failure to take such action would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law and then only for the minimum time as the Company Board has determined in good faith after consultation with outside counsel is reasonably necessary to give the holders of Company Common Stock the required time to evaluate any applicable information or disclosure; provided, further, that the Company shall, if requested by Parent, delay, adjourn or postpone convening the Company Stockholders Meeting (x) for the absence of a quorum or (y) for up to 10 Business Days to allow additional time to solicit additional proxies if necessary in order to obtain the Company Stockholder Approval.

        Section 6.17    Financing.     Parent shall keep the Company reasonably informed with respect to Parent's activities, if any, relating to the financing of the Merger Consideration.

        Section 6.18    Joint Venture Cooperation.

          (a)   Prior to the Closing, the Company shall cooperate, and shall cause its Subsidiaries to cooperate, and shall use its and their reasonable best efforts to cause their respective Representatives to cooperate with Parent in connection with seeking and negotiating, as applicable and as directed by Parent, waivers, consents or amendments to the Joint Venture Organizational Documents ("Joint Venture Consents and Amendments"), including providing and executing documents as may be reasonably requested by Parent in connection with the Joint Venture Consents and Amendments. Parent shall, at Closing or, if Closing does not timely occur, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company, its Subsidiaries and their respective Representatives in connection with such cooperation. Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the Joint Venture Consents and Amendments. Notwithstanding anything in this Agreement to the contrary, until the Closing occurs, none of the Company or its directors, officers, managers, members, employees, stockholders, representatives and Affiliates shall (1) be required to pay any fee (other than as are payable by the Company and are contingent upon the Closing or which are concurrently reimbursed by Parent and Merger Sub), (2) incur any additional liability or obligation under the Joint Venture Organizational Documents in connection with the Joint Venture Consents and Amendments, (3) be required to take any action that would reasonably be expected to (a) conflict with or violate their respective certificate of incorporation, by-laws or comparable organizational documents or any Laws, orders or result in the contravention of, or that could reasonably be expected to result in a violation or breach of, or default under, any Joint Venture Organizational Documents (provided, for the avoidance of doubt, the Company shall seek the consent of the parties to any such Joint Venture Organizational Documents as requested by Parent) or (b) unreasonably and materially disrupt the ordinary conduct of the business or operations of the Company or its Subsidiaries, (4) be required to incur any other liability in connection with the Joint Venture Consents and Amendments or (5) be required to (a) pass resolutions or consents, approve or authorize the execution of, or execute any document, agreement, certificate or instrument or take any other corporate action with respect to the Joint Venture Consents and Amendments that is not contingent on the Closing or that would be effective prior to the Effective Time or (b) provide or cause its legal counsel to provide any legal opinions.

ARTICLE VII

CONDITIONS

        Section 7.1    Conditions to the Obligation of Each Party.     The respective obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following conditions:

          (a)   No applicable Law and no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction in the United States or any material foreign jurisdiction (collectively, "Judgments") shall be and remain in effect which has the effect of prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement or the Related Agreements or making consummation of the Merger illegal;

          (b)   The Company Stockholder Approval shall have been obtained in accordance with applicable Law and the Company Organizational Documents;

          (c)   The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order; and

          (d)   The shares of Surviving Entity Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

        Section 7.2    Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:

          (a)   The representations and warranties of the Company (i) set forth in Section 4.2(a) and Section 4.2(b) (Capitalization) shall be true and correct, subject only to de minimis exceptions, as of the date of this Agreement and as of the Closing as though made as of the Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct, subject only to de minimis exceptions, on and as of such earlier date), (ii) set forth in the first sentence of Section 4.1(a) (Organization), Section 4.2(c) and Section 4.2(d) (Capitalization), Section 4.3 (Authority), Section 4.4(a) (No Conflict), Section 4.6(a) and 4.6(c) (Subsidiaries), the second sentence of Section 4.22(b) (Existing Indebtedness), Section 4.23 (Takeover Statutes), Section 4.24 (Brokers),

  Section 4.25 (Fairness Opinion), Section 4.27 (Tax Benefits Preservation Plan) and Section 4.28 (Terra Firma Merger Agreement and Termination Fee) (collectively, the "Fundamental Representations") shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made as of the Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date), (iii) set forth in Section 4.8(b) (Absence of Certain Changes) shall be true and correct as of the date of this Agreement and as of the Closing as though made as of the Closing (without disregarding the "Company Material Adverse Effect" qualification set forth therein) and (iv) set forth in this Agreement, other than those described in clauses (i), (ii) and (iii) above, shall be true and correct (disregarding all qualifications or limitations as to "materiality", "Company Material Adverse Effect" and words of similar import set forth therein) as of the date of this Agreement and as of the Closing as though made as of the Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date), except, in the case of this clause (iv), where such failures to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

          (b)   The Company shall have performed in all material respects all obligations required to be performed by it under the Agreement on or prior to the Closing;

          (c)   The number of Dissenting Shares shall represent less than 20% of the shares of Company Common Stock outstanding immediately prior to the Closing;

          (d)   [Reserved]

          (e)   The Company shall have delivered to Parent a certificate, signed by an executive officer of the Company, confirming the satisfaction of the conditions set forth in clauses (a) and (b) of this Section 7.2; and

          (f)    Since the date of the Agreement a Company Material Adverse Effect shall not have occurred and be continuing.

        Section 7.3    Conditions to Obligations of the Company.     The obligations of the Company to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:

          (a)   The representations and warranties of Parent and Merger Sub (i) set forth in Section 5.1 (Organization and Good Standing), Section 5.2 (Authority), Section 5.6 (Sufficient Funds) and Section 5.12 (Brokers) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made as of the Closing (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date), and (ii) set forth in this Agreement, other than those described in clause (i), above, shall be true and correct (disregarding all qualifications or limitations as to "materiality", "Parent Material Adverse Effect" and words of similar import set forth therein) as of the date of this Agreement and as the Closing as though made as of the Closing (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct on and as of such earlier date), except, in the case of this clause (ii), where such failures to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

          (b)   Parent shall have performed in all material respects all obligations required to be performed by it under the Agreement on or prior to the Closing; and

          (c)   Parent shall have delivered to the Company a certificate, signed by an executive officer of Parent on behalf of Parent and Merger Sub, confirming the satisfaction of the conditions set forth in clauses (a) and (b) of this Section 7.3.

        Section 7.4    Failure of Conditions.     None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3 to be satisfied to excuse performance by such Party of its obligations under this Agreement if such failure was caused by such Party's failure to act in good faith and in a manner consistent with the terms of this Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

        Section 8.1    Termination.    This Agreement may be terminated and the Merger may be abandoned:

          (a)   by mutual written consent of Parent and the Company at any time prior to the Closing;

          (b)   by either Parent or the Company:

              (i)  if the Effective Time shall not have occurred by 5:00 p.m. (Eastern Time) on January 25, 2018 (the "Outside Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any Party whose failure to fulfill any covenant or agreement contained in this Agreement has been a principal cause of, or resulted in, the failure of the Effective Time to have occurred on or by such date;

             (ii)  if any Judgment shall be in effect and shall have become final and non-appealable that permanently restrains, enjoins or otherwise prohibits, prior to the Closing, the consummation of the Merger; provided that the Party terminating this Agreement shall have used its reasonable best efforts to resist, appeal, resolve or lift such Judgment, and shall have complied in all material respects with Section 6.4; or

            (iii)  if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the approval of this Agreement was taken.

          (c)   by the Company:

              (i)  at any time prior to the Closing, if there shall have been a material breach by Parent or Merger Sub of any of its representations, warranties or covenants set forth in this Agreement, such that either of the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied, which breach is incapable of being cured by the Outside Date or is not cured within 10 Business Days after Parent receives written notice of such breach from the Company; or

             (ii)  at any time prior to obtaining the Company Stockholder Approval, in order to enter into a definitive, written agreement for an Acquisition Proposal that constitutes a Superior Proposal in compliance with the terms of this Agreement, including the requirements of Section 6.5, and prior to or concurrently with such termination, the Company pays to Parent the Company Termination Fee pursuant to Section 8.2(c).

          (d)   by Parent:

              (i)  at any time prior to the Closing, if there shall have been a material breach by the Company of any of its representations, warranties or covenants set forth in this Agreement, such that the either of the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied, which breach is incapable of being cured by the Outside Date or is not cured by the

    Company within 10 Business Days after the Company receives written notice of such breach from Parent or Merger Sub; or

           (ii)  at any time prior to obtaining the Company Stockholder Approval, if the Company Board shall (A) effect a Change in Company Recommendation or (B) fail to publicly reaffirm the Company Recommendation within 10 Business Days after Parent or Merger Sub so requests in writing (it being understood that Parent shall only make such request once with respect to any Acquisition Proposal or any material and publicly proposed or disclosed amendment thereto).

        The Party desiring to terminate this Agreement pursuant to this Section 8.1 (other than pursuant to Section 8.1(a)) shall give written notice of such termination to the other Party.

        Section 8.2    Effect of Termination.

          (a)   In the event of the termination of this Agreement by either Parent or the Company pursuant to Section 8.1, this Agreement shall forthwith be terminated and have no further effect, the obligations of the Parties hereunder shall terminate, and there shall be no liability on the part of any Party with respect thereto, except that (i) the provisions of this Section 8.2 and Article IX shall survive the termination of this Agreement and (ii) nothing herein shall relieve any Party from liability or damages for fraud or for any willful and material breach of any covenants or agreements contained in this Agreement prior to the date of termination.

          (b)   Except as provided in this Section 8.2, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees or expenses, whether or not the Merger is consummated.

          (c)   If this Agreement is terminated pursuant to:

              (i)  Section 8.1(c)(ii), then the Company shall pay, without duplication, to Parent at or prior to termination of this Agreement a fee equal to the Company Termination Fee by wire transfer in immediately available funds to an account specified by Parent;

             (ii)  Section 8.1(d)(ii), then the Company shall pay, without duplication, to Parent within one Business Day following termination of this Agreement the Company Termination Fee by wire transfer in immediately available funds to an account specified by Parent; or

            (iii)  (A) Section 8.1(b)(i) (but only if at such time Parent would not be prohibited from terminating this Agreement by the proviso in Section 8.1(b)(i)) or Section 8.1(b)(iii) by the Company or Parent or by Parent pursuant to Section 8.1(d)(i), (B) there has been publicly disclosed or publicly proposed prior to the date of termination of this Agreement an Acquisition Proposal that remains outstanding and not withdrawn as of the date of termination of this Agreement and (C) within 12 months after such termination, the Company or one of its Subsidiaries consummates or enters into a definitive agreement with respect to an Acquisition Proposal; provided that, solely for the purposes of this Section 8.2(c)(iii), references to "15%" in the definition of Acquisition Proposal shall be deemed to be references to "50%", then the Company shall pay, without duplication, to Parent concurrently with the consummation of such transaction or entry into such definitive agreement with respect to such Acquisition Proposal the Company Termination Fee by wire transfer in immediately available funds to an account specified by Parent; provided, that the payment by the Company of the Company Termination Fee pursuant to this Section 8.2(c) shall not relieve the Company from any liability or damages for fraud or for any willful and material breach of any covenants or agreements contained in this Agreement.

        As used herein, "Company Termination Fee" shall mean a cash amount equal to $20,000,000.

          (d)   [Reserved]

          (e)   [Reserved]

          (f)    [Reserved]

          (g)   Notwithstanding anything to the contrary in this Section 8.2, it is agreed that Parent and Merger Sub will be entitled to seek an injunction, specific performance or other equitable relief as provided in Section 9.13.

          (h)   In the event this Agreement is terminated (i) by either Party pursuant to Section 8.1(b)(iii) or (ii) by Parent pursuant to Section 8.1(d)(i), then the Company shall reimburse Parent for its actual and reasonable out-of-pocket expenses in an amount not to exceed, subject to clause (ii) of Section 8.2(a), $4,000,000 (the "Parent Expense Reimbursement"), by wire transfer of immediately available funds on the second Business Day following the date of such termination of this Agreement; provided, that the existence of circumstances which would require the Company Termination Fee (less any Parent Expense Reimbursement previously paid to Parent by the Company) to become subsequently payable by the Company shall not relieve the Company of its obligations to pay the Parent Expense Reimbursement pursuant to this Section 8.2(i); and provided, further, that the payment by the Company of the Parent Expense Reimbursement pursuant to this Section 8.2(h) shall not relieve the Company of any subsequent obligation to pay the Company Termination Fee (less any Parent Expense Reimbursement previously paid to Parent by the Company). For the avoidance of doubt, (x) in no event shall the Company be required to pay the Parent Expense Reimbursement on more than one occasion and (y) in no event shall the sum of the Parent Expense Reimbursement and Company Termination Fee payable by the Company exceed the amount of the Company Termination Fee.

          (i)    The Company acknowledges that the agreements contained in Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. Any amounts not paid when due pursuant to this Section 8.2 shall bear interest from the date such payment is due until the date paid at a rate equal to the prime rate plus 200 basis points as published in The Wall Street Journal in effect on the date such payment was due. If the Company fails to pay any amounts due under this Section 8.2 in accordance with the terms hereof, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) of Parent in connection with any action, including the filing of any lawsuit or other legal action, taken by Parent to collect payment that results in a judgment against the Company for such amounts due under this Section 8.2.

        Section 8.3    Amendments.    Subject to compliance with applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, by written agreement of the Parties, at any time before or after receipt of the Company Stockholder Approval and prior to the Effective Time with respect to any of the terms contained herein; provided, however, that after the Company Stockholder Approval has been obtained, there shall not be (a) any amendment of this Agreement that changes the amount or the form of the consideration to be delivered under this Agreement to the holders of Company Common Stock, or which by applicable Law requires the further approval of the stockholders of Company without such further approval of such stockholders, or (b) any amendment or change not permitted under applicable Law. No amendment shall be made to this Agreement after the Effective Time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

        Section 8.4    Waiver.    At any time prior to the Effective Time, any Party may (i) extend the time for the performance of any of the covenants, agreements, obligations or other acts of any other Party or (ii) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of any other Party or with any conditions to its own obligations. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party by its duly authorized officer. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

ARTICLE IX

GENERAL PROVISIONS

        Section 9.1    Nonsurvival of Representations and Warranties.     None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit the survival of any covenant or agreement of Parent or the Surviving Entity in this Agreement which by its terms contemplates performance after the Effective Time.

        Section 9.2    Notices.     All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic mail (receipt confirmed), facsimile (receipt confirmed) or sent by a nationally recognized overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

    if to the Company to:

Forestar Group Inc. 6300 Bee Cave Road Building Two, Suite 500 Austin, Texas 78746-5149
Fax No.:	(512) 433-5203
Attention:	Charles D. Jehl
Email:	chuckjehl@forestargroup.com

    with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue NW Washington, DC 20005
Fax No.:	(212) 735-2000
Attention:	Jeremy D. London
Email:	Jeremy.London@skadden.com

    if to Parent or Merger Sub, to it at:

D.R. Horton, Inc. 1361 Horton Circle Arlington, Texas 76011
Facsimile:	(817) 390-1709
Attention:	Ted I. Harbour Thomas B. Montano
Email:	tharbour@drhorton.com tbmontano@drhorton.com

    with a copy to:

Gibson, Dunn & Crutcher LLP 2100 McKinney Avenue, Suite 1100 Dallas, Texas 75201
Attention:	Jeffrey A. Chapman Eduardo Gallardo
Email:	jchapman@gibsondunn.com egallardo@gibsondunn.com

        Section 9.3    Interpretation.     When a reference is made in this Agreement to an Article, Section, Exhibit, or Section of the Company Disclosure Letter, such reference shall be to an Article or Section of, or an Exhibit or Section of the Company Disclosure Letter to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The term "or" is not exclusive. References to a Person are also to its permitted successors and assigns.

        Section 9.4    Counterparts.     This Agreement may be executed in two or more counterparts (including by facsimile or other electronic method), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

        Section 9.5    Entire Agreement; Third-Party Beneficiaries.     This Agreement, including the Company Disclosure Letter, and the exhibits hereto, together with the other instruments referred to herein, including the Confidentiality Agreement and the Related Agreements (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof and (b) except for (i) following the Effective Time, the rights of the Company's stockholders to receive the payments provided for herein, (ii) the right of the Company, on behalf of its stockholders, to pursue damages in the event of Parent or Merger Sub's willful or material breach of this Agreement, in which event the damages recoverable by the Company for itself and on behalf of its stockholders (without duplication) shall be determined by reference to the total amount that would have been recoverable by the holders of the Company Common Stock if all such holders brought an action against Parent and Merger Sub and were recognized as intended third party beneficiaries hereunder, which right is hereby acknowledged and agreed by Parent and Merger Sub and (iii) the provisions of Section 6.7, is not intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder.

        Section 9.6    Governing Law.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflict of laws thereof.

        Section 9.7    Assignment.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

        Section 9.8    Consent to Jurisdiction.     Each Party hereby submits to the exclusive jurisdiction of the Delaware Court of Chancery, including any appellate courts thereof (the "Delaware Courts"), for any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof (whether based on contract, tort or otherwise). Each Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such proceedings brought in the Delaware Courts. With respect to any such proceeding, each of the Parties irrevocably and unconditionally waives and agrees not to plead or claim in any such court (a) that it is not personally subject to the jurisdiction of the Delaware Courts for any reason other than the failure to serve process in accordance with applicable Law, (b) that it or its property is exempt or immune from jurisdiction of the Delaware Courts or from any legal process commenced in the Delaware Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law that (i) the suit, action or proceeding in the Delaware Courts is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by the Delaware Courts.

        Section 9.9    Headings, etc.     The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The disclosure of any matter in the Company Disclosure Letter shall expressly not be deemed to constitute an admission by the Company or Parent, respectively, or to otherwise imply, that any such matter is material for the purpose of this Agreement.

        Section 9.10    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the Parties. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        Section 9.11    Failure or Indulgence Not Waiver; Remedies Cumulative.     No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        Section 9.12    Waiver of Jury Trial.     EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, MERGER SUB

OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

        Section 9.13    Specific Performance.     The Parties acknowledge and agree that irreparable harm would occur and that there would be no adequate remedy at Law (a) for any actual or threatened breach of the provisions of this Agreement or (b) in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that, except where this Agreement is terminated in accordance with Section 8.1, each Party shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement and any other agreement or instrument executed in connection herewith, and each Party further agrees to waive any requirement for the securing or posting of any bond or proving actual damages in connection with such remedy. In circumstances where the Parties are obligated to consummate the Merger and the Merger has not been consummated as a result of a Party's refusal to consummate the Merger in violation of this Agreement, each of the Parties expressly acknowledges and agrees that the other Party and its stockholders shall have suffered irreparable harm, that monetary damages will be inadequate to compensate such other Party and its stockholders, and that such other party on behalf of itself and its stockholders shall be entitled to enforce specifically the breaching party's obligation to consummate the Merger. Each Party hereby consents to the right of the other Parties to seek the issuance of such injunction or injunctions, and to the grant of such injunction or injunctions. Each Party further agrees that (i) by seeking the remedies provided for in this Section 9.13, each other Party, as applicable, shall not in any respect waive its right to seek any other form of relief that may be available to such Party under this Agreement, including payment of the Company Termination Fee, or other monetary damages and (ii) nothing contained in this Section 9.13 shall require any Party to institute any proceeding for (or limit either such Party's right to institute any proceeding for) specific performance under this Section 9.13 before exercising any termination right under Section 8.1 (and pursuing the payment of the Company Termination Fee or other monetary damages after such termination) nor shall the commencement of any action pursuant to this Section 9.13 or anything contained in this Section 9.13 restrict or limit any Party's right to terminate this Agreement in accordance with the terms of Section 8.1 or pursue any other remedies under this Agreement that may be available then or thereafter. Each Party further agrees not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide for an adequate remedy.

        Section 9.14    Certain Definitions.

          (a)   "Acquisition Proposal" shall mean any proposal or offer by any Third Person, (i) to purchase or otherwise acquire, directly or indirectly, Company Common Stock (or securities exercisable, convertible, redeemable or exchangeable for Company Common Stock) that, if consummated in accordance with its terms, would result in such Third Person beneficially owning, directly or indirectly, more than 15% of the combined voting power of Company Common Stock outstanding after giving effect to the consummation of such transaction, (ii) to purchase or otherwise acquire (including by joint venture), directly or indirectly, more than 15% of the consolidated tangible assets of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof), (iii) to effect any merger, consolidation, recapitalization, business combination or other similar transaction involving the Company pursuant to which any Third Person would hold, directly or indirectly, more than 15% of the combined voting power of the shares of outstanding Company Common Stock or of the surviving or resulting entity of such transaction or (iv) to effect any combination of the foregoing.

          (b)   "Affiliate" of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, and "control" has the meaning specified in Rule 405 under the Securities Act.

          (c)   "Business Day" shall mean any day on which banks are not required or authorized to close in the City of New York.

          (d)   "Code" shall mean the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations issued pursuant thereto.

          (e)   "Company Employee" shall mean the employees of the Company and its Subsidiaries who are employed at the Effective Time and who remain employed with the Surviving Entity or any Subsidiary of Parent.

          (f)    "Company Material Adverse Effect" shall mean any change, effect, event, occurrence, circumstance, condition or development that, individually or in the aggregate, (i) results in any change or effect that is materially adverse to the business, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; or (ii) has or would be reasonably be expected to prevent or materially impair or delay the consummation by the Company or its Subsidiaries of the Merger and the other transactions contemplated by this Agreement and the Related Agreements; provided, that for purposes of clause (i) above, none of the following shall constitute or be deemed to contribute to a Company Material Adverse Effect or shall otherwise be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur: (A) changes in general economic, business, labor or regulatory conditions, or changes in securities, credit or other financial markets, in the United States or globally, (B) changes generally affecting the real estate industry in the United States, (C) changes or proposed changes in any applicable Law or changes in GAAP or the interpretation thereof; (D) changes in global or national political conditions (including the outbreak or escalation of war, military action, sabotage or acts of terrorism) or changes due to natural disasters, in each case, occurring after the date hereof, (E) the effects of the actions or omissions specifically required of the Company in connection with this Agreement; (F) the effects of any material breach, violation or non-performance of any provision of this Agreement by Parent or Merger Sub; (G) the negotiation, execution and delivery, announcement or pendency of this Agreement and the Merger and the transactions contemplated hereby, or the consummation of the Merger and the transactions contemplated hereby, including the identity of Parent or any of its Affiliates, or any communication by Parent or any of its Affiliates regarding plans, proposals or projections with respect to the Company, its Subsidiaries or their employees, (H) the taking of any action at the written request of Parent or its Affiliates, (I) changes in the trading price or trading volume of shares of Company Common Stock or change or announcement of potential change in the credit rating of the Company or its Subsidiaries, although that the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein or (J) any failure by the Company or its Subsidiaries to meet any revenue, earnings or other financial projections or forecasts, although the underlying cause of such changes may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein; provided, that with respect to the foregoing clauses (A), (B), (C) and (D), any such effect shall be taken into account if and only to the extent it, individually or in the aggregate with any other effect, disproportionately affects the Company and its Subsidiaries compared to other companies operating in the real estate industry in the United States.

          (g)   "Company Stockholders Meeting" means the meeting of the holders of shares of Company Common Stock for the purpose of seeking the Company Stockholder Approval, including any postponement or adjournment thereof.

          (h)   "Contract" shall mean any written or oral legally binding agreement, contract, subcontract, settlement agreement, lease, sublease, binding understanding, instrument, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect.

          (i)    "Data Security Requirements" means, collectively, all of the following to the extent relating to privacy, security, or security breach notification requirements and applicable to the Company or any of its Subsidiaries: (i) the Company's and its Subsidiaries' own rules, policies, and procedures; (ii) all applicable Laws; (iii) industry standards applicable to the industry in which the Company and its Subsidiaries operate (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS)); and (iv) Contracts into which the Company or any of its Subsidiaries has entered or by which it is otherwise bound.

          (j)    "Environmental Laws" shall mean all Laws relating to pollution, the protection or remediation of or prevention of harm to the environment or natural resources or the protection of human health and safety from the presence of Hazardous Materials.

          (k)   "Governmental Entity" shall mean any United States federal, state or local or any foreign government or any court, administrative, self-regulatory or regulatory authority or commission or other governmental or government-authorized authority or agency, domestic or foreign, or arbitrator (public or private).

          (l)    "Hazardous Materials" shall mean any material, substance, chemical or waste (or combination thereof) for which Liability or standards of conduct may be imposed, or that is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, a pollutant, a contaminant, petroleum, oil or words of similar meaning or effect, under any Environmental Laws, including those relating to pollution or the environment.

          (m)  "Indebtedness" shall mean, with respect to any Person and without duplication, (i) the unpaid principal of and premium (if any) of all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, (including any fees, expenses or other payment obligations, including prepayment penalties, breakage costs, unpaid costs, termination costs, redemption costs, charges or other premiums payable as a result of the consummation of the transactions contemplated hereby), whether secured or unsecured, (ii) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by such Person, (iii) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets (including any potential future earn-out, purchase price adjustment or release of "holdback" or similar payment), (iv) all obligations under capital leases, (v) all obligations in respect of bankers acceptances or letters of credit, (vi) all obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), (vii) all obligations evidenced by any note, bond, debenture or other similar instrument, whether secured or unsecured, (viii) any guarantee of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument and (ix) any agreement to provide any of the foregoing.

          (n)   "Intellectual Property" shall mean, collectively, all United States and foreign intellectual property rights, including (a) patents and pending patent applications and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (b) trademarks, service marks, trade names, trade dress, and all goodwill relating to the foregoing, and internet domain names, together with all registrations and applications therefor, (c) copyrights and copyright registrations and applications, (d) rights in computer software and (e) trade secrets and all other proprietary and confidential information and know-how.

          (o)   "Intervening Event" shall mean an event, fact, development, circumstance or occurrence (but specifically excluding any Acquisition Proposal or Superior Proposal) that (i) does not relate to Parent or Merger Sub and (ii) was not known and was not reasonably foreseeable (or the implications and effects of which were not fully known) to the Company Board on the date of this Agreement (or if known, the consequences of which were not known or reasonably foreseeable to the Company Board as of the date of this Agreement), which event, fact, development, circumstance or occurrence, or any consequence thereof, becomes known to the Company Board prior to Closing.

          (p)   "Joint Venture" means each of the Persons set forth on Section 9.14(p) of the Company Disclosure Letter.

          (q)   "Law" shall mean any United States, federal, state or local or any foreign law (in each case, statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, statute, regulation (domestic or foreign) or other similar requirement enacted, issued, adopted, promulgated, entered into or applied by a Governmental Entity.

          (r)   "Liability" shall mean any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown or matured or unmatured, including those arising under any Law and those arising under any Contract.

          (s)   "Liens" shall mean pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

          (t)    "made available" means any material posted to the electronic data room maintained by the Company by 3:00 p.m. (Eastern Time) on the day prior to the date of this Agreement.

          (u)   "Material Construction Agreements" means third party development or construction Contracts with respect to Owned Real Property or Leased Real Property which, pursuant to the terms thereof, require an aggregate payment in excess of $200,000 over the course of the term of said Contract.

          (v)   "Material Management Agreements" means third party management agreements or property servicing Contracts with respect to Owned Real Property, Leased Real Property or JV Owned Real Property which, pursuant to the terms thereof, require an annual minimum payment in excess of $100,000.

          (w)  "Material Real Property Leases" means real property leases which pursuant to the terms thereof require an annual minimum rent payment in excess of $200,000.

          (x)   "NYSE" shall mean the New York Stock Exchange Inc.

          (y)   "Order" shall mean any order, writ, decree, judgment, award, injunction, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity (in each case, whether temporary, preliminary or permanent).

          (z)   "Parent Material Adverse Effect" shall mean any change, effect, event, occurrence, state of facts or development which individually or in the aggregate prevents or materially impairs or delays the consummation by Parent or Merger Sub of the Merger or the other transactions contemplated hereby.

          (aa) "Permitted Lien" shall mean any or all of the following: (i) Liens disclosed on the consolidated balance sheet of the Company included in the most recent annual or quarterly report filed by the Company with the SEC prior to the date hereof, (ii) Liens for Taxes and other similar governmental charges and assessments which are not yet due and payable or liens for Taxes being contested in good faith by any appropriate proceedings, in each case, for which adequate reserves have been established to the extent required by GAAP; (iii) statutory Liens, inchoate Liens, Liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising or incurred in the ordinary course of business for amounts which are not due and payable; (iv) security given in the ordinary course of business to any public utility, Governmental Entity or other statutory or public authority which does not materially interfere with the business of the Company, in each case that do not materially and adversely interfere with the current use of the applicable Owned Real Property or Leased Real Property; (v) defects, imperfections or irregularities in title, covenants, easements and rights-of-way (whether recorded or unrecorded) and other similar Liens (or other encumbrances of any type) or zoning, building and other similar codes or restrictions; (vi) pledges or deposits to secure obligations under workers' compensation laws or similar legislation which do not materially interfere with the business of the Company; (vii) Liens imposed by applicable Law (other than Tax Law) which do not materially interfere with the business of the Company or any of its Subsidiaries or adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its applicable Subsidiaries; (viii) Liens imposed on the underlying fee interest in leased property that are not caused by the Company or any of its Subsidiaries and which do not materially impair the value, occupancy or use of such Leased Real Property in respect of the Company's business; (ix) non-exclusive licenses granted by the Company or its Subsidiaries in the ordinary course of business; (x) purchase money liens or similar Liens securing rental payments under capital lease arrangements that are not, in the aggregate, material to the Company or any of its Subsidiaries; and (xi) other Liens with respect to tangible assets incurred in the ordinary course of business since the most recent annual or quarterly report filed by the Company with the SEC prior to the date hereof that are not, in the aggregate, material to the Company or any of its Subsidiaries.

          (bb) "Person" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government or any political subdivision, agency or instrumentality thereof.

          (cc) "Representatives" shall mean the officers, directors, employees, auditors, attorneys, financial advisors, lenders and other agents of a Person.

          (dd) "Subsidiary" of any Person shall mean another Person, (i) an amount of the voting securities, other voting rights or voting partnership interests of which that is sufficient to elect at least a majority of its board of directors or other governing body is directly or indirectly owned or controlled by such first Person or by any one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries (or, if there are no such voting interests, more than 50% of the equity interests of which is owned directly or indirectly by such first Person), (ii) of which such first Person or any Subsidiary of such first Person by reason of the application of clause (i) or (iii) of this definition is a general partner, manager, managing member, trustee, director or the equivalent or (iii) of which such first Person, directly or indirectly, holds a majority of the beneficial, equity, capital, profits or other economic interests.

          (ee) "Superior Proposal" shall mean a bona fide, unsolicited written Acquisition Proposal (substituting the term "50%" for the term "15%" in each instance where such term appears in the definition thereof) by any Third Person, that the Company Board determines in good faith would be (A) reasonably likely to be consummated if accepted and (B) more favorable to the stockholders of the Company from a financial point of view than the Merger (including, to the extent applicable, any adjustments to the terms hereof that Parent shall have offered pursuant to Section 6.5), after taking into account all terms and conditions of such proposal and all other circumstances that the Company Board determines relevant, including the legal, financial and regulatory aspects of such proposal, the identity of the Person making the Acquisition Proposal, and the anticipated timing, conditions and ability of the Person making such Acquisition Proposal to consummate the transactions contemplated by such Acquisition Proposal (based upon, among other things, expectation of obtaining required approvals or any necessary financing).

          (ff)  "Taxes" shall mean any and all taxes of any kind, including (but not limited to) all U.S. federal, state and local, and foreign taxes, fees assessments or other charges of a similar nature, and any interest, additions to tax or penalties related thereto.

          (gg) "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed with a Governmental Entity.

          (hh) "Third Person" shall mean any Person or "group" (within the meaning of Section 13(d) of the Exchange Act), other than Parent or any of its Affiliates or any "group" including Parent or any of its Affiliates.

          (ii)   "to the knowledge of the Company" and similar formulations shall mean the actual knowledge as of the date hereof of the people set forth in Section 9.14(ii) of the Company Disclosure Letter.

          (jj)   "to the knowledge of Parent" and similar formulations shall mean the actual knowledge as of the date hereof of the people set forth in Section 9.14(jj) of the Company Disclosure Letter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Parties have each caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

D.R. HORTON, INC.
By:	/s/ DAVID V. AULD
	Name:	David V. Auld
	Title:	Chief Executive Officer
FORCE MERGER SUB, INC.
By:	/s/ DAVID V. AULD
	Name:	David V. Auld
	Title:	Chief Executive Officer

[Signatures continue on following page]

[Signature Page to Merger Agreement]

FORESTAR GROUP INC.
By:	/s/ PHILLIP J. WEBER
	Name:	Phillip J. Weber
	Title:	Chief Executive Officer

[Signature Page to Merger Agreement]

EXHIBIT A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
FORESTAR GROUP INC.

Pursuant to Sections 242 and 245 of the Delaware General Corporation Law

        Forestar Group Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

          (1)   The name of the Corporation is Forestar Group Inc. The Corporation was originally formed as Temple-Inland Real Estate Group LLC, a Delaware limited liability company, on December 28, 2005, and converted to a corporation on October 31, 2007. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on October 31, 2007 under the name of Forestar Real Estate Group Inc. The Amended and Restated Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on December 11, 2007 under the name of Forestar Real Estate Group Inc. On November 21, 2008, Forestar Real Estate Group Inc. merged with and into Forestar Group Inc. A Certificate of Amendment to Amended and Restated Certificate of Incorporation was filed with the Office of the Secretary of State of the State of Delaware on May 12, 2015.

          (2)   On [                        ], 2017, Force Merger Sub, Inc., a Delaware corporation, merged with and into Forestar Group Inc. (the "Merger"). This Second Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation pursuant to the Merger in accordance with Sections 242 and 245 of the GCL.

          (3)   This Second Amended and Restated Certificate of Incorporation amends and restates the certificate of incorporation of the Corporation, as heretofore amended or supplemented.

          (4)   The text of the certificate of incorporation is amended and restated in its entirety as follows:

ARTICLE I
NAME

        The name of the corporation (hereinafter called the "Corporation") is Forestar Group Inc.

ARTICLE II
AGENT

        The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the city of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

ARTICLE III
PURPOSE

        The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

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 ARTICLE IV
STOCK

        Section 4.1  The total number of shares of all classes of stock that the Corporation shall have authority to issue is 225,000,000, consisting of (1) 25,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"), and (2) 200,000,000 shares of Common Stock, par value $1.00 per share ("Common Stock"). The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before the issuance and shall not be less than the par value per share. The consideration shall be as permitted by the laws of the State of Delaware. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Corporation that is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be consideration for such issuance.

        Section 4.2  Subject to any qualifications, limitations and restrictions set forth elsewhere in this Article IV or in Article VII, the Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued shares of Preferred Stock, for the issuance of serial Preferred Stock. Before any shares of any such series are issued, subject to any qualifications, limitations and restrictions set forth elsewhere in this Article IV or in Article VII, the Board of Directors shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the designations, preferences, and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereon, including but not limited to, determination of any of the following:

          (a)   the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

          (b)   whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full or limited;

          (c)   the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

          (d)   whether the shares of such series shall be subject to redemption by the Corporation, other than as set forth in Section 4.4, and, if so, the times, prices and other terms and conditions of such redemption;

          (e)   the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

          (f)    whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

          (g)   whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other class or classes of securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

          (h)   the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the

A-A-2

  purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

          (i)    the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

          (j)    any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

        The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing series by a resolution subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

        Section 4.3  Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Subject to the provisions of law and the rights of the Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock out of assets legally available for dividends, but only at such times and in such amounts as the Board of Directors shall determine and declare. Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.

        Section 4.4  Notwithstanding any other provision of this Certificate of Incorporation to the contrary, but subject to the provisions of any resolution or resolutions of the Board of Directors adopted pursuant to this Article IV creating any series of Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, outstanding shares of Common Stock, Preferred Stock or any other class or series of stock of the Corporation, shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 151(b) of the General Corporation Law of the State of Delaware (or by any other applicable provision of law), to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or such Subsidiary, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock of any class or series possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

          (a)   the redemption price of the shares to be redeemed pursuant to this Section 4.4 shall be equal to the Fair Market Value of such shares;

          (b)   the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

A-A-3

          (c)   if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

          (d)   at least 30 days written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

          (e)   from and after the Redemption Date, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

          (f)    such other terms and conditions as the Board of Directors shall determine.

        For purposes of this Section 4.4:

            (i)  "Disqualified Holder" shall mean any holder of shares of stock of the Corporation of any class or series whose holding of such stock may result in the loss of any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or any Subsidiary.

           (ii)  "Fair Market Value" of a share of the Corporation's stock of any class or series shall mean the average (unweighted) Closing Price for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to Section 4.4(d); provided, however, that if shares of stock of such class or series are not traded on any registered securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith; and provided further, however, that "Fair Market Value" as to any stockholder who purchased his stock within 120 days of a Redemption Date need not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by him. "Closing Price" on any day means the reported last sales price regular way or, in case no such sale takes place, the average of the reported closing bid and asked prices regular way on the NYSE Composite Tape, or, if stock of the class or series in question is not quoted on such Composite Tape, on the New York Stock Exchange (the "NYSE"), or, if such stock is not listed on such Exchange, on the principal United States registered securities exchange on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

          (iii)  "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Section 4.4.

          (iv)  "Redemption Securities" shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm that provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is

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  given pursuant to Section 4.4(d), at least equal to the Fair Market Value of the shares to be redeemed pursuant to this Section 4.4 (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

           (v)  "Subsidiary" shall mean any corporation more than 50% of whose outstanding stock having ordinary voting power in the election of directors is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries.

ARTICLE V
BOARD OF DIRECTORS

        Section 5.1  At all times when the ratio, expressed as a percentage, of (i) the number of votes entitled to be cast generally in the election of directors ("Votes") by the Common Stock and any class of capital stock or other securities of the Corporation other than the Common Stock that are entitled to vote generally in the election of directors (the "Voting Securities") Beneficially Owned by D.R. Horton, Inc. (the "Stockholder") to (ii) the aggregate Votes entitled to be cast by all then-outstanding Voting Securities (such ratio, the "Stockholder's Voting Percentage") is twenty percent (20%) or more, the number of directors constituting the entire Board of Directors shall be five, unless otherwise agreed in writing between the Corporation (as approved by a majority of the Independent Directors) and the Stockholder. Otherwise, the number of directors constituting the entire Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation, or as provided in accordance with any Certificate of Designation. For purposes of this Certificate of Incorporation, the Stockholder's Voting Percentage shall include the cumulative number of Votes entitled to be cast by the holders of the Voting Securities Beneficially Owned by the Stockholder and its Subsidiaries. For purposes of this Certificate of Incorporation, "Independent Directors" shall mean any directors to be considered "independent" under the rules of the Securities and Exchange Commission (the "SEC"), the NYSE and any other or additional exchange on which the securities of the Corporation are listed, including for purposes of Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (or any successor rule thereto).

        Section 5.2  All of the directors of the Corporation shall be of one class and shall be elected annually. Each director shall hold office until the next annual meeting of stockholders and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

        Section 5.3  At all times when the Stockholder's Voting Percentage is twenty percent (20%) or more, the Stockholder shall have the right to designate a number of individuals to the Board of Directors ("Stockholder Designees") equal to the Stockholder's Voting Percentage multiplied by the total number of directors of the Board of Directors that the Corporation would have if there were no vacancies, rounded up to the nearest whole number (and in any event not less than one), and the Corporation and the Stockholder shall use their reasonable best efforts to cause such Stockholder Designees to be appointed or elected to the Board of Directors. The Nominating and Governance Committee shall have the right to designate the remaining number of individuals (and in any event not less than one) to the Board of Directors (the "Non-Stockholder Designees"), and the Corporation and the Stockholder shall use their reasonable best efforts to cause such Non-Stockholder Designees to be appointed or elected to the Board of Directors and to cause the Legacy Director to be nominated as a Non-Stockholder Designee at the Corporation's annual meeting to be held in 2018. Neither the Board of Directors nor any committee thereof shall designate an individual as a nominee for election or appointment to the Board of Directors until the Stockholder has been afforded the opportunity to exercise its rights to appoint the Stockholder Designees in accordance with this Section 5.3. At all times when the Stockholder's Voting Percentage is twenty percent (20%) or more, the Stockholder shall have the right to designate the Executive Chairman of the Company.

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        For purposes of Article V, Article VI and Article VII,

          (i)  "Beneficially Own" shall mean, with respect to any securities, (i) having "beneficial ownership" of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (or any successor statute or regulation), (ii) having the right to become the Beneficial Owner of such securities (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, or (iii) having an exercise or conversion privilege or a settlement payment or mechanism with respect to any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not currently exercisable, at a price related to the value of the securities for which Beneficial Ownership is being determined or a value determined in whole or part with reference to, or derived in whole or in part from, the value of the securities for which Beneficial Ownership is being determined that increases in value as the value of the securities for which Beneficial Ownership is being determined increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the securities for which Beneficial Ownership is being determined (excluding any interests, rights, options or other securities set forth in Rule 16a-1(c)(1)-(5) or (7) promulgated pursuant to the Exchange Act).

         (ii)  "Legacy Director" shall mean one individual from the Board of Directors currently serving as the date hereof designated by mutual agreement of the Corporation and the Stockholder prior to the date hereof.

        (iii)  "Subsidiary" shall mean, with respect to any Person, any entity, whether incorporated or unincorporated, of which (i) voting power to elect a majority of the board of directors, management committee or others performing similar functions with respect to such other Person is held by the first mentioned Person and/or by any one or more of its Subsidiaries, (ii) a general partnership interest is held by such first mentioned Person and/or by any one or more of its Subsidiaries (excluding partnerships where such first mentioned Person (A) does not Beneficially Own a majority of the general partnership interests or voting interests and (B) does not otherwise Control such entity, directly or indirectly, by contract, arrangement or otherwise), or (iii) at least 50% of the equity interests of such other Person is, directly or indirectly, owned or Controlled by such first mentioned Person and/or by any one or more of its Subsidiaries.

        Section 5.4  Any vacancies of the Board of Directors resulting from resignation, retirement, death or other removal (with or without cause) from office may be filled as provided in the Bylaws of the Corporation; provided that upon any such vacancy resulting in any Stockholder Designee ceasing to serve as a director at a time when the Stockholder has the right under Section 5.3 to designate a replacement Stockholder Designee, (i) the Stockholder shall be entitled promptly to designate a replacement Stockholder Designee, and (ii) the Corporation shall cause the prompt appointment or election of such replacement Stockholder Designee as a director; provided further that upon any such vacancy resulting in any Legacy Director or Non-Stockholder Designee ceasing to serve as a director, (i) the Nominating and Governance Committee shall be entitled promptly to designate a replacement Non-Stockholder Designee and (ii) the Corporation and the Stockholder shall, and the Stockholder shall cause each member of the Stockholder Group and its and their respective Affiliates and Representatives to, cause the prompt appointment or election of such replacement Non-Stockholder Designee as a director. For purposes of this Section 5.4, (a) "Company Group" shall mean the Corporation, each Subsidiary of the Corporation and each other Person that is Controlled either directly or indirectly by the Company, (b) "Representatives" shall mean, with respect to any Person, such Person's officers, directors employees, accountants, counsel and consultants, and (c) "Stockholder Group" shall mean the Stockholder and each Person (other than any member of the Company Group) that is an Affiliate of the Stockholder.

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        Section 5.5  Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

        Section 5.6  Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

        Section 5.7  Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of the Corporation's capital stock entitled to elect such director, voting separately as a class, at a duly organized meeting of stockholders or by written consent; provided that no Stockholder Designee may be removed under this Section 5.7 without the prior written consent of the Stockholder.

        Section 5.8  Notwithstanding anything contained herein to the contrary, if at any time the Stockholder's Voting Percentage is less than fifteen percent (15%), all of the rights of the Stockholder set forth in this Article V shall forever terminate and be of no further force and effect.

ARTICLE VI
COMMITTEES

        Section 6.1  Board Committees. At all times when the Stockholder's Voting Percentage is twenty percent (20%) or more:

          (a)   no committee of the Board of Directors shall have more than three members unless otherwise agreed in writing between the Corporation (as approved by a majority of the Independent Directors) and the Stockholder;

          (b)   the Corporation and the Stockholder shall cause the Board of Directors to maintain a Nominating and Governance Committee;

          (c)   the Corporation and the Stockholder shall cause each committee of the Board to include in its membership a number of Stockholder Designees equal to the Stockholder's Voting Percentage multiplied by the total number of members that such committee would have if there were no vacancies on such committee, rounded up to the nearest whole number (and in any event not less than one), except to the extent that such membership would violate the rules of the SEC, the NYSE or any other or additional exchange on which the securities of the Corporation are listed, or any other applicable securities laws. Each committee of the Board shall include at least one Non-Stockholder Designee, and, notwithstanding the preceding sentence, the number of Stockholder Designees included in the membership of any committee of the Board shall be reduced to ensure that each committee of the Board includes at least one Non-Stockholder Designee; and

          (d)   the Legacy Director shall be a member of the Nominating and Governance Committee immediately following the date hereof, and the Corporation and the Stockholder shall cause, and the Stockholder shall cause each member of the Stockholder Group and its and their respective Affiliates and Representatives to cause, (A) the Legacy Director to serve on the Nominating and Governance Committee for so long as such Legacy Director serves on the Board and (B) during the fifteenth-month period commencing on the date hereof, (x) the Nominating and Governance Committee to have three members and (y) the Legacy Director, for so long as such Legacy Director serves on the Board of Directors, and at least one additional Independent Director to serve on the Nominating and Governance Committee.

        Section 6.2  Investment Committee

        (a)   The Corporation shall establish, and thereafter maintain, an Investment Committee (which shall not be considered a committee of the Board) (the "Investment Committee"), the members of

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which shall be officers or employees of the Corporation who are (A) experienced professionals in the land acquisition and development business or (B) the Chief Executive Officer, the Chief Financial Officer, the General Counsel or the President of Community Development (or any person serving in an equivalent role). Subject to Section 7.1, the Investment Committee shall be vested with sole responsibility over investment decisions of the Corporation and its Subsidiaries (each, an "Investment Decision") involving, in any single transaction or series of related transactions, Capital Expenditures of $20,000,000 or less (each such transaction or series of related transactions, an "Investment Committee Approval Transaction"). All decisions of the Investment Committee shall require the approval of a majority of the members of the Investment Committee. For purposes of this Certificate of Incorporation, (a) "Capital Expenditure" shall mean a capital expenditure made or incurred by the Company or any of its Subsidiaries, including property acquisitions and the incurrence of any asset-level or secured Indebtedness; provided, that, in the case of an acquisition of land for a development of residential lots, the dollar amount of such Capital Expenditure shall be deemed to include the purchase price of such development, plus the total expected development costs required (i) to prepare the initial phase of lots for the construction of homes, in the case of a development to be conducted in phases, or (ii) to prepare the land for the construction of homes, in the case of a development not to be conducted in phases and (b) "Indebtedness" shall mean, with respect to any Person, (i) all indebtedness for money borrowed and any obligations evidenced by bonds, debentures, notes or similar debt instruments; (ii) all liabilities secured by any mortgage, deed of trust, deed to secure debt, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner, through indemnity or otherwise, and the obligation to reimburse the issuer in respect of any letter of credit; (iv) any obligation as a lessee or obligor under a capitalized lease; (v) all reimbursement obligations with respect to letters of credit or similar instruments issued by a Person; and (vi) all indebtedness, obligations or other liabilities under or with respect to (x) interest rate swap, collar, cap or similar agreements providing interest rate protection and (y) foreign currency exchange agreements.

        (b)   The Executive Chairman of the Corporation, if there be one, shall be a member of the Investment Committee at all times. The other members of the Investment Committee shall be appointed by the Nominating and Governance Committee.

        (c)   Any Investment Decision that does not involve an Investment Committee Approval Transaction shall be subject to approval by the Board of Directors.

        (d)   Notwithstanding anything contained herein to the contrary, if at any time the Stockholder's Voting Percentage is less than fifteen percent (15%), all of the obligations of the Corporation and rights of the Stockholder set forth in this Article VI shall forever terminate and be of no further force and effect.

ARTICLE VII
CONSENTS

        Section 7.1  In addition to any other vote, consent or approval required by the Corporation's Organizational Documents, the Stockholder's Agreement or applicable law, for so long as the Stockholder's Voting Percentage is 35% or more, the Corporation shall not, and shall cause its

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Subsidiaries not to, take or agree to take any of the following actions, in each case without the prior written consent of the Stockholder, which consent the Stockholder may withhold in its sole discretion:

          (a)   declare or make any extraordinary or in-kind dividend with respect to any of the equity (or equity-linked) securities of the Corporation or any of its Subsidiaries, other than a dividend on a pro rata basis with respect to all stockholders of the Corporation or a dividend to the Corporation or any of its wholly owned Subsidiaries;

          (b)   issue, sell or place any new class of capital stock, equity or equity-linked securities or other Voting Securities of the Corporation or any of its Subsidiaries;

          (c)   issue any equity or equity-linked securities or other Voting Securities of the Corporation or any of its Subsidiaries, in any single transaction or series of related transactions: (i) in the case of securities issued pursuant to an option plan, equity plan, employment agreements, compensation arrangements or otherwise to managers, officers, directors or employees of the Corporation, constituting 1% or more of the then outstanding shares of Common Stock in any calendar year; or (ii) in any case, constituting 10% or more of the then outstanding shares of Common Stock;

          (d)   create, incur, issue, assume or otherwise become liable for (including through a merger, acquisition or otherwise) or refinance or guarantee any Indebtedness, in a single or series of related transactions, that would result in the Corporation and its Subsidiaries, on a consolidated basis, having or being liable for Indebtedness in an aggregate principal amount that would cause the Total Leverage Ratio to exceed 40%;

          (e)   select, terminate or remove the Executive Chairman, the Chief Executive Officer, the Chief Financial Officer, the General Counsel or the President of Community Development (or any person serving in an equivalent role);

          (f)    change or adopt any compensation arrangements for the Executive Chairman, the Chief Executive Officer, the Chief Financial Officer, the General Counsel or the President of Community Development (or any Person serving in an equivalent role);

          (g)   make or approve any fundamental change in the Corporation's business of developing residential and mixed-use real estate;

          (h)   acquire (including by way of merger, exchange offer, recapitalization, reorganization, liquidation or dissolution) any business, debt or equity interests, operations or assets of any Person, or make any investment in or loan to any Person, in any single transaction or series of related transactions, involving Capital Expenditures in excess of $20,000,000;

          (i)    (A) effect or approve any voluntary liquidation, dissolution or winding-up of the business and affairs of the Corporation or any of its Subsidiaries; (B) make or approve any filing of any bankruptcy petition or assignment for the benefit of creditors generally; (C) commence any voluntary proceeding that seeks reorganization or other relief under any bankruptcy or similar law; (D) seek the appointment of a trustee, receiver, custodian or other similar official with respect to the Corporation or any of its Subsidiaries or any substantial part of the Corporation's or any of its Subsidiaries' property; (E) consent to any involuntary bankruptcy or similar proceeding; or (F) authorize, approve, adopt or give effect to any resolution or agreement or plan of voluntary liquidation, dissolution or winding-up of the Corporation or any of its Subsidiaries;

          (j)    enter into or permit any Subsidiary to enter into any strategic alliance or commercial agreement with a Person other than the Stockholder or a Subsidiary of the Stockholder that is of a nature similar to the Master Supply Agreement, of even date herewith, by and between the Corporation and the Stockholder; or

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          (k)   effect any election of a Physical Settlement, Cash Settlement or Combination Settlement (each as defined in the First Supplemental Indenture) of Convertible Senior Notes in connection with any election by a holder of Convertible Senior Notes to convert its Convertible Senior Notes in accordance with the terms of the First Supplemental Indenture.

        For purposes of this Article VII:

            (i)  "Convertible Senior Notes" shall mean the 3.75% Convertible Senior Notes due 2020 issued under the First Supplemental Indenture.

           (ii)  "First Supplemental Indenture" shall mean the First Supplemental Indenture, dated as of February 26, 2013, between the Corporation and U.S. Bank National Association, as trustee.

          (iii)  "Organizational Documents" shall mean, with respect to any Person, such Person's articles or certificate of association, incorporation, formation or organization, by-laws, limited liability company agreement, partnership agreement or other constituent document or documents, each in its currently effective form as amended from time to time.

          (iv)  "Related Party Transaction" shall mean any transaction between any member of the Company Group, on one hand, and any member of the Stockholder Group, on the other hand.

           (v)  "Stockholder's Agreement" shall mean the Stockholder's Agreement, by and between the Corporation and the Stockholder, dated as of [                    ], 2017.

          (vi)  "Total Debt" shall mean an amount equal to the sum of all liability balances classified as "Debt" on the Corporation's most recent monthly consolidated balance sheet.

         (vii)  "Total Equity" shall mean an amount equal to the balance of "Total Equity" on the Corporation's most recent monthly consolidated balance sheet.

        (viii)  "Total Leverage Ratio" shall mean an amount equal to the quotient of (A) Total Debt, divided by (B) the sum of Total Debt and Total Equity.

        Section 7.2  In addition to any other vote, consent or approval required by the Corporation's Organizational Documents, the Stockholder's Agreement or applicable law, at all times when the Stockholder's Voting Percentage is 35% or more, no member of the Company Group shall, subject to the provisos in Section 7.2(a) and Section 7.2(d), take or agree to take any of the following actions, in each case without approval of a majority of the Independent Directors who are not Affiliated Directors:

          (a)   enter into, amend, modify, terminate or approve any Related Party Transaction, or enter into any waiver, consent or election thereunder, including any amendment or modification to, termination of, or waiver, consent or election under, the Master Supply Agreement, in each case except to the extent any of the foregoing constitutes, or is the subject of, an Investment Committee Approval Transaction;

          (b)   amend, modify or terminate, or enter into any waiver, consent or election under, the Stockholder's Agreement or enter into any merger or business combination with any member of the Stockholder Group;

          (c)   consummate or approve any merger, business combination or similar transaction as to the Corporation in which the Stockholder receives consideration for its shares of the Common Stock of the Corporation that is greater in value on a per share basis than that received by the by holders of Minority Common Stock, or represents a different form of consideration from the form of consideration received by holders of Minority Common Stock for their shares of Common Stock; or

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          (d)   settle any claim between the Corporation and the Stockholder, except to the extent such claim constitutes, or is the subject of, an Investment Committee Approval Transaction.

        For purposes of this Certificate of Incorporation, "Minority Common Stock" shall mean shares of Common Stock not Beneficially Owned by a member of the Stockholder Group.

        Section 7.3  In addition to any other vote, consent or approval required by the Corporation's Organizational Documents, the Stockholder's Agreement or applicable law, for so long as the Stockholder's Voting Percentage is twenty percent (20%) or more, the Corporation shall not amend or seek to amend its Organizational Documents or the Organizational Documents of any Subsidiary of the Corporation (including, for the avoidance of doubt, the creation of any shareholder rights plan or other amendment intended to limit the Stockholder's ownership or acquisition of securities of the Corporation or any Subsidiary of the Corporation) in any manner that could limit, restrict or adversely affect the Stockholder's rights under the Stockholder's Agreement. In addition to any other vote, consent or approval required by the Corporation's Organizational Documents, the Stockholder's Agreement or applicable law, the Corporation shall not amend or seek to amend its Organizational Documents or the Organizational Documents of any Subsidiary of the Corporation (including, for the avoidance of doubt, the creation of any shareholder rights plan or other amendment intended to limit ownership or acquisition of securities of the Corporation or any Subsidiary of the Corporation by holders of Minority Common Stock) in any manner that could limit, restrict or adversely affect the rights of holders of Minority Common Stock under the Stockholder's Agreement.

        Section 7.4  Notwithstanding anything contained herein to the contrary, if at any time the Stockholder's Voting Percentage is less than fifteen percent (15%), all of the obligations of the Corporation and rights of the Stockholder set forth in Section 7.1, Section 7.2 and Section 7.3 shall forever terminate and be of no further force and effect.

ARTICLE VIII

        Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE IX

        In furtherance and not in limitation of the powers conferred upon it by law, subject to any qualifications, limitations and restrictions set forth in Article VII, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the Bylaws of the Corporation by the vote of a majority of the entire Board of Directors.

ARTICLE X

        Section 10.1  Except as otherwise provided in the Certificate of Incorporation, without any accountability to the Corporation or any stockholder, (a) the Stockholder and its Affiliates, and their respective officers, directors, shareholders, partners, stockholders, agents and employees (collectively, the "Corporate Opportunities Group"), shall not in any way be prohibited or restricted from engaging or investing in, independently or with others, any business opportunity of any type or description; (b) subject to the proviso in Section 10.1(c), the Corporation shall not have any right in or to such other business opportunities of the Stockholder or any Person in the Corporate Opportunities Group or to the income or proceeds derived therefrom; and (c) neither the Stockholder nor any Person in the

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Corporate Opportunities Group shall be obligated to present any business opportunity to the Corporation or any other stockholder, even if the opportunity is of the character that, if presented to the Corporation, could be taken by the Corporation, or if presented to any other stockholder, could be taken by such stockholder; provided, that with respect to any business opportunity that is offered in writing (including by e-mail or other electronic transmission) to any officer or director of the Corporation (or any of its Affiliates) who is also an officer, director or employee of Stockholder (or any of its Affiliates) which business opportunity is expressly offered to such individual in (and as a direct result of) his or her capacity as a director or officer of the Corporation (or any of its Affiliates), such business opportunity shall not be taken by Stockholder (or its Affiliate) without the approval of a majority of the Independent Directors.

        Section 10.2  For purposes of this Certificate of Incorporation: (a) "Affiliate" shall mean with respect to any Person, a Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person, provided that the Stockholder shall not be deemed to be an Affiliate of the Company and vice versa; (b) "Control" shall mean the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, voting equity, limited liability company interests, general partner interests, or voting interests, by contract or otherwise; and (c) "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature.

        Section 10.3 To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X and Article XI.

ARTICLE XI

        No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article XI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ARTICLE XII

        This Corporation shall not be governed by Section 203 of the GCL until such time as the Stockholder gives public notice that the Stockholder's Voting Percentage is less than fifteen percent (15%), whereupon the Corporation shall, upon such public notice, immediately and automatically, without further action on the part of the Corporation or any holder of stock of the Corporation become governed by Section 203 of the GCL.

        IN WITNESS WHEREOF, the undersigned duly authorized officer of Forestar Group Inc. has executed this Second Amended and Restated Certificate of Incorporation this [            ] day of [                        ] 2017, and Does Hereby Certify under penalties of perjury that the facts stated in this Second Amended and Restated Certificate of Incorporation are true.

Name:
Title:

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EXHIBIT B

SECOND AMENDED AND RESTATED BYLAWS
OF
FORESTAR GROUP INC.

ARTICLE I
OFFICES

        Section 1.1    Registered Office.     The registered office of Forestar Group Inc. (the "Company") in the State of Delaware shall be at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be Corporation Service Company.

        Section 1.2    Other Offices.     The Company may also have an office or offices, and keep the books and records of the Company, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Company require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

        Section 2.1    Place of Meeting.     All meetings of the stockholders of the Company shall be held at the office of the Company or at such other places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or the Chairman of the Board.

        Section 2.2    Annual Meeting.     The annual meeting of the stockholders of the Company for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour as may from time to time be determined by the Board of Directors.

        Section 2.3    Special Meetings.     Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders for any purpose or purposes may be called only by (i) the Chairman of the Board or (ii) the Secretary of the Company at the request in writing of a majority of the entire Board of Directors. Special meetings of the stockholders may be called at such place and on such date and at such time as fixed by the appropriate person calling such special meeting of the stockholders. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

        Section 2.4    Notice of Meetings.     Except as otherwise provided by law, written notice of each meeting of the stockholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Company. Each such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Article X of these Bylaws.

        Section 2.5    Quorum.     Except as otherwise provided by law or by the Certificate of Incorporation of the Company, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote, which if any vote is to be taken by classes shall mean the holders of a majority of the votes entitled to be cast by the stockholders of each such class, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders.

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        Section 2.6    Adjournments.     In the absence of a quorum, the holders of a majority of the votes entitled to be cast by the stockholders, present in person or by proxy, may adjourn the meeting from time to time, without notice to the stockholders, until a quorum is present, if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

        Section 2.7    Order of Business.     At each meeting of the stockholders, one of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairman of the meeting: Chairman of the Board, Vice-Chairmen of the Board (in the order of their seniority if more than one), Chief Executive Officer, President, Vice Presidents (in the order of their seniority if more than one) and Secretary. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

        Section 2.8    List of Stockholders.     It shall be the duty of the Secretary or other officer of the Company who has charge of the stock ledger to prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder's name. Such list shall be produced and kept available at the times and places required by law.

        Section 2.9    Voting.     Except as otherwise provided by law or by the Certificate of Incorporation of the Company, each stockholder of record of any class or series of stock having a preference over the Common Stock of the Company as to dividends or upon liquidation shall be entitled on each matter submitted to a vote at each meeting of stockholders to such number of votes for each share of such stock as may be fixed in the Certificate of Incorporation or in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such stock, and each stockholder of record of Common Stock shall be entitled at each meeting of stockholders to one vote for each share of such stock, in each case, registered in such stockholder's name on the books of the Company:

  (1)
  on the date fixed pursuant to Section 7.6 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

  (2)
  if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

        Each stockholder entitled to vote at any meeting of stockholders may authorize not in excess of three persons to act for such stockholder by a proxy signed by such stockholder or such stockholder's attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

        At each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders (except as otherwise required by law and except as otherwise provided in the Certificate of Incorporation) shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy, and where a separate vote by class is required, a

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majority of the votes cast by the stockholders of such class, present in person or represented by proxy, shall be the act of such class.

        Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.

        Section 2.10    Inspectors.     Either the Board of Directors or, in the absence of a designation of inspectors by the Board, the chairman of any meeting of stockholders may, in its or such person's discretion, appoint one or more inspectors to act at any meeting of stockholders. Such inspectors shall perform such duties as shall be specified by the Board or the chairman of the meeting. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such inspector.

        Section 2.11    Advance Notification.     At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder who (i) was a stockholder of record at the time of giving of advance notice provided for in this Section 2.11 and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the advance notice procedures set forth in this Section 2.11 as to such business. For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of directors of the Company, the procedures in Section 3.3 must be complied with. If such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary and such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered or mailed by first class United States mail, postage prepaid, to and received by the Secretary at the principal executive offices of the Company not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company; provided, however, that in the event that the annual meeting is called for a date (including any change in a date designated by the Board of Directors pursuant to Section 2.2) more than 50 days prior to such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was first mailed or public disclosure of the date of the meeting was first made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (c) as of the date of the notice and as of the record date for the meeting (and if the record date is subsequent to the date notice is delivered to the Secretary as provided above, then such stockholder shall deliver in writing to the Secretary at the principal executive offices of the Company the information as of the record date promptly following the later of the record date and the date notice of the record date is first publicly disclosed) (i) the class or series and number of shares of the Company that are beneficially owned by such stockholder and such beneficial owner, (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject

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to settlement in the underlying class or series of capital stock of the Company or otherwise (a "derivative instrument") directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or such beneficial owner has a right to vote any shares of any security of the Company, (iv) any short interest in any security of the Company (for purposes of this Section 2.11 a person or entity shall be deemed to have a short interest in a security if such person or entity directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (v) any rights to dividends on the shares of the Company owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Company, (vi) any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner thereof, and (vii) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Company or derivative instruments as of the date of such notice, including without limitation any such interests held by members of such stockholder's or beneficial owner's immediate family sharing the same household (which information shall be supplemented by such stockholder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); (d) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; (e) as of the date of the notice and as of the record date for the meeting (and if the record date is subsequent to the date notice is delivered to the Secretary as provided above, then such stockholder shall deliver in writing to the Secretary at the principal executive offices of the Company the information as of the record date promptly following the later of the record date and the date notice of the record date is first publicly disclosed) (i) any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements, and understandings between such stockholder and beneficial owner, if any, and any other person or entity (including their names) in connection with such business or the proposal thereof by such stockholder; and (f) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.11 and except that, with respect to any business related to the election of directors of the Company, the procedures in Section 3.3 must be complied with.

        The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.11, and if he should so determine, the chairman shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted. In addition, unless otherwise required by law, if a stockholder (or a qualified representative of the stockholder) intending to propose business at an annual meeting pursuant to this Section 2.11 does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Company.

        Nothing in this Section 2.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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 ARTICLE III
BOARD OF DIRECTORS

        Section 3.1    General Powers.     The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by the Certificate of Incorporation of the Company or by these Bylaws directed or required to be exercised or done by the stockholders.

        Section 3.2    Number, Qualification and Election.

          (a)    Number.    Except as otherwise fixed by or pursuant to the provisions of the Certificate of Incorporation of the Company, the number of the directors of the Company shall be as specified from time to time by vote of a majority of the entire Board of Directors, but not less than three.

          (b)    Election.    Except as provided in Section 3.14, a nominee for director shall be elected if the votes cast for such nominee's election exceed the votes cast against such nominee's election; provided, however, that the directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 3.3 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the seventh day preceding the date the Company first mails its notice of meeting for such meeting to the stockholders.

        Section 3.3    Notification of Nominations.     Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations for election to the Board of Directors of the Company at a meeting of stockholders may be made (a) by the Board of Directors or (b) at an annual meeting of stockholders or at a special meeting of stockholders at which directors are to be elected as specified in the Company's notice of special meeting, by any stockholder of the Company who (i) was a stockholder of record at the time of giving of advance notice provided for in this Section 3.3 and at the time of the meeting, (ii) is entitled to vote for the election of directors at such meeting and (iii) complies with the advance notice procedures set forth in this Section 3.3. Nominations with respect to an election of directors to be held at an annual meeting, other than those nominations made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to and received by the Secretary at the principal executive offices of the Company not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company; provided, however, that in the event that the annual meeting is called for a date (including any change in a date designated by the Board pursuant to Section 2.2) more than 50 days prior to such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was first mailed or public disclosure of the date of the annual meeting was first made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above. Nominations with respect to an election of directors to be held at a special meeting of stockholders, other than nominations made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to and received by the Secretary at the principal executive offices of the Company no later than the close of business on the 10th day following the day on which such notice of the date of the special meeting was first mailed or public disclosure of the date of the special meeting was first made, whichever first occurs. Each notice under this Section 3.3 shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company that are

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beneficially owned by each such nominee, (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (as defined in Section 2.11) (including such person's written consent to be named as a nominee and to serve as a director if elected) and (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the three fiscal years of the Company prior to the date of such meeting, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor provision) if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof, or any person acting in concert therewith, were the "registrant" for purposes of such rules and the nominee were a director or executive officer of such registrant; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (ii) as of the date of the notice and as of the record date for the meeting (and if the record date is subsequent to the date notice is delivered to the Secretary as provided above, then such stockholder shall deliver in writing to the Secretary at the principal executive offices of the Company the information as of the record date promptly following the later of the record date and the date notice of the record date is first publicly disclosed) (A) the class or series and number of shares of the Company which are beneficially owned by such stockholder and such beneficial owner, (B) any derivative instrument (as defined in Section 2.11) directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or such beneficial owner has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of this Section 3.3 a person or entity shall be deemed to have a short interest in a security if such person or entity directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Company owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner thereof, and (G) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Company or derivative instruments as of the date of such notice, including without limitation any such interests held by members of such stockholder's or beneficial owner's immediate family sharing the same household (which information shall be supplemented by such stockholder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); (c) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (d) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present such nomination. Each nominee for election or reelection to the Board of Directors must complete, execute and deliver a questionnaire, representation and agreement as described below. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company and to be

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independent as determined under applicable rules and regulations, and that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nomine

        The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. In addition, unless otherwise required by law, if a stockholder (or a qualified representative of the stockholder) intending to make a nomination at an annual or special meeting pursuant to this Section 3.3 does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company.

        To be eligible to be a nominee for election or reelection as a director of the Company, the prospective nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 3.3) to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request). The prospective nominee must also provide to the Secretary at the principal executive offices of the Company a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Company or (ii) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Company, with such person's fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) would be in compliance, if elected as a director of the Company, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunity, confidentiality and stock ownership and trading policies and guidelines of the Company.

        Section 3.4    Quorum and Manner of Acting.     Except as otherwise provided by law, the Certificate of Incorporation of the Company or these Bylaws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn the meeting to another time and place. Notice of any adjourned meeting shall be given as set forth in Section 3.8. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called and noticed.

        Section 3.5    Place of Meeting.     The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

        Section 3.6    Regular Meetings.     Regular meetings of the Board of Directors shall be held at such times and places as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting that would otherwise be held on that day shall be held at the same hour on the next succeeding day not a legal holiday.

        Section 3.7    Special Meetings.     Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by the Secretary upon the request of a majority of the directors.

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        Section 3.8    Notice of Meetings.     Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be mailed to each director, addressed to such director at such director's residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by facsimile, telegraph or electronic mail transmission or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

        Section 3.9    Rules and Regulations.     The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation of the Company or these Bylaws for the conduct of its meetings and management of the affairs of the Company as the Board may deem proper.

        Section 3.10    Participation in Meeting by Means of Communications Equipment.     Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

        Section 3.11    Action Without Meeting.     Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or of such committee.

        Section 3.12    Resignations.     Any director may resign at any time upon notice given in writing or by electronic transmission to the Chairman of the Board or to the Secretary. A resignation is effective when the resignation is delivered unless the resignation specifies (a) a later effective date or (b) an effective date determined upon the happening of an event or events (including but not limited to a failure to receive a majority of the votes cast in an election and the acceptance of the resignation by the Board of Directors).

        Section 3.13    Removal of Directors.     Directors may be removed only as provided in Section 5.7 of the Certificate of Incorporation of the Company.

        Section 3.14    Vacancies.     Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Company as to dividends or upon liquidation and except as provided otherwise in the Certificate of Incorporation of the Company, any vacancies on the Board of Directors resulting from resignation, retirement, death or other removal (with or without cause), shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the Board of Directors, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 2.3 of these Bylaws. Any director elected in accordance with the preceding sentence of this Section 3.14 shall hold office until the next annual meeting of stockholders or until such director's successor shall have been elected and qualified.

        Section 3.15    Compensation.     Each director who shall not at the time also be a salaried officer or employee of the Company or any of its subsidiaries (hereinafter referred to as an "outside director"), in consideration of such person serving as a director, shall be entitled to receive from the Company such amount per annum and such fees for attendance at meetings of the Board of Directors or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each

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director, whether or not an outside director, shall be entitled to receive from the Company reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a director. Nothing contained in this Section 3.15 shall preclude any director from serving the Company or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE IV
EXECUTIVE AND OTHER COMMITTEES

        Section 4.1    Executive Committee.     Except as otherwise provided by the Certificate of Incorporation, the Board of Directors may, by resolution adopted by a majority of the entire Board, designate annually three or more of its members to constitute members or alternate members of an Executive Committee, which Committee shall have and may exercise, between meetings of the Board, all the powers and authority of the Board in the management of the business and affairs of the Company, including, if such Committee is so empowered and authorized by resolution adopted by a majority of the entire Board, the power and authority to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the Company to be affixed to all papers which may require it, except that the Executive Committee shall not have such power or authority in reference to:

          (a)   amending the Certificate of Incorporation of the Company;

          (b)   adopting an agreement of merger or consolidation involving the Company;

          (c)   recommending to the stockholders the sale, lease or exchange of all or substantially all of the property and assets of the Company;

          (d)   recommending to the stockholders a dissolution of the Company or a revocation of a dissolution;

          (e)   adopting, amending or repealing any Bylaw;

          (f)    filling vacancies on the Board or on any committee of the Board, including the Executive Committee;

          (g)   fixing the compensation of directors for serving on the Board or on any committee of the Board, including the Executive Committee; or

          (h)   amending or repealing any resolution of the Board that by its terms may be amended or repealed only by the Board.

        Except as otherwise provided in the Certificate of Incorporation of the Company, the Board shall have power at any time to change the membership of the Executive Committee, to increase or decrease (but not below the number three (3)) the membership of the Executive Committee, to designate alternate members who may replace absent or disqualified members of it, to fill all vacancies in it and to discharge it or any member thereof, either with or without cause.

        Section 4.2    Other Committees.     Except as otherwise provided in the Certificate of Incorporation of the Company, the Board of Directors may, by resolution adopted by a majority of the entire Board, designate from among its members one or more other committees, each of which shall, except as otherwise prescribed by law, have such authority of the Board as may be specified in the resolution of the Board designating such committee. A majority of all the members of such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Except as otherwise provided in the Certificate of Incorporation of the Company, the Board shall have power at any time to change the membership of, to increase or decrease the membership of, to fill all vacancies in and to discharge any such committee, or any member thereof, either with or without cause.

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        Section 4.3    Procedure; Meetings; Quorum.     Regular meetings of the Executive Committee or any other committee of the Board of Directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of the Executive Committee or any other committee of the Board shall be called at the request of any member thereof. Notice of each special meeting of the Executive Committee or any other committee of the Board shall be sent by mail, electronic mail, facsimile, telegraph or telephone, or be delivered personally to each member thereof not later than the day before the day on which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of the Executive Committee or any other committee of the Board shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the Board need not be given. The Executive Committee or any other committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation of the Company or these Bylaws for the conduct of its meetings as the Executive Committee or any other committee of the Board may deem proper. A majority of the Executive Committee or any other committee of the Board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. In the absence or disqualification of a member, the remaining members, whether or not a quorum, may fill a vacancy. The Executive Committee or any other committee of the Board of Directors shall keep written minutes of its proceedings, a copy of which is to be filed with the Secretary of the Company, and shall report on such proceedings to the Board.

ARTICLE V
OFFICERS

        Section 5.1    Number; Term of Office; Compensation.     The officers of the Company shall be a Chief Executive Officer, a Chief Financial Officer and/or a Treasurer, a Secretary, one or more Vice Presidents, which may be designated as Executive Vice President, Senior Vice President, and one or more of whom may be designated as Group Vice Presidents, or such other designation as deemed appropriate, from time to time, by the Board of Directors, and such other officers or agents with such titles and such duties as the Board of Directors may from time to time determine, each to have such authority, functions or duties as in these Bylaws provided or as the Board of Directors may from time to time determine, and each to hold office for such term as may be prescribed by the Board of Directors and as to those offices as determined to be mandatory under the provisions hereof until such person's successor shall have been chosen and shall qualify, all until any of such person's death or resignation or until such person's removal in the manner hereinafter provided. The Chairman of the Board and any Vice-Chairman of the Board shall be elected from among the directors. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation of the Company or these Bylaws to be executed, acknowledged or verified by two or more officers. Except as otherwise provided in the Certificate of Incorporation of the Company, the Board may from time to time authorize any officer to appoint and remove any such other officers and agents and to prescribe their powers and duties. The Board may require any officer or agent to give security for the faithful performance of such person's duties. Except as otherwise provided in the Certificate of Incorporation of the Company, the Board shall establish the salaries of the officers of the Company.

        Section 5.2    Removal.     Except as otherwise provided in the Certificate of Incorporation of the Company, any officer may be removed, either with or without cause, by the Board of Directors at any

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meeting thereof called for the purpose, or, except in the case of any officer elected by the Board, by any committee or superior officer upon whom such power may be conferred by the Board.

        Section 5.3    Resignation.     Subject at all times to the right of removal as provided in Section 5.2, any officer may resign at any time by giving notice to the Board of Directors, the Chairman of the Board or the Secretary of the Company. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; provided that the Chairman of the Board or, in the event of the resignation of the Chairman of the Board, the Board of Directors may designate an effective date for such resignation which is earlier than the date specified in such notice but which is not earlier than the date of receipt of such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 5.4    Vacancies.     Except as otherwise provided in the Certificate of Incorporation of the Company, a vacancy in any office because of resignation, retirement, death or other removal (with or without cause) may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election to such office.

        Section 5.5    Chief Executive Officer.     The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Company (subject to the control of the Board of Directors) and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same. The Chief Executive Officer, or his or the Board's designee, shall vote all securities held by the Company.

        Section 5.6    Chief Financial Officer.     The Chief Financial Officer of the Company shall have general supervision over the financial operations of the Company, subject to the direction of the Chairman of the Board or the Board of Directors. The Chief Financial Officer may sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same.

        Section 5.7    Vice Presidents.     Each Vice President shall have such powers and duties as shall be prescribed by the Chairman of the Board or the Board of Directors. Any Vice President may sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same.

        Section 5.8    Treasurer.     The Treasurer shall perform all duties incident to the office of Treasurer, and shall have such other duties as from time to time may be assigned to the Treasurer by the Chief Financial Officer, the Chairman of the Board or the Board of Directors.

        The Treasurer shall serve as Chief Financial Officer if no other person is elected to the office of Chief Financial Officer.

        Section 5.9    Secretary.     It shall be the duty of the Secretary to act as secretary at all meetings of the Board of Directors, and of the stockholders and to attend and record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Company are duly given and served; the Secretary shall be custodian of the seal of the Company and shall affix the seal or cause to be affixed to all certificates of stock of the Company (unless the seal of the Company on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Company under its seal is duly authorized in accordance with the provision of these Bylaws. The Secretary shall have charge of the stock ledger and also of the other books, records and papers of the Company and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such person by the Chairman of the Board or the Board of Directors.

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        Section 5.10    Assistant Treasurers and Assistant Secretaries.     The Assistant Treasurers and the Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer or Secretary, respectively, or by the Chairman of the Board or the Board of Directors.

ARTICLE VI
INDEMNIFICATION

        Section 6.1    Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Company.     Subject to Section 6.3, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer or employee of the Company, or is or was a director, officer or employee of the Company or any direct or indirect wholly owned subsidiary of the Company serving at the request of the Company as a director, officer, employee or agent of any such subsidiary or another corporation, savings and loan association, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        Section 6.2    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company.     Subject to Section 6.3, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Company, or is or was a director, officer or employee of the Company or any direct or indirect wholly owned subsidiary of the Company serving at the request of the Company as a director, officer, employee or agent of any such subsidiary or another corporation, savings and loan association, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 6.3    Authorization of Indemnification.     Any indemnification under this Article VI (unless ordered by a court) shall be made by the Company only as authorized in the specific case as permitted by applicable law upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.1 or Section 6.2, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer or employee has been successful on the

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merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

        Section 6.4    Good Faith Defined.     For purposes of any determination under Section 6.3, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Company or another enterprise, or on information supplied to him by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The terms "another enterprise" or "other enterprise" as used in this Article VI shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enter price of which such person is or was serving at the request of the Company as a director, officer, employee or agent. The provisions of this Section 6.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 6.1 or Section 6.2, as the case may be.

        Section 6.5    Indemnification by a Court.     Notwithstanding any contrary determination in the specific case under Section 6.3, and notwithstanding the absence of any determination thereunder, any director, officer or employee may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 6.1 and Section 6.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 6.1 or Section 6.2, as the case may be. Neither a contrary determination in the specific case under Section 6.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director, officer or employee seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 6.5 shall be given to the Company promptly upon the filing of such application.

        Section 6.6    Expenses Payable in Advance.     Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Article VI.

        Section 6.7    Non-exclusivity of Indemnification and Advancement of Expenses.     The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Section 6.1 and Section 6.2 shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 6.1 or Section 6.2 but whom the Company has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

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        Section 6.8    Insurance.     The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, savings and loan association, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or the obligation to indemnify him against such liability under the provisions of this Article VI.

        Section 6.9    Certain Definitions.     For purposes of this Article VI, references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was a director, officer or employee of such constituent corporation or any direct or indirect wholly owned subsidiary of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of any such subsidiary or another corporation, savings and loan association, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VI, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer or employee of the Company which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Article VI.

        Section 6.10    Survival of Indemnification and Advancement of Expenses.     The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII
CAPITAL STOCK

        Section 7.1    Certificates for Shares.     Shares of the capital stock of the Company may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware. Each stockholder, upon written request to the transfer agent or registrar of the Company, shall be entitled to a certificate representing the capital stock of the Company in such form as may from time to time be prescribed by the Board of Directors. Certificates representing shares of stock of each class shall be issued in consecutive order and shall be numbered in the order of their issue, shall be signed by, or in the name of, the Company by the Chairman of the Board, the President, or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, and sealed with the seal of the Company, which may be by a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Company with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue. Absent a specific request for such a certificate by the registered owner or transferee thereof, all shares may be uncertificated upon the original issuance

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thereof by the Company or upon surrender of the certificate representing such shares to the Company or its transfer agent.

        The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

        Section 7.2    Transfer of Shares.     Transfers of shares of stock of each class of the Company shall be made only on the books of the Company by the holder thereof, or by such holder's attorney there unto authorized by a power of attorney duly executed and filed with the Secretary of the Company or a transfer agent for such stock, if any, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power or other evidence of succession, assignment or authority to transfer and the payment of all taxes thereon. The person in whose name shares stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Company, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Company to the extent provided by law, until it shall have been entered in the stock records of the Company by an entry showing from and to whom transferred.

        Section 7.3    Addresses of Stockholders.     Each stockholder shall designate to the Secretary or transfer agent of the Company an address at which notices of meetings and all other corporate notices may be served or mailed to such person, and, if any stockholder shall fail to designate such address, corporate notices may be served upon such person by mail directed to such person at such person's post office address, if any, as the same appears on the share record books of the Company or at such person's last known post office address.

        Section 7.4    Lost, Destroyed and Mutilated Certificates.     The holder of any share of stock of the Company shall immediately notify the Company of any loss, theft, destruction or mutilation of the certificate therefor. The Company may issue uncertificated shares, or if requested by the registered owner a new certificate or cause a new certificate to be issued, in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The Board of Directors, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the Company a bond in such sum and with such surety or sureties as they may direct to indemnify the Company and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

        Section 7.5    Regulations.     The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Company and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

        Section 7.6    Fixing Date for Determination of Stockholders of Record.     In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of

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or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VIII
SEAL

        The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Company and the words and figures "Corporate Seal Delaware", or such other words or figures as the Board of Directors may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. Unless otherwise provided in these Bylaws or by law, it shall not be mandatory that the corporate seal or its facsimile be impressed or affixed on any document executed on behalf of the Company.

ARTICLE IX
FISCAL YEAR

        The fiscal year of the Company shall end at the close of business on December 31 in each year.

ARTICLE X
WAIVER OF NOTICE

        Whenever any notice whatsoever is required to be given by these Bylaws, by the Certificate of Incorporation of the Company or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing, which writing shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

ARTICLE XI
AMENDMENTS

        Except as otherwise provided in the Certificate of Incorporation of the Company, any Bylaw (other than this Bylaw) may be adopted, repealed, altered or amended by a majority of the entire Board of Directors at any meeting thereof, provided that such proposed action in respect thereof shall be stated in the notice of such meeting and any such action by the Board of Directors shall be effective without the necessity for any approval or ratification by the stockholders of the Company.

ARTICLE XII
MISCELLANEOUS

        Section 12.1    Execution of Documents.     The Board of Directors shall designate the officers, employees and agents of the Company who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Company and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Company. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board may determine. In the absence of such designation referred to in the first sentence of this Section, the officers of the Company shall have such power so referred to, to the extent incident to the normal performance of their duties.

        Section 12.2    Deposits.     All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company or otherwise as the Board of Directors or any officer of the Company to whom power in that respect shall have been delegated by the Board shall select.

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        Section 12.3    Checks.     All checks, drafts and other orders for the payment of money out of the funds of the Company, and all notes or other evidences of indebtedness of the Company, shall be signed on behalf of the Company in such manner as shall from time to time be determined by resolution of the Board of Directors or of any committee thereof empowered to authorize the same.

        Section 12.4    Proxies in Respect of Stock or Other Securities of Other Corporations.     The Board of Directors shall designate the officers of the Company who shall have authority from time to time to appoint an agent or agents of the Company to exercise in the name and on behalf of the Company the powers and rights which the Company may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Company and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Company may exercise its said powers and rights.

ARTICLE XIII
FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

        Section 13.1    Forum for Adjudication of Certain Disputes.     Unless the Company consents in writing to the selection of an alternative forum (an "Alternative Forum Consent"), the Court of Chancery of the State of Delaware shall be, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Company to the Company or the Company's stockholders, or any action asserting a claim for aiding and abetting any such breach of fiduciary duty, (iii) any action asserting a claim against the Company or any director, officer, stockholder, employee or agent of the Company arising out of or relating to any provision of the Delaware General Corporation Law or the Company's Certificate of Incorporation or these Bylaws, or (iv) any action asserting a claim against the Company or any director, officer, stockholder, employee or agent of the Company governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Failure to enforce the foregoing provisions would cause the Company irreparable harm and the Company shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provision, including, without limitation, an anti-suit injunction to enforce Article XIII and to preclude suit in any other forum. Any person or entity holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and to consent to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in any proceeding brought to enjoin, or otherwise enforce this Article XIII with respect to, any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this Article XIII (an "Inconsistent Action") and (ii) having service of process made upon such person or entity in any such proceeding by service upon such person's or entity's counsel in such Inconsistent Action as agent for such person or entity.

        ADOPTED as of this [        ]th day of [                        ] 2017.

[ ]

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Annex B

Execution Version

STOCKHOLDER'S AGREEMENT

by and between

FORESTAR GROUP INC.

and

D.R. HORTON, INC.

DATED AS OF JUNE 29, 2017

        STOCKHOLDER'S AGREEMENT, dated as of June 29, 2017 (this "Agreement"), by and between D.R. HORTON, INC., a Delaware corporation (the "Stockholder"), and FORESTAR GROUP INC., a Delaware corporation (the "Company"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in that certain Merger Agreement, of even date herewith (the "Merger Agreement"), by and between the Stockholder, the Company, and Force Merger Sub, Inc.

W  I  T  N  E  S  S  E  T  H:

        WHEREAS, concurrently with the execution of this Agreement, the Company and the Stockholder have entered into the Merger Agreement, pursuant to which, among other things, the Stockholder will acquire from the Company shares of common stock, par value $1.00 per share, of the Company (the "Common Stock"), all upon the terms and subject to the conditions set forth therein; and

        WHEREAS, the Company and the Stockholder desire to establish in this Agreement certain rights and obligations in respect of the Common Stock to be acquired by the Stockholder pursuant to the Merger Agreement and related matters concerning the Stockholder's relationship with and investment in the Company.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Definitions.     As used in this Agreement, the following terms shall have the meanings indicated below:

        "Affiliate" shall mean with respect to any Person, a Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person, provided that for purposes of this Agreement, the Stockholder shall not be deemed to be an Affiliate of the Company and vice versa.

        "Affiliated Directors" shall mean the Directors who are also concurrently managers, officers, directors or employees of the Stockholder or its Subsidiaries.

        "Agreement" shall have the meaning set forth in the Preamble.

        "Beneficially Own" shall mean, with respect to any securities, (i) having "beneficial ownership" of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (or any successor statute or regulation), (ii) having the right to become the Beneficial Owner of such securities (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, or (iii) having an exercise or conversion privilege or a settlement payment or mechanism with respect to any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not currently exercisable, at a price related to the value of the securities for which Beneficial Ownership is being determined or a value determined in whole or part with reference to, or derived in whole or in part from, the value of the securities for which Beneficial Ownership is being determined that increases in value as the value of the securities for which Beneficial Ownership is being determined increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the securities for which

Beneficial Ownership is being determined (excluding any interests, rights, options or other securities set forth in Rule 16a-1(c)(1)-(5) or (7) promulgated pursuant to the Exchange Act).

        "Blackout Period" shall have the meaning set forth in Section 5.3(b).

        "Board" shall mean, as of any date, the Board of Directors of the Company on such date.

        "Business Day" shall mean any day other than a Saturday, a Sunday, a federal holiday or a day on which banks in the City of New York are authorized or obligated by law to close.

        "Capital Expenditure" shall mean a capital expenditure made or incurred by the Company or any of its Subsidiaries, including property acquisitions and the incurrence of any asset-level or secured Indebtedness; provided, that, in the case of an acquisition of land for a development of residential lots, the dollar amount of such Capital Expenditure shall be deemed to include the purchase price of such development, plus the total expected development costs required (i) to prepare the initial phase of lots for the construction of homes, in the case of a development to be conducted in phases, or (ii) to prepare the land for the construction of homes, in the case of a development not to be conducted in phases.

        "Chosen Courts" shall have the meaning set forth in Section 8.5.

        "Claim Notice" shall have the meaning set forth in Section 5.10(a).

        "Claims" shall have the meaning set forth in Section 5.9(a).

        "Common Stock" shall have the meaning set forth in the Recitals.

        "Company" shall have the meaning set forth in the Preamble.

        "Company Group" shall mean the Company, each Subsidiary of the Company and each other Person that is Controlled either directly or indirectly by the Company.

        "Company Information" shall have the meaning set forth in Section 3.7(b).

        "Control" shall mean the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, voting equity, limited liability company interests, general partner interests, or voting interests, by contract or otherwise.

        "Convertible Senior Notes" shall mean the 3.75% Convertible Senior Notes due 2020 issued under the First Supplemental Indenture.

        "Corporate Opportunities Group" shall have the meaning set forth in Section 7.1(a).

        "Demand Registration Statement" shall have the meaning set forth in Section 5.2.

        "Demand Request" shall have the meaning set forth in Section 5.2.

        "Director" shall mean any member of the Board.

        "EDGAR" shall have the meaning set forth in Section 5.7(a)(ii).

        "Effective Period" shall have the meaning set forth in Section 5.7(a)(iii).

        "Effective Time" shall have the meaning set forth in the Merger Agreement.

        "Encumbrance" shall mean any lien, pledge, charge, claim, encumbrance, hypothecation, security interest, option, lease, license, mortgage, easement or other restriction or third-party right of any kind, including any right of first refusal, tag-along or drag-along right or restriction on voting, transferring, lending, disposing or assigning, in each case other than pursuant to this Agreement.

        "Equity Issuance" shall mean any issuance, sale or placement of any Common Stock or other capital stock of the Company or any of its Subsidiaries, and any issuance, sale or placement of any other securities, including notes, debentures or other Indebtedness, of the Company or any of its Subsidiaries that are convertible or exchangeable into, or exercisable for, Common Stock or other capital stock of the Company or any of its subsidiaries, other than securities issued (i) pursuant to an option plan, equity plan, employment agreement, compensation or similar arrangement or otherwise to managers, officers, directors, employees or consultants of the Company or any of its Subsidiaries, provided, that any of the foregoing such plans, agreements and arrangements are approved by the Board (or a duly authorized committee thereof), (ii) in connection with any stock split or stock dividend (including dividends on preferred stock whether in the form of shares of Common Stock or preferred stock) paid on a proportionate basis to all holders of the affected class of capital stock or recapitalization approved by the Board, (iii) as consideration in any direct or indirect acquisition (of stock or assets) or business combination by the Company or any of its Subsidiaries whether by merger, asset purchase, stock purchase or other reorganization and (iv) in connection with the issuance of Common Stock upon conversion of the Company's or any of its Subsidiaries' notes, debentures or other Indebtedness (whether or not existing on the date hereof) in accordance with the terms of such notes, debentures or other Indebtedness.

        "Equity Issuance Price" shall mean, with respect to any Equity Issuance, the same price per share offered to other investors in such Equity Issuance; provided that if such Equity Issuance is an underwritten public offering, such price shall be the price offered to the public in such underwritten offering, net of any underwriters' discounts or commissions applicable to such publicly offered shares.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "First Supplemental Indenture" shall mean the First Supplemental Indenture, dated as of February 26, 2013, between the Company and U.S. Bank National Association, as trustee.

        "Indebtedness" shall mean, with respect to any Person, (a) all indebtedness for money borrowed and any obligations evidenced by bonds, debentures, notes or similar debt instruments; (b) all liabilities secured by any mortgage, deed of trust, deed to secure debt, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner, through indemnity or otherwise, and the obligation to reimburse the issuer in respect of any letter of credit; (d) any obligation as a lessee or obligor under a capitalized lease; (e) all reimbursement obligations with respect to letters of credit or similar instruments issued by a Person; and (f) all indebtedness, obligations or other liabilities under or with respect to (i) interest rate swap, collar, cap or similar agreements providing interest rate protection and (ii) foreign currency exchange agreements.

        "Indemnifying Party" shall have the meaning set forth in Section 5.10(a).

        "Independent Directors" shall mean any Directors to be considered "independent" under the rules of the SEC, the NYSE and any other or additional exchange on which the securities of the Company are listed, including for purposes of Rule 10A-3 promulgated under the Exchange Act (or any successor rule thereto).

        "Investment Committee" shall have the meaning set forth in Section 3.3(b)(i).

        "Investment Committee Approval Transaction" shall have the meaning set forth in Section 3.3(b)(i).

        "Investment Decision" shall have the meaning set forth in Section 3.3(b)(i).

        "Legacy Director" shall have the meaning set forth in Section 3.2(a).

        "Lock-Up Period" shall mean the fifteen-month period commencing at the Effective Time.

        "Lock-Up Period Transferee" shall have the meaning set forth in Section 4.1.

        "Master Supply Agreement" shall mean the Master Supply Agreement, of even date herewith, by and between the Company and the Stockholder.

        "Maximum Number" shall have the meaning set forth in Section 5.5.

        "Merger Agreement" shall have the meaning set forth in the Preamble.

        "Minority Common Stock" shall mean shares of Common Stock not Beneficially Owned by a member of the Stockholder Group.

        "Nominating and Governance Committee" shall mean the Nominating and Governance Committee of the Board (or another committee of the Board performing substantially similar functions as the Nominating and Governance Committee of the Board as performed as of immediately prior to the Effective Time).

        "Non-Stockholder Designees" shall have the meaning set forth in Section 3.2(b).

        "NYSE" shall mean the New York Stock Exchange.

        "Organizational Documents" shall mean, with respect to any Person, such Person's articles or certificate of association, incorporation, formation or organization, by-laws, limited liability company agreement, partnership agreement or other constituent document or documents, each in its currently effective form as amended from time to time.

        "Other Holder" shall have the meaning set forth in Section 5.5.

        "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature.

        "Piggy-Back Registration" shall have the meaning set forth in Section 5.4.

        "Piggy-Back Request" shall have the meaning set forth in Section 5.4.

        "Piggy-Back Securities" shall have the meaning set forth in Section 5.4.

        "Pro Rata Portion" shall mean, with respect to the Stockholder and its Subsidiaries at a given time and with respect to a given Equity Issuance, a number of shares of Common Stock, other capital stock or other securities of the Company to be issued, sold or placed in the Equity Issuance equal to the product of (a) the number of shares of Common Stock, other capital stock or other securities proposed to be issued, sold or placed in the Equity Issuance, multiplied by (b) a fraction, the numerator of which is the aggregate number of Purchaser Shares immediately prior to the Equity Issuance, and the denominator of which is the aggregate number of shares of Common Stock outstanding immediately prior to the Equity Issuance, in each case calculated on a fully diluted basis.

        "Purchaser Shares" shall mean the shares of Common Stock Beneficially Owned, as of the date of determination, by the Stockholder and its Subsidiaries and any other securities issued in respect thereof or into which such shares of Common Stock shall be converted or exchanged in connection with stock dividends or distributions, combinations or any similar recapitalizations on or after the date hereof.

        "Registrable Securities" shall mean, at any time, the shares of Common Stock initially acquired by the Stockholder and its Subsidiaries pursuant to the Merger Agreement, any additional shares of

Common Stock acquired by the Stockholders or its Subsidiaries pursuant to Section 6.1 of this Agreement, and, in each case, any other securities issued in respect thereof or into which such shares of Common Stock shall be converted or exchanged in connection with stock dividends or distributions, combinations or any similar recapitalizations on or after the date hereof, provided that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when such securities (i) have been sold or distributed in an Underwritten Offering, (ii) are sold pursuant to Rule 144 or an effective registration statement and the restrictive legends are removed, (iii) may be freely sold under Rule 144 without regard to volume or manner of sale restrictions, or (iv) are no longer outstanding, and provided further, that no request for the registration of Registrable Securities may be made for a security that is not registered as a class under Section 12 of the Exchange Act.

        "Registration Expenses" shall have the meaning set forth in Section 5.8.

        "Related Party Transaction" shall mean any transaction between any member of the Company Group, on one hand, and any member of the Stockholder Group, on the other hand.

        "Representatives" shall have the meaning set forth in Section 3.7(b).

        "Rule 144" shall mean Rule 144 promulgated under the Securities Act or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

        "S-3 Eligible" shall have the meaning set forth in Section 5.1.

        "SEC" shall mean the United States Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Stockholder" shall have the meaning set forth in the Preamble.

        "Stockholder Designees" shall have the meaning set forth in Section 3.2(b).

        "Stockholder Group" shall mean the Stockholder and each Person (other than any member of the Company Group) that is an Affiliate of the Stockholder.

        "Subsidiary" shall mean, with respect to any Person, any entity, whether incorporated or unincorporated, of which (i) voting power to elect a majority of the board of directors, management committee or others performing similar functions with respect to such other Person is held by the first mentioned Person and/or by any one or more of its Subsidiaries, (ii) a general partnership interest is held by such first mentioned Person and/or by any one or more of its Subsidiaries (excluding partnerships where such first mentioned Person (A) does not Beneficially Own a majority of the general partnership interests or voting interests and (B) does not otherwise Control such entity, directly or indirectly, by contract, arrangement or otherwise), or (iii) at least 50% of the equity interests of such other Person is, directly or indirectly, owned or Controlled by such first mentioned Person and/or by any one or more of its Subsidiaries.

        "Takedown Prospectus Supplement" shall have the meaning set forth in Section 5.1.

        "Takedown Request" shall have the meaning set forth in Section 5.1.

        "Total Debt" shall mean an amount equal to the sum of all liability balances classified as "Debt" on the Company's most recent monthly consolidated balance sheet.

        "Total Equity" shall mean an amount equal to the balance of "Total Equity" on the Company's most recent monthly consolidated balance sheet.

        "Total Leverage Ratio" shall mean an amount equal to the quotient of (i) Total Debt, divided by (ii) the sum of Total Debt and Total Equity.

        "Transfer" shall mean any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, placement in trust (voting or otherwise), encumbrance or other disposition to any Person, including those by way of spin-off (such as through a dividend), hedging or derivative transactions or otherwise.

        "Underwritten Offering" shall have the meaning set forth in Section 5.1.

        "Votes" shall mean the number of votes entitled to be cast generally in the election of Directors.

        "Voting Percentage" of a Person shall mean, as of the date of determination, the ratio, expressed as a percentage, of (i) the Votes entitled to be cast by the holders of the Voting Securities Beneficially Owned by such Person to (ii) the aggregate Votes entitled to be cast by all holders of the then-outstanding Voting Securities. For purposes of this Agreement, the Stockholder's Voting Percentage shall include the cumulative number of Votes entitled to be cast by the holders of the Voting Securities Beneficially Owned by the Stockholder and its Subsidiaries.

        "Voting Securities" shall mean, together, (i) the Common Stock and (ii) any class of capital stock or other securities of the Company other than the Common Stock that are entitled to vote generally in the election of Directors.

        Section 1.2    Other Definitional Provisions.     Unless the express context otherwise requires:

          (a)   the words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

          (b)   the words "date hereof", when used in this Agreement, shall refer to the date set forth in the Preamble;

          (c)   the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

          (d)   the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa;

          (e)   any references herein to "Dollars" and "$" are to United States Dollars;

          (f)    any references herein to a specific Section, Schedule, Annex or Exhibit shall refer, respectively, to Sections, Schedules, Annexes or Exhibits of this Agreement;

          (g)   wherever the word "include", "includes", or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation";

          (h)   the word "will" shall be construed to have the same meaning and effect as the word "shall";

          (i)    references herein to any gender includes each other gender; and

          (j)    the word "or" shall not be exclusive.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

        Section 2.1    Representations and Warranties of the Company.     The Company represents and warrants to the Stockholder that, as of the date hereof:

          (a)   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b)   The Company has all requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the Stockholder, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally or, as to enforceability, by general equitable principles.

          (c)   The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Company or any Subsidiary of the Company, (ii) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of an Encumbrance on any of the assets of the Company or any Subsidiary of the Company (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon the Company or any Subsidiary of the Company, or (iii) conflict with, breach or violate any law applicable to the Company or by which its properties are bound or affected, except, in the case of clause (ii) or (iii) above, for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be likely to impair in any material respect the ability of the Company or any Subsidiary of the Company to perform its obligations under this Agreement.

          (d)   The Company is eligible to register the Registrable Securities for resale by the Stockholder on a registration statement on Form S-3 under the Securities Act. The Company is subject to the reporting requirements of the Exchange Act.

        Section 2.2    Representations and Warranties of the Stockholder.     The Stockholder represents and warrants to the Company that, as of the date hereof:

          (a)   The Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b)   The Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Stockholder of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action of the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally or, as to enforceability, by general equitable principles.

          (c)   The execution and delivery of this Agreement by the Stockholder and the performance of its obligations hereunder will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Stockholder or any Subsidiary of the Stockholder, (ii) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of an Encumbrance on any of the assets of the Stockholder or any Subsidiary of the Stockholder (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon the Stockholder or any Subsidiary of the Stockholder, or

  (iii) conflict with, breach or violate any law applicable to the Stockholder or by which its properties are bound or affected, except, in the case of clause (ii) or (iii) above, for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be likely to impair in any material respect the ability of the Stockholder or any Subsidiary of the Stockholder to perform its obligations under this Agreement.

ARTICLE III

CORPORATE GOVERNANCE

        Section 3.1    Initial Board Representation.

          (a)    Initial Board.    In accordance with the Merger Agreement, as of immediately following the Effective Time, the Board shall initially have five Directors, comprised of four individuals designated by the Stockholder (which shall include the Executive Chairman of the Company and at least two Independent Directors) and one individual from the current Company board of directors designated by mutual agreement of the Company and the Stockholder prior to the Effective Time, with the Stockholder's agreement not to be unreasonably withheld (the "Legacy Director"). During the Lock-Up Period, the Board shall have five Directors, comprised of four individuals designated by the Stockholder (which shall include the Executive Chairman and at least two Independent Directors) and the Legacy Director (or his replacement).

          (b)    Independent Directors.    As of immediately following the Effective Time, the Company shall have no less than three Independent Directors. At all times thereafter, the Company and the Stockholder shall use their reasonable best efforts to cause at least three of the Directors to be considered Independent Directors.

        Section 3.2    Continued Board Representation.     At all times when the Stockholder's Voting Percentage is 20% or more:

          (a)   The Board shall have five Directors unless otherwise agreed in writing between the Company (as approved by a majority of the Independent Directors) and the Stockholder.

          (b)   The Stockholder shall have the right to designate a number of individuals to the Board ("Stockholder Designees") equal to the Stockholder's Voting Percentage multiplied by the total number of Directors that the Company would have if there were no vacancies, rounded up to the nearest whole number (and in any event not less than one), and the Company and the Stockholder shall use their reasonable best efforts to cause such Stockholder Designees to be appointed or elected to the Board. The Nominating and Governance Committee shall have the right to designate the remaining number of individuals (and in any event not less than one) to the Board (the "Non-Stockholder Designees"), and the Company and the Stockholder shall use their reasonable best efforts to cause such Non-Stockholder Designees to be appointed or elected to the Board and to cause the Legacy Director to be nominated as a Non-Stockholder Designee at the Company's annual meeting to be held in 2018. Neither the Board nor any committee thereof shall designate an individual as a nominee for election or appointment to the Board until the Stockholder has been afforded the opportunity to exercise its rights to appoint the Stockholder Designees in accordance with the terms of this Agreement. The Stockholder shall have the right to designate the Executive Chairman of the Company.

          (c)   With respect to each meeting of the stockholders of the Company at which Directors are to be elected, the Company shall provide the Stockholder with notice of such meeting not less than 120 days prior to the date thereof, and the Stockholder shall provide the Company with written notice of the names (together with all other information requested by the Company pursuant to Section 3.2(d)) of the Stockholder Designees to be nominated for election at such meeting not more than 60 days following the delivery of such notice. If any Stockholder Designee is not qualified, available or eligible to stand for election, then the Stockholder may name an acceptable and available replacement Stockholder Designee and any such Stockholder Designee will be included as a nominee for election at such meeting if written notice of the name of such Stockholder Designee is provided to the Company within a reasonable period of time prior to the mailing of the proxy statement for such meeting. The Company shall cause the Stockholder Designees to be included in the slate of Directors approved and recommended by the Board for election at such meeting and shall use its reasonable best efforts to cause the election of each such Stockholder Designee, including soliciting proxies in favor of the election of such Stockholder Designees at such meeting.

          (d)   Each Stockholder Designee shall not be prohibited or disqualified from serving as a Director pursuant to any rule or regulation of the SEC, the NYSE or any other or additional exchange on which securities of the Company are listed or by applicable law. The Stockholder shall, and shall cause the Stockholder Designees to, timely provide the Company with accurate and complete information relating to the Stockholder and the Stockholder Designees that may be required to be disclosed by the Company under the Securities Act or the Exchange Act, including such information required to be furnished by the Company with respect to the Stockholder Designees in a proxy statement pursuant to Rule 14a-101 promulgated under the Exchange Act. In addition, at the Company's request, the Stockholder shall cause the Stockholder Designees to complete and execute the Company's director and officer questionnaire prior to being elected to the Board or standing for reelection at an annual meeting of stockholders or at such other time as may be reasonably requested by the Company.

          (e)   The Stockholder shall, and shall cause each member of the Stockholder Group and its and their respective Affiliates and Representatives to, cause its respective shares of Common Stock to be (i) present for quorum purposes at any Company stockholder meeting, (ii) voted in favor of all Non-Stockholder Designees and (iii) not voted in favor of the removal of any Non-Stockholder Designee other than for cause. Without limiting the generality of the foregoing, the Stockholder shall not, and shall cause each member of the Stockholder Group and its and their respective Affiliates and Representatives not to, directly or indirectly, in any manner, (A) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or otherwise participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) to vote any Common Stock against the Non-Stockholder Designees or for the removal of any Non-Stockholder Designee, (B) solicit, knowingly encourage or knowingly facilitate, directly or indirectly, any third party to engage in any such solicitation, (C) make any public statement (or statement to any holder of Minority Common Stock) in support of any such third-party solicitation or against any of the Company's director nominees, (D) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Common Stock, (E) call, request the calling of, or otherwise seek or assist in the calling of a special meeting of the stockholders of the Company (provided that subclauses (D) and (E) shall only apply if taken in furtherance of the actions described in subclauses (A), (B) and (C)), (F) deposit any Common Stock into a voting trust, or subject any Common Stock to any agreement or arrangement with respect to the voting of such Common Stock, or other agreement having similar effect, (G) seek representation on the Board or a change in composition or number of Directors, other than as expressly provided by this Agreement, and (H) bring any action or otherwise act to contest the validity of this Section 3.2(e).

          (f)    Upon the resignation, retirement, death or other removal (with or without cause) from office of any Stockholder Designee serving as a Director at a time when the Stockholder has the right under this Section 3.2 to designate a replacement Stockholder Designee, (i) the Stockholder shall be entitled promptly to designate a replacement Stockholder Designee and (ii) the Company and the Stockholder shall cause the prompt appointment or election of such replacement

  Stockholder Designee as a Director. Upon the resignation, retirement, death or other removal (with or without cause) from office of the Legacy Director or any Non-Stockholder Designee serving as a Director, (A) the Nominating and Governance Committee shall be entitled promptly to designate a replacement Non-Stockholder Designee and (B) the Company and the Stockholder shall, and the Stockholder shall cause each member of the Stockholder Group and its and their respective Affiliates and Representatives to, cause the prompt appointment or election of such replacement Non-Stockholder Designee as a Director.

        Section 3.3    Committees.

          (a)    Board Committees.    At all times when the Stockholder's Voting Percentage is 20% or more:

              (i)  No committee of the Board shall have more than three members unless otherwise agreed in writing between the Company (as approved by a majority of the Independent Directors) and the Stockholder.

             (ii)  The Company and the Stockholder shall cause the Board to maintain a Nominating and Governance Committee.

            (iii)  The Company and the Stockholder shall cause each committee of the Board to include in its membership a number of Stockholder Designees equal to the Stockholder's Voting Percentage multiplied by the total number of members that such committee would have if there were no vacancies on such committee, rounded up to the nearest whole number (and in any event not less than one), except to the extent that such membership would violate the rules of the SEC, the NYSE or any other or additional exchange on which the securities of the Company are listed, or any other applicable securities laws. Each committee of the Board shall include at least one Non-Stockholder Designee, and, notwithstanding the preceding sentence, the number of Stockholder Designees included in the membership of any committee of the Board shall be reduced to ensure that each committee of the Board includes at least one Non-Stockholder Designee.

            (iv)  The Legacy Director shall be a member of the Nominating and Governance Committee immediately following the Effective Time, and the Company and the Stockholder shall cause, and the Stockholder shall cause each member of the Stockholder Group and its and their respective Affiliates and Representatives to cause, (A) the Legacy Director to serve on the Nominating and Governance Committee for so long as such Legacy Director serves on the Board and (B) during the Lock-Up Period, (x) the Nominating and Governance Committee to have three members and (y) the Legacy Director, for so long as such Legacy Director serves on the Board, and at least one additional Independent Director to serve on the Nominating and Governance Committee.

          (b)    Investment Committee.

              (i)  The Company shall establish, and thereafter maintain, an Investment Committee (which shall not be considered a committee of the Board) (the "Investment Committee"), the members of which shall be officers or employees of the Company who are (A) experienced professionals in the land acquisition and development business or (B) the Chief Executive Officer, the Chief Financial Officer, the General Counsel or the President of Community Development (or any person serving in an equivalent role). Subject to Section 3.4, the Investment Committee shall be vested with sole responsibility over investment decisions of the Company and its Subsidiaries (each, an "Investment Decision") involving, in any single transaction or series of related transactions, Capital Expenditures of $20,000,000 or less (each such transaction or series of related transactions, an "Investment Committee Approval

    Transaction"). All decisions of the Investment Committee shall require the approval of a majority of the members of the Investment Committee.

             (ii)  The Executive Chairman of the Company, if there be one, shall be a member of the Investment Committee at all times. The other members of the Investment Committee shall be appointed by the Nominating and Governance Committee.

            (iii)  Any Investment Decision that does not involve an Investment Committee Approval Transaction shall be subject to approval by the Board.

        Section 3.4    Specified Actions.

          (a)   In addition to any other vote, consent or approval required by the Company's Organizational Documents, this Agreement or applicable law, for so long as the Stockholder's Voting Percentage is 35% or more, the Company shall not, and shall cause its Subsidiaries not to, take or agree to take any of the following actions, in each case without the prior written consent of the Stockholder, which consent the Stockholder may withhold in its sole discretion:

              (i)  declare or make any extraordinary or in-kind dividend with respect to any of the equity (or equity-linked) securities of the Company or any of its Subsidiaries, other than a dividend on a pro rata basis with respect to all stockholders of the Company or a dividend to the Company or any of its wholly owned Subsidiaries;

             (ii)  issue, sell or place any new class of capital stock, equity or equity-linked securities or other Voting Securities of the Company or any of its Subsidiaries;

            (iii)  issue any equity or equity-linked securities or other Voting Securities of the Company or any of its Subsidiaries, in any single transaction or series of related transactions: (i) in the case of securities issued pursuant to an option plan, equity plan, employment agreements, compensation arrangements or otherwise to managers, officers, directors or employees of the Company, constituting 1% or more of the then outstanding shares of Common Stock in any calendar year; or (ii) in any case, constituting 10% or more of the then outstanding shares of Common Stock;

            (iv)  create, incur, issue, assume or otherwise become liable for (including through a merger, acquisition or otherwise) or refinance or guarantee any Indebtedness, in a single or series of related transactions, that would result in the Company and its Subsidiaries, on a consolidated basis, having or being liable for Indebtedness in an aggregate principal amount that would cause the Total Leverage Ratio to exceed 40%;

             (v)  select, terminate or remove the Executive Chairman, the Chief Executive Officer, the Chief Financial Officer, the General Counsel or the President of Community Development (or any person serving in an equivalent role);

            (vi)  change or adopt any compensation arrangements for the Executive Chairman, the Chief Executive Officer, the Chief Financial Officer, the General Counsel or the President of Community Development (or any Person serving in an equivalent role);

           (vii)  make or approve any fundamental change in the Company's business of developing residential and mixed-use real estate;

          (viii)  acquire (including by way of merger, exchange offer, recapitalization, reorganization, liquidation or dissolution) any business, debt or equity interests, operations or assets of any Person, or make any investment in or loan to any Person, in any single transaction or series of related transactions, involving Capital Expenditures in excess of $20,000,000;

            (ix)  (A) effect or approve any voluntary liquidation, dissolution or winding-up of the business and affairs of the Company or any of its Subsidiaries; (B) make or approve any filing of any bankruptcy petition or assignment for the benefit of creditors generally; (C) commence any voluntary proceeding that seeks reorganization or other relief under any bankruptcy or similar law; (D) seek the appointment of a trustee, receiver, custodian or other similar official with respect to the Company or any of its Subsidiaries or any substantial part of the Company's or any of its Subsidiaries' property; (E) consent to any involuntary bankruptcy or similar proceeding; or (F) authorize, approve, adopt or give effect to any resolution or agreement or plan of voluntary liquidation, dissolution or winding-up of the Company or any of its Subsidiaries;

             (x)  enter into or permit any Subsidiary to enter into any strategic alliance or commercial agreement with a Person other than the Stockholder or a Subsidiary of the Stockholder that is of a nature similar to the Master Supply Agreement, of even date herewith, by and between the Company and the Stockholder; or

            (xi)  effect any election of a Physical Settlement, Cash Settlement or Combination Settlement (each as defined in the First Supplemental Indenture) of Convertible Senior Notes in connection with any election by a holder of Convertible Senior Notes to convert its Convertible Senior Notes in accordance with the terms of the First Supplemental Indenture.

          (b)   In addition to any other vote, consent or approval required by the Company's Organizational Documents, this Agreement or applicable law, at all times when the Stockholder's Voting Percentage is 35% or more, no member of the Company Group shall, subject to the provisos in Section 3.4(b)(i) and Section 3.4(b)(iv), take or agree to take any of the following actions, in each case without approval of a majority of the Independent Directors that are not Affiliated Directors:

              (i)  enter into, amend, modify, terminate or approve any Related Party Transaction, or enter into any waiver, consent or election thereunder, including any amendment or modification to, termination of, or waiver, consent or election under, the Master Supply Agreement, in each case except to the extent any of the foregoing constitutes, or is the subject of, an Investment Committee Approval Transaction;

             (ii)  amend, modify or terminate, or enter into any waiver, consent or election under, this Agreement or enter into any merger or business combination with any member of the Stockholder Group;

            (iii)  consummate or approve any merger, business combination or similar transaction as to the Company in which the Stockholder receives consideration for its shares of the Common Stock of the Corporation that is greater in value on a per share basis than that received by the by holders of Minority Common Stock, or represents a different form of consideration from the form of consideration received by holders of Minority Common Stock for their shares of Common Stock; or

            (iv)  settle any claim between the Company and the Stockholder, except to the extent such claim constitutes, or is the subject of, an Investment Committee Approval Transaction.

        Section 3.5    Organizational Documents Actions.     In addition to any other vote, consent or approval required by the Company's Organizational Documents, this Agreement or applicable law, for so long as the Stockholder's Voting Percentage is 20% or more, the Company shall not amend or seek to amend its Organizational Documents or the Organizational Documents of any Subsidiary of the Company (including, for the avoidance of doubt, the creation of any shareholder rights plan or other amendment intended to limit the Stockholder's ownership or acquisition of securities of the Company or any Subsidiary of the Company) in any manner that could limit, restrict or adversely affect the

Stockholder's rights under this Agreement. In addition to any other vote, consent or approval required by the Company's Organizational Documents, this Agreement or applicable law, the Company shall not amend or seek to amend its Organizational Documents or the Organizational Documents of any Subsidiary of the Company (including, for the avoidance of doubt, the creation of any shareholder rights plan or other amendment intended to limit ownership or acquisition of securities of the Company or any Subsidiary of the Company by holders of Minority Common Stock) in any manner that could limit, restrict or adversely affect the rights of holders of Minority Common Stock under this Agreement.

        Section 3.6    Certain Transactions.     During the Lock-Up Period, the Stockholder shall not, and shall obligate its successors and assigns with respect to Common Stock to not, vote its or their shares of Common Stock in favor of (i) a transaction that would result in the Company "going private" such as through a transaction commonly referred to as a "freeze-out merger," (ii) a high ratio reverse stock split (for this purpose, any reverse stock split in which more than 100 shares of Common Stock are converted into one share of Common Stock with fractional shares paid in cash, or any reverse stock split with similar consequences, shall be considered a high ratio reverse stock split), or (iii) any similar transaction that would constitute a Rule 13e-3 transaction as that term is defined in Rule 13e-3(a)(3) promulgated under the Exchange Act; unless such proposed transaction is approved by a majority of the Independent Directors and the holders of a majority of the issued and outstanding Minority Common Stock.

        Section 3.7    Information.

          (a)   The Stockholder shall be entitled to the information and consultation rights set forth in this Section 3.7 with respect to the Company and its Subsidiaries: (i) the Stockholder shall be entitled to consult with the officers of the Company with respect to the Company's and its Subsidiaries' business and financial matters, including management's proposed annual operating plans, and, upon request, members of management will meet with representatives of the Stockholder at mutually agreeable times and places for such consultation, including to review progress in achieving such plans; (ii) the Company shall furnish the Stockholder with such available financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as the Stockholder may reasonably request, and in any event, if a Stockholder Designee is then serving as a Director, with all information provided to members of the Board; and (iii) the Stockholder shall be entitled to inspect all books and records and properties of the Company and its Subsidiaries at reasonable times and intervals.

          (b)   Subject to the requirements of applicable law, regulations and rules (including the regulations and rules of the NYSE and any other or additional exchange on which the securities of the Company are listed), the Stockholder shall, and shall cause its officers, directors, employees, accountants, counsel and consultants ("Representatives") and the Stockholder Designees to, keep confidential all information and documents of the Company and its Subsidiaries obtained by the Stockholder and the Stockholder Designees (the "Company Information") unless the Company Information: (i) is or becomes publicly available other than as a result of a breach of this Section 3.7 by the Stockholder, including by way of actions taken by its Representatives or the Stockholder Designees; (ii) was within the possession of the Stockholder or the Stockholder Designees prior to being furnished such information by or on behalf of the Company or its Subsidiaries on a non-confidential basis; provided that the source of such information was not known by the Stockholder, its Representatives or the Stockholder Designees to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any of its Subsidiaries with respect to the Company Information; (iii) was available to the Stockholder or the Stockholder Designees on a non-confidential basis from a source other than the Company, any of its Subsidiaries or any of its or their Representatives; provided that such source was not known to the Stockholder or the Stockholder Designees to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any of its Subsidiaries with respect to such Company Information; or (iv) was independently developed by or on behalf of the Stockholder or its Representatives without violating any of the obligations under this Section 3.7. The Stockholder shall, and shall cause its controlled Affiliates, Representatives, and the Affiliated Directors to, comply with applicable law regarding insider trading in the Company's securities to the extent any of them is in possession of Company Information.

          (c)   The Stockholder hereby acknowledges that it is aware, and will advise its Representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any Person who is in possession of material, non-public information concerning the matters that are the subject of this Agreement from purchasing or selling securities of the Company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell securities.

ARTICLE IV

TRANSFERS OF COMMON STOCK

        Section 4.1    Certain Dispositions.     During the Lock-Up Period, the Stockholder shall not, and shall cause its Subsidiaries and its and their respective Representatives not to, Transfer any Purchaser Shares held as of immediately following the Effective Time or acquired, to the extent permitted by this Agreement, during the Lock-Up Period, other than (i) Transfers to Subsidiaries (provided that such Transfer shall be permitted only to the extent and for so long as such transferee remains a Subsidiary and, if such transferee ceases to be a Subsidiary, such transferee shall Transfer such Purchaser Shares to the Stockholder or its Subsidiary), (ii) Transfers approved by a majority of the Independent Directors and (iii) Transfers of Purchaser Shares in an offering that is not registered under the Securities Act (provided that such Transfer shall be permitted during the Lock-Up Period only if (x) the number of Purchaser Shares subject to such Transfer, together with the aggregate number of Purchaser Shares subject to all other Transfers effected pursuant to this clause (iii) during the Lock-Up Period, does not in the aggregate exceed one-third (1/3) of the aggregate amount of Purchaser Shares held as of immediately following the Effective Time, (y) such transferee (a "Lock-Up Period Transferee") agrees to be bound by the restrictions on Transfer set forth in this Section 4.1 as if such transferee were the Stockholder and (z) such Lock-Up Period Transferee agrees and acknowledges that, subject to Section 5.11, such Lock-Up Period Transferee has no rights under this Agreement)).

        Section 4.2    Standstill.     During the Lock-Up Period, the Stockholder shall not, and shall cause each member of the Stockholder Group and its and their respective Affiliates and Representatives not to, directly or indirectly, in any manner, effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or otherwise participate in or knowingly encourage, any acquisition of Common Stock (including in derivative form) or any tender or exchange offer, merger, consolidation, business combination or other similar transaction involving any member of the Company Group that would result in the Stockholder Group and its Affiliates and Representatives beneficially owning more than 80% of the voting power of the outstanding shares of Common Stock; provided that the Stockholder shall be permitted to make a private proposal to the Non-Stockholder Designees on the Board that would not reasonably be expected to require any member of the Company Group to make any public announcement or other disclosure.

        Section 4.3    Buyout Transaction.     Any proposal by any member of the Stockholder Group to acquire in a transaction or series of related transactions reasonably expected to result in the acquisition of all of the shares of Minority Common Stock must be (i) subject to review, evaluation and prior written approval of a majority of the Independent Directors, and (ii) submitted for approval to the stockholders of the Company, with a nonwaivable condition that a majority of the voting power of the Minority Common Stock approve the transaction (or equivalent tender offer condition).

ARTICLE V

REGISTRATION RIGHTS

        Section 5.1    Shelf Registration.     On or prior to the expiration of the Lock-Up Period, the Company shall file, and shall thereafter use its reasonable best efforts to make and keep effective (including by renewing or refiling upon expiration) until such time that there are no longer any Registrable Securities outstanding, a shelf registration statement permitting the resale from time to time on a delayed or continuous basis pursuant to Rule 415 of the Securities Act by the Stockholder and its Subsidiaries of the Registrable Securities, which registration statement shall be filed on (i) Form S-3, if the Company is then eligible to file a registration statement on Form S-3 (pursuant to the General Instructions to Form S-3) ("S-3 Eligible"), or (ii) any other appropriate form under the Securities Act permitting such resale by the Stockholder and its Subsidiaries, if the Company is not then S-3 Eligible, provided that, the Company shall not be required to make and keep effective any registration statement under this clause (ii) for longer than one year after the initial effectiveness date of such registration statement, and provided further, that, to the extent that the Stockholder or any of its Subsidiaries would, in the Company's reasonable determination, be deemed to be an "underwriter" for purposes of Section 11 under the Securities Act, any registration statement under this Section 5.1 shall include disclosure to such effect and any other information deemed reasonably necessary by the Company to comply with the rules and regulations of the SEC in connection therewith, it being understood that the Company shall only be required to register such amount of Registrable Securities as it reasonably determines would be permitted in accordance with such rules and regulations. Thereafter, if the Company is S-3 Eligible, the Company shall, as promptly as reasonably practicable following the written request of the Stockholder for a firm commitment underwritten offering of Registrable Securities (an "Underwritten Offering") pursuant to such shelf registration statement with anticipated aggregate gross proceeds of at least $50 million (a "Takedown Request"), file a prospectus supplement (a "Takedown Prospectus Supplement") to such shelf registration statement filed under Rule 424 promulgated under the Securities Act with respect to such Underwritten Offering. The Stockholder agrees to provide the Company with such information in connection with a Takedown Request as may be reasonably requested by the Company to facilitate such Takedown Request.

        Section 5.2    Demand Registration.     At any time after the end of the Lock-Up Period and at which time the shelf registration statement required pursuant to Section 5.1 shall not be available for the resale of the Registrable Securities or an Underwritten Offering, including if for any reason the Company shall be ineligible to maintain or use a shelf registration statement, the Company shall, as promptly as reasonably practicable following the written request of the Stockholder or its Subsidiary for registration under the Securities Act of all or part of the Registrable Securities (a "Demand Request"), file a registration statement with the SEC (a "Demand Registration Statement") with respect to resales of the Registrable Securities pursuant to the Stockholder's or its Subsidiary's intended method of distribution thereof or an Underwritten Offering with anticipated aggregate gross proceeds for at least $50 million, and shall, subject to the terms of this Article V, use its reasonable best efforts to cause such Demand Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof; provided that such Demand Registration Statement shall be filed on (i) Form S-3, if the Company is then S-3 Eligible, or (ii) any other appropriate form under the Securities Act for the type of offering contemplated by the Stockholder or its Subsidiary, if the Company is not then S-3 Eligible, and provided further, that, to the extent that the Stockholder or any of its Subsidiaries would, in the Company's reasonable determination, be deemed to be an "underwriter" for purposes of Section 11 under the Securities Act, any registration statement under this Section 5.2 shall include disclosure to such effect and any other information deemed reasonably necessary by the Company to comply with the rules and regulations of the SEC in connection therewith, it being understood that the Company shall only be required to register such amount of Registrable Securities as it reasonably determines would be permitted in accordance with such rules and regulations. Each Demand Request shall specify the Registrable Securities to be registered, their aggregate amount, and the intended method or methods of distribution thereof. The Stockholder agrees to provide the Company with such information in connection with a Demand Request as may be reasonably requested by the Company to facilitate such Demand Request.

        Section 5.3    Registration Obligations.

          (a)   Any Takedown Request or Demand Request may be revoked by notice from the Stockholder to the Company at any time prior to the later of the filing of the corresponding Takedown Prospectus Supplement or the effective date of the Demand Registration Statement; provided that the Stockholder reimburses the Company for all reasonable, out-of-pocket expenses incurred by the Company in connection with such Takedown Request or Demand Request. The Stockholder may not make more than one Takedown Request or Demand Request in any 70-day period, including any Takedown Request or Demand Request that has been revoked as set forth in this Section 5.3(a), it being understood that (a) if any Underwritten Offering is consummated pursuant to a Takedown Request or a Demand Request, such 70-day period shall commence on the closing date of such offering and (ii) the Company shall not be obligated to effect any Takedown Request or Demand Request if, as of the date of the request, at least three Underwritten Offerings have been consummated within the trailing twelve-month period pursuant to a Takedown Request and/or Demand Request.

          (b)   Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to postpone and delay, for reasonable periods of time not in excess of 60 days, but in no event more than twice in any 365-day period (a "Blackout Period"), the filing or effectiveness of any Takedown Prospectus Supplement or Demand Registration Statement or the offer or sale of any Registrable Securities thereunder if the Company shall determine in good faith that any such filing or the offering or sale of any Registrable Securities thereunder would (i) impede, delay or otherwise interfere with any pending or contemplated material acquisition, disposition, corporate reorganization or other similar material transaction involving the Company, (ii) based upon advice from the Company's investment banker or financial advisor, materially and adversely affect any pending or contemplated financing, offering or sale of any class of securities by the Company, (iii) require disclosure of material non-public information which, if disclosed at such time, would not be in the best interests of the Company and its stockholders, or (iv) have a material adverse effect on the Company; provided, that in the event that the Company proposes to register Common Stock, whether or not for sale for its own account, during a Blackout Period, the Stockholder and its Subsidiaries shall have the right to exercise its rights under Section 5.4 with respect to such registration, subject to the limitations contained in this Agreement on the exercise of such rights. Upon written notice by the Company to the Stockholder of any such determination, the Stockholder shall, except as required by applicable law, including any disclosure obligations under Section 13 of the Exchange Act, keep the fact of any such notice strictly confidential, and during any Blackout Period, promptly halt any offer, sale, trading or Transfer by it of any Common Stock for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of any prospectus or prospectus supplement covering such Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed by the Company, shall deliver to the Company any copies then in its possession of any such prospectus or prospectus supplement.

          (c)   In connection with any offering pursuant to a Takedown Prospectus Supplement or a Demand Registration Statement, the managing underwriter for such offering shall be selected by the Stockholder, subject to approval by the Company (which approval shall not be unreasonably withheld, conditioned or delayed).

        Section 5.4    Piggy-Back Registration.     If the Company at any time proposes or is required to register any Common Stock under the Securities Act on its behalf or on behalf of any of its stockholders (other than pursuant to Section 5.1 or Section 5.2), on a form and in a manner that would permit registration of the Registrable Securities (other than in connection with dividend reinvestment plans, rights offerings or a registration statement on Form S-4 or S-8 or any similar successor form, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Company shall give the Stockholder written notice of its intent to do so not less than 15 Business Days prior to the contemplated filing date for such registration statement or prospectus supplement (provided that, in the case of a block trade pursuant to an existing shelf registration statement, only two Business Days' notice shall be required). Upon the written request of the Stockholder (a "Piggy-Back Request"), given within five Business Days (or on the next Business Day in the case of a block trade) following the time that the Stockholder was given any such written notice (which request shall specify the number of Registrable Securities requested to be registered on behalf of the Stockholder and its Affiliates) (the "Piggy-Back Securities"), the Company shall include in such registration statement (a "Piggy-Back Registration"), the number of Registrable Securities set forth in such Piggy-Back Request.

        Section 5.5    Cutbacks.     In the event that (x) the Company proposes or is required (other than pursuant to a Takedown Request or Demand Request) to register Common Stock in connection with an Underwritten Offering, (y) the Stockholder or its Subsidiaries has made a Piggy-Back Request with respect to such offering, and (z) the managing underwriter thereof shall have reasonably advised the Company, the Stockholder, the Stockholder's Subsidiary or any other holder of Common Stock intending to offer Common Stock in the offering (each, an "Other Holder") in writing that, in its opinion, the inclusion in the registration statement of some or all of the Common Stock sought to be registered by the Company, the Stockholder, the Stockholder's Subsidiary or the Other Holder(s) would adversely affect the price or success of the offering, the Company shall include in such registration statement such number of shares of Common Stock as the Company is advised can be sold in such offering without such an effect (the "Maximum Number") as follows and in the following order of priority:

          (a)   if such registration is by the Company for its own account, (i) first, such number of shares of Common Stock as the Company proposes to register for its own account up to the Maximum Number, (ii) second, to the extent the number of shares of Common Stock to be included in the registration pursuant to clause (i) is less than the Maximum Number, such number of Piggy-Back Securities as the Stockholder and its Subsidiaries propose to be included pursuant to a Piggy-Back Request up to the Maximum Number, and (iii) third, to the extent the number of shares of Common Stock to be included in the registration pursuant to clauses (i) and (ii) is less than the Maximum Number, such number of shares of Common Stock as all Other Holders request to be included for their own account, on a pro rata basis up to the Maximum Number; or

          (b)   if such registration is pursuant to the demand registration rights of one or more Other Holders, (i) first, such number of shares of Common Stock as such Other Holder(s) propose to be included on a pro rata basis up to the Maximum Number, and (ii) second, to the extent the number of shares of Common Stock to be included in the registration pursuant to clause (i) is less than the Maximum Number, such number of Piggy-Back Securities as the Stockholder and its Subsidiaries propose to be included pursuant to a Piggy-Back Request on a pro rata basis up to the Maximum Number, and (iii) third, to the extent the number of shares of Common Stock to be included in the registration pursuant to clauses (i) and (ii) is less than the Maximum Number, such number of shares of the Common Stock as the Company requests to be included, up to the Maximum Number.

        Section 5.6    Termination of Registration Obligation.     The obligation of the Company to register Registrable Securities pursuant to this Article V and maintain the effectiveness of any shelf registration statement filed pursuant to Section 5.1 and Section 5.2 shall terminate on the first day on which the Stockholder's Voting Percentage is less than 5% or the first day on which there are no longer any Registrable Securities outstanding, whichever is earlier.

        Section 5.7    Registration Procedures.

          (a)   In connection with each registration statement prepared pursuant to this Article V pursuant to which Registrable Securities will be offered and sold, and in accordance with the intended method or methods of distribution of the Registrable Securities as described in such registration statement, the Company shall:

              (i)  use its reasonable best efforts to, as promptly as reasonably practicable, prepare and file with the SEC a registration statement on an appropriate registration form of the SEC and cause such registration statement to become effective under the Securities Act as promptly as reasonably practicable after the filing thereof, which registration statement shall comply as to form in all materials respects with the requirements of the applicable form and include all financial statements required by such form to be filed therewith; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to one counsel selected by the Stockholder draft copies of all such documents proposed to be filed at least five Business Days prior to such filing (other than documents filed by the Company to satisfy its reporting obligations under the Exchange Act that are incorporated by reference in such registration statement), which documents will be subject to the reasonable review and comment of the Stockholder and its agents and Representatives and the underwriters, if any, and the Company shall not file any amendment or supplement to a Takedown Prospectus Supplement or Demand Registration Statement to which the Stockholder or the underwriters, if any, shall reasonably object;

             (ii)  use its reasonable best efforts to, as promptly as reasonably practicable, furnish without charge to the Stockholder, and the underwriters, if any, at least one conformed copy of the registration statement and each post-effective amendment or supplement thereto (including all schedules and exhibits but excluding all documents incorporated or deemed incorporated therein by reference, unless requested in writing by the Stockholder or an underwriter, except to the extent such exhibits and schedules are currently available via the SEC's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR")) and such number of copies of the registration statement and each amendment or supplement thereto (excluding exhibits and schedules) and the summary, preliminary, final, amended or supplemented prospectuses included in such registration statement as the Stockholder or such underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by the Stockholder or its Subsidiary (the Company hereby consents to the use in accordance with the U.S. securities laws of such registration statement (or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by the Stockholder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

            (iii)  use its reasonable best efforts to keep such registration statement effective until (A) with respect to a registration statement filed pursuant to Section 5.1 hereof, such time as all of such Registrable Securities subject thereto shall have been disposed of in accordance with such registration statement and (B) with respect to any other registration statement, the date that is 45 days after the date such registration statement is initially declared effective (or such shorter period as shall terminate when all of the securities covered by the registration statement have been disposed or withdrawn, or if such registration statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriters for such offering, a prospectus is required under the Securities Act to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (but not in excess of 90 days) (the "Effective Period"), prepare and file with the SEC such amendments, post-effective amendments and supplements to the registration statement and the prospectus as may be necessary to maintain the effectiveness of the registration for the Effective Period) and cause the prospectus (and any amendments or supplements thereto) to be filed with the SEC;

            (iv)  use its reasonable best efforts to, as promptly as reasonably practicable, register or qualify the Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions in the United States as are reasonably necessary, keep such registrations or qualifications in effect for so long as the registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary to enable the Stockholder, its Subsidiary or any underwriter to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that in no event shall the Company be required to (A) qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this subparagraph (iv), be required to be so qualified, (B) execute or file any general consent to service of process under the laws of any jurisdiction, (C) take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the registration statement, or (D) subject itself to taxation in any jurisdiction where it would not otherwise be obligated to do so, but for the requirements of this subparagraph (iv);

             (v)  use its reasonable best efforts to, as promptly as reasonably practicable, cause all Registrable Securities covered by such registration statement, if any, to be listed (after notice of issuance) on the NYSE or on the principal securities exchange or interdealer quotation system on which the Common Stock is then listed or quoted;

            (vi)  use its reasonable best efforts to promptly notify the Stockholder and the managing underwriter or underwriters, if any, after becoming aware thereof, (A) when the registration statement or any related prospectus or any amendment or supplement thereto has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC or any U.S. state securities authority for amendments or supplements to the registration statement or the related prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, or (E) within the Effective Period of the happening of any event or the existence of any fact as a result of which the registration statement or any post-effective amendment thereto, prospectus or any amendment or supplement thereto, or any document (including the documents incorporated by reference therein) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

           (vii)  during the Effective Period, use its reasonable best efforts to obtain, as promptly as reasonably practicable, the withdrawal of any order enjoining or suspending the use or effectiveness of the registration statement or any post-effective amendment thereto or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable;

          (viii)  use its reasonable best efforts to deliver promptly to the Stockholder and the managing underwriters, if any, copies of all correspondence between the SEC and the Company, its counsel or its auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement (except to the extent such correspondence is currently available via EDGAR) and permit the Stockholder to do such investigation with respect to information contained in or omitted from the registration statement as it deems reasonably necessary for the purpose of conducting due diligence with respect to the Company;

            (ix)  use its reasonable best efforts to, as promptly as reasonably practicable, provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

             (x)  use its reasonable best efforts to cooperate with the Stockholder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold under the registration statement in a form eligible for deposit with the Depository Trust Corporation not bearing any restrictive legends (other than as required by the Depository Trust Corporation) and not subject to any stop transfer order with any transfer agent, and cause such Registrable Securities to be issued in such denominations and registered in such names as the managing underwriters, if any, may request in writing or, if not an Underwritten Offering, in accordance with the instructions of the Stockholder, in each case at least two Business Days prior to any sale of Registrable Securities;

            (xi)  in the case of an Underwritten Offering, use its reasonable best efforts to, as promptly as reasonably practicable, enter into an underwriting agreement customary in form and substance (taking into account the Company's prior underwriting agreements) for firm commitment underwritten secondary offerings of the nature contemplated by the applicable registration statement, and which underwriting agreement shall include a customary lock-up provision with respect to the Company;

           (xii)  use its reasonable best efforts to, as promptly as reasonably practicable, obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants (and, if necessary, any other independent certified public accountants addressed to the underwriters in such Underwritten Offering of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the registration statement) in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters in connection with an offering of the nature contemplated by the applicable registration statement;

          (xiii)  use its reasonable best efforts to, as promptly as reasonably practicable, provide to counsel to the Stockholder and to the managing underwriters, if any, and no later than the time of filing of any document which is to be incorporated by reference into the registration statement or prospectus (after the initial filing of such registration statement), copies of any such document;

          (xiv)  use its reasonable best efforts to cause its officers to provide reasonable assistance with the marketing of the Registrable Securities covered by the registration statement, including, at the recommendation or request of the underwriters, making themselves available to participate in a reasonable and customary number of "road-show," "one-on-one," and other customary marketing activities in such domestic locations as reasonably recommended by the underwriter(s);

           (xv)  otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange; and

          (xvi)  comply with the requirements of Rule 144(c)(1) with respect to public information about the Company.

          (b)   In the event that the Company would be required, pursuant to Section 5.7(a)(vi)(E), to notify the Stockholder or the managing underwriter or underwriters, if any, of the happening of any event specified therein, the Company shall, subject to Section 5.3(b), as promptly as practicable, prepare and furnish to the Stockholder and to each such underwriter a reasonable number of copies of a supplement or amendment to the applicable registration statement, prospectus or prospectus supplement so that, as thereafter delivered to purchasers of Registrable Securities that have been registered pursuant to this Agreement, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Stockholder agrees that, upon receipt of any notice from the Company pursuant to Section 5.7(a)(vi)(E), it shall, and shall use its reasonable best efforts to, cause any sales or placement agent or agents for the Registrable Securities and the underwriters, if any, to forthwith discontinue disposition of the Registrable Securities until such Person shall have received copies of such amended or supplemented prospectus and, if so directed by the Company, to destroy all copies, other than permanent file copies, then in its possession of the prospectus (prior to such amendment or supplement) covering such Registrable Securities as soon as practicable after the Stockholder's receipt of such notice.

          (c)   If requested by the managing underwriter for an Underwritten Offering (primary or secondary) of any equity securities of the Company, the Stockholder agrees not to effect any Transfer of any Registrable Securities, including any sale pursuant to Rule 144 under the Securities Act, and not to effect any Transfer of any other equity security of the Company (in each case, other than as part of such underwritten public offering) during the ten days prior to, and during the 90-day period (or such longer period as the Stockholder agrees with the underwriter of such offering) beginning on, the consummation of any underwritten public offering covered by a registration statement referred to in Section 5.4.

          (d)   The Stockholder shall furnish to the Company in writing such information regarding the Stockholder and its Subsidiaries and their intended method of distribution of the Registrable Securities as the Company may from time to time reasonably request in order for the Company to comply with its obligations under all applicable securities and other laws and to ensure that the prospectus relating to such Registrable Securities conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder, and such other information reasonably requested by the Company in connection with the performance of its obligations hereunder. The Stockholder shall promptly notify the Company of any inaccuracy or change in information previously furnished by the Stockholder or its Subsidiary to the Company or of the occurrence of any event, in either case as a result of which any prospectus relating to the Registrable Securities contains or would contain an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e)   In the case of any Underwritten Offering pursuant to a Takedown Prospectus Supplement or a Demand Registration Statement, or in the case of a registration under Section 5.4 if the

  Company has entered into an underwriting agreement in connection therewith, all shares of Common Stock to be included in such offering or registration, as the case may be, shall be subject to the applicable underwriting agreement and no Person may participate in such offering or registration unless such Person agrees to sell such Person's securities on the basis provided therein and completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be reasonably requested to offer or register such Person's Common Stock.

        Section 5.8    Registration Expenses.     In connection with registrations pursuant to Section 5.1, Section 5.2 or Section 5.4 hereof, the Company shall pay all of the costs and expenses incurred in connection with the registrations thereunder (the "Registration Expenses"), including all (a) registration and filing fees and expenses, including, without limitation, those related to filings with the SEC, (b) fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) reasonable processing, duplicating and printing expenses, including expenses of printing prospectuses reasonably requested by the Stockholder and its Subsidiaries, (d) of the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any liability insurance and the expense of any annual audit or quarterly review), (e) fees and expenses incurred in connection with listing the Registrable Securities for trading on a national securities exchange, (f) fees and expenses in connection with the preparation of the registration statement and related documents covering the Registrable Securities, (g) fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority, Inc., (h) documented out-of-pocket expenses of the underwriter(s) incurred with the approval of the Company, (i) fees and expenses and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including, without limitation, the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested), (j) fees and expenses of any special experts retained by the Company in connection with such registration, and (k) reasonable and documented fees and expenses of one firm acting as counsel to the Stockholder, which fees and expenses shall not exceed $500,000 aggregated for all registrations effected pursuant to this Agreement. Other than as provided in the foregoing sentence, the Company shall have no obligation to pay any out-of-pocket expenses of the stockholders of the Company relating to the registrations effected pursuant to this Agreement. The obligation of the Company to bear the expenses described in this Section 5.8 and to pay or reimburse the Stockholder and its Subsidiaries for the expenses described in this Section 5.8 shall apply irrespective of whether any sales of Registrable Securities ultimately take place, other than if a Takedown Request or Demand Registration is revoked as set forth in Section 5.3(a). For the avoidance of doubt, the Stockholder and its Subsidiaries shall bear and pay all underwriting discounts and commissions applicable to the Registrable Securities sold pursuant to this Agreement.

        Section 5.9    Indemnification; Contribution.

          (a)   The Company shall, and it hereby agrees to, indemnify and hold harmless the Stockholder, the Stockholder's Subsidiaries and their controlling Persons, if any, in any offering or sale of the Registrable Securities, including pursuant to Section 5.1, Section 5.2 or Section 5.4, against any losses, claims, damages or liabilities, actions or proceedings (whether commenced or threatened) in respect thereof and expenses (including reasonable actual out-of-pocket fees of counsel) (collectively, "Claims") to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement effected with the consent of the Company as provided herein), or actions or proceedings in respect thereof, arise out of, relate to, are in connection with, or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of, relate to, are in connection with, or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company shall, and it hereby agrees to, reimburse periodically the Stockholder and its Subsidiaries for any actual and documented out-of-pocket legal or other actual and documented out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such Claims; provided, however, that the Company shall not be liable to any such Person in any such case to the extent that any such Claims arise out of, relate to, are in connection with, or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary or final prospectus, or amendment or supplement thereto, in reliance upon information furnished to the Company by the Stockholder, any of its Subsidiaries, any underwriter or any Representative of the Stockholder, expressly for use therein, or by the Stockholder's failure to furnish the Company, upon request, with the information with respect to the Stockholder or its Subsidiaries, or any underwriter or Representative of the Stockholder, or the Stockholder's or its Subsidiary's intended method of distribution, that is the subject of the untrue statement or omission.

          (b)   The Stockholder shall, and hereby agrees to, (i) indemnify and hold harmless the Company, its directors, officers, employees and controlling Persons, if any, and each underwriter, its partners, officers, directors, employees and controlling Persons, if any, in any offering or sale of Registrable Securities against any Claims to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement as provided herein), or actions or proceedings in respect thereof, arise out of, relate to, are in connection with, or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of, relate to, are in connection with, or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Stockholder expressly for use therein, and (ii) reimburse the Company for any actual and documented out-of-pocket legal or other out-of-pocket expenses reasonably incurred by the Company in connection with investigating or defending any such Claim.

          (c)   The Stockholder and the Company agree that if, for any reason, the indemnification provisions contemplated by Section 5.9(a) or Section 5.9(b) are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the applicable offering of securities. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the allocation in the first sentence of this Section 5.9(c) is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault, but also the relative benefits of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5.9(c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 5.9(c). The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 5.10) any actual and documented out-of-pocket legal or other out-of-pocket fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        Section 5.10    Indemnification Procedures.

          (a)   If an indemnified party shall desire to assert any claim for indemnification provided for under Section 5.9 in respect of, arising out of or involving a Claim against the indemnified party, such indemnified party shall notify the Company or the Stockholder, as the case may be (the "Indemnifying Party"), in writing of such Claim, the amount or the estimated amount sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a "Claim Notice") promptly after receipt by such indemnified party of written notice of the Claim; provided, however, that failure to provide a Claim Notice shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure. The indemnified party shall deliver to the Indemnifying Party, promptly after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim; provided, however, that failure to provide any such copies shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure.

          (b)   If a Claim is made against an indemnified party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses and acknowledges without reservation its obligation to indemnify the indemnified party therefore, to assume the defense thereof with separate counsel selected by the Indemnifying Party and reasonably satisfactory to the indemnified party. Should the Indemnifying Party so elect to assume the defense of a Claim, the Indemnifying Party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless the Claim involves potential conflicts of interest or substantially different defenses for the indemnified party and the Indemnifying Party. If the Indemnifying Party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the actual and documented out-of-pocket fees and expenses of counsel reasonably incurred by the indemnified party for any period during which the Indemnifying Party has not assumed the defense thereof and as otherwise contemplated by the two immediately preceding sentences. If the Indemnifying Party chooses to defend any Claim, the other party shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Claim, and use of reasonable efforts to make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Claim without the Indemnifying Party's prior written consent. The Indemnifying Party may pay, settle or compromise a Claim without the written consent of the indemnified party, so long as such settlement (i) includes an unconditional release of the indemnified party from all liability in respect of such Claim, (ii) does not subject the indemnified party to any injunctive relief or other equitable remedy, and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

        Section 5.11    Lock-Up Period Transferees.     In the event of a Transfer of Purchaser Shares to a Lock-Up Period Transferee, the Company shall, concurrently with such Transfer, enter into a reasonable and customary registration rights agreement with such Lock-Up Period Transferee upon the same terms and conditions as set forth in this Article V.

ARTICLE VI

PRE-EMPTIVE RIGHTS

        Section 6.1    Pre-Emptive Rights.

          (a)   The Stockholder and/or any one or more of its Subsidiaries designated by the Stockholder shall have the option and right (but not the obligation) to participate in any Equity Issuance by purchasing up to the Stockholder's and such Subsidiaries' Pro Rata Portion of such Equity Issuance at the Equity Issuance Price and otherwise upon the same terms and conditions as offered to other investors in the Equity Issuance. The Company shall take any and all actions, or cause such actions to be taken, as are necessary or appropriate to allow the Stockholder and/or its Subsidiaries, as applicable, to participate fully in every Equity Issuance in accordance with the provisions of this Agreement, subject to compliance with applicable law and the listing standards of the NYSE or such other stock exchange upon which the Common Stock is listed.

          (b)   In the event the Company proposes to undertake an Equity Issuance, the Company shall, at least 15 Business Days (or in the case of an Equity Issuance pursuant to an underwritten offering, two Business Days) prior to the proposed Equity Issuance, give the Stockholder written notice of its intention, describing the type of equity interests, the price at which such securities are proposed to be issued (or, in the case of an underwritten or a privately placed offering in which the price is not known at the time the notice is given, the method of determining the price and an estimate thereof), and the general terms and conditions upon which the Company proposes to effect the Equity Issuance. The Stockholder and its Subsidiaries shall have 15 Business Days (or in the case of an Equity Issuance pursuant to an underwritten offering, two Business Days) from the date the Stockholder receives notice of the proposed Equity Issuance to elect to purchase their Pro Rata Portion of such Equity Issuance for the consideration and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of equity interests to be so purchased.

          (c)   In the event that neither the Stockholder nor any of its Subsidiaries exercise the right set forth in Section 6.1(b) above within the applicable period set forth therein, the Company shall have 90 days thereafter to sell the equity interests in respect of which such pre-emptive rights were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company's notice to the Stockholder (and in no event at a price less than the price specified in such notice). In the event that the Company has not sold the equity interests within such 90-day period, the Company shall not thereafter issue or sell any equity interests without first again offering the applicable Pro Rata Portion of such securities to the Stockholder and its Subsidiaries in the manner provided in this Section 6.1.

ARTICLE VII

WAIVER OF CORPORATE OPPORTUNITIES

        Section 7.1    Waiver of Corporate Opportunities.     The Company acknowledges that the Stockholder and its Affiliates own and/or manage other businesses, including businesses that may compete with the Company or the other stockholders. Except as otherwise provided in this Agreement, without any accountability to the Company or any stockholder by virtue of this Agreement:

          (a)   the Stockholder and its Affiliates, and their respective officers, directors, shareholders, partners, stockholders, agents and employees (collectively, the "Corporate Opportunities Group"), shall not in any way be prohibited or restricted from engaging or investing in, independently or with others, any business opportunity of any type or description;

          (b)   subject to the proviso in Section 7.1(c), the Company shall not have any right in or to such other business opportunities of the Stockholder or any Person in the Corporate Opportunities Group or to the income or proceeds derived therefrom; and

          (c)   neither the Stockholder nor any Person in the Corporate Opportunities Group shall be obligated to present any business opportunity to the Company or any other stockholder, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company, or if presented to any other stockholder, could be taken by such stockholder; provided that with respect to any business opportunity that is offered in writing (including by e-mail or other electronic transmission) to any officer or director of the Company (or any of its Affiliates) who is also an officer, director or employee of Stockholder (or any of its Affiliates) which business opportunity is expressly offered to such individual in (and as a direct result of) his or her capacity as a director or officer of the Company (or any of its Affiliates), such business opportunity shall not be taken by Stockholder (or its Affiliate) without the approval of a majority of the Independent Directors.

ARTICLE VIII

MISCELLANEOUS

        Section 8.1    Injunctive Relief.     Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that the other party shall, in addition to any other rights or remedies which it may have, be entitled to such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of Injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

        Section 8.2    Assignment.     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns. Neither party may directly or indirectly assign any of its rights or delegate any of its obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other party other than (a) in connection with a change in control of the Stockholder or to any successor of the Company; and (b) by the Stockholder in whole or in part, to one or more of its Subsidiaries, so long as the Stockholder remains liable for its obligations as contained herein. Any purported direct or indirect assignment in violation of this Section 8.2 shall be null and void ab initio.

        Section 8.3    Amendments; Waiver.     No amendment, modification or discharge of this Agreement, and no waiver hereunder, and no extension of time for the performance of any of the obligations hereunder, shall be valid or binding unless set forth in writing and duly executed by (a) the Company where enforcement of the amendment, modification, discharge, waiver or extension is sought against the Company or (b) the Stockholder where enforcement of the amendment, modification, discharge, waiver or extension is sought against the Stockholder. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The waiver by the Company or the Stockholder of a breach of, or a default under, any of the provisions hereof, or to exercise any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. Except as expressly provided in this Agreement, the rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

        Section 8.4    Notices.     Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, return receipt requested and postage prepaid, or by e-mail:

if to the Company, to:
Forestar Group Inc. 6300 Bee Cave Road Building Two, Suite 500 Austin, Texas 78746-5149
Attention:	Charles D. Jehl
E-mail:	chuckjehl@forestargroup.com
with a copy to (which shall not constitute notice):
Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue NW Washington, DC 20005
Attention:	Jeremy D. London
E-mail:	jeremy.london@skadden.com
if to the Stockholder, to:
D.R. Horton, Inc. 1361 Horton Circle Arlington, Texas 76011
Attention:	Ted I. Harbour and Thomas B. Montano
E-mail:	tharbour@drhorton.com and tbmontano@drhorton.com
with a copy to (which shall not constitute notice):
Gibson, Dunn & Crutcher LLP 2100 McKinney Avenue, Suite 1100 Dallas, Texas 75201
Attention:	Jeffrey A. Chapman
E-mail:	jchapman@gibsondunn.com

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

        Section 8.5    Governing Law; Jurisdiction; Forum; Waiver of Trial by Jury.

          (a)   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THEREOF. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of, or related to, this Agreement, exclusively in the Delaware Court of Chancery, New Castle County, or solely if that court does not have jurisdiction, a federal court sitting in the State of Delaware (the "Chosen Courts"), and solely in connection with claims arising under this Agreement (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto, and (d) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 8.4.

          (b)   EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.

        Section 8.6    Interpretation.     The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

        Section 8.7    Entire Agreement; No Other Representations.     This Agreement and the Merger Agreement constitute the entire agreement, and supersede all other prior and contemporaneous agreements, understandings, undertakings, arrangements, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof.

        Section 8.8    No Third-Party Beneficiaries.     Except as explicitly provided for in Section 5.9 and Section 5.10, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

        Section 8.9    Term and Termination.     The terms of this Agreement shall commence and become effective immediately prior to the Effective Time, and prior to such time this Agreement shall be of no force or effect. This Agreement shall terminate and be of no further force or effect upon the earliest to occur of: (i) the Merger Agreement being terminated in accordance with its terms at any time prior to Effective Time; and (ii) the first day on which the Stockholder's Voting Percentage is less than 15%; provided, however, that (i) the indemnity and contribution provisions contained in Section 5.9 and Section 5.10 shall remain operative and in full force and effect regardless of any termination of this Agreement after the Effective Time and (ii) the provisions of Article V, Article VII and this Article VIII shall survive any termination of this Agreement or any provision thereof after the Effective Time.

        Section 8.10    Severability.     The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        Section 8.11    Counterparts.     This Agreement may be executed in any number of counterparts, each such counterpart (including any facsimile or electronic document transmission of such counterpart) being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

Forestar Group Inc.
By:	/s/ PHILLIP J. WEBER
	Name:	Phillip J. Weber
	Title:	Chief Executive Officer
D.R. Horton, Inc.
By:	/s/ DAVID V. AULD
	Name:	David V. Auld
	Title:	Chief Executive Officer

Annex C

Execution Version

MASTER SUPPLY AGREEMENT

between

D.R. HORTON, INC.,
a Delaware corporation

("Buyer")

and

FORESTAR GROUP INC.,
a Delaware corporation

("Supplier")

MASTER SUPPLY AGREEMENT

        THIS MASTER SUPPLY AGREEMENT (this "Agreement") is made as of June 29, 2017, by and between D.R. HORTON, INC., a Delaware corporation ("Buyer"), and FORESTAR GROUP INC., a Delaware corporation ("Supplier"). Buyer and Supplier are individually referred to herein as a "Party", and collectively, the "Parties".

R E C I T A L S

        A.    Supplier is a developer of single-family residential lots ("Lots"). Buyer is a national homebuilder.

        B.    Supplier and Buyer desire to enter into this Agreement for the purposes of providing an overall framework, understanding and agreement for (i) sourcing Lot development opportunities between themselves, and (ii) providing Supplier with a source of demand for Lots and Buyer with a source of supply of Lots.

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the Parties agree as follows:

ARTICLE I

DEFINED TERMS, REFERENCES AND CONSTRUCTION

        Section 1.1    Defined Terms.     The defined terms used in this Agreement, and the meaning of such terms or the location within this Agreement where such terms are defined, appears in Article VIII hereof.

        Section 1.2    References and Construction.

          (a)   All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

          (b)   Titles appearing at the beginning of any of such articles, sections, subsections and other subdivisions are for convenience only and will not constitute part of such articles, sections, subsections and other subdivisions and will be disregarded in construing the language contained in the same.

          (c)   The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

          (d)   Words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders will be construed to include any other gender.

          (e)   The word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.

          (f)    All references herein to "$" or "dollars" will refer to U.S. Dollars.

          (g)   Any matter requiring the approval of either Buyer or Supplier will be in the sole and absolute discretion of the Party having the right to approve the same, unless expressly provided otherwise.

 ARTICLE II

SOURCING; SALE AND PURCHASE OF LOTS

        Section 2.1    Sourcing.     During the Term, Supplier will present to Buyer all Lot development opportunities that Supplier desires to acquire and develop that have been approved or conditionally approved by the Company's Investment Committee (as that term is defined in the Stockholder's Agreement), excluding any Excluded Opportunities (a "Supplier Sourced Opportunity"), and Buyer shall have the right, but not the obligation, to present Supplier with Lot development opportunities that Buyer desires to acquire for development (if presented to Supplier, a "Buyer Sourced Opportunity"). Unless the Parties agree otherwise, this Agreement will not govern, and Buyer will not have any rights with respect to (a) any opportunities, developments or ventures owned, under contract, the subject of a letter of intent or otherwise being pursued, by Supplier, as of the Effective Time, or (b) any opportunities presented to Supplier by a third-party builder (individually, an "Excluded Opportunity", and collectively, the "Excluded Opportunities").

        Section 2.2    Collaboration, Evaluation and Contract Rights.     Supplier and Buyer will collaborate regarding all Supplier Sourced Opportunities and all Buyer Sourced Opportunities, after considering current and future market conditions and dynamics. If the Parties agree to pursue a Supplier Sourced Opportunity or a Buyer Sourced Opportunity, such agreement will be evidenced by a mutually agreed upon written development plan prepared at the direction of the Company's Investment Committee (a "Development Plan") addressing, among other things, the number, size, layout and projected price of Lots, phasing, timing, amenities and entitlements, and will be referred to herein as a "Supplier Sourced Development" or a "Buyer Sourced Development", as the case may be. Buyer or its Affiliates will have (a) a right of first offer ("ROFO") to buy up to fifty percent (50%) of the Lots in the first phase (and in any subsequent phase in which Buyer purchased at least twenty-five percent (25%) of the Lots in the previous phase) in each Supplier Sourced Development and (b) the right to purchase up to one hundred percent (100%) of the Lots in each Buyer Sourced Development, at the then current fair market price and terms per Lot, as mutually agreed to by the Parties. All Lots in a Supplier Sourced Development in which a Buyer participates as a buyer will be equitably allocated among Buyer and any other builders in each phase taking into consideration the location, size and other attributes associated with the Lots. The agreement evidencing the ROFO for the Lots in the Supplier Sourced Development (the "ROFO Agreement"), and the purchase and sale agreement for the Lots in the Buyer Sourced Agreement (the "PSA"), will be negotiated, finalized and executed as a part of the Development Plan, and in all events the Development Plan will be finalized, and the ROFO Agreement will be negotiated, finalized and executed, prior to the expiration of the feasibility period in any contract to acquire a Supplier Sourced Development. Buyer will assign to Supplier on an "as-is", "where-is basis" the contract to acquire a Buyer Sourced Development after the finalization of the Development Plan and PSA for such Buyer Sourced Development.

ARTICLE III

SUPPLIER'S GENERAL DEVELOPMENT DUTIES AND OBLIGATIONS

        Section 3.1    Supplier as Developer.     Supplier, at its sole cost and expense, will perform and direct, through its employees, agents and contractors, all functions relative to diligence, entitlement, financing, planning, design and construction of all on-site and off-site improvements required for any Development.

 ARTICLE IV

TERM AND TERMINATION

        Section 4.1    Term.     The terms of this Agreement shall commence and become effective immediately prior to the Effective Time, and prior to such time this Agreement shall be of no force or effect, and unless earlier terminated pursuant to Section 4.2, will continue until the earlier of (a) the date that Buyer's Voting Percentage (as that term is defined in the Stockholder's Agreement) falls below fifteen percent (15%) and (b) June 29, 2037 (the "Term").

        Section 4.2    Termination.     This Agreement may be terminated (a) upon written agreement of the Parties, or (b) upon written notice given by a Party, upon the occurrence of any material breach of this Agreement by the other Party which is not cured within thirty (30) days following receipt by the breaching Party of written notice of such breach from the non-breaching Party or (c) by Supplier at any time that the Buyer's Voting Percentage falls below twenty-five percent (25%).

        Section 4.3    Effect of Termination; Survival.     Upon the termination or expiration of this Agreement, the respective rights of the Parties will terminate in their entirety; provided, however, that (a) no Party will be relieved of any liability or obligation arising out of such Party's breach of this Agreement prior to such termination or expiration and (b) the Buyer's and Supplier's obligations under any ROFO Agreement and PSA not fully performed or which expressly survive will survive such termination or expiration until such obligations are discharged in full; and provided further that the following provisions will survive such termination or expiration: Article I and Article VIII (as necessary to interpret any surviving provision hereunder), this Article IV, Article V, Article VI, Article VII, and Article IX.

 ARTICLE V

GENERAL TERMS

        Section 5.1    Business Activities of Buyer.     Except as expressly set forth herein, nothing in this Agreement will prevent or limit (a) Buyer from engaging in any business activities, as Buyer shall determine in its sole discretion, including activities in competition with Supplier, any Opportunities or any Developments or (b) Supplier from engaging in any business activities, as Supplier shall determine in its sole discretion, including activities in competition with Buyer, any Opportunities, any Developments or any Excluded Opportunities.

        Section 5.2    Limitation on Damages.     In no event will either Party be liable to the other for (and each Party hereby waives all rights to) any speculative, consequential, or punitive damages for any breach of or default under this Agreement.

ARTICLE VI

CONFIDENTIALITY

        Section 6.1    Duty of Confidentiality.     With respect to any nonpublic information disclosed by a Party (or its Affiliates or representatives) (the "Disclosing Party") to the other Party (or its Affiliates or representatives) (the "Receiving Party") for the purpose of this Agreement or otherwise accessible to such Receiving Party during the performance hereunder, which nonpublic information is either marked or otherwise identified as confidential or proprietary or would reasonably be considered confidential or proprietary in light of the nature of the information (collectively, the "Confidential Information"), the Receiving Party agrees that (a) it will keep such Confidential Information confidential, using at least the same degree of care used to protect its own confidential or proprietary information, but not less than reasonable care, to prevent the disclosure or accessibility to others of the Disclosing Party's Confidential Information and (b) it will use the Disclosing Party's Confidential Information only for the purpose of performing its obligations under this Agreement. The Receiving Party will limit dissemination of and access to the Disclosing Party's Confidential Information to only such of its Affiliates, advisers, employees, agents or contactors or consultants who have a need to know for the purpose of this Agreement; provided, however, that any third party to which Confidential Information is provided by a Receiving Party is subject to confidentiality obligations with respect to such Confidential Information at least as protective as the obligations set forth herein.

        Section 6.2    Exclusions.     Specifically excluded from the foregoing obligations is any and all information that the Receiving Party can show: (a) is already known to the Receiving Party at the time of disclosure and is not subject to a confidentiality obligation (other than any information that is transferred to Buyer as a purchased asset pursuant to either a ROFO Agreement or a PSA) or thereafter is independently developed by the Receiving Party without breach of this Agreement; (b) is already in the public domain at the time of disclosure, or thereafter becomes publicly known other than as the result of a breach by the Receiving Party of its obligations under this Agreement; or (c) is received from a third party without breach of this Agreement or a confidentiality obligation to the Disclosing Party known to the Receiving Party.

        Section 6.3    Required Disclosures.     If, upon advice of counsel, any Disclosing Party's Confidential Information is required to be disclosed by law, regulation or legal process by the Receiving Party, then the Receiving Party will promptly notify the Disclosing Party and, insofar as is permissible and reasonably practicable, give the Disclosing Party an opportunity to appear and to object to such production before producing the requested information. Any such production will be limited to that portion of the Confidential Information required to be disclosed.

        Section 6.4    Destruction of Confidential Information.     Upon the termination or expiration of this Agreement, other than as required by applicable law, each Party, as a Receiving Party, will destroy the Confidential Information of the Disclosing Party in such Receiving Party's possession and provide a written certification of destruction with respect thereto to such Disclosing Party.

ARTICLE VII

NOTICES

        Section 7.1    General Notice Provisions.     All notices and other communications hereunder will be in writing and will be deemed duly given (a) on the date of receipt, if delivered personally, (b) on the date of receipt, if delivered by facsimile or e-mail during normal business hours on a Business Day or, if delivered outside of normal business hours on a Business Day, on the first Business Day thereafter, (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder will be delivered to the addresses set forth below:

If to Buyer:	D.R. Horton, Inc. 1361 Horton Circle Arlington, Texas 76011
	Attn:	Ted I. Harbour Thomas B. Montano
	Fax:	(817) 928-6120
	E-mail:	tharbour@drhorton.com tbmontano@drhorton.com

With a copy (which will not constitute notice) to:	Gardere Wynne Sewell LLP 2021 McKinney Avenue, Suite 1600 Dallas, Texas 75201
	Attn:	Kevin L. Kelley
	Fax:	(214) 999-3503
	E-mail:	kkelley@gardere.com
And:	Gibson, Dunn & Crutcher LLP 2100 McKinney Avenue, Suite 1100 Dallas, Texas 75201
	Attn:	Jeffrey A. Chapman Eduardo Gallardo
	Fax:	(214) 571-2920 (212) 351-5245
	E-mail:	jchapman@gibsondunn.com egallardo@gibsondunn.com
If to Supplier:	Forestar Group Inc. 6300 Bee Cave Road Building Two, Suite 500 Austin, Texas 78746-5149
	Attn:	Charles D. Jehl
	Fax:	(512) 433-5203
	E-mail:	chuckjehl@forestargroup.com
With a copy (which will not constitute notice) to:	Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue NW Washington, DC 20005
	Attn:	Jeremy D. London
	Fax:	(212) 735-2000
	E-mail:	Jeremy.London@skadden.com

        Section 7.2    Change in Notice Address.     Either Party may, by notice given as aforesaid, designate a different address or addresses for notices to be given to it.

ARTICLE VIII

DEFINITIONS

        Section 8.1    Defined Terms.     Unless the context otherwise requires, the following terms, in their singular or plural forms, used in this Agreement will have the meanings set forth below:

        "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

        "Agreement" has the meaning set forth in the preamble.

        "Business Day" means any day that is not a Saturday, a Sunday or another day on which the Federal Reserve Bank of Dallas is closed.

        "Buyer" has the meaning set forth in the preamble.

        "Buyer Sourced Development" has the meaning set forth in Section 2.2.

        "Buyer Sourced Opportunity" has the meaning set forth in Section 2.1.

        "Confidential Information" has the meaning set forth in Section 6.1.

        "Control", including the terms "Controlled by" and "under common Control with", means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by Contract or otherwise.

        "Development" means either a Supplier Sourced Development or a Buyer sourced Development.

        "Development Plan" has the meaning set for in Section 2.2

        "Disclosing Party" has the meaning set forth in Section 6.1.

        "Effective Time" has the meaning set forth in the Merger Agreement.

        "Excluded Opportunity" shall have the meaning set forth in Section 2.1.

        "Governmental Entity" means any United States or non-United States federal, national, supranational, state, provincial, local or other government, or any governmental, regulatory or administrative authority, branch, agency or commission, or any court, tribunal or arbitral or judicial body, or any self-regulatory organization or stock exchange.

        "Lots" has the meaning set forth in the recitals.

        "Merger Agreement" means that certain Merger Agreement, of even date hereof, by and between Buyer, Supplier and Force Merger Sub, Inc.

        "Party" and "Parties" has the meaning set forth in the preamble.

        "Opportunity" means either a Supplier Sourced Opportunity or a Buyer Sourced Opportunity.

        "Persons" means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, trust, association, organization or other entity, including any Governmental Entity.

        "PSA" has the meaning set forth in Section 2.2.

        "Receiving Party" has the meaning set forth in Section 6.1.

        "ROFO Agreement" has the meaning set forth in Section 2.2.

        "Stockholder's Agreement" means that certain Stockholder's Agreement, of even date hereof, by and between Buyer and Supplier.

        "Supplier" has the meaning set forth in the preamble.

        "Supplier Sourced Development" has the meaning set forth in Section 2.2.

        "Supplier Sourced Opportunity" has the meaning set forth in Section 2.1.

        "Term" has the meaning set forth in Section 4.1.

 ARTICLE IX

MISCELLANEOUS

        Section 9.1    Assignment; Successors.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by a Party without the prior written consent of the other Party, and any such assignment without such prior written consent will be null and void; provided, however, that either Party may freely assign this Agreement and its rights and obligations hereunder, in whole or in part, to (a) its Affiliates and (b) any successor to all or substantially all of its assets, whether by purchase, merger, consolidation, reconstitution or reorganization, in each case, without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

        Section 9.2    Entire Agreement.     This Agreement constitutes the entire agreement, and supersedes all prior agreements, arrangements, communications and understandings, whether written or oral, between the Parties with respect to the subject matter hereof and thereof.

        Section 9.3    Amendment and Modification.     This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party; provided that, in the case of Supplier, any such amendment, modification or supplement must be approved by a majority of the Independent Directors (as defined in the Stockholder's Agreement) that are not Affiliated Directors (as defined in the Stockholder's Agreement).

        Section 9.4    Governing Law.     This Agreement and the rights and obligations of the Parties will be governed by, and construed in accordance with, the laws of the State of Texas. Each Party agrees to submit to the jurisdiction of the State of Texas, and any suit will be brought and maintained in the state or federal courts located in Tarrant County, Texas.

        Section 9.5    No Waiver.     No failure or delay of any Party in exercising any right or power hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of any Party to any such waiver will be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.

        Section 9.6    Attorneys' Fees.     In the event of any legal proceeding between the Parties arising out of the subject matter of this Agreement, including, without limitation, in any bankruptcy or appellate proceedings, in addition to any other award to which it will be entitled, the substantially prevailing party will be entitled to an award for the reasonable attorneys' fees and costs incurred by it in connection with such proceedings.

        Section 9.7    Severability.     If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as either (a) the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party or (b) such Party waives its rights under this Section with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        Section 9.8    Time of Essence.     Time will be of the essence of this Agreement in all respects and any waiver of any time provision will not be effective unless in writing and signed by both Parties.

        Section 9.9    Counterpart Execution.     This Agreement may be executed in two or more counterparts, all of which will be considered one and the same instrument and will become effective when one or more counterparts have been signed by each of the Parties and delivered to each other Party. Delivery of an executed counterpart of this Agreement by facsimile or other electronic image scan transmission will be effective as delivery of an original counterpart hereof.

        Section 9.10    No Third Party Beneficiaries.     The provisions of this Agreement are solely for the benefit of the Parties, and no third party beneficiary is intended nor will be deemed created hereunder.

        Section 9.11    No Partnership.     Nothing contained in this Agreement is intended to create, nor will it be construed to make, Supplier and Buyer partners or joint venturers.

        Section 9.12    Waiver of Jury Trial.     BUYER AND SUPPLIER HEREBY AGREE THAT IN THE EVENT OF ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER, OR PURSUANT TO, THIS AGREEMENT, THE PARTIES WAIVE ANY RIGHT THEY MAY OTHERWISE HAVE TO HAVE SUCH DISPUTE RESOLVED BY JURY TRIAL.

The remainder of this page is intentionally left blank; signature page follows.

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

BUYER:
D.R. HORTON, INC., a Delaware corporation
By:	/s/ DAVID V. AULD
	Name:	David V. Auld
	Title:	Chief Executive Officer
SUPPLIER:
FORESTAR GROUP INC., a Delaware corporation
By:	/s/ PHILLIP J. WEBER
	Name:	Phillip J. Weber
	Title:	Chief Executive Officer

Signature Page

Annex D

June 28, 2017

The Board of Directors
Forestar Group Inc.
6300 Bee Cave Road
Building Two, Suite 500
Austin, Texas 78746-5149
Dear Board of Directors:

        We understand that Forestar Group Inc. ("Forestar") is contemplating a merger of Forestar and Force Merger Sub, Inc. ("Merger Sub" and, such merger, the "Transaction"), a wholly owned subsidiary of D.R. Horton, Inc. ("D.R. Horton"), with Forestar as the surviving entity in the Transaction (the "Surviving Entity" or "New Forestar"), on the terms and subject to the conditions set forth in the Agreement (as defined below). We also understand that the Agreement provides that, by virtue of the Transaction, each outstanding share of the common stock, par value $1.00 per share, of Forestar ("Forestar Common Stock"), other than shares held by Forestar, D.R. Horton or their respective subsidiaries and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive, at the election of the holder thereof (subject to proration and allocation as set forth in the Agreement, as to which we express no opinion), either (i) $17.75 in cash (the "Cash Consideration"), or (ii) one newly-issued share of the common stock, par value $1.00 per share, of the Surviving Entity ("New Forestar Common Stock" and, such newly-issued share, the "Stock Consideration"); provided, however, that the Agreement provides that the aggregate amount of Cash Consideration will equal $558,256,373 and the remaining consideration will be in the form of the Stock Consideration. The aggregate Cash Consideration and the aggregate Stock Consideration to be received by the holders of Forestar Common Stock (other than D.R. Horton and its affiliates) in the Transaction are referred to herein as the "Aggregate Merger Consideration." We further understand that, by virtue of the Transaction, D.R. Horton will hold shares of New Forestar Common Stock representing an approximate 75% pro forma equity ownership interest in New Forestar immediately following the consummation of the Transaction.

        The Board of Directors of Forestar (the "Board") (i) will be considering certain financial aspects of the Transaction, among other matters, prior to deciding whether or not to approve the execution and delivery of the Agreement and (ii) has requested our opinion as to whether the Aggregate Merger Consideration to be received by the holders of Forestar Common Stock (other than D.R. Horton and its affiliates) in the Transaction is fair, from a financial point of view, to such holders.

        For purposes of our opinion, we have:

  1.
  reviewed the financial terms and conditions of the Agreement and Plan of Merger executed by D.R. Horton and Merger Sub on June 23, 2017 and to be executed by Forestar on June 28, 2017 (the "Agreement");

  2.
  reviewed certain publicly available business and financial information relating to Forestar, including Forestar's audited financial statements for the years ended December 31, 2016, 2015 and 2014;

  3.
  reviewed certain financial projections provided to us by Forestar relating to Forestar and its community development projects, as well as to the estimated sale value of Forestar's multifamily assets, and certain other historical and current financial and business information provided to us by Forestar, including purchase price information from certain letters of intent and draft purchase agreements as well as certain third party appraisals provided to us by Forestar relating to certain other real estate assets of Forestar;

  4.
  reviewed certain financial projections provided to us by D.R. Horton relating to New Forestar and adjustments thereto provided to us by Forestar;

  5.
  held discussions regarding the operations, financial condition and prospects of Forestar and New Forestar with the respective senior managements of Forestar and D.R. Horton;

  6.
  reviewed for informational purposes the premiums paid in certain publicly announced mergers and acquisitions transactions in certain real estate industries;

  7.
  reviewed the current and historical trading prices and volume of Forestar Common Stock;

  8.
  considered the results of Forestar's efforts, with our assistance, to solicit indications of interest and definitive proposals from certain third parties with respect to a possible acquisition of Forestar, including with respect to the previously proposed merger with Terra Firma Merger Parent, L.P. (the "Starwood Merger"); and

  9.
  performed such other studies, analyses and inquiries and considered such other factors as we deemed appropriate.

        In arriving at our opinion, we have, with your consent, (i) relied upon and assumed the accuracy and completeness of all information from public sources or which was provided to us by or on behalf of Forestar or D.R. Horton or otherwise reviewed by us, without independent verification, (ii) not assumed any responsibility for independently verifying such information, and (iii) relied on the assurances of the senior management of Forestar that it is not aware of any facts or circumstances that would make such information which was provided to us inaccurate or misleading. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Forestar (with respect to any of its community development projects or otherwise), nor have we been furnished with any such evaluations or appraisals except as described above. With respect to the financial projections referred to above (including the financial projections provided to us by D.R. Horton as adjusted by Forestar relating to New Forestar) and any other forecasts or forward-looking information, we have assumed, at the direction of the senior management of Forestar, that such projections, forecasts and information were reasonably prepared and reflect the best currently available estimates and good faith judgments of such management as to the expected future results of operations and financial condition of Forestar and New Forestar and the other matters covered thereby, and we have relied on such information in arriving at our opinion. Further, with respect to such financial projections and any other forecasts or forward-looking information, as part of our analysis in connection with this opinion, we have assumed, with your consent, that the financial results reflected therein can be realized in the amounts and at the times indicated thereby, and we have therefore not assessed the reasonableness or achievability of such projections, forecasts and information. With respect to the purchase price information from letters of intent and draft purchase agreements as well as the third party appraisals referred to above, we have assumed, at the direction of the senior management of Forestar, that such purchase price information and third party appraisals represent reasonable estimates of the values of the assets of Forestar to which they relate, and we have relied on such information in arriving at our opinion. In arriving at our opinion, we have not applied a minority discount for purposes of our analysis of New Forestar Common Stock to be received as part of the Aggregate Merger Consideration.

        In addition, in arriving at our opinion, we have assumed, with your consent, that (i) all material information we have requested from Forestar during the scope of our engagement has been provided to us fully and in good faith, (ii) the Transaction will be consummated in accordance with the terms and conditions set forth in the Agreement (the final terms and conditions of which we have assumed will not differ in any respect material to our analysis from the aforementioned draft we have reviewed), without any waiver, modification or amendment of any material terms or conditions, (iii) the representations and warranties made by the parties to the Agreement are and will be true and correct in all respects material to our analysis, (iv) all governmental and third party consents, approvals and agreements necessary for the consummation of the Transaction will be obtained without any adverse effect on Forestar or the Transaction, and (v) the Transaction will not violate any applicable federal or state statutes, rules or regulations.

        This opinion addresses only the fairness, from a financial point of view, to the holders of Forestar Common Stock (other than D.R. Horton and its affiliates) of the Aggregate Merger Consideration to be received by such holders in the Transaction. This opinion does not constitute legal, regulatory, accounting, insurance, tax or other similar professional advice and does not address (i) the underlying decision of Forestar to proceed with or effect the Transaction, (ii) the terms of the Transaction (other than the Aggregate Merger Consideration to the extent expressly addressed herein) or any arrangements, understandings, agreements or documents related to the Transaction (including the terms of the master supply agreement and stockholder's agreement contemplated to be entered by Forestar and D.R. Horton), (iii) the fairness of the Transaction (other than with respect to the Aggregate Merger Consideration to the extent expressly addressed herein) or any other transaction to Forestar's equity holders or creditors or any other person or entity, including, without limitation, the fairness of any consideration to be paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of Forestar or the fairness of the Aggregate Merger Consideration relative to any such consideration, (iv) the election by holders of Forestar Common Stock to receive the Cash Consideration or the Stock Consideration, or the actual allocation between the Cash Consideration and the Stock Consideration among such holders (including, without limitation, any allocation thereof as a result of proration pursuant to the Agreement), or the relative fairness of the Cash Consideration and the Stock Consideration, (v) the relative merits of the Transaction as compared to any alternative strategy or transaction that might exist for Forestar (including, without limitation, the Starwood Merger), or the effect of any other transaction which it may consider in the future, (vi) the tax, accounting or legal consequences of the Transaction, or (vii) the solvency, creditworthiness, fair market value or fair value of any of Forestar, D.R. Horton or their respective assets under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters. This opinion expresses no opinion as to the fairness of the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons, relative to the Aggregate Merger Consideration to be received by the holders of Forestar Common Stock.

        Our opinion is necessarily based on business, economic, monetary, market and other conditions as they exist and can reasonably be evaluated on, and the information made available to us as of, the date hereof. Subsequent developments may affect this opinion, and we assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof (regardless of the closing date of the Transaction). We have not been engaged to amend, supplement or update this opinion at any time. We express no view or opinion as to what the value of New Forestar Common Stock actually will be when issued pursuant to the Transaction or the prices at which Forestar Common Stock or New Forestar Common Stock may be purchased, sold or exchanged, or otherwise be transferable, at any time. We also express no view or opinion as to the prices at which any of the real estate assets of Forestar may be purchased, sold or exchanged, or otherwise be transferable, at any time.

        We have acted as a financial advisor to Forestar with respect to the proposed Transaction and will receive a fee for our services, portions of which became payable upon our engagement and the delivery of our prior opinion, dated April 13, 2017, in connection with the Starwood Merger, a portion of which is payable upon the delivery of this opinion and a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, (i) Forestar has agreed to indemnify us against certain claims and liabilities related to or arising out of our engagement, and (ii) we may seek to provide financial advisory services to Forestar, D.R. Horton or their respective affiliates in the future, for which we would expect to receive compensation. This opinion was approved by a JMP Securities LLC fairness opinion committee.

        This opinion is directed and addressed to the Board (in its capacity as such) in connection with its consideration of the Transaction. This opinion does not (i) constitute a recommendation as to how the Board or any shareholder should act or vote with respect to the Transaction or any other matter, including whether any shareholder should elect to receive either the Cash Consideration or the Stock Consideration or make no election, and (ii) create any fiduciary duties on the part of JMP Securities LLC to any persons or entities.

        Based upon and subject to and in reliance on the foregoing, it is our opinion that, as of the date hereof, the Aggregate Merger Consideration to be received by the holders of Forestar Common Stock (other than D.R. Horton and its affiliates) in the Transaction is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ JMP SECURITIES LLC

JMP SECURITIES LLC

Annex E

SECTION 262 OF THE DGCL

§ 262. Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 20.    Indemnification of Officers and Directors

        Delaware General Corporation Law.    Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

        Certificate of Incorporation.    As permitted by the DGCL, Forestar's Amended and Restated Certificate of Incorporation provides that its directors shall have no personal liability to Forestar or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to Forestar or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

        Bylaws.    Forestar's Amended and Restated Bylaws provide for the indemnification of directors, officers and certain authorized representatives of Forestar to the fullest extent permitted by the DGCL.

        Indemnification Agreements.    Forestar has entered into individual indemnification agreements with each member of the Board and each of its executive officers. The indemnification agreements are intended to assure that Forestar's directors and executive officers are indemnified to the maximum extent permitted under applicable law.

Item 21.    Exhibits and Financial Statement Schedules

        The agreements included as exhibits to this proxy statement/prospectus contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

  •
  should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

  •
  may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

  •
  were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

        Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Forestar and D.R. Horton acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, they are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading. Additional information about Forestar and D.R. Horton may be found elsewhere in this registration statement and our other public filings, which are available without charge through the SEC's website at www.sec.gov. See the section entitled "Where You Can Find More Information."

(a)
Exhibits

Exhibit Number		Exhibit Description
2.1	*†	Agreement and Plan of Merger, dated as of June 29, 2017, by and among D.R. Horton, Inc., Force Merger Sub, Inc. and Forestar Group Inc. (included as Annex A to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference)
3.1		Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Forestar's Current Report on Form 8-K filed with the SEC on December 11, 2007)
3.2		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of Forestar's Current Report on Form 8-K filed with the SEC on December 11, 2007)
3.3		First Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of Forestar's Current Report on Form 8-K filed with the SEC on February 19, 2008)
3.4		Second Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.5 of Forestar's Annual Report on Form 10-K filed with the SEC on March 5, 2009)
3.5		Third Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of Forestar's Current Report on Form 8-K filed with the SEC on November 24, 2008)
3.6		Certificate of Ownership and Merger, dated November 21, 2008 (incorporated by reference to Exhibit 3.1 of Forestar's Current Report on Form 8-K filed with the SEC on November 24, 2008)
3.7		Fourth Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of Forestar's Current Report on Form 8-K filed with the SEC on November 26, 2012)
3.8		Fifth Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of Forestar's Current Report on Form 8-K filed with the SEC on September 28, 2015)
3.9
Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Forestar's Quarterly Report on Form 10-Q filed with the SEC on November 6, 2015)
3.10		Certificate of Elimination of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 of Forestar's Current Report on Form 8-K filed with the SEC on March 13, 2015)
3.11
Certificate of Designations, Preferences and Rights of Series B Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 of Forestar's Current Report on Form 8-K filed with the SEC on January 5, 2017)
3.12		Sixth Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of Forestar's Current Report on Form 8-K filed with the SEC on April 13, 2017)

Exhibit Number		Exhibit Description
3.13	*	Form of Second Amended and Restated Certificate of Incorporation (included as Exhibit A to Annex A to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference)
3.14	*	Form of Second Amended and Restated Bylaws (included as Exhibit B to Annex A to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference)
4.1		Specimen Certificate for shares of common stock, par value $1.00 per share (incorporated by reference to Exhibit 4.2 of Forestar's Current Report on Form 8-K filed with the SEC on January 5, 2017)
4.2
Tax Benefits Preservation Plan, dated as of January 5, 2017, between Forestar Group Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 of Forestar's Current Report on Form 8-K filed with the SEC on January 5, 2017)
4.3
Amendment No. 1 to Tax Benefits Preservation Plan, dated as of April 13, 2017, by and between Forestar Group Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 of Forestar's Current Report on Form 8-K filed with the SEC on April 13, 2017)
4.4
Amendment No. 2 to Tax Benefits Preservation Plan, dated as of June 29, 2017, by and between Forestar Group Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 of Forestar's Current Report on Form 8-K filed with the SEC on June 29, 2017)
5.1	*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the validity of the shares of Forestar Group Inc. common stock
8.1	*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters
10.1	*
Stockholder's Agreement, dated as of June 29, 2017, by and between Forestar Group Inc. and D.R. Horton, Inc. (included as Annex B to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference)
10.2	*
Master Supply Agreement, dated as of June 29, 2017, by and between Forestar Group Inc. and D.R. Horton, Inc. (included as Annex C to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference)
23.1	*	Consent of Ernst & Young LLP, Independent Registered Accounting Firm
23.2	*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto)
23.3	*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1 hereto)
23.4	*	Consent of Netherland, Sewell & Associates, Inc.
24.1	**	Powers of Attorney
99.1	*	Form of Proxy of Forestar Group Inc.
99.2	*	Consent of JMP Securities LLC
99.3	**	Consent of Donald J. Tomnitz to be named as a director
99.4	*	Form of Election Form and Notice of Guaranteed Delivery

*
Filed herewith

**
Previously Filed

†
Pursuant to Item 601(b)(2) of Regulation S-K, Forestar Group Inc. agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Agreement and Plan of Merger to the SEC upon request.

Item 22.    Undertakings

        (A)  The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial, bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (B)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (C)  (1) The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (2)   The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (D)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (E)  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (F)  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 23rd day of August, 2017.

FORESTAR GROUP INC.
By:	/s/ PHILLIP J. WEBER
	Name:	Phillip J. Weber
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Capacity in which signed	Date

* James A. Rubright		Chairman	August 23, 2017
* M. Ashton Hudson		Director	August 23, 2017
* Daniel B. Silvers		Director	August 23, 2017
* Richard M. Smith		Director	August 23, 2017
* Richard D. Squires		Director	August 23, 2017
/s/ PHILLIP J. WEBER Phillip J. Weber		Director and Chief Executive Officer (Principal Executive Officer)	August 23, 2017
/s/ CHARLES D. JEHL Charles D. Jehl		Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 23, 2017
*By:	/s/ PHILLIP J. WEBER Phillip J. Weber As Attorney-in-fact

 EXHIBIT INDEX

Exhibit Number		Exhibit Description
2.1	*†	Agreement and Plan of Merger, dated as of June 29, 2017, by and among D.R. Horton, Inc., Force Merger Sub, Inc. and Forestar Group Inc. (included as Annex A to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference)

3.1		Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Forestar's Current Report on Form 8-K filed with the SEC on December 11, 2007)

3.2		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of Forestar's Current Report on Form 8-K filed with the SEC on December 11, 2007)

3.3		First Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of Forestar's Current Report on Form 8-K filed with the SEC on February 19, 2008)

3.4		Second Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.5 of Forestar's Annual Report on Form 10-K filed with the SEC on March 5, 2009)

3.5		Third Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of Forestar's Current Report on Form 8-K filed with the SEC on November 24, 2008)

3.6		Certificate of Ownership and Merger, dated November 21, 2008 (incorporated by reference to Exhibit 3.1 of Forestar's Current Report on Form 8-K filed with the SEC on November 24, 2008)

3.7		Fourth Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of Forestar's Current Report on Form 8-K filed with the SEC on November 26, 2012)

3.8		Fifth Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of Forestar's Current Report on Form 8-K filed with the SEC on September 28, 2015)

3.9		Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Forestar's Quarterly Report on Form 10-Q filed with the SEC on November 6, 2015)

3.10		Certificate of Elimination of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 of Forestar's Current Report on Form 8-K filed with the SEC on March 13, 2015)

3.11		Certificate of Designations, Preferences and Rights of Series B Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 of Forestar's Current Report on Form 8-K filed with the SEC on January 5, 2017)

3.12		Sixth Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of Forestar's Current Report on Form 8-K filed with the SEC on April 13, 2017)

3.13	*	Form of Second Amended and Restated Certificate of Incorporation (included as Exhibit A to Annex A to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference)

3.14	*	Form of Second Amended and Restated Bylaws (included as Exhibit B to Annex A to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference)

4.1		Specimen Certificate for shares of common stock, par value $1.00 per share (incorporated by reference to Exhibit 4.2 of Forestar's Current Report on Form 8-K filed with the SEC on January 5, 2017)

Exhibit Number		Exhibit Description
4.2		Tax Benefits Preservation Plan, dated as of January 5, 2017, between Forestar Group Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 of Forestar's Current Report on Form 8-K filed with the SEC on January 5, 2017)

4.3		Amendment No. 1 to Tax Benefits Preservation Plan, dated as of April 13, 2017, by and between Forestar Group Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 of Forestar's Current Report on Form 8-K filed with the SEC on April 13, 2017)

4.4		Amendment No. 2 to Tax Benefits Preservation Plan, dated as of June 29, 2017, by and between Forestar Group Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 of Forestar's Current Report on Form 8-K filed with the SEC on June 29, 2017)

5.1	*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the validity of the shares of Forestar Group Inc. common stock

8.1	*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters

10.1	*	Stockholder's Agreement, dated as of June 29, 2017, by and between Forestar Group Inc. and D.R. Horton, Inc. (included as Annex B to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference)

10.2	*	Master Supply Agreement, dated as of June 29, 2017, by and between Forestar Group Inc. and D.R. Horton, Inc. (included as Annex C to the proxy statement/prospectus forming a part of this registration statement and incorporated herein by reference)

23.1	*	Consent of Ernst & Young LLP, Independent Registered Accounting Firm

23.2	*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto)

23.3	*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1 hereto)

23.4	*	Consent of Netherland, Sewell & Associates, Inc.

24.1	**	Powers of Attorney

99.1	*	Form of Proxy of Forestar Group Inc.

99.2	*	Consent of JMP Securities LLC

99.3	**	Consent of Donald J. Tomnitz to be named as a director

99.4	*	Form of Election Form and Notice of Guaranteed Delivery

*
Filed herewith

**
Previously Filed

†
Pursuant to Item 601(b)(2) of Regulation S-K, Forestar Group Inc. agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Agreement and Plan of Merger to the SEC upon request.